     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2000

                                                      REGISTRATION NO. 333-37344
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                THE GEON COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     2821                                    34-1730488
       (STATE OR OTHER JURISDICTION               (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    OF INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                                                                               GREGORY L. RUTMAN, ESQ.
                                                                  VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                                                                                   THE GEON COMPANY
                      ONE GEON CENTER                                              ONE GEON CENTER
                 AVON LAKE, OHIO 44012-0122                                   AVON LAKE, OHIO 44012-0122
                       (440) 930-1000                                               (440) 930-1000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE            INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                          OFFICE)

                            ------------------------

                               M.A. HANNA COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     3080                                    34-0232435
       (STATE OR OTHER JURISDICTION               (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    OF INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                                                                               JOHN S. PYKE, JR., ESQ.
                                                                    VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                                                                  M.A. HANNA COMPANY
                       SUITE 36-5000                                                SUITE 36-5000
                     200 PUBLIC SQUARE                                            200 PUBLIC SQUARE
                 CLEVELAND, OHIO 44114-2304                                   CLEVELAND, OHIO 44114-2304
                       (216) 589-4000                                               (216) 589-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE            INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                          OFFICE)

                            ------------------------

                              CONSOLIDATION CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   OHIO                                       2821                                    34-1929921
       (STATE OR OTHER JURISDICTION               (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
    OF INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                                                                               GREGORY L. RUTMAN, ESQ.
                                                                          SECRETARY AND ASSISTANT TREASURER
                                                                                 C/O THE GEON COMPANY
                      ONE GEON CENTER                                              ONE GEON CENTER
                 AVON LAKE, OHIO 44012-0122                                   AVON LAKE, OHIO 44012-0122
                       (440) 930-1000                                               (440) 930-1000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE            INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                          OFFICE)

                            ------------------------
                                   COPIES TO:

                  THOMAS A. ALDRICH, ESQ.                                        LYLE G. GANSKE, ESQ.
                 THOMPSON HINE & FLORY LLP                                     JONES DAY REAVIS & POGUE
                       3900 KEY TOWER                                            901 LAKESIDE AVENUE
                     127 PUBLIC SQUARE                                          CLEVELAND, OHIO 44114
                 CLEVELAND, OHIO 44114-1216                                         (216) 586-7264
                       (216) 566-5749

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[GEON LOGO]

                                                            [M.A. Hanna Company]

             CONSOLIDATION PROPOSED -- YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholders:


     The Boards of Directors of The Geon Company and M.A. Hanna Company have adopted a consolidation agreement that would result in the consolidation of Geon, Hanna and Consolidation Corp., a newly formed Ohio corporation, to form PolyOne Corporation, a new Ohio corporation. If we complete the consolidation, Geon stockholders will receive two common shares of PolyOne for each share of Geon common stock that they own and Hanna stockholders will receive one common share of PolyOne for each share of Hanna common stock that they own. After the consolidation, we estimate that approximately 50.1% of PolyOne common shares will be owned by Geon stockholders and approximately 49.9% of PolyOne common shares will be owned by Hanna stockholders.


     The consolidation will bring together Geon's operating strengths with Hanna's experience in multi-polymer compounding, colorants and distribution. We believe that this combination will enable us to provide our customers with better services and a broader range of products.

     We cannot complete this consolidation unless Geon stockholders and Hanna stockholders each adopt the consolidation agreement. We have each scheduled special meetings for our stockholders to vote on this important matter. In addition, at the special meetings, we will ask you to approve the PolyOne 2000 Stock Incentive Plan.

     YOUR VOTE IS VERY IMPORTANT. Please take the time to vote by completing the enclosed proxy card and returning it in the return envelope provided even if you plan to attend your stockholders meeting. You may also vote your shares by telephone or over the Internet by following the instructions on the proxy card. You should note that if you sign, date and mail your proxy card, or grant your proxy by telephone or over the Internet, without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the consolidation agreement and a vote in favor of approval of the PolyOne 2000 Stock Incentive Plan. If you hold your shares in the name of a bank or broker, you should follow the instructions on the form you receive from your bank or broker.

     The dates, times and places of the meetings are:

              FOR GEON STOCKHOLDERS:                             FOR HANNA STOCKHOLDERS:
     August 29, 2000, 10:00 a.m., local time             August 29, 2000, 11:00 a.m., local time
 The Forum Conference and Education Center, Erie     The Forum Conference and Education Center, Erie
                        Room                                               Room
              1375 East Ninth Street                              1375 East Ninth Street
                 Cleveland, Ohio                                     Cleveland, Ohio

     The enclosed joint proxy statement/prospectus provides you with detailed information about the meetings, the proposed consolidation and the PolyOne 2000 Stock Incentive Plan. We encourage you to read the entire document carefully. You may also obtain information about our companies from publicly available documents that we have filed with the Securities and Exchange Commission.

Thomas A. Waltermire                            Phillip D. Ashkettle
Chairman, President and                         Chairman and
Chief Executive Officer                         Chief Executive Officer
The Geon Company                                M.A. Hanna Company

                                  [GEON LOGO]
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 29, 2000
                            ------------------------

To the Stockholders of The Geon Company:

     A special meeting of the stockholders of The Geon Company will be held at The Forum Conference and Education Center, Erie Room, 1375 East Ninth Street, Cleveland, Ohio, August 29, 2000 at 10:00 a.m., local time, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Consolidation, dated as of May 7, 2000, between The Geon Company and M.A. Hanna Company, under which Geon, Hanna and Consolidation Corp., a newly formed Ohio corporation, will consolidate to form PolyOne, a new Ohio corporation. A copy of the consolidation agreement is attached to the joint proxy statement/prospectus as Annex A.

2. To consider and vote on a proposal to approve the PolyOne 2000 Stock Incentive Plan. A copy of the plan is attached to the joint proxy statement/prospectus as Annex D.

3. To act on any other matters that may properly come before the special meeting and any adjournment or postponement of the special meeting.

           THE BOARD OF DIRECTORS OF GEON UNANIMOUSLY RECOMMENDS THAT
       GEON STOCKHOLDERS VOTE FOR ADOPTION OF THE CONSOLIDATION AGREEMENT
           AND FOR APPROVAL OF THE POLYONE 2000 STOCK INCENTIVE PLAN.

     Stockholders of record at the close of business on July 17, 2000 are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.

     Adoption of the consolidation agreement is a condition to the consolidation. We will not complete the consolidation unless the consolidation agreement is adopted by Geon stockholders.

     All stockholders are cordially invited to attend the special meeting. It is important that your shares be represented at the special meeting, whether or not you plan to attend in person. Accordingly, please complete, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote your shares by telephone or over the Internet by following the instructions on the proxy card. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before the proxy has been voted at the special meeting.

                                          By order of the Board of Directors,

                                          /s/ GREGORY A. RUTMAN
                                          Gregory L. Rutman
                                          Secretary

July 31, 2000

                           [M.A. Hanna Company LOGO]

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 29, 2000

                            ------------------------

To the Stockholders of M.A. Hanna Company:

     A special meeting of the stockholders of M.A. Hanna Company will be held at The Forum Conference and Education Center, Erie Room, 1375 East Ninth Street, Cleveland, Ohio 44114, August 29, 2000 at 11:00 a.m., local time, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Consolidation, dated as of May 7, 2000, between The Geon Company and M.A. Hanna Company, under which Geon, Hanna and Consolidation Corp., a newly formed Ohio corporation, will consolidate to form PolyOne, a new Ohio corporation. A copy of the consolidation agreement is attached to the joint proxy statement/prospectus as Annex A.

2. To consider and vote on a proposal to approve the PolyOne 2000 Stock Incentive Plan. A copy of the plan is attached to the joint proxy statement/prospectus as Annex D.

3. To act on any other matters that may properly come before the special meeting and any adjournment or postponement of the special meeting.

          THE BOARD OF DIRECTORS OF HANNA UNANIMOUSLY RECOMMENDS THAT
      HANNA STOCKHOLDERS VOTE FOR ADOPTION OF THE CONSOLIDATION AGREEMENT
           AND FOR APPROVAL OF THE POLYONE 2000 STOCK INCENTIVE PLAN

     Stockholders of record at the close of business on July 14, 2000 are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.

     Adoption of the consolidation agreement is a condition to the consolidation. We will not complete the consolidation unless the consolidation agreement is adopted by Hanna stockholders.

     All stockholders are cordially invited to attend the special meeting. It is important that your shares be represented at the special meeting, whether or not you plan to attend in person. Accordingly, please complete, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote your shares by telephone or over the Internet by following the instructions on the proxy card. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before the proxy has been voted at the special meeting.

                                          By order of the Board of Directors,

                                          /s/JOHN S. PYKE
                                          John S. Pyke, Jr.
                                          Secretary

July 31, 2000

                        JOINT PROXY STATEMENT/PROSPECTUS


[GEON LOGO]

                                                            [M.A. HANNA COMPANY]

                             CONSOLIDATION PROPOSED

THE GEON COMPANY:

- New York Stock Exchange Symbol: GON

M.A. HANNA COMPANY:

- New York Stock Exchange Symbol: MAH

- Chicago Stock Exchange Symbol: MAH

CONSOLIDATION CORP:

- A newly formed Ohio corporation that is not publicly traded.

POLYONE CORPORATION:

- An Ohio corporation that will result from the consolidation of Geon, Hanna and Consolidation Corp.

THE CONSOLIDATION:

- Upon approval and completion of the consolidation PolyOne will issue 109,844,805 PolyOne common shares.

- Geon stockholders will receive two common shares of PolyOne for each share of Geon common stock that they own.

- Hanna stockholders will receive one common share of PolyOne for each share of Hanna common stock that they own.

     YOU SHOULD READ THE "RISK FACTORS" SECTION ON PAGE 13 FOR A DESCRIPTION OF SOME OF THE RISKS YOU SHOULD CONSIDER IN EVALUATING THE CONSOLIDATION.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE POLYONE COMMON SHARES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      The date of this joint proxy statement/prospectus is July 31, 2000,


    and it is first being mailed to stockholders on or about July 31, 2000.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
QUESTIONS AND ANSWERS.................     1
SUMMARY...............................     3
SELECTED HISTORICAL AND PRO FORMA
  FINANCIAL DATA OF GEON AND HANNA....    10
  Selected Historical Financial Data
     of Geon..........................    10
  Selected Historical Financial Data
     of Hanna.........................    11
  Unaudited Selected Condensed
     Combined Pro Forma Financial Data
     of PolyOne.......................    11
RISK FACTORS..........................    13
THE CONSOLIDATION.....................    14
  General.............................    14
  Background to the Consolidation.....    14
  Recommendation of the Geon Board and
     Reasons for the Consolidation....    16
  Recommendation of the Hanna Board
     and Reasons for the
     Consolidation....................    18
  Treatment of Options................    19
  Exchange of Certificates............    19
  Effective Time......................    20
  Regulatory Approvals Required for
     the Consolidation................    20
  Restrictions on Resales of PolyOne
     Stock............................    22
  Accounting Treatment................    22
  Material Federal Income Tax
     Consequences.....................    23
  Dissenter's Rights..................    24
  Financial Projections...............    24
OPINIONS OF FINANCIAL ADVISORS........    25
  Opinion of Geon's Financial
     Advisor..........................    25
  Opinion of Hanna's Financial
     Advisor..........................    33
THE SPECIAL MEETINGS..................    38
  Date, Times and Places..............    38
  Matters to be Considered at the
     Special Meetings.................    38
  Record Date; Stock Entitled to Vote;
     Quorum...........................    38
  Votes Required......................    38
  Resolicitation......................    39
  Share Ownership.....................    39
  Voting of Proxies...................    39
AGREEMENT AND PLAN OF CONSOLIDATION...    41
  General.............................    41
  Closing; Effective Time.............    41


                                        PAGE
                                        ----
  Consideration to be Received in the
     Consolidation....................    41
  Conversion of Shares; Procedures for
     Surrender of Certificates;
     Fractional Shares................    42
  Representations and Warranties......    43
  Covenants...........................    43
  Additional Agreements...............    46
  Conditions to the Consummation of
     the Consolidation................    50
  Termination, Amendment and Waiver...    51
INTERESTS OF CERTAIN PERSONS IN THE
  CONSOLIDATION.......................    52
  Interests of Geon Board of Directors
     and Executive Officers...........    53
  Interests of Hanna Board of
     Directors and Executive
     Officers.........................    56
  Indemnification.....................    59
  Long-Term Incentive Plan............    59
  PolyOne 2000 Stock Incentive Plan...    59
DIRECTORS AND EXECUTIVE OFFICERS OF
  POLYONE AFTER THE CONSOLIDATION.....    60
  Board of Directors..................    60
  Management..........................    60
PRICE RANGE OF COMMON STOCK AND
  DIVIDENDS...........................    62
INFORMATION ABOUT THE PARTIES.........    63
  The Geon Company....................    63
  M.A. Hanna Company..................    63
  Consolidation Corp..................    63
  PolyOne Corporation.................    64
DESCRIPTION OF POLYONE CAPITAL
  STOCK...............................    64
COMPARISON OF RIGHTS OF HOLDERS OF
  GEON AND HANNA COMMON STOCK AND
  POLYONE COMMON SHARES...............    64
  Business Combinations...............    64
  Appraisal Rights....................    65
  State Takeover Legislation..........    65
  Amendments to Certificates or
     Articles of Incorporation........    66
  Amendments to By-laws and
     Regulations......................    67
  Stockholder Action..................    67
  Special Stockholder Meetings........    67
  Cumulative Voting...................    68
  Number and Election of Directors....    68


                                       (i)

                                        PAGE
                                        ----
  Removal of Directors................    68
  Vacancies...........................    69
  Liability and Indemnification of
     Directors........................    69
  Constituencies Provisions...........    71
GEON EXECUTIVE COMPENSATION...........    72
HANNA EXECUTIVE COMPENSATION..........    80
POLYONE CORPORATION 2000 STOCK
  INCENTIVE PLAN......................    88
  Summary of the Plan.................    88
  Federal Income Tax Consequences.....    92
  Tax Consequences to Participants....    92
  Tax Consequences to PolyOne or
     Subsidiary.......................    93
  Vote Required to Approve the Plan...    93
LEGAL MATTERS.........................    93
EXPERTS...............................    93
SHAREHOLDER PROPOSALS.................    94
OTHER MATTERS.........................    94
INDEPENDENT CERTIFIED PUBLIC
  ACCOUNTANTS.........................    95



                                        PAGE
                                        ----
WHERE YOU CAN FIND MORE INFORMATION...    95
INCORPORATION BY REFERENCE............    95
FORWARD-LOOKING STATEMENTS............    97
UNAUDITED CONDENSED COMBINED PRO FORMA
  FINANCIAL DATA......................   F-1
AUDITED BALANCE SHEET OF CONSOLIDATION
  CORP................................  F-13
Annex A - Agreement and Plan of
  Consolidation.......................   1-A
Annex B - Opinion of McDonald
  Investments, a KeyCorp company......   1-B
Annex C - Opinion of Salomon Smith
  Barney Inc..........................   1-C
Annex D - PolyOne 2000 Stock Incentive
  Plan................................   1-D
Annex E - Form of Articles of
  Incorporation of PolyOne............   1-E
Annex F - Form of Regulations of
  PolyOne.............................   1-F


                                      (ii)

                             QUESTIONS AND ANSWERS

Q:  WHY ARE GEON AND HANNA PROPOSING THE CONSOLIDATION?

A: Our companies want to consolidate because we believe that by combining our companies and their complementary strengths and common strategies we can create a premier polymer services company and provide significant benefits to our stockholders and customers alike. Both our companies believe that polymer services companies succeed by being leaders in the business sectors in which they compete. We believe that the unique fit of our two companies in a broad range of customer and geographic markets will provide us with new opportunities for growth. At the same time, in a consolidating industry, we believe that being larger should increase our strategic options and lower our average cost of capital.

Q:  WHAT WILL HAPPEN IN THE CONSOLIDATION?

A: Geon and Hanna will combine their businesses through a transaction called a consolidation. A new Ohio corporation that Geon and Hanna have formed for this purpose will also be part of the consolidation. When the consolidation becomes effective, a new Ohio corporation will result under the applicable state corporation laws of Delaware and Ohio. This new corporation will be named "PolyOne." Geon stockholders and Hanna stockholders will have their common stock converted into newly issued common shares of PolyOne. We expect that upon completion of the consolidation, former Geon stockholders will hold approximately 50.1% of the outstanding shares of PolyOne and former Hanna stockholders will hold approximately 49.9% of the outstanding shares of PolyOne. For accounting purposes, the consolidation will be treated as a purchase business combination with Geon as the acquiring enterprise. See "The Consolidation -- Accounting Treatment."

Q:  WHEN WILL THE CONSOLIDATION BE COMPLETED?

A: We are working to complete the consolidation as quickly as possible. We expect to complete the consolidation during the third quarter of 2000. However, delays in fulfilling closing conditions, including the receipt of regulatory approvals, could delay the consolidation.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker to instruct your broker to vote your shares.

Q:  CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY CARD?

A: Yes. If you submit a proxy in connection with this solicitation, you may revoke your proxy at any time before it is voted. You may revoke your proxy in writing or by appearing at the special meeting to vote in person. If you instruct a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the consolidation is completed, we will send you written instructions for transmitting your stock certificates in exchange for stock certificates representing common shares of PolyOne.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote in one of the following ways:

     - attend the stockholders meeting and vote in person,

     - complete, sign, and mail your proxy card in the enclosed envelope,

     - phone the toll-free number listed on your proxy card and follow the recorded instructions, or

     - go to the Internet website listed on your proxy card and follow the instructions.

    If you sign and send in your proxy card or grant your proxy by telephone or over the Internet without specifying how your shares should be voted, your shares will be voted for the adoption of the consolidation agreement and approval of the PolyOne 2000 Stock Incentive Plan.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the consolidation or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact:

    Morrow & Co., Inc.
    445 Park Avenue, 5th Floor
    New York, New York 10022
    800-566-9061
    Banks and brokerage firms should call:
    800-662-5200

                                    SUMMARY

     This summary highlights some of the information from this joint proxy statement/prospectus and does not contain all of the information that is important to you. To understand the consolidation fully and for a more complete description of the legal terms of the consolidation, we urge you to read carefully this entire document, including the annexes and other documents to which we have referred you. See "Where You Can Find More Information" for more details. For your convenience, we have included page references parenthetically to direct you to a more complete description of each topic presented in this summary.

THE GEON COMPANY (Page 63)

One Geon Center
Avon Lake, Ohio 44012
(440) 930-1000

     The Geon Company is a leading North American-based performance polymer products and services company that produces compounds, specialty vinyl resins and formulations, engineered calendered film, and other value-added products and services. Over the past two years, Geon's strategy has shifted away from commodity PVC resin production, focusing on performance polymer products and related services. Geon has over 30 manufacturing plants and participates in joint ventures in various countries. Geon operates in two business segments:
Performance Polymers and Services, and Resin and Intermediates. Geon employs more than 3,100 people and had revenues of over $1.2 billion in 1999.

M.A. HANNA COMPANY (Page 63)

Suite 36-5000
200 Public Square
Cleveland, Ohio 44114
(216) 589-4000

     M.A. Hanna Company is a leading international specialty polymers company with business segments in rubber processing, plastic processing, and distribution. With 1999 revenues of over $2.3 billion, Hanna produces rubber and plastic compounds, rubber color and additives, and plastic color and additives. It also distributes plastic resin and plastic sheet, rod, tube, and film. Hanna employs more than 7,000 associates in more than 25 countries.

     On May 11, 2000, Hanna signed a definitive agreement to sell substantially all of the assets of its wholly owned subsidiary Cadillac Plastic Group, Inc. to General Electric Company. The transaction is expected to close in the third quarter of 2000. The terms of the transaction were not disclosed. Cadillac Plastic Group, with operations in North America, Asia, the United Kingdom and the Netherlands, promotes, markets and distributes plastic engineered shapes and is also involved in the fabrication and conversion of plastic products. Cadillac Plastic Group's Richmond Aircraft Products business and its interests in three joint ventures with Rohm GmbH & Co. were not included in the sale to General Electric but strategic alternatives are being considered for these assets.

     The businesses to be sold to General Electric had 1999 sales of $378 million, representing approximately 16% of Hanna's total revenues, and employs approximately 1,100 of Hanna's associates. Hanna expects to take a one-time, nonrecurring charge related to the write-down of goodwill and the associated tax consequences in connection with the transaction. Hanna is evaluating possible uses of the proceeds of the transaction, including debt repayment, acquisitions and share repurchases. The sale is subject to regulatory approvals and is targeted to close in the third quarter of 2000.

     On July 19, 2000, Hanna announced that it had signed a definitive agreement to sell its Richmond Aircraft Products unit, part of its Cadillac Plastic subsidiary, to UMECO plc. The unit distributes films, bagging materials and structural foam materials that are used primarily in the manufacture of parts for the aerospace industry.

THE CONSOLIDATION (Page 14)

     We propose a consolidation in which Geon, a Delaware corporation, Hanna, a Delaware corporation, and Consolidation Corp., a new Ohio corporation formed by Geon and Hanna, will consolidate to form a new Ohio corporation, PolyOne Corporation. PolyOne will have its headquarters in the State of Ohio in the Greater Cleveland area. We expect to complete the consolidation during the third quarter of 2000.

EXCHANGE OF CERTIFICATES (Page 19)

     Geon Stockholders. Each of your shares of Geon common stock will automatically be converted into two common shares of PolyOne. We refer to this one-for-two exchange in the document as the "Geon exchange ratio." The Geon exchange ratio will not change even if the market price of Geon common stock increases or decreases between now and the date of the consolidation.

     Hanna Stockholders. Each of your shares of Hanna common stock will automatically be converted into one common share of PolyOne. We refer to this one-for-one exchange in this document as the "Hanna exchange ratio." The Hanna exchange ratio will not change even if the market price of Hanna common stock increases or decreases between now and the date of the consolidation.

     You will have to surrender your Geon common stock and Hanna common stock certificates to receive book-entry statements or stock certificates representing common shares of PolyOne. You will not need to do this, however, until you receive written instructions after we complete the consolidation.


THE POLYONE 2000 STOCK INCENTIVE PLAN (Page 88)


     We propose the approval of the PolyOne 2000 Stock Incentive Plan in order to grant equity-based incentive awards to non-employee directors and employees (including executive officers) of PolyOne that are linked to the long-term performance of PolyOne to align their interests with the interests of PolyOne shareholders.

OUR RECOMMENDATIONS TO STOCKHOLDERS (Geon, Page 16; Hanna, Page 18)

     Geon Stockholders. The Geon board of directors believes that the consolidation is fair to you and in your best interests, and unanimously recommends that you vote FOR the proposal to adopt the agreement and plan of consolidation and the related transactions and FOR the proposal to approve the PolyOne 2000 Stock Incentive Plan.

     Hanna Stockholders. The Hanna board of directors believes that the consolidation is fair to you and in your best interests, and unanimously recommends that you vote FOR the proposal to adopt the agreement and plan of consolidation and the related transactions and FOR the proposal to approve the PolyOne 2000 Stock Incentive Plan.

OPINIONS OF FINANCIAL ADVISORS (Geon, Page 25; Hanna, Page 33)

     Geon Stockholders. Among other factors that Geon's board considered in deciding to approve the consolidation, the board received an opinion from its financial advisor, McDonald Investments Inc., a KeyCorp company, as to the fairness, from a financial point of view, of the Geon exchange ratio to the holders of Geon common stock. We have attached the full text of McDonald Investments' written opinion, dated May 7, 2000, to this document as Annex B. You should read this opinion completely to understand the assumptions made, matters considered and limitations on the review undertaken by McDonald Investments in providing its opinion. MCDONALD INVESTMENTS' OPINION IS ADDRESSED TO THE GEON BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED CONSOLIDATION.

     Hanna Stockholders. In connection with the consolidation, the Hanna board received a written opinion from Salomon Smith Barney Inc. as to the fairness, from a financial point of view, of the Hanna exchange ratio provided for in the consolidation agreement. The full text of Salomon Smith Barney's written opinion, dated May 7, 2000, is attached to this document as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

SALOMON SMITH BARNEY'S OPINION IS ADDRESSED TO THE HANNA BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED CONSOLIDATION.

THE SPECIAL MEETINGS (Page 38)

     Geon Stockholders. The Geon special meeting will be held on August 29, 2000, at 10:00 a.m., local time, at The Forum Conference and Education Center, Erie Room, 1375 East Ninth Street, Cleveland, Ohio. At the Geon special meeting, Geon will ask you to (1) adopt the agreement and plan of consolidation that provides for the consolidation of Geon, Hanna, and Consolidation Corp. to form PolyOne and (2) approve the PolyOne 2000 Stock Incentive Plan.

     Hanna Stockholders. The Hanna special meeting will be held on August 29, 2000, at 11:00 a.m., local time, at The Forum Conference and Education Center, Erie Room, 1375 East Ninth Street, Cleveland, Ohio. At the Hanna special meeting, Hanna will ask you to (1) adopt the agreement and plan of consolidation that provides for the consolidation of Geon, Hanna, and Consolidation Corp. to form PolyOne and (2) approve the PolyOne 2000 Stock Incentive Plan.

RECORD DATE; VOTES REQUIRED (Page 38)

     Geon Stockholders. You can vote at the Geon special meeting if you owned Geon common stock at the close of business on July 17, 2000. On that date, there were 24,327,115 shares of Geon common stock outstanding and entitled to vote. You can cast one vote for each share of Geon common stock that you owned on that date. In order to adopt the agreement and plan of consolidation and the related transactions, the holders of at least a majority of the outstanding shares of Geon common stock must vote in favor of doing so. In order to approve the PolyOne 2000 Stock Incentive Plan, the holders of at least a majority of the shares of Geon common stock that vote at the Geon stockholders meeting must vote in favor of doing so. At the close of business on the record date, directors and executive officers of Geon and their affiliates beneficially owned and were entitled to vote 994,777 shares or approximately 4% of the Geon common stock outstanding on that date.

     Hanna Stockholders. You can vote at the Hanna special meeting if you owned Hanna common stock at the close of business on July 14, 2000. On that date, there were 48,484,738 shares of Hanna common stock outstanding and entitled to vote. You can cast one vote for each share of Hanna common stock that you owned on that date. In order to adopt the agreement and plan of consolidation and the related transactions, the holders of at least a majority of the outstanding shares of Hanna common stock must vote in favor of doing so. In order to approve the PolyOne 2000 Stock Incentive Plan, the holders of at least a majority of the shares of Hanna common stock that vote at the Hanna stockholders meeting must vote in favor of doing so. At the close of business on the record date, directors and executive officers of Hanna and their affiliates beneficially owned and were entitled to vote 680,588 shares or approximately 1.4% of the Hanna common stock outstanding on that date.

TAX-FREE TRANSACTION (Page 23)

     We have received legal opinions to the effect that, assuming the consolidation is consummated in accordance with the consolidation agreement, the consolidation will be treated as a reorganization for U.S. federal income tax purposes and that your exchange of shares of Geon common stock and Hanna common stock for common shares of PolyOne will not cause you to recognize any gain or loss for U.S. federal income tax purposes. These opinions are not binding on the Internal Revenue Service, however, which could take a different view.

     THIS TAX TREATMENT MAY NOT APPLY TO ALL STOCKHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE CONSOLIDATION TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE CONSOLIDATION.

DISSENTERS' RIGHTS (Page 24)

     Neither Geon stockholders nor Hanna stockholders are entitled to dissenters' rights under Delaware law in connection with the consolidation.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (Page 62)


     Stockholders can obtain quotes for shares of Geon common stock and Hanna common stock in newspapers, on the Internet, or from their brokers. On May 5, 2000, the last trading day before we announced the consolidation, Geon common stock closed at $24.00 per share and Hanna common stock closed at $11.8125 per share. On July 24, 2000, a recent trading day prior to the printing of this document, Geon common stock closed at $16.81 per share and Hanna common stock closed at $8.44 per share.

GEON AND HANNA STOCK OPTIONS (Page 19)

     When we complete the consolidation, each stock option to buy Geon common stock or Hanna common stock granted under the stock option plans of Geon and Hanna, respectively, that is outstanding and not yet exercised immediately before completing the consolidation will become an option to purchase common shares of PolyOne. Each stock option will continue to be governed by the terms of the Geon or Hanna stock option plans, as the case may be, which PolyOne will assume. We will adjust the number of common shares of PolyOne subject to new stock options, as well as their exercise price, to reflect the respective exchange ratios in the consolidation.

DIRECTORS AND EXECUTIVE OFFICERS OF POLYONE AFTER THE CONSOLIDATION (Page 60)

     The present managements of our companies will share the responsibility of managing PolyOne. The board of directors of PolyOne will have 12 members. Six of the directors of PolyOne will be current Geon directors, and six of the directors will be current Hanna directors. Phillip D. Ashkettle, currently Hanna's Chairman, President and Chief Executive Officer, will serve as Chairman and Chief Executive Officer of PolyOne, and Thomas A. Waltermire, currently Geon's Chairman and Chief Executive Officer, will serve as President and Chief Operating Officer of PolyOne. The parties intend that Mr. Waltermire will succeed Mr. Ashkettle as Chief Executive Officer in 2002 and as Chairman in 2004.

CONDITIONS TO THE CONSUMMATION OF THE CONSOLIDATION (Page 50)

     The completion of the consolidation depends on a number of conditions, including approval of the agreement and plan of consolidation by both Geon stockholders and Hanna stockholders and receipt of regulatory approvals.

     Where the law permits, Geon or Hanna could elect to waive a condition to its respective obligations to complete the consolidation even though that condition has not been satisfied. We cannot be certain when (or if) the conditions to the consolidation will be satisfied or waived or that we will complete the consolidation.

TERMINATION OF THE AGREEMENT AND PLAN OF CONSOLIDATION (Page 51)

     We can agree at any time to terminate the agreement and plan of consolidation without completing the consolidation, even if the stockholders of both our companies have approved it. Also, either of us can decide, without the consent of the other, to terminate the agreement and plan of consolidation in a number of other situations, including the final denial of a required regulatory approval, specified circumstances relating to a competing consolidation, or the failure to complete the consolidation by November 30, 2000.

AMENDMENT AND WAIVER (Page 51)

     We may jointly amend the agreement and plan of consolidation, and each of us may waive our right to require the other party to adhere to the terms and conditions of the agreement, to the extent legally permissible. However, we may not do so after our stockholders approve the consolidation agreement if the law requires stockholder approval of the amendment unless we obtain that approval.

ACCOUNTING TREATMENT (Page 22)

     The consolidation will be accounted for as a purchase business combination under generally accepted accounting principles. Geon will be the acquiring enterprise for accounting purposes.

REGULATORY APPROVALS (Page 20)

     Under the Hart-Scott-Rodino Act, we were required to give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and to wait the specified waiting period before we could complete the consolidation. Each of Geon and Hanna filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division on June 16, 2000. This began a 30-day waiting period, which expired on July 16, 2000, with no action having been taken by either the Federal Trade Commission or the Antitrust Division of the Department of Justice. We are also required to obtain approvals from, and give notices to, other regulatory agencies.

     As of the date of this document, we have not received all of the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will get them. We have agreed in the consolidation agreement, however, to use our reasonable best efforts to obtain these approvals, including entering into an agreement with governmental authorities regarding any antitrust matters in connection with the consolidation.

INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION THAT ARE DIFFERENT FROM YOUR INTERESTS (Page 52)

     Some of our executive officers and directors have interests in the consolidation that are different from, or in addition to, their interests as stockholders in our companies. These interests exist because of incentive stock plans, employment agreements, severance arrangements, change of control agreements and other agreements that the officers have entered into or will enter into with Geon, Hanna and/or PolyOne. These agreements and plans will provide the officers and directors with severance benefits if their employment with PolyOne is terminated after the consolidation and other rights in connection with the consolidation. Additionally, some of our officers and directors will have rights under PolyOne's regulations.

     Also, following the consolidation, PolyOne will indemnify, and provide directors' and officers' insurance for, the directors and officers of Geon and Hanna for events occurring before the consolidation, including events that are related to the agreement and plan of consolidation. Additional interests of some of our directors and officers are described under "Interests of Certain Persons in the Consolidation" and "Directors and Executive Officers of PolyOne after the Consolidation."

     The members of our boards of directors knew about these additional interests, and considered them, when they approved the consolidation agreement and the consolidation.

COMPARATIVE PER SHARE DATA (Page 8)

     The following table sets forth historical per share data of Geon and Hanna and combined per share data on an unaudited pro forma combined basis. Pro forma earnings per share and book value per share have been calculated assuming that two common shares of PolyOne will be issued in exchange for one share of Geon common stock and one common share of PolyOne will be issued in exchange for one share of Hanna common stock. The information set forth below should be read in conjunction with the selected historical financial data and the unaudited pro forma combined financial information included elsewhere in this joint proxy statement/prospectus, and the separate historical financial statements of Geon and Hanna and the notes to those financial statements, incorporated by reference in this joint proxy statement/prospectus. You should not rely on this pro forma data as being indicative of the results that would have been actually obtained if the consolidation had been in effect for the above-mentioned periods or the future results of the combined company.

                                                                          POLYONE      HANNA         GEON
                                                GEON          HANNA      PRO FORMA   EQUIVALENT   EQUIVALENT
                                            HISTORICAL(1)   HISTORICAL   COMBINED    PRO FORMA    PRO FORMA
                                            -------------   ----------   ---------   ----------   ----------
Book value per common share
  December 31, 1999.......................     $14.12        $11.23      $--           $--          $--
  March 31, 2000..........................      14.53         11.28        9.57          9.57        19.14
Earnings Per Share
  Basic
     Year ended December 31, 1999.........     $ 4.49        $  .79       $ .92       $   .92      $  1.84
     Three months ended March 31, 2000....        .59           .23         .28           .28          .56
  Diluted
     Year ended December 31, 1999.........     $ 4.31        $  .79       $ .90       $   .90      $  1.80
     Three months ended March 31, 2000....        .57           .23         .27           .27          .54
  Dividends per common share
     Year ended December 31, 1999.........     $  .50        $  .49       $ .346      $   .346     $   .692
     Three months ended March 31, 2000....        .125          .125        .09           .09          .18

---------------

(1) Geon's historical book value and earnings per share giving effect to the Geon exchange ratio are as follows:

                                                              DECEMBER 31,   MARCH 31,
                                                                  1999         2000
                                                              ------------   ---------
Book value per common share, at period end..................     $7.06         $7.26
Earnings per share, for the period ended
  Basic.....................................................      2.25           .29
  Diluted...................................................      2.15           .28

RECENT DEVELOPMENTS

  Geon

     On July 26, 2000, Geon released its 2000 second quarter unaudited operating results which are summarized as follows:

                                                               THREE MONTHS ENDED
                                                                 JUNE 30, 2000
                                                              --------------------
                                                              (IN MILLIONS, EXCEPT
                                                                PER SHARE DATA)
                                                              --------------------
Sales.......................................................       $361.2
Operating Income............................................         30.4   (1)
Net income..................................................         14.8   (2)
Net income per share, diluted...............................          0.62  (2)

---------------

(1) Includes the effects of the previously disclosed special charge of $4.2 million ($2.6 million, after tax), associated with the buyout of a Board of Director's pension plan and restructuring costs associated with the closing of an engineered films plant.

(2) Includes the after tax effects of the items discussed above and an after tax charge of $0.5 million associated with the previously disclosed write-off of costs associated with the indefinite postponement of a planned public debt financing.

  Hanna

     On July 10, 2000, Hanna announced that second quarter 2000 operating earnings would be below Hanna's earlier expectations and below 23 cents per share for the second quarter of 1999. In the announcement, Hanna identified several specific factors that impacted operating earnings in the quarter:

     - Hanna was generally unable to fully offset raw material cost increases during the second quarter in its domestic processing business.

     - Start-up and operating expenses for Hanna's new rubber compounding plant in Mexico exceeded new business growth, leading to a loss in the quarter for the new plant. In addition, a decrease in tire tolling business occurred in the second quarter.

     - The performance of the Cadillac Plastic business also remained below expectations. On May 11, 2000, Hanna announced the sale of the largest portion of the Cadillac business to GE Plastics, which is expected to close in the third quarter, and that Hanna was pursuing strategic alternatives for the other portions of the Cadillac business. Cadillac Plastic's management team has been actively involved in the divestiture process and many actions targeted to modify the overall operating structure of Cadillac Plastic were put on hold during the divestiture process.

     On July 26, 2000, Hanna released its 2000 second quarter unaudited operating results which are summarized as follows:

                                                               THREE MONTHS ENDED
                                                                 JUNE 30, 2000
                                                              --------------------
                                                              (IN MILLIONS, EXCEPT
                                                                PER SHARE DATA)
                                                              --------------------
Sales.......................................................       $606.8
Operating loss..............................................        (22.8)
Net loss....................................................        (31.0) (1)
Loss per share..............................................         (0.74)

---------------

(1) One-time events included an after-tax loss of $52.3 million related to the pending Cadillac Plastic divestiture, and a $10.5 million reduction in income tax reserves related to a settlement of examinations of previously filed tax returns. Operating earnings are $22.6 million, adjusted for these one-time events.


  Pro Forma Financial Data of PolyOne



     The following sets forth selected unaudited combined pro forma financial information of PolyOne as of and for the quarter ended June 30, 2000, giving effect to the consolidation of Geon and Hanna and the effects of Hanna's intended sale of its Cadillac business as of January 1, 1999. This information should be read in conjunction with the unaudited condensed combined pro forma financial statements and notes beginning on Page F-1.



                                                               THREE MONTHS ENDED
                                                                 JUNE 30, 2000
                                                              --------------------
                                                              (IN MILLIONS, EXCEPT
                                                                PER SHARE DATA)
                                                              --------------------
Sales.......................................................       $863.6
Net income..................................................         34.5
Net income per share, diluted...............................          0.37

Book value per common share as of June 30, 2000.............         $9.59

       SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF GEON AND HANNA

     We are providing the following historical financial information to help you analyze some of the financial aspects of the consolidation. The information is only a summary and you should read it together with our historical financial statements and related notes contained in our annual reports and other information that we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

     You should also read all of the selected historical financial data we provide in the following tables together with the more detailed unaudited condensed combined pro forma financial statements we provide in this document, which you can find beginning at page F-1.

SELECTED HISTORICAL FINANCIAL DATA OF GEON

     The selected historical financial data of Geon set forth below was derived from the audited consolidated financial statements of Geon for each of the five years in the period ended December 31, 1999. The selected historical financial data of Geon for the three months ended March 31, 2000 and 1999 were derived from the unaudited condensed consolidated financial statements of Geon.

     The selected historical financial data should be read in conjunction with the consolidated financial statements and related notes of Geon and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this document.

                              THREE MONTHS ENDED
                                   MARCH 31                               YEAR ENDED DECEMBER 31
                            -----------------------   --------------------------------------------------------------
                               2000         1999         1999         1998         1997         1996         1995
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                  (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales.................  $  345.5     $  325.8     $1,261.2     $1,284.4     $1,250.0     $1,144.4     $1,267.8
Employee separation and
  plant phase-out.........      --            1.1          0.5         14.6         15.0         --           63.9
Operating income..........      29.7         21.8         99.7         41.0         51.7         30.9         63.3
Income before
  extraordinary item and
  cumulative effect of
  change in method of
  accounting..............      13.8         11.1        106.2         13.8         22.5         12.2         32.2
Net income(1).............      13.8          9.6        104.7         13.8         22.5         12.2         32.2
BALANCE SHEET DATA (AT
  PERIOD END):
Total assets..............  $1,196.9     $  838.3     $1,162.6     $  802.0     $  872.9     $  736.9     $  752.0
Long-term debt............     130.7        133.8        130.9        135.4        136.4        137.2        137.9
Stockholders' equity......     345.8        224.4        334.7        214.1        223.8        222.4        208.9
OTHER DATA:
Earnings per share
  Basic...................  $     .59    $     .42    $    4.49    $     .60    $     .98    $     .51    $    1.28
  Diluted.................        .57          .40         4.31          .58          .95          .50         1.24
Dividends per common
  share...................        .125         .125         .50          .50          .50          .50          .50

---------------

(1) Reflects the after tax effects of non-recurring items on net income including the cumulative effect of a change in method of accounting for start-up costs in the first quarter of 1999 of $1.5 million, the gain on the OxyChem Transactions of $57.2 million and certain other non-recurring charges of $3.5 million in the year ended December 31, 1999; and employee separation and plant phase-out charges of $8.9 million in the year ended December 31, 1998, $9.2 million in the year ended December 31, 1997 and $39.1 million in the year ended December 31, 1995.

SELECTED HISTORICAL FINANCIAL DATA OF HANNA

     The selected historical financial data of Hanna set forth below was derived from the audited consolidated financial statements of Hanna for each of the five years in the period ended December 31, 1999. The selected historical financial data of Hanna for the three months ended March 31, 2000 and 1999 were derived from the unaudited condensed consolidated financial statements of Hanna.

     The selected historical financial data should be read in conjunction with the consolidated financial statements and related notes of Hanna and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this document.

                              THREE MONTHS ENDED
                                   MARCH 31                               YEAR ENDED DECEMBER 31
                            -----------------------   --------------------------------------------------------------
                               2000         1999         1999         1998         1997         1996         1995
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                  (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales.................  $  612.7     $  580.6     $2,304.6     $2,285.9     $2,200.3     $2,066.2     $1,902.0
Income from continuing
  operations before
  extraordinary charge and
  cumulative effect of
  changes in accounting
  principles..............      10.2          7.7         35.4         30.3         64.6         59.2         56.7
Net income................      10.2          7.7         35.4         28.3         64.6         53.8        102.0
BALANCE SHEET DATA (AT
  PERIOD END):
Total assets..............  $1,617.1     $1,621.1     $1,590.6     $1,593.9     $1,469.0     $1,250.8     $1,231.6
Long-term debt............     454.1        487.6        423.7        480.9        325.2        207.7        232.0
Stockholders' equity......     552.3        538.3        549.5        538.5        539.3        508.3        484.8
OTHER DATA:
Earnings per share
  Basic...................  $     .23    $     .17    $     .79    $     .64    $    1.43    $    1.18    $    2.19
  Diluted.................        .23          .17          .79          .63         1.40         1.15         2.15
Dividends per common
  share...................        .125         .12          .49          .46          .43          .40          .37

UNAUDITED SELECTED CONDENSED COMBINED PRO FORMA FINANCIAL DATA OF POLYONE

     The unaudited selected condensed combined pro forma financial data gives effect to the consolidation of Geon and Hanna using the purchase method of accounting under which Geon is the acquiring enterprise. The pro forma statement of operations data reflects the combination of statement of operations data of Geon for the year ended December 31, 1999, and the three months ended March 31, 2000, with statement of operations data of Hanna for the year ended December 31, 1999, and the three months ended March 31, 2000, respectively. The pro forma balance sheet data reflects the combination of balance sheet data of Geon as of March 31, 2000, with the balance sheet data of Hanna as of March 31, 2000. The allocation of the purchase price reflected in the unaudited selected pro forma combined financial data is preliminary. We urge you to read the selected pro forma combined financial data in connection with the unaudited condensed combined pro forma financial statements and notes beginning on page F-1.

     The unaudited condensed combined pro forma financial statements of PolyOne do not purport to be indicative of what PolyOne's financial condition or results of operations would have been had the consolidation in fact been consummated as of the assumed dates and for the periods presented, nor are they indicative of the results of operations or financial condition for any future period or date. In addition, PolyOne's unaudited pro forma condensed combined financial statements do not reflect the profit improvements expected to result from the consolidation of Geon and Hanna. As discussed elsewhere in this joint proxy statement/prospectus, it is anticipated that PolyOne will capture at least $50 million annually of profit improvements. Profit improvements are expected in the following areas: market growth opportunities, improved materials purchasing, improved efficiencies in operations and distribution and reduced overhead costs. These profit improvements are expected to be fully realized by 2002. The related costs of implementation have not been determined.

     See "Where You Can Find More Information" and "Unaudited Condensed Combined Pro Forma Financial Data."

                                                            THREE MONTHS ENDED       YEAR ENDED
                                                              MARCH 31, 2000      DECEMBER 31, 1999
                                                            ------------------    -----------------
                                                                     (DOLLARS IN MILLIONS,
                                                                    EXCEPT PER SHARE DATA)
Net sales.................................................      $  856.2              $3,163.9
Income before cumulative effect of a change in accounting
  principle...............................................          25.6                  84.3
Earnings per PolyOne share
  Basic...................................................            .28                   .92
  Diluted.................................................            .27                   .90

Total assets..............................................       2,651.6
Long-term debt............................................         443.0
Stockholders' equity......................................         924.3

                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this joint proxy statement/prospectus, you should carefully consider the following factors in evaluating the proposals to be voted on at your special stockholders meeting.

WE MAY NOT ACHIEVE THE INCREASES IN OPERATING INCOME WE EXPECT TO RESULT FROM THE CONSOLIDATION OF GEON AND HANNA WHICH COULD ADVERSELY AFFECT THE RESULTS OF OPERATIONS, CASH FLOW AND SHARE PRICE OF POLYONE.

     The failure of PolyOne to realize the operating income improvements that we anticipate from integrating Geon and Hanna's operations as fully or as quickly as we expect may negatively impact PolyOne's results of operations, cash flow and share price.

GEON STOCKHOLDERS AND HANNA STOCKHOLDERS MAY RECEIVE LESS VALUE FOR THEIR SHARES IN THE CONSOLIDATION IF THE MARKET PRICES OF GEON SHARES AND HANNA SHARES FAIL TO TRADE IN THE SAME RELATION TO EACH OTHER AT THE TIME OF THE CONSOLIDATION AS THEY DID ON THE DATE THE RESPECTIVE EXCHANGE RATIOS WERE SET.

     Because the number of PolyOne common shares that Geon stockholders and Hanna stockholders will receive in the consolidation is fixed, fluctuations in the market prices of Hanna common stock and Geon common stock prior to the completion of the consolidation may result in more or less value for those stockholders upon completion of the consolidation.

WE HAVE MADE STATEMENTS CONCERNING FUTURE FINANCIAL RESULTS OF POLYONE THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH MAY CAUSE THESE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OUR STATEMENTS.

     We have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning future financial results of Geon, Hanna or PolyOne. Forward looking statements often begin with or include the phrases "we believe," "we expect" or words of similar meaning. You should note that many factors may affect the future financial results of Geon, Hanna or PolyOne. These factors could cause those results to differ materially from the results expressed in our forward-looking statements. These factors include:

     - the risk that Geon and Hanna businesses will not be integrated successfully;

     - inability to achieve or delays in achieving savings related to consolidation and restructuring programs;

     - unanticipated delays in achieving or inability to achieve cost reduction and employee productivity goals;

     - costs related to the consolidation;

     - inability to obtain or meet conditions imposed for regulatory approvals for the consolidation;

     - fluctuations in raw material prices and supply, in particular fluctuations outside the normal range of industry cycles;

     - the effect on our foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses, and other political, economic and regulatory risks; and

     - the risk that our analyses of these factors and their risks could be incorrect or that the strategies developed to address them could be unsuccessful.

                               THE CONSOLIDATION

GENERAL

     Geon and Hanna are furnishing this joint proxy statement/prospectus to their stockholders in connection with the solicitation of proxies by their boards of directors for use at their respective special stockholders' meetings.

     At their special meetings, which will both be held on August 29, 2000, stockholders of Geon and Hanna will be asked, among other things, to adopt the consolidation agreement and approve the consolidation and the other transactions contemplated under the consolidation agreement. The consolidation agreement provides for the consolidation of Geon, Hanna and Consolidation Corp., a newly formed Ohio corporation, to form PolyOne, where the separate corporate existence of Geon, Hanna and Consolidation Corp. will cease.

BACKGROUND TO THE CONSOLIDATION

     During the winter of 1997-1998, management and the Geon board conducted a wide-ranging review of Geon's strategic direction. This review led to a new strategic vision of a company focused on performance polymers and services. In pursuit of this strategic vision, Geon undertook the transactions that resulted in the creation of OxyVinyls, LP, Geon's joint venture with Occidental Chemical Corporation, in April 1999.

     Growth through acquisitions of performance polymers and services companies was also an integral part of Geon's new strategy. As part of this strategy, Geon successfully completed the acquisition of five privately held formulators and one publicly held company (O'Sullivan Corporation) during 1998 and 1999.

     Geon's management and board recognized from the outset of Geon's strategic review process that a larger business combination with a company offering a good strategic fit with Geon could accelerate realization of Geon's strategic goals. Geon's management identified Hanna as a potentially attractive strategic business combination partner. In order to better evaluate the potential of a business combination with Hanna, Geon retained the investment banking firm of McDonald Investments in August 1998.

     In September 1998, representatives of Geon approached representatives of Hanna, and between September 1998 and October 1998, representatives of Geon and Hanna conducted informal discussions regarding a possible combination of the two companies. In October 1998, Geon and Hanna entered into a standard confidentiality agreement and began engaging in more in-depth exploratory discussions regarding the strategic benefits of a possible combination of the two companies. From October 1998 through mid-February 1999, Geon and Hanna, along with their respective legal advisors, met several more times to discuss various issues related to a possible combination. By mid-February, Geon and Hanna decided that discussions had progressed to the point where a more formal understanding about the exchange of information should be entered. On March 1, 1999, Geon and Hanna entered into a second confidentiality agreement that prohibited the parties from, among other things, disclosing information obtained during the course of their discussions. Over the next several weeks, the parties discussed potential market and manufacturing profit improvement opportunities, environmental issues and the financial results of both Geon and Hanna.

     During the months of April and May 1999, Geon and Hanna met several times to discuss each company's position with respect to the proposed combination, but could not reach agreement on valuation. Consequently, discussions between the companies terminated.

     At the August 1999 Hanna board meeting, Mr. Phillip D. Ashkettle, President and Chief Executive Officer of Hanna, reviewed Hanna's current position within its industry and discussed with the board strategic alternatives to enhance long term shareholder value, including resuming discussions with Geon.

     On August 16, 1999, Mr. Ashkettle placed a call to Mr. Thomas A. Waltermire, Chairman, President and Chief Executive Officer of Geon, proposing that the two meet to discuss the possibility of resuming discussions concerning a possible combination of Geon and Hanna.

     Shortly after the call, each of Mr. Ashkettle and Mr. Waltermire discussed their conversation with his board. After the discussions with the two sets of directors, Geon management and Hanna management met with their respective financial advisors and asked them to assist management in establishing proposals consistent with the wishes of their boards.

     On several occasions from late August 1999 through late October 1999, Mr. Ashkettle and Mr. Waltermire, together with their management teams and financial advisors, discussed various issues related to a proposed combination, including profit improvement opportunities, valuations and staffing issues.

     On October 24, 1999, the Geon board met with Geon's management and legal and financial advisors to discuss various issues, including the proposed transaction with Hanna. The Geon board reviewed the status of the proposed transaction and approved continued discussions with Hanna.

     Also on October 24, 1999, the Hanna board met with Hanna's management and legal and financial advisors to discuss, among other things, trends in the polymer services sector and financial and strategic alternatives for Hanna. During the meeting, the Hanna board and management engaged in extensive discussions about Hanna's business and future prospects, including its prospects as an independent company. Hanna's financial advisor discussed with the Hanna board financial and strategic alternatives available to Hanna, including maintaining Hanna's current course as an independent company and the prospects of a potential business combination. At the conclusion of the meeting, the Hanna board approved continued discussions with Geon.

     Following the Geon and Hanna board meetings, discussions continued between Geon and Hanna concerning appropriate pricing terms for a proposed combination of the two companies and the extent of various due diligence investigations to be undertaken. After several discussions, the parties determined that they could not agree on the terms of a transaction. Discussions between the parties regarding a possible business combination terminated on November 2, 1999. Although various attempts were made to resume discussions between the parties in the following months, there was no progress.

     During the intervening period, Geon's management and Hanna's management continued to believe that a business combination made good strategic sense, subject to negotiating acceptable terms and conditions for the transaction.

     On April 10, 2000, Hanna's management and financial advisors met with Hanna's board to discuss the industry trends facing Hanna, its options in response to those trends, which included a possible business combination with Geon, and structural governance and other issues to be considered in a merger of equals transaction. At the close of the meeting, the Hanna board requested that management outline the proposed terms of a proposed combination with Geon for further review by the Hanna board. Following the meeting, Hanna's managements reinitiated contact with Geon and resumed discussions regarding a possible business combination.

     On April 16, 2000, Hanna's board met again with Hanna's management and financial advisors to discuss management's proposed terms. At the close of the meeting, the Hanna board authorized management to pursue a possible combination with Geon on the terms outlined by management. On April 17, 2000, the managements of Geon and Hanna met to discuss terms and conditions for a possible business combination including an exchange ratio.

     On April 19, 2000, Geon's management, financial and legal advisors met with the Geon board to discuss the status of discussions with Hanna, the structure of a possible transaction with Hanna, and related financial, legal and management issues. During the meeting, the Geon board authorized management to continue discussions with Hanna.

     On April 27, 2000, Hanna's legal counsel circulated a draft agreement for a business combination with Geon. Over the course of the following week, Hanna's legal counsel and Geon's legal counsel negotiated the terms of the transaction documents; Geon and Hanna, along with their legal and financial advisors, conducted intensive due diligence reviews; and Hanna's management and financial advisors reviewed with the Hanna board the possible benefits of a combination between Geon and Hanna.

     On May 3, 2000, the Hanna board met with Hanna's financial advisors and accountants to discuss the financial aspects and accounting treatment of the proposed consolidation.

     On May 7, 2000, the Hanna board held a meeting to review with Hanna's management and legal and financial advisors the status of the negotiations and the proposed terms and conditions of the consolidation. During this meeting, Hanna's management also reviewed the results of its due diligence investigation. Hanna's outside legal counsel reviewed the material terms and conditions of the consolidation agreement, as currently negotiated, and the legal duties and responsibilities of the Hanna board in connection with the proposed consolidation. Hanna's financial advisor reviewed its financial analysis of the Hanna exchange ratio and delivered to the Hanna board an opinion to the effect that, as of that date and based on and subject to the matters described in its opinion, the Hanna exchange ratio was fair, from a financial point of view, to the holders of Hanna common stock. The Hanna board carefully considered the benefits and risks to Hanna and its stockholders of a consolidation with Geon. Following a thorough discussion, the Hanna board unanimously determined that the consolidation was in the best interests of the stockholders of Hanna and, subject to Geon's approval, approved the consolidation and the consolidation agreement, unanimously resolved to recommend that stockholders of Hanna vote to adopt the consolidation agreement and authorized its executive officers to execute the consolidation agreement.

     Also on May 7, 2000, the Geon board held a meeting to review the proposed terms of the consolidation and the conditions to the consolidation agreement. During this meeting, Geon's management reviewed the status of the negotiations and Geon's outside legal counsel reviewed the terms and conditions of the consolidation agreement, as currently negotiated, and the legal duties and responsibilities of the Geon board in connection with the proposed consolidation. Geon's financial advisor presented an analysis of the financial terms of the consolidation, including a discussion of valuation methodologies and analyses used in evaluating the proposed consolidation. After its presentation, Geon's financial advisor provided an opinion to the effect that, on the date of its opinion and based upon and subject to the various considerations set forth in its opinion, the Geon exchange ratio was fair, from a financial point of view, to Geon's stockholders. The Geon board carefully considered the benefits and risks to Geon and its stockholders of a consolidation with Hanna. Following a thorough discussion, the Geon board unanimously determined that the consolidation was in the best interests of the stockholders of Geon and, subject to Hanna's approval, approved the consolidation and the consolidation agreement, unanimously resolved to recommend that stockholders of Geon vote to adopt the consolidation agreement and authorized its executive officers to execute the consolidation agreement.

     On the evening of May 7, 2000, the parties executed the consolidation agreement. Prior to the commencement of trading on May 8, 2000, Geon and Hanna issued a joint press release announcing the execution of the consolidation agreement.

RECOMMENDATION OF THE GEON BOARD AND REASONS FOR THE CONSOLIDATION

     THE GEON BOARD BELIEVES THAT THE CONSOLIDATION IS FAIR TO, AND IN THE BEST INTERESTS OF, GEON AND GEON'S STOCKHOLDERS. ACCORDINGLY, THE GEON BOARD HAS UNANIMOUSLY ADOPTED THE CONSOLIDATION AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT GEON STOCKHOLDERS VOTE FOR ADOPTION OF THE CONSOLIDATION AGREEMENT AND THE RELATED TRANSACTIONS.

     The Geon board believes that the unique fit of two strong leaders in a broad range of customer and geographic markets will provide new opportunities for growth.

     In reaching its decision to adopt the consolidation agreement, the Geon board consulted with management of Geon, as well as with its financial and legal advisors, and considered a variety of factors, including the following:

     - The opportunity to enhance stockholder value by creating a premier polymer services company with a wide range of proprietary polymer technologies that would have a potentially larger market capitalization and a broader stockholder base than Geon.

     - The business, operations, financial condition, earnings and prospects of each of Geon and Hanna. In making its determination, the Geon board took into account the results of Geon's due diligence review of Hanna's business.

     - The expectation that the consolidation would result in opportunities for profit improvement for the resulting company's operations, including potential benefits from customer solution selling opportunities, increased purchasing power, overhead restructuring, and distribution and operations improvements. The Geon board noted that, although no one can ensure that the resulting company will achieve any particular level of profit improvements, the management of Geon and Hanna had identified profit improvement opportunities of at least $50 million per year by the second full year of combined operations. See "Forward-Looking Statements."

     - The scale, scope, strength and diversity of operations and product lines that could be achieved by combining Geon and Hanna, as illustrated by the fact that, based on information available as of the date of the consolidation agreement, the resulting company would be a $3.5 billion North American and global polymer services company with international sales representing 16% of the total.

     - The complementary nature of the businesses of Geon and Hanna.

     - The belief of senior management of Geon and its board that Geon and Hanna share a common vision to deliver stockholder value and that their managements and employees possess complementary skills and expertise.

     - The historical market prices for Geon and Hanna common stock, which indicated that a combination of the companies may lead to better market appreciation of the value of the companies' businesses.

     - The Geon board's belief that, as a result of its scale and the strength of its balance sheet, the resulting company will have the flexibility to pursue a more comprehensive range of strategic options, including acquisitions.

     - The structure of the consolidation and the terms of the consolidation agreement, including the fact that the fixed Geon exchange ratio provides certainty as to the number of common shares of the resulting company to be issued in the consolidation and that Geon and Hanna intend that the consolidation qualify as a tax-free reorganization for U.S. federal income tax purposes.

     - The fact that the consolidation agreement would, subject to some limitations, permit Geon to terminate the consolidation agreement at the same time it enters into an agreement with a third party that has made a proposal to acquire Geon on terms that are more favorable to Geon's stockholders than the proposed combination with Hanna upon payment of a $25 million termination fee to Hanna.

     - The proposed arrangements with members of management of Geon and Hanna, including the fact that Mr. Ashkettle will serve as Chairman and Chief Executive Officer of PolyOne and Mr. Waltermire will serve as President and Chief Operating Officer and that Mr. Waltermire will succeed Mr. Ashkettle as Chief Executive Officer in 2002 and as Chairman in 2004. See "Directors and Executive Officers of PolyOne after the Consolidation."

     - The opinion of McDonald Investments to the Geon board that, as of the date of the consolidation agreement and based on and subject to the matters described in its opinion, the Geon exchange ratio was fair, from a financial point of view, to the holders of Geon common stock. See "Opinions of Financial Advisors -- Opinion of Geon's Financial Advisor."

     - The likelihood of the consolidation being approved by the appropriate regulatory authorities. See " -- Regulatory Approvals Required for the Consolidation."

     The Geon board also considered countervailing factors in its deliberations concerning the consolidation, including:

     - The possible difficulties in integrating Geon's and Hanna's management teams because of differences in their corporate cultures.

     - The potential difficulties in integrating the two companies' worldwide business operations and the obstacles likely to be encountered in coordinating the consolidation.

     - The historical trading prices of the Geon common stock and the Hanna common stock and the fact that the Geon exchange ratio would be fixed and not be subject to adjustment following the execution of the consolidation agreement to reflect fluctuations in the market price.

     In the view of the Geon board, these factors were not sufficient, individually or in the aggregate, to outweigh the advantages of the consolidation.

     This discussion of the information and factors considered by the Geon board is not intended to be exhaustive but includes all material factors considered by the Geon board. In reaching its determination to adopt and recommend the consolidation, the Geon board did not assign any relative or specific weights to those factors, and individual directors may have given differing weights to different factors. The Geon board is unanimous in its recommendation that Geon stockholders vote FOR adoption of the consolidation agreement and approval of the consolidation and the related transactions contemplated under the consolidation agreement.

RECOMMENDATION OF THE HANNA BOARD AND REASONS FOR THE CONSOLIDATION

     THE HANNA BOARD HAS DETERMINED THAT THE CONSOLIDATION IS FAIR TO AND IN THE BEST INTERESTS OF HANNA AND ITS STOCKHOLDERS AND UNANIMOUSLY APPROVED THE CONSOLIDATION AND THE CONSOLIDATION AGREEMENT. THE HANNA BOARD BELIEVES THAT THE CONSOLIDATION PRESENTS A UNIQUE OPPORTUNITY TO CREATE A PREMIER COMPANY IN THE POLYMER SERVICES INDUSTRY. THE HANNA BOARD UNANIMOUSLY RECOMMENDS TO ITS STOCKHOLDERS THAT THEY VOTE FOR THE ADOPTION OF THE CONSOLIDATION AGREEMENT AND APPROVAL OF THE CONSOLIDATION AND THE RELATED TRANSACTIONS CONTEMPLATED UNDER THE CONSOLIDATION AGREEMENT.

     In reaching its decision to approve the consolidation agreement, the Hanna board consulted with Hanna management, as well as with its legal and financial advisors, and considered a variety of factors, including the following:

     - The creation of the largest polymer services company in the world, which will provide a strong platform for future growth through acquisitions, and which is expected to achieve annual operating earnings improvement of at least $50 million by 2002. See "Forward Looking-Statement."

     - The potential for a company with a larger market capitalization to enhance its ability to make further acquisitions and to have increased liquidity.

     - The strong strategic fit between Hanna and Geon and the ability to diversify revenue streams by combining complementary polymer businesses and customers, including the ability to combine with a global vinyl polymer technology leader to increase Hanna's global presence in the polymer markets and the ability to increase Hanna's capability to provide solutions to the wire and cable, business equipment, appliance and construction markets.

     - The current industry, economic and market conditions and trends and the likelihood of continuing consolidation and increasing competition in the industry and the corresponding decrease in the number of suitable strategic combination partners for Hanna.

     - The Hanna exchange ratio which results in approximately a 50/50 ownership of PolyOne between Hanna and Geon stockholders.

     - The historical market prices for Hanna and Geon common stock which indicate that a combination of the companies may lead to better market appreciation of the value of the companies' businesses.

     - Historical and forecasted financial information relating to Hanna and Geon, the results of Hanna's due diligence investigation of Geon and the other information exchanges with Geon.

     - The fact that the consolidation agreement would, subject to some limitations, permit Hanna to terminate the consolidation agreement at the same time it enters into an agreement with a third party that has made a proposal to acquire Hanna on terms that are more favorable to Hanna's stockholders than the proposed combination with Geon upon payment of a $25 million termination fee to Geon.

     - The proposed arrangements with members of management of Geon and Hanna, including the fact that Mr. Ashkettle will serve as Chairman and Chief Executive Officer of PolyOne and Mr. Waltermire will serve as President and Chief Operating Officer and that Mr. Waltermire will succeed Mr. Ashkettle as Chief Executive Officer in 2002 and as Chairman in 2004. See "Directors and Executive Officers of PolyOne after the Consolidation."

     - The opinion of Hanna's financial advisor to the Hanna board as to the fairness, from a financial point of view, as of the date of its opinion, of the Hanna exchange ratio as described below under "Opinions of Financial Advisors -- Opinion of Hanna's Financial Advisor."

     - The strong management team drawn from both Hanna and Geon and the shared culture and entrepreneurial vision of the management and employees of both companies.

     The Hanna board also considered countervailing factors in its deliberations concerning the consolidation, including:

     - The possibility that the consolidation may not be value maximizing in the short-term because of the potential disruption of Hanna's business that might result from the announcement of the consolidation, the possible difficulties of integrating the two companies' managements and corporate cultures and the uncertainty regarding stockholders', customers' and employees' perceptions of the consolidation.

     - The fact that the consolidation exchange ratio was fixed and, therefore, would not change as a result of fluctuations in the market price for Hanna common stock or Geon common stock or otherwise.

     - The possibility that the consolidation might not be completed.

     In the view of the Hanna board these considerations were not sufficient, individually or in the aggregate, to outweigh the advantages of the consolidation.

     The above discussion of the information and factors considered by the Hanna board includes all material factors considered by the Hanna board. In view of the wide variety of factors, both positive and negative, considered by the Hanna board, the Hanna board did not find it practical to, and did not, quantify or otherwise seek to assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above as of the date of this joint proxy statement/prospectus, the Hanna board continues to believe that the consolidation is in the best interests of Hanna and its stockholders and continues to recommend adoption of the consolidation agreement and approval of the consolidation.

TREATMENT OF OPTIONS

     Each existing option to purchase shares of Geon common stock or Hanna common stock granted under an existing stock option plan of Geon or Hanna will be converted automatically at the effective time of the consolidation into an option to purchase the number of common shares of PolyOne based on the exchange ratio for Geon or Hanna, as the case may be. The exercise price of each Geon option and Hanna option will be adjusted accordingly; there will be no repricings of these options other than this adjustment. Similarly, other outstanding awards (including restricted stock, deferred stock and performance shares) under any Geon stock plan or Hanna stock plan will be converted into the same instrument of PolyOne and the terms adjusted as necessary to preserve the value inherent in the awards. Additionally, PolyOne will reserve for issuance the number of common shares of PolyOne that will become subject to the option plans and issue the number of common shares of PolyOne to be issued in connection with the other Geon or Hanna stock plans or other award plans. In any event, stock options that are incentive stock options under the Internal Revenue Code will be adjusted in the manner prescribed by the Internal Revenue Code.

EXCHANGE OF CERTIFICATES

     As soon as practicable after the effective time of the consolidation, First Chicago Trust Company of New York, the exchange agent, will mail a form of transmittal letter to Geon and Hanna stockholders. This transmittal letter will contain instructions regarding the surrender of certificates representing Geon or Hanna common stock.

     YOU SHOULD NOT SEND YOUR GEON OR HANNA COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY, AND YOU SHOULD NOT FORWARD THEM TO THE EXCHANGE AGENT UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL AFTER THE EFFECTIVE TIME OF THE CONSOLIDATION.

     Until you surrender your Geon or Hanna stock certificates for exchange after the effective time of the consolidation, you will accrue but will not be paid dividends or other distributions that PolyOne declares after the effective time of the consolidation with respect to common shares of PolyOne into which your shares have been converted. When you surrender your certificates, PolyOne will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of Geon or Hanna of shares of Geon or Hanna common stock, respectively, issued and outstanding immediately prior to the effective time of the consolidation. Certificates representing shares of Geon or Hanna common stock that you present after the effective time of the consolidation will be canceled and exchanged for a book-entry statement or a certificate representing the applicable number of common shares of PolyOne.

     None of Geon, Hanna, PolyOne or any other person will be liable to any former holder of Geon or Hanna common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     If a certificate for Geon or Hanna common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly issuable under the consolidation agreement upon receipt of appropriate evidence of the loss, theft or destruction, appropriate evidence of ownership of that certificate by the claimant, and appropriate and customary indemnification.

     For a description of Geon and Hanna common stock and a description of the differences between the rights of the holders of Geon common stock, holders of Hanna common stock, and holders of common shares of PolyOne, see "Description of PolyOne Capital Stock" and "Comparison of Rights of Holders of Geon and Hanna Common Stock and PolyOne Common Shares."

EFFECTIVE TIME

     The effective time of the consolidation will be the time and date set forth in the certificates that will be filed with the Secretary of State of the State of Ohio and the Secretary of State of the State of Delaware or another date as agreed by the parties. The closing date will occur on a date to be specified by the parties. This date will be no later than the second business day after the satisfaction or waiver (subject to applicable law) of the latest to occur of the closing conditions set forth in the consolidation agreement, unless otherwise agreed to by Geon and Hanna. Geon and Hanna each anticipate that the consolidation will be completed during the third quarter of 2000. However, a delay in obtaining the required regulatory approvals or in satisfying other conditions to the consolidation could delay completion of the consolidation. There can be no assurances as to whether, and on what date, Geon and Hanna will obtain those approvals or that Geon and Hanna will complete the consolidation. If the consolidation is not completed on or before November 30, 2000, either Geon or Hanna may terminate the agreement, unless the failure to effect the consolidation by that date is due to the failure of the party seeking to terminate the consolidation agreement to perform any of its obligation under the consolidation agreement. See " -- Regulatory Approvals Required for the Consolidation" and "Agreement and Plan of Consolidation -- Conditions to Consummation of the Consolidation."

REGULATORY APPROVALS REQUIRED FOR THE CONSOLIDATION

     United States Antitrust Matters. Under the Hart-Scott-Rodino Act, we were required to give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and to wait the specified waiting period before we could complete the consolidation. Each of Geon and Hanna filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division on June 16, 2000. This began a 30-day waiting period, which expired on July 16, 2000, with no action having been taken by either the Federal Trade Commission or the Antitrust Division of the Department of Justice. The consolidation also is subject to state antitrust laws and could be the subject of challenges by state attorneys general under those laws, or by private parties under federal or state antitrust laws.

     Foreign Antitrust Matters

        Canadian Competition Act. The Competition Act is a federal statute of Canada regulating mergers. Where the Competition Tribunal finds that a merger prevents or lessens, or is likely to prevent or lessen, competition substantially, the Competition Tribunal has the power to, among other things, prohibit or dissolve the merger.

        Additionally, certain consolidations (including (1) the acquisition of voting shares that would result in a person (including its affiliates) owning voting shares, that in the aggregate, carry more than twenty percent of the votes attached to all outstanding voting shares of a corporation that has publicly traded voting shares and (2) the amalgamation of two or more corporations) which exceed monetary thresholds set forth in the Competition Act may be subject to a pre-merger notification procedure.

        Subject to certain exemptions set out in the Competition Act, notice of a proposed consolidation must be given to the Commissioner of Competition appointed under the Act and the appropriate waiting period set forth in the Act must expire before the consolidation may be completed. The Competition Act provides for either a "long form" or "short form" notice filing procedure. In the event that a "long form" notice is filed, the prescribed waiting period is 42 days. If the "short form" notice is filed, the prescribed waiting period is 14 days, although the Commissioner has the option, during the 14 day waiting period, to request a "long form" filing, which would extend the waiting period for an additional 42 days from the date on which the "long form" is filed. The Commissioner may apply to the Competition Tribunal for an order to, among other things, prohibit a proposed merger or dissolve a completed merger. The Commissioner retains the authority to apply to the Competition Tribunal for an order for three years after substantial completion of the transaction. Geon and Hanna filed a "short-form" pre-merger notification with the Commissioner in respect of the consolidation on July 14, 2000. In connection with that filing, Geon and Hanna also filed a request for an advance ruling certificate. Where an advance ruling certificate is issued under section 102 of the Competition Act and the transaction to which the advance ruling certificate relates is substantially completed within one year after the advance ruling certificate is issued, the Commissioner is prohibited from seeking an order of the Competition Tribunal under the merger provisions of the Competition Act in respect of the transaction solely on the basis of information that is the same or substantially the same as the information on which the advance ruling certificate was issued.

        Investment Canada Act. The purpose of the Investment Canada Act is to provide for the review of significant investments in Canada by non-Canadians in order to ensure benefit to Canada. Under the Investment Canada Act, notice of most direct and indirect acquisitions of control of Canadian businesses by non-Canadians must be given to the Director of Investments appointed under the Investment Canada Act either before or within 30 days of the consolidation. Geon and Hanna (or PolyOne) will file such a notice. Additionally, certain acquisitions of control by non-Canadians of Canadian businesses exceeding prescribed monetary thresholds require that an application for review be filed by the non-Canadian, and that Ministerial approval be obtained. In some cases, Ministerial approval must be obtained before the consolidation may close.

     In those cases where Ministerial approval is required, the Minister has 45 days to determine whether to allow the investment. The Minister can unilaterally extend the 45 day period by an additional 30 days by sending a notice to the investor prior to the expiration of the initial 45 day period. Further extensions are permitted if both the investor and the Minister agree. If no approval, notice of disapproval, or notice of extension is received within the applicable time, the investment is deemed approved.

     In order to obtain Ministerial approval under the Investment Canada Act, the Minister will have to be satisfied that the investment by the non-Canadian is likely to be of net benefit to Canada.

     If the Minister is not satisfied that an investment is likely to be of net benefit to Canada, the non-Canadian must not implement the investment, or if the investment has already been implemented, the investor must divest itself of control of the Canadian business. The consolidation is not subject to review under the Investment Canada Act. Accordingly Ministerial approval is not required.

     Other Jurisdictions. Geon and Hanna have determined that pre-merger filings must also be made with government agencies in Germany, Italy and Mexico. We are in the process of preparing the filing packages for those jurisdictions. Geon and Hanna are not aware of any other foreign governmental approvals or actions that would be required for completion of the consolidation. However, we conduct business in a number of other foreign countries, some of which have voluntary and/or post-consolidation notification procedures. If any other approval or action is required, Geon and Hanna currently contemplate that approval or action will be sought. There can be no assurance, however, that we will obtain these additional approvals or actions.

RESTRICTIONS ON RESALES OF POLYONE STOCK

     PolyOne common shares issued in the consolidation will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for common shares issued to any Geon or Hanna stockholder who may be deemed to be an "affiliate" of Geon or Hanna, as the case may be, for purposes of Rule 145 under the Securities Act of 1933. The consolidation agreement requires Geon and Hanna to identify each person whom it believes to be its affiliate, which generally includes individuals or entities that control, are controlled by, or are under common control with, Geon or Hanna, as the case may be, and would not include stockholders who are not officers, directors, or principal stockholders of Geon or Hanna. Additionally, Geon and Hanna have agreed to deliver or to cause to be delivered to the other a representation letter from each of its respective affiliates regarding restrictions under Rule 145. This joint proxy statement/prospectus does not cover resales of PolyOne common shares received by any person upon completion of the consolidation, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

ACCOUNTING TREATMENT

     The consolidation will be accounted for as a purchase business combination. For accounting purposes, Geon will be the acquiring enterprise. At the time of the closing of the consolidation, the holders of shares of common stock outstanding of Geon will receive the larger portion of the voting rights of PolyOne. The proportionate ownership interest of the Geon and Hanna stockholders in PolyOne, based on shares of Geon and Hanna common stock outstanding as of July 17, 2000 is as follows:

                                              COMMON                   RESULTING SHARE     PERCENTAGE
                                              SHARES       EXCHANGE     OWNERSHIP IN      OWNERSHIP IN
                                            OUTSTANDING     RATIO          POLYONE          POLYONE
                                            -----------    --------    ---------------    ------------
Geon......................................  24,327,115       2:1         48,654,230           50.1%
Hanna.....................................  48,434,997       1:1         48,434,997           49.9%
                                                                         ----------          -----
Total.....................................                               97,089,227            100%
                                                                         ==========          =====

     In addition, assuming the exercise of all stock options outstanding as of July 17, 2000, giving effect to the exchange ratio, Geon would have an additional 7,261,236 shares outstanding and Hanna would have an additional 4,411,159 shares outstanding.

     Finally, Hanna may, depending on market conditions and other factors, buy back shares of its voting common stock during the period from early July through the date of the closing of the consolidation. Hanna would do so under the terms of its existing board-authorized share repurchase program. The amount of such share buy backs is estimated to be up to 750,000 shares, of which 50,000 shares were repurchased as of July 17, 2000.

     In the event that Hanna buys additional shares, the potential range of Geon stockholders' ownership interest in PolyOne as of the date of closing, exclusive of the stock options, is expected to range between 50.1% and 50.5%.

     The purchase price will be allocated to Hanna's tangible and identified intangible acquired assets and liabilities assumed based on their estimated fair values at the date of acquisition, and any excess of the purchase price over those estimated fair values will be accounted for as goodwill which will be amortized over a 35 year period. The results of final valuations of inventories, property, plant and equipment, investments in equity affiliates, intangible assets, debt and employee benefit obligations as well as final estimates for any severance and other charges, which may be material, related to the integration of operations of the companies have not yet been completed. The preliminary estimated allocation of the purchase price will be revised as additional information becomes available.

     The unaudited pro forma financial information contained in this joint proxy statement/prospectus has been prepared using the purchase method of accounting to account for the consolidation. The preliminary estimated purchase price over the fair value of tangible net assets acquired and liabilities assumed has initially been reflected in the pro forma financial statements as "costs in excess of net tangible assets acquired and other intangible assets" pending further valuation of potential intangible assets upon closing. See "Summary" and "Unaudited Condensed Combined Pro Forma Financial Data."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the consolidation to Geon stockholders and Hanna stockholders who hold Geon common stock or Hanna common stock, respectively, as a capital asset. The summary is based on the Internal Revenue Code of 1986, Treasury Regulations issued under the Internal Revenue Code, and administrative rulings and court decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary describes the material anticipated U.S. federal income tax consequences of the consolidation but may not address U.S. federal income tax considerations applicable to Geon stockholders and Hanna stockholders subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Geon common stock or Hanna common stock as part of a "hedge," "straddle," or "conversion transaction." In addition, no information is provided in this document with respect to the tax consequences of the consolidation under applicable foreign or state or local laws.

     YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONSOLIDATION TO YOU, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     Consummation of the consolidation is conditioned upon there being delivered to Geon an opinion of Thompson Hine & Flory LLP, counsel to Geon, and to Hanna an opinion of Jones, Day, Reavis & Pogue, counsel to Hanna, that for U.S. federal income tax purposes, under current law, assuming, among other things, that the consolidation will take place as described in the consolidation agreement, the consolidation will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, that Geon, Hanna, Consolidation Corp. and PolyOne will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and that none of Geon, Hanna, Consolidated Corp or PolyOne will recognize any gain or loss as a result of the consolidation. Consummation of the consolidation is also conditioned on Geon receiving from Thompson Hine & Flory LLP, with respect to Geon's stockholders, and Hanna receiving from Jones Day Reavis & Pogue, with respect to Hanna's stockholders, further opinions of counsel that no Geon stockholder will recognize gain or loss as a result of exchanging his or her shares of Geon common stock for common shares of PolyOne and that no Hanna stockholder will recognize gain or loss as a result of exchanging his or her shares of Hanna common stock for common shares of PolyOne, respectively. Each of Thompson Hine & Flory LLP and Jones Day Reavis & Pogue have delivered a tax opinion to Geon or Hanna, as the case may be, dated as of June 29, 2000. In rendering their opinions, each of the firms has relied upon (1) existing facts and circumstances and have assumed that those facts and circumstances will not change prior to the closing of the consolidation and (2) representations contained in certificates of officers of Geon and Hanna. None of the tax opinions delivered to the parties in connection with the consolidation as described in this document is binding on the Internal Revenue Service or the courts, and the parties do not intend to request a ruling from the Internal Revenue Service with respect to the consolidation. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reflected in those opinions or that a court will not sustain such challenge.

     Based upon the opinions described above, the following will be the material U.S. federal income tax consequences of the consolidation:

     - No gain or loss will be recognized by Geon, Hanna, Consolidation Corp., or PolyOne.

     - No gain or loss will be recognized by Geon stockholders or Hanna stockholders upon their receipt of PolyOne common shares in exchange for their Geon common stock and their Hanna common stock.

     - The tax basis of the common shares of PolyOne received by the Geon stockholders and the Hanna stockholders will be the same as the tax basis of their respective shares of Geon common stock and Hanna common stock exchanged for PolyOne common shares.

     - The holding period of the PolyOne common shares in the hands of Geon stockholders and Hanna stockholders will include the holding period of their Geon common stock and Hanna common stock, respectively, exchanged for PolyOne common shares, provided that the Geon common stock and Hanna common stock to be exchanged is held as a capital asset as of the effective time of the consolidation.

DISSENTER'S RIGHTS

     Neither Geon stockholders nor Hanna stockholders are entitled to dissenter's rights under Delaware law in connection with the consolidation.

FINANCIAL PROJECTIONS

     During the course of discussions between Geon and Hanna that led to the execution of the consolidation agreement, each of Geon and Hanna provided the other with certain business and financial information that was not publicly available. Hanna and Geon also provided these forecasts to their respective financial advisors. Set forth below is a summary of these forecasts. These forecasts should be read together with the financial statements of Geon and Hanna, as the case may be, referred to in this joint proxy statement/prospectus.

     THESE FORECASTS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS, OR GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND ARE INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AT THE REQUEST OF THE COMMISSION'S STAFF ONLY BECAUSE THEY WERE PROVIDED BY EITHER GEON OR HANNA TO THE OTHER. THE FORECASTS ARE SPECULATIVE IN NATURE AND ARE NOT MEANT TO PORTRAY ALL OF THE POSSIBLE OUTCOMES. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE FORECASTS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS (NOT ALL OF WHICH WERE STATED IN THE FORECASTS AND NOT ALL OF WHICH WERE PROVIDED TO GEON OR HANNA, AS THE CASE MAY BE) RELATING TO THE BUSINESSES OF GEON AND HANNA, WHICH MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT FINANCIAL, MARKET, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY, MANY OF WHICH ARE BEYOND THE CONTROL OF GEON AND HANNA, AS THE CASE MAY BE. ACCORDINGLY, SHAREHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORECASTS. THERE CAN BE NO ASSURANCE THAT THESE FORECASTS WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. GENERALLY, THE FURTHER OUT THE PERIOD TO WHICH FINANCIAL PROJECTIONS RELATE, THE MORE UNRELIABLE THOSE PROJECTIONS BECOME DUE TO THE NUMEROUS FACTORS AND ASSUMPTIONS UPON WHICH FORECASTS ARE BASED, WHICH BECOME MORE DIFFICULT TO ACCURATELY PREDICT. THE INCLUSION OF THE FORECASTS SET FORTH BELOW SHOULD NOT BE REGARDED AS A REPRESENTATION BY HANNA OR ANY OF ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES OR BY GEON OR ANY OF ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES THAT THE FORECASTED RESULTS WILL BE ACHIEVED.

     In the Spring of 2000, Geon provided Hanna with the following forecasted consolidated income statement:


                                                                 2000          2001          2002
                                                              ----------    ----------    ----------
                                                               (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues....................................................    $1,464        $1,529        $1,602
Operating Income............................................       151           189           212
Net Income..................................................        74            98           117
Earnings Per Share, diluted.................................    $ 3.00        $ 3.75        $ 4.40

     The forecast income statement was prepared by Geon's management in the ordinary course of Geon's annual budgeting process and makes certain assumptions regarding revenue growth, cost of goods sold and operating expenses (including selling, general and administrative expenses) as a percentage of revenue and income attributable to Geon's joint venture with Occidental Chemical Corporation. Geon has not, and is under no obligation to, update this forecast as of a more recent date.

     In the Spring of 2000, Hanna provided Geon with the following forecasted consolidated income statement:


                                                                 2000          2001          2002
                                                              ----------    ----------    ----------
                                                               (IN MILLIONS, EXCEPT PER SHARE DATA)
Sales.......................................................    $2,057        $2,208        $2,359
Earnings before Interest and Taxes..........................       104           124           149
Net Income..................................................        49            63            80
Earnings Per Share, diluted.................................    $ 1.10        $ 1.40        $ 1.78


     The forecast income statement was prepared by Hanna's management in the ordinary course of Hanna's annual budgeting process and makes certain assumptions regarding sales growth and cost of goods sold and operating expenses (including selling, general and administrative expenses) as a percentage of sales. Additionally, the forecast assumes the disposition of Hanna's Cadillac Plastic Group. Hanna has not, and is under no obligation to, update these forecasts as of a more recent date.

     The prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, Geon or Hanna, as the case may be. Ernst & Young has neither examined nor compiled the accompanying prospective financial information and, accordingly, Ernst & Young does not express an opinion or any other form of assurance with respect thereto. The Ernst & Young report incorporated by reference in this joint proxy statement/prospectus relates to Geon's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

     The prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, Hanna's or Geon's management, as the case may be. PricewaterhouseCoopers LLP, has neither examined nor compiled the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this joint proxy statement/prospectus relates to Hanna's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

                         OPINIONS OF FINANCIAL ADVISORS

OPINION OF GEON'S FINANCIAL ADVISOR

     McDonald Investments was asked by Geon to render an opinion to the Geon board as to the fairness to Geon's stockholders, from a financial point of view, of the Geon exchange ratio set forth in the consolidation agreement. On May 7, 2000, McDonald Investments delivered an oral opinion, subsequently confirmed in writing, to the effect that as of the date of its opinion, and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the Geon exchange ratio was fair to Geon's stockholders from a financial point of view.

     THE FULL TEXT OF THE WRITTEN OPINION OF MCDONALD INVESTMENTS IS ATTACHED TO THIS DOCUMENT AS ANNEX B. WE URGE YOU TO READ THAT OPINION CAREFULLY AND IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN IN ARRIVING AT THAT OPINION.

     McDonald Investments was retained to serve as an advisor to the Geon board and not as an advisor to or agent of any stockholder of Geon. McDonald Investments' opinion was prepared for the Geon board and is directed only to the fairness of the Geon exchange ratio to Geon's stockholders, from a financial point of view, and does not address the merits of the decision by Geon to engage in the consolidation or other business strategies considered by the Geon board, nor does it address the board's decision to proceed with the consolidation.

McDonald Investments' opinion does not constitute a recommendation to any Geon stockholder as to how that stockholder should vote at the Geon special meeting of stockholders.

     The Geon exchange ratio was determined in arm's-length negotiations between Geon and Hanna, in which McDonald Investments advised Geon. No restrictions or limitations were imposed by Geon on McDonald Investments with respect to the investigations made or the procedures followed by McDonald Investments in rendering its opinion.

     In rendering its opinion, McDonald Investments reviewed, among other things:

     - a draft of the consolidation agreement;

     - Geon's and Hanna's Annual Reports on Form 10-K for the last five fiscal years and other publicly available information about Geon and Hanna;

     - internal business and financial information, including projections, furnished to McDonald Investments by Geon and Hanna management;

     - publicly available information concerning historical stock prices and trading volumes for Geon's common stock and Hanna's common stock;

     - publicly available information for other companies that McDonald Investments thought were comparable to Geon or Hanna and the trading markets for those other companies' securities; and

     - publicly available information about the nature and terms of other business combination transactions that McDonald Investments considered relevant to its analysis of this consolidation.

     McDonald Investments also met with officers and employees of Geon and Hanna to discuss the two companies' businesses and prospects that McDonald Investments believed were relevant.

     You should note that in rendering its opinion, McDonald Investments relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available. McDonald Investments also assumed and relied upon the accuracy of representations and warranties of Geon and Hanna contained in the consolidation agreement. McDonald Investments was not engaged to, and did not independently attempt to, verify any of such information. McDonald Investments also relied upon the managements of Geon and Hanna as to the reasonableness and achievability of the financial and operating projections, and the assumptions and bases for those projections provided to it, and assumed that those projections, including without limitation projected cost savings and operating profit opportunities resulting from the consolidation, reflect the best currently available estimates and judgments of Geon's and Hanna's management. McDonald Investments was not engaged to assess the reasonableness or achievability of those projections or the assumptions underlying them and expresses no view on those matters. McDonald Investments did not conduct a physical inspection or appraisal of any of the assets, properties or facilities of either Geon or Hanna, nor was it furnished with any evaluation or appraisal.

     McDonald Investments also assumed that the conditions to the consolidation as set forth in the consolidation agreement would be satisfied and that the consolidation would be completed on a timely basis in the manner contemplated by the consolidation agreement.

     McDonald Investments' opinion is based on economic and market conditions and other circumstances existing on the date of its opinion. McDonald Investments' opinion does not address any matters after its opinion date, including the value of PolyOne common shares at the time that these shares are issued or afterwards. McDonald Investments's opinion is limited to the fairness, as of the date of the opinion, from a financial point of view, of the Geon exchange ratio, and does not address Geon's underlying business decision to effect the consolidation or any other terms of the consolidation. McDonald Investments was not engaged to assist Geon in assessing any alternative transaction, nor was it asked to solicit indications of interest from other parties concerning any alternative transaction.

     You should understand that although subsequent developments may affect its opinion, McDonald Investments does not have to update, revise or reaffirm its opinion.

     McDonald Investments developed several analyses to evaluate the Geon exchange ratio. The primary analyses underlying its opinion were an accretion/dilution analysis, a value creation analysis, a market exchange ratio analysis, and a discounted cash flow analysis. McDonald Investments also considered other valuation analyses that focus on assessing the fairness of the price paid in an acquisition transaction. Specifically, these analyses included an analysis of selected public companies and an analysis of selected merger and acquisition transactions. Although these latter two analytical techniques are commonly accepted valuation techniques in the acquisition setting, McDonald Investments believes that they are less relevant in the context of a merger of equals. Nevertheless, the data generated by these techniques played an important role in supporting its primary analyses.

     The sale of Cadillac Plastics is reflected in some of the financial analyses performed by McDonald Investments and is described below. In light of their prospective nature, McDonald Investments' accretion/dilution, value creation and discounted cash flow analyses give effect to the sale of Cadillac Plastics. In contrast, McDonald Investments' market exchange ratio, comparable public company and selected merger and acquisition transactions analyses, did not reflect the sale of Cadillac Plastics because those analyses are based on historical information.

     The following is a brief summary of the analyses performed by McDonald Investments to arrive at its opinion. This summary is not intended to be an exhaustive description of the analyses performed by McDonald Investments but includes all material factors considered by McDonald Investments in rendering its opinion. McDonald Investments drew no specific conclusions from any of these analyses, but subjectively factored its observations from these analyses into its qualitative assessment of the relevant facts and circumstances.

     Accretion/Dilution Analysis. McDonald Investments prepared a financial model that consolidated the projected financial statements provided by Geon and Hanna into a combined entity. By comparing the projected earnings per share of PolyOne to Geon's projected earnings per share on a stand-alone basis, McDonald Investments estimated the accretion or dilution resulting from the consolidation. McDonald Investments conducted its accretion/dilution analysis based on Geon's projections for the period from 2000 through 2003, and also conducted an alternative analysis based on external analysts' earnings estimates. Throughout this discussion of McDonald Investments' opinion, financial analyses based on the projections provided by Geon and Hanna are referred to as the "base case." Financial analyses based on external analysts' estimates are referred to as the "external case."


     McDonald Investments' analysis indicated that the consolidation was slightly accretive to estimated earnings in 2001 ($0.01), and accretive to estimated earnings for 2002 ($0.44) and 2003. It is important to note that this analysis assumes the realization of profit improvements that management of Geon and Hanna expect to achieve as a result of the consolidation.


     Value Creation Analysis. Using the same model from its accretion/dilution analysis, McDonald Investments developed a value creation analysis focusing on the potential for multiple expansion resulting from the consolidation. McDonald Investments' analysis of price to earnings multiples of specialty chemical and commodity chemical companies indicated that the consolidation provided Geon with the potential to expand its price to earnings multiple. This expansion relates to the increased focus on specialty chemicals resulting from the contribution of Hanna's diversified product portfolio. McDonald Investments' analysis of price to earnings multiples indicated that:

          - the specialty chemical peer group trades at a median price to earnings multiple of 10.8x estimated 2000 earnings and 9.3x estimated 2001 earnings, while the commodity peer group trades at a median price to earnings multiple of 9.4x estimated 2000 earnings and 8.4x estimated 2001 earnings;

          - the commodity group trades at a median multiple of 14.4x last 12 months earnings, while the specialty chemical group trades at a median multiple of 11.5x earnings; and

          - Geon trades at a multiple of 11.1x 1999 earnings, 8.5x estimated 2000 earnings, and 7.5x estimated 2001 earnings, while Hanna trades at a multiple of 15.2x 1999 earnings, 11.5x estimated 2000 earnings, and 10.0x estimated 2001 earnings.

McDonald Investments' value creation analysis focused on the difference between Geon's stand-alone projected stock price and PolyOne's projected stock price, based on the multiple analysis described above. Assuming a price to earnings multiple for PolyOne derived from a small capitalization specialty chemical peer group, McDonald Investments' analysis indicated that the consolidation had the potential to create value through profit improvements and multiple expansion by amounts ranging from 11% by the end of 2000 to 35% by the end of 2002.

     You should be aware that the projected increase in value indicated by this analysis is the result of application of a multiple model to a given set of assumptions about PolyOne's financial performance. No one can assure you that PolyOne will perform in accordance with the projections set forth in the base case or external case. Likewise, no one can assure you that historic price to earnings multiple levels for the commodity or specialty chemical peer groups will be maintained or as to any price that PolyOne's common shares might achieve during any future periods. Consequently, the increase in value suggested by McDonald Investments' value creation analysis may bear no relation to the actual prices at which PolyOne's common shares will trade at any point in the future. As previously noted, McDonald Investments has not expressed an opinion on the value of PolyOne stock when it is issued or afterwards.

     When preparing this analysis, McDonald Investments primarily used the same peer groups that are listed in the first paragraph of the section captioned "Analysis of Selected Publicly Traded Companies" that appears below. Specifically, the commodity peer group is identical while the specialty chemical peer group includes all of the same companies except one. Avery Dennison was excluded for this analysis because it was an outlier and would potentially overstate the difference in the average and median multiples between commodity and special chemical companies.

     Market Exchange Ratio Analysis. McDonald Investments reviewed the daily closing prices of Geon's common stock and Hanna's common stock during the two years preceding the date of the consolidation agreement. McDonald Investments used this historical trading data to analyze the Geon exchange ratio implied by the closing prices of the stocks of the two companies. McDonald Investments analyzed the average and median exchange ratios implied by the two companies' closing prices over the past two years. The following table summarizes this analysis:

      TIME PERIOD          AVERAGE EXCHANGE RATIO      MEDIAN EXCHANGE RATIO
      -----------          ----------------------      ---------------------
       24 Months                     0.54                        0.51
       18 Months                     0.47                        0.48
       12 Months                     0.44                        0.45
        6 Months                     0.43                        0.39
        3 Months                     0.51                        0.52
     Current 5/5/00                  0.49                        0.49

     McDonald Investments' analysis indicated that an exchange ratio of 0.5 to
1.0 is consistent with the market's perception of the relative values of the two companies over the past two years. The two stocks experienced a fairly consistent average exchange ratio over the past two years. McDonald Investments noted that over the past 16 months, Geon's stock price has been fairly volatile, with swings of as much as 50% within a three month period. In contrast, with the exception of a significant price increase during the second quarter of 1999 and a decline during the third quarter of that year, Hanna's stock price has been relatively stable over the past 16 months.

     McDonald Investments also compared the trading prices of Geon's and Hanna's common stock to specialty chemical and commodity chemical peer group indices. It noted that Hanna's stock price correlated closely to the performance of the specialty peer group, with the exception of the period from January to August 1999 when Hanna's stock traded at a premium to the peer group. McDonald Investments noted that Geon experienced a nine-month period from May 1999 to February 2000 during which it maintained a significantly higher market return than either the specialty chemical or commodity chemical peer group.

     Discounted Cash Flow Analysis. McDonald Investments performed a discounted cash flow, analysis for the four-year period ending with fiscal year 2003 on the operating cash flows of Geon under the base case and external case scenarios in order to determine a per share equity value of Geon on a stand-alone basis. McDonald Investments also performed a discounted cash flow analysis for the four-year period ending with fiscal year 2003 on the operating cash flows of Hanna under the base case and external case scenarios in order to determine a per share equity value of Hanna. For purposes of its discounted cash flow analysis of Geon, McDonald Investments also took into account the cash flows represented by Geon's projected after-tax equity income from its participation in the Occidental Chemical Corporation and the Olin Corporation joint ventures. For Geon, the cash flows and terminal values were discounted using a discount rate of 11.5% for its specialty chemical business and 12.5% for the joint ventures. These discount rates represent McDonald Investments' estimate of the weighted average cost of capital for a company with assets similar to Geon's.

     McDonald derived implied exchange ratios from the relative values resulting from its discounted cash flow analysis of the two companies. McDonald Investments calculated Hanna's discounted cash flow on a stand-alone basis and after credit for the profit improvements resulting from the consolidation. The cash flows and terminal value were discounted using a discount rate of 11.5%, which represents McDonald Investments' estimate of the weighted average cost of capital for a company with assets similar to Hanna's.

     McDonald Investments then compared the equity values of the two companies in order to determine the exchange ratio implied by the discounted cash flow analysis. McDonald Investments' discounted cash flow analysis of the two companies indicated exchange ratios ranging from 0.49 to 1.0 to 0.76 to 1.0 (assuming, in the latter case, that Hanna was credited with the profit improvements resulting from the transaction). McDonald Investments noted that on a stand-alone basis, the exchange ratio implied by its discounted cash flow analysis of the two companies approximated the Geon exchange ratio, and that after crediting anticipated profit improvements associated with the consolidation to Hanna, the exchange ratio implied by the discounted cash flow analysis significantly exceeded the Geon exchange ratio.

     Analysis of Selected Publicly Traded Companies. McDonald Investments compared financial information for Geon and Hanna to corresponding information for 19 publicly traded chemical companies. The companies were separated into commodity and specialty chemical peer groups. The commodity chemical group consisted of manufacturers of basic chemicals with standard or generic specifications, such as chlorine, caustic soda, ethylene, acetylene and titanium dioxide. The specialty chemical group consisted of manufacturers of modified chemicals with specific performance characteristics, such as plastic additives, resins and compounds, industrial films, and formulators. The eight companies in the commodity peer group were: Borden Chemical and Plastics Limited Partnership, Engelhard Corporation, Georgia Gulf Corporation, Lyondell Chemical Company, Millenium Chemicals Inc., NL Industries, Inc., Olin Corporation, and Occidental Petroleum Corporation. The 11 companies in the specialty chemical peer group were: AEP Industries Inc., Albemarle Corporation, Avery Dennison Corporation, Cytec Industries, Inc., Crompton Corporation, Ferro Corporation, H.B. Fuller Company, Great Lakes Chemical Corporation, Rohm & Haas Company, A. Schulman, Inc., and Solutia, Inc.

     In selecting the companies to include in the specialty chemical peer group and the commodity peer group, McDonald Investments sought to identify companies that shared similar financial and operating characteristics with Geon and Hanna. In particular, McDonald Investments sought to include companies that were similar in size, services, products, markets, customers, competitors, raw materials or manufacturing processes. In order to accomplish these objectives, McDonald Investments researched databases providing information about companies within specified standard industrial classification, or SIC, codes. McDonald Investments refined this data by researching public filings made by those companies, analysts reports and various financial databases. McDonald Investments also sought input from both Geon and Hanna concerning the companies that they identified as their peers. McDonald Investments further refined its analysis by excluding certain companies that were substantially smaller or larger than both Geon and Hanna, specifically, those with market capitalizations less than $100 million or greater than $10 billion. Companies included in the commodity chemical group had market capitalizations ranging from approximately $150 million to $8.2 billion and last 12 month, or LTM, sales ranging from approximately $600 million to $8.8 billion. Companies included in the specialty chemical group had market capitalizations ranging from approximately $150 million to $8.3 billion and LTM sales ranging from approximately $700 million to $6.1 billion.

     McDonald Investments calculated and compared the market values and certain ratios based on stock prices as of May 5, 2000, for the selected companies and for Geon and Hanna. These ratios included enterprise value divided by last 12 months sales, earnings before interest, taxes, depreciation and amortization, or EBITDA, and earnings before interest and taxes, or EBIT, and stock prices divided by book value, last 12 months earnings per share, estimated 2000 earnings per share and estimated 2001 earnings per share. Enterprise value represents the market value of common equity plus the book value of debt, less cash and cash equivalents. Earnings per share projections for the selected companies, Geon and Hanna were based upon the First Call Research Network consensus research analyst estimates.

     No company utilized in McDonald Investments' analysis of selected publicly traded companies is identical to Geon or Hanna. Accordingly, this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Geon, Hanna and other companies included in the analysis.

              SUMMARY OF ANALYSIS OF SELECTED PUBLIC COMPANY VALUATION MULTIPLES
                                     COMMODITY PEER GROUP
----------------------------------------------------------------------------------------------
                                                             MEAN     MEDIAN    GEON     HANNA
                                                            ------    ------    -----    -----
Enterprise Value/last 12 months Sales.....................    1.2x     1.2x      0.7x     0.4x
Enterprise Value/last 12 months EBITDA....................    7.9x     7.5x      6.3x     6.3x
Enterprise Value/last 12 months EBIT......................   13.4x    14.3x      9.5x    10.4x
Market/Book Value.........................................    2.4x     2.6x      1.8x     1.1x
Last 12 months Price/Earnings.............................   13.5x    12.3x     11.1x    15.2x
2000 Price/Earnings.......................................    9.3x     9.4x      8.5x    11.5x
2001 Price/Earnings.......................................    8.3x     8.4x      7.5x    10.0x

              SUMMARY OF ANALYSIS OF SELECTED PUBLIC COMPANY VALUATION MULTIPLES
                                     SPECIALTY PEER GROUP
----------------------------------------------------------------------------------------------
                                                             MEAN     MEDIAN    GEON     HANNA
                                                            ------    ------    -----    -----
Enterprise Value/last 12 months Sales.....................    1.2x     1.2x      0.7x     0.4x
Enterprise Value/last 12 months EBITDA....................    7.4x     6.4x      6.3x     6.3x
Enterprise Value/last 12 months EBIT......................   11.0x     9.0x      9.5x    10.4x
Market/Book Value.........................................    2.7x     2.2x      1.8x     1.1x
Last 12 months Price/Earnings.............................   13.5x    11.6x     11.1x    15.2x
2000 Price/Earnings.......................................   12.5x    10.9x      8.5x    11.5x
2001 Price/Earnings.......................................   10.4x     9.4x      7.5x    10.0x

     McDonald Investments did not use this analysis to determine an implied exchange ratio for the consolidation. Instead, McDonald Investments relied in part on the information generated by this analysis to reach its conclusion that the consolidation provided Geon with opportunities for multiple expansion. In that regard, McDonald Investments noted that despite Geon's more specialized performance polymers and services business, the analysis of publicly traded companies suggests that Geon is currently valued similarly to companies in the commodity peer group. If Occidental Petroleum, Lyondell and Engelhard (each of which has a multi-billion dollar market capitalization) are excluded from the peer group, the commodity peer group's median 2001 price to earnings ratio falls to 6.8x, as compared to Geon's multiple of 7.5x. In contrast, Hanna enjoys significantly higher price to earnings multiples than the companies in the commodity peer group, and its price to earnings multiples for 2000 and 2001 fall between the mean and median multiples for the specialty chemical group. This data suggests that Hanna is being valued by the market as a specialty chemical company.

     Selected Transactions Analysis. McDonald Investments reviewed 13 merger and acquisition transactions completed since January 1998, or currently pending, involving manufacturers or producers of plastic films, chemical additives, adhesives, coating resins, colorants, heat stabilizers and lubricants. The transactions ranged in size from approximately $100 million in consideration to approximately $6.0 billion, and the form of consideration varied from all-cash to all-stock transactions. Only one of the transactions involved a merger of equals, with the balance being acquisition transactions involving a payment of a control premium. Therefore, as with the comparable companies analysis, McDonald Investments did not use this analysis to develop an implied exchange ratio for the consolidation. Instead, it used this analysis to provide the Geon board with a reference point for the market multiples paid in acquisition transactions involving industry participants. In that regard, McDonald Investments presented the data as if each of Geon and Hanna were the "buyer" and the "seller" in the transaction. This presentation indicated that if either company is regarded as selling to the other, it is realizing a purchase price that is below the average price paid in comparable transactions. However, if either company is viewed as the buyer in the consolidation, this presentation indicates that it is acquiring the other at a favorable price. Since neither Geon nor Hanna is a buyer or seller in this consolidation, McDonald Investments did not place great weight on this analysis.

     In order to identify comparable transactions, McDonald Investments researched third party and its own proprietary databases of merger and acquisition transactions. Selection criteria were similar to those employed in McDonald Investments' comparable public companies analysis. Transactions were evaluated for inclusion based on targets or acquirors with similar services, products, markets, customers, competitors, raw materials or manufacturing processes. McDonald Investments refined this analysis by excluding transactions with enterprise values of less than $100 million and more than $10 billion. Targets with values above or below this range were deemed to be too large or small to be directly comparable to the consolidation. In order to obtain what it believed to be a representative sample of industry transactions, McDonald Investments determined to include transactions during the period from January 1, 1998 to May 5, 2000. Based on these criteria, McDonald identified the following thirteen transactions as comparable to the consolidation.

               TARGET                                ACQUIROR
               ------                                --------
McWhorter Technologies, Inc.           Eastman Chemical Company
Worldwide Polyols (Lyondell Chem.)     Bayer AG
Vianova Resins (Deutsche Bank AG)      Solutia Inc.
Furon Co                               Compagnie de Saint-Gobain SA
Witco Corp                             Crompton & Knowles Corp
O'Sullivan Corp                        Geon Co (The)
Imperial Chemical Industries PLC       Huntsman Corp
Morton International                   Rohm & Haas Co
LeaRonal Inc                           Rohm & Haas Co
Canning (W.) PLC                       MacDermid Inc
Blessings Corp                         Huntsman Packaging Corp
Polycom Huntsman Inc                   Spartech Corp
Rheox Inc. (NL Industries Inc)         Harrisons & Crosfield PLC

     For each of the transactions that it reviewed, McDonald Investments calculated the ratio of enterprise value to last 12 months revenue, EBITDA and EBIT prior to the announcement of the merger. It also calculated the ratio of equity value to book value and last 12 months net income represented by the purchase price paid in the transaction, as well as the premium paid in the transaction by reference to the market price of the targets' securities one, five and 30 days prior to announcement.

     No transaction utilized in the comparable transactions analysis is identical to the consolidation. Accordingly, such analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Geon and Hanna and other factors that could affect the acquisition value of the companies to which they are being compared.

                    SUMMARY OF ANALYSIS OF SELECTED ACQUISITION TRANSACTIONS
-------------------------------------------------------------------------------------------------
                                                                                       M.A. HANNA
                 LTM ESTIMATES                    MEAN    MEDIAN      GEON AS BUYER     AS BUYER
                 -------------                    ----    ------      -------------    ----------
Enterprise Value/Revenues.......................  1.5x      1.3x           0.4x            0.7x
Enterprise Value/EBITDA.........................  10.3x    10.4x           6.3x            6.3x
Enterprise Value/EBIT...........................  13.9.x   13.8x          10.4x            9.5x
Equity Value/Book Value.........................  2.9x      3.0x           1.1x            1.8x
Equity Value/Net Income.........................  18.8x    20.2x          15.2x           11.1x
One Day Premium.................................  32.0%    26.8%           1.6%           (1.6%)
Five Day Premium................................  35.8%    36.1%          (4.9%)           5.1%
30 Day Premium..................................  41.0%    46.7%          (1.0%)           1.1%

     The actual results achieved by the resulting company may vary from projected results, and the variations may be material.

     Conclusion. The summary set forth above describes the principal elements of the presentation made by McDonald Investments to the Geon Board on May 7, 2000. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, the opinion is not readily susceptible to summary description. Each of the analyses conducted by McDonald Investments was carried out in order to provide a different perspective on the consolidation and add to the total mix of information available. McDonald Investments did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, McDonald Investments considered the results of the analyses in light of each other and ultimately reached its opinion based upon the results of all analyses taken as a whole. Except as indicated above, McDonald Investments did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, McDonald Investments believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, McDonald Investments made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by McDonald Investments are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses.

     Engagement Letter. Under the terms of an engagement letter dated August 24, 1998, as amended on May 4, 2000, Geon agreed to pay McDonald Investments a fee of $1,000,000 when McDonald Investments delivered a fairness opinion to the Geon board. Geon also agreed to pay McDonald Investments a transaction fee of $6,000,000, less the fee paid to McDonald Investments for rendering its opinion, upon completion of the consolidation. Geon has also agreed to reimburse McDonald Investments promptly for all out-of-pocket expenses, including the reasonable fees and out-of-pocket expenses of counsel, incurred by McDonald Investments in connection with its engagement, whether or not the consolidation is consummated, and to indemnify McDonald Investments and related persons against liabilities in connection with its engagement, including liabilities under federal securities laws. The terms of the fee arrangement with McDonald Investments were negotiated at arm's length between Geon and McDonald Investments, and the Geon board was aware of the arrangement, including the fact that most of the fees payable to McDonald Investments are contingent upon completion of the consolidation. McDonald Investments may provide investment banking services to Geon and its subsidiaries in the future.

     In the ordinary course of business, McDonald Investments may actively trade the securities of Geon and Hanna for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities. McDonald Investments makes a market in the securities of Geon and Hanna.

     McDonald Investments, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Geon selected McDonald Investments based on its experience in transactions similar to the consolidation and its reputation in the retail and investment communities.

OPINION OF HANNA'S FINANCIAL ADVISOR

     Hanna retained Salomon Smith Barney to act as its exclusive financial advisor in connection with the proposed consolidation. In connection with its engagement, Hanna requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to the holders of Hanna common stock of the Hanna exchange ratio. On May 7, 2000, at a meeting of the Hanna board held to evaluate the proposed consolidation, Salomon Smith Barney delivered to the Hanna board an oral opinion, subsequently confirmed by delivery of a written opinion dated May 7, 2000, to the effect that, as of that date and based on and subject to the matters described in the opinion, the Hanna exchange ratio was fair, from a financial point of view, to the holders of Hanna common stock. In arriving at its opinion, Salomon Smith Barney:

     - reviewed the consolidation agreement;

     - held discussions with Hanna's senior officers, directors and other representatives and advisors and Geon's senior officers and other representatives and advisors concerning Hanna's and Geon's businesses, operations and prospects;

     - examined publicly available business and financial information relating to Hanna and Geon as well as financial forecasts and other information and data for Hanna and Geon which the managements of Hanna and Geon provided to or otherwise discussed with Salomon Smith Barney, including information relating to strategic implications and operational benefits anticipated to result from the consolidation;

     - reviewed the financial terms of the consolidation as described in the consolidation agreement in relation to, among other things, current and historical market prices and trading volumes of Hanna common stock and Geon common stock, and Hanna's and Geon's financial condition, historical and projected earnings and other operating data and capitalization;

     - considered, to the extent publicly available, the financial terms of other transactions recently effected which Salomon Smith Barney considered relevant in evaluating the consolidation;

     - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating Hanna's and Geon's operations;

     - evaluated the potential pro forma financial impact of the consolidation on PolyOne; and

     - conducted other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

     In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to these financial forecasts and other information and data, Hanna's and Geon's managements advised Salomon Smith Barney that they were reasonably prepared on bases reflecting their best currently available estimates and judgments as to Hanna's and Geon's future financial performance and the strategic implications and operational benefits anticipated to result from the consolidation.

     Salomon Smith Barney assumed, with Hanna's consent, that the consolidation will be treated as a tax-free reorganization for U.S. federal income tax purposes. Salomon Smith Barney's opinion relates to the relative values of Hanna and Geon. Salomon Smith Barney did not express any opinion as to what the value of PolyOne common shares actually will be when issued in the consolidation or the price at which PolyOne common shares will trade after the consolidation. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of Hanna's or Geon's assets or liabilities, contingent or otherwise, and Salomon Smith Barney did not make any physical inspection of Hanna's or Geon's properties or assets.

     In connection with its opinion, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of Hanna. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the consolidation as compared to any alternative business strategies that might exist for Hanna or the effect of any other transaction in which Hanna might engage. Salomon Smith Barney's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion. Although Salomon Smith Barney evaluated the Hanna exchange ratio from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the consolidation, which was determined through negotiation between Hanna and Geon. Hanna imposed no other instructions or limitations on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

     THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED MAY 7, 2000, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS DOCUMENT AS ANNEX C AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS ADDRESSED TO THE HANNA BOARD AND RELATES ONLY TO THE FAIRNESS OF THE HANNA EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE CONSOLIDATION OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED CONSOLIDATION.

     In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The following discussion of these analyses is a summary description of the material financial analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Hanna and Geon. No company, transaction or business used in those analyses as a comparison is identical to Hanna, Geon or the proposed consolidation, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

     The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

     Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Hanna board in its evaluation of the consolidation and should not be viewed as determinative of the views of Hanna's board or management with respect to the Hanna exchange ratio or the proposed consolidation.

     The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated May 7, 2000, to the Hanna board. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES.

     Introduction. The Hanna exchange ratio of 1.0x and the Geon exchange ratio of 2.0x reflect a pro forma equity ownership in PolyOne for each of Hanna's and Geon's stockholders of approximately 50%. The Geon exchange ratio of 2.0x reflects the difference in the number of outstanding shares of Hanna common stock and Geon common stock since the total number of outstanding shares of Hanna common stock is approximately twice the total number of outstanding shares of Geon common stock. Accordingly, for those analyses in which Salomon Smith Barney derived implied exchange ratios, Salomon Smith Barney divided the implied per share equity reference range for Geon by the implied per share equity reference range for Hanna resulting from those analyses, and Salomon Smith Barney compared the implied exchange ratio reference ranges derived from those analyses to the Geon exchange ratio. Financial data used in Salomon Smith Barney's analyses, in the case of Hanna, were pro forma for the sale of Hanna's wholly owned subsidiary Cadillac Plastic Group, Inc., which Hanna currently intends to sell, and, in the case of Geon, were pro forma for acquisitions which Geon consummated in 1999 and its OxyChem transactions which included the formation of the OxyVinyls joint venture. In its analyses, Salomon Smith Barney assumed that the market value of Geon's 24% interest in its OxyVinyls joint venture approximated its cost basis.

  Contribution Analysis. Salomon Smith Barney compared the relative contributions of Hanna and Geon to various operational metrics of PolyOne, based both on publicly available research analysts' estimates and internal estimates of Hanna's and Geon's managements. Salomon Smith Barney reviewed calendar year 1999 and estimated calendar year 2000 earnings before interest, taxes, depreciation and amortization, or EBITDA, and earnings before interest and taxes, or EBIT, of PolyOne. Salomon Smith Barney also reviewed estimated calendar years 2000 and 2001 net income and net income plus amortization. This analysis indicated an implied contribution range for Hanna of approximately 39.2% to 58.7% and for Geon of approximately 41.3% to 60.8%, as compared to the pro forma equity ownership in PolyOne of each of Hanna's and Geon's stockholders, based on the Hanna exchange ratio and the Geon exchange ratio, of approximately 50%.

     Historical Exchange Ratio Analysis. Salomon Smith Barney performed a historical exchange ratio analysis comparing the closing prices for Hanna common stock and Geon common stock on May 5, 2000, and the average daily closing prices of Hanna common stock and Geon common stock for the 30, 60, 90, 180 and 360 trading days preceding May 5, 2000. This analysis yielded an implied exchange ratio range of 1.89x to 2.45x, as compared to the Geon exchange ratio of 2.0x.

                           PERIOD                             IMPLIED EXCHANGE RATIO
                           ------                             ----------------------
May 5, 2000.................................................           2.03x
30 trading days.............................................           1.89x
60 trading days.............................................           2.00x
90 trading days.............................................           2.29x
180 trading days............................................           2.45x
360 trading days............................................           2.20x

     Selected Companies Analysis. Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of Hanna, Geon and selected publicly traded companies in the specialty chemicals industry, which is the industry in which Hanna and Geon operate, with particular focus on companies with a business focus on advanced materials, polymers or additives and a market capitalization of approximately $100 million to $1.2 billion. Based on these characteristics, Salomon Smith Barney selected the following eight publicly traded companies in the specialty chemicals industry:

- Chemfab Corporation

- Cytec Industries, Inc.

- Ferro Corporation

- Hexcel Corporation
- McWhorter Technologies, Inc.

- Omnova Solutions Inc.

- Spartech Corporation

- A. Schulman, Inc.

All multiples were based on closing stock prices on May 5, 2000 or, in the case of McWhorter Technologies, Inc., May 3, 2000, which was the closing price of McWhorter Technologies, Inc. common stock on the last trading day prior to public announcement of Eastman Chemical Company's proposed acquisition of McWhorter Technologies, Inc. Estimated financial data for Hanna, Geon and the selected companies were based on publicly available financial statements and research analysts' estimates. Salomon Smith Barney derived firm values, calculated as equity market value, plus debt, less investments in unconsolidated subsidiaries and cash, based on multiples of, among other things, latest 12 months EBITDA and EBIT, and equity market values based on multiples of estimated calendar years 2000 and 2001 earnings per share. This analysis resulted in the following implied exchange ratio ranges, as compared to the Geon exchange ratio of 2.0x:

                                                              IMPLIED EXCHANGE RATIO
                                                              ----------------------
Latest 12 months EBITDA.....................................       2.3x to 3.5x
Latest 12 months EBIT.......................................       3.0x to 4.1x
Estimated calendar year 2000 earnings per share.............       2.3x to 3.3x
Estimated calendar year 2001 earnings per share.............       2.3x to 3.1x

     Precedent Transactions. Using publicly available information, Salomon Smith Barney reviewed the implied transaction value multiples paid or proposed to be paid in selected transactions during the period 1996 to 2000 in the specialty chemicals industry, which is the industry in which Hanna and Geon operate, with particular focus on transactions having transaction values greater than $150 million and involving companies with a business focus on advanced materials, polymers or additives. Based on these characteristics, Salomon Smith Barney selected the following 10 transactions in the specialty chemicals industry:

               ACQUIROR                                           TARGET
               --------                                           ------
- Eastman Chemical Company               - McWhorter Technologies, Inc.
- Morgan Grenfell Development Capital    - Ciba Specialty Chemicals AG
  Ltd. (Deutsche Bank AG)
- Cie de Saint-Gobain SA                 - Furon Corporation
- Geon                                   - O'Sullivan Corporation
- Crompton & Knowles Corporation         - Witco Corporation
- Eastman Chemical Company               - Lawter International, Inc.
- Morgan Grenfell Development Capital    - Vianova Resins GmbH (Hoechst AG)
  Ltd. (Deutsche Bank AG)
- Allied Signal Inc.                     - Astor Holdings Inc.
- Industri Kapital AB                    - Metsa-Serla OY-Chemicals Division Metsalitto Osuuskunta
- Elf Atochem, SA (Societe Nationale     - Findley Adhesives Inc.
  Elf-Aquitaine)

All multiples were based on publicly available information for the relevant transaction. Salomon Smith Barney derived implied transaction value multiples in the selected transactions based on multiples of, among other things, latest 12 months EBITDA and EBIT. This analysis resulted in the following implied exchange ratio ranges, as compared to the Geon exchange ratio of 2.0x:

                                                              IMPLIED EXCHANGE RATIO
                                                              ----------------------
Latest 12 months EBITDA.....................................       2.5x to 3.6x
Latest 12 months EBIT.......................................       2.1x to 2.8x

     Discounted Cash Flow Analyses. Salomon Smith Barney performed separate discounted cash flow analyses of Hanna and Geon in order to estimate the projected free cash flows that each could generate for estimated calendar years 2000 through 2004, based on internal estimates of Hanna's and Geon's managements. The range of estimated terminal values was calculated by applying selected terminal value multiples of 5.5x to 6.5x to Hanna's and Geon's fiscal year 2004 projected EBITDA. The cash flows and terminal values were then discounted to present value using discount rates ranging from 8.0% to 10.0%. This analysis resulted in an implied exchange ratio range of 1.5x to 2.4x, as compared to the Geon exchange ratio of 2.0x.

     Other Factors. In rendering its opinion, Salomon Smith Barney also reviewed and considered other factors, including:

     - historical trading prices of Hanna and Geon for the period May 4, 1997 to May 4, 2000;

     - a cross-ownership stockholder profile of Hanna and Geon;

     - the present value of the potential cost savings and other profit improvements anticipated by Hanna's and Geon's managements to result from the consolidation, based on estimates of Hanna's and Geon's managements;

     - the potential pro forma financial effect of the consolidation on Hanna's and Geon's earnings per share and cash earnings per share for estimated calendar years 2000 through 2002 relative to Hanna's and Geon's earnings per share and cash earnings per share on a stand-alone basis;

     - the strategic fit between Hanna and Geon;

     - comparative trading multiples for speciality chemical companies based on their market capitalization; and

     - selected published research analysts' reports for Hanna and Geon.

     Miscellaneous. Under the terms of its engagement, Hanna has agreed to pay Salomon Smith Barney for its financial advisory services upon completion of the consolidation an aggregate fee based on a percentage of the total consideration, including liabilities assumed, payable in the consolidation. The fee payable to Salomon Smith Barney is currently estimated to be approximately $4.1 million. Hanna also has agreed to reimburse Salomon Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and disbursements of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     Salomon Smith Barney has advised Hanna that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Hanna and Geon for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Hanna, Geon and their affiliates.

     Salomon Smith Barney is an internationally recognized investment banking firm and was selected by Hanna based on its experience and expertise. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

                              THE SPECIAL MEETINGS

DATE, TIMES AND PLACES

     Geon. Geon will hold its special meeting at The Forum Conference and Education Center, Erie Room, 1375 East Ninth Street, Cleveland, Ohio at 10:00 a.m., local time, on August 29, 2000.

     Hanna. Hanna will hold its special meeting at The Forum Conference and Education Center, Erie Room, 1375 East Ninth Street, Cleveland, Ohio, at 11:00 a.m., local time, on August 29, 2000.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

     Geon. At Geon's special meeting, holders of Geon common stock will be asked to (1) adopt the consolidation agreement and approve the consolidation and the other transactions contemplated by the consolidation agreement and (2) approve the PolyOne 2000 Stock Incentive Plan.

     Hanna. At Hanna's special meeting, holders of Hanna common stock will be asked to (1) adopt the consolidation agreement and approve the consolidation and the other transactions contemplated by the consolidation agreement and (2) approve the PolyOne 2000 Stock Incentive Plan.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Geon. Holders of record of Geon common stock at the close of business on July 17, 2000, the record date for Geon's special meeting, are entitled to notice of and to vote at Geon's special meeting. On the record date, 24,327,115 shares of Geon common stock were issued and outstanding and held by approximately 3,500 holders of record. A majority of the shares of Geon common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at Geon's special meeting in order for a quorum to be present for purposes of transacting business at Geon's special meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name that are not entitled to vote at the special meeting due to the absence of specific instructions from the beneficial owners of those shares) will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business. In the event that a quorum is not present at Geon's special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Geon common stock on the record date are each entitled to one vote per share on each matter to be considered at Geon's special meeting.

     Hanna. Holders of record of Hanna common stock at the close of business on July 14, 2000, the record date for Hanna's special meeting, are entitled to notice of and to vote at Hanna's special meeting. On the record date, 48,484,738 shares of Hanna common stock were issued and outstanding and held by approximately 4,300 holders of record. A majority of the shares of Hanna common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at Hanna's special meeting in order for a quorum to be present for purposes of transacting business at Hanna's special meeting. Abstentions and broker non-votes will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business. In the event that a quorum is not present at Hanna's special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Hanna common stock on the record date are each entitled to one vote per share on each matter to be considered at Hanna's special meeting.

VOTES REQUIRED

     Geon. The adoption of the consolidation agreement and approval of the consolidation and the other transactions contemplated by the consolidation agreement require the affirmative vote of the holders of at least a majority of the shares of Geon common stock outstanding on the record date. Abstentions and broker non-votes will have the same effect as a vote against this proposal. The adoption of the PolyOne 2000 Stock Incentive Plan requires the affirmative vote of holders of at least a majority of the shares of Geon common stock that vote at the Geon special meeting. Abstentions and broker non-votes will not be counted for purposes of this proposal.

     Hanna. The adoption of the consolidation agreement and approval of the consolidation and the other transactions contemplated by the consolidation agreement require the affirmative vote of the holders of at least a majority of the shares of Hanna common stock outstanding on the record date. Abstentions and broker non-votes will have the same effect as a vote against this proposal. The approval of the PolyOne 2000 Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares of Hanna common stock that vote at the Hanna special meeting. Abstentions and broker non-votes will not be counted for purposes of this proposal.

RESOLICITATION

     Each of Geon and Hanna has retained the discretion in some situations, even if stockholder approval has been obtained and the other conditions to the consolidation agreement have been satisfied, to terminate or amend the consolidation agreement or to waive some of its provisions. If Geon or Hanna decides to terminate or amend the consolidation agreement or to waive any of its provisions, it will be on the basis that its board believes the action to be in the best interest of its stockholders.

     If Geon and Hanna amend or waive the terms of the consolidation agreement or waive any of its provisions and conclude that the amendment or waiver is not material, we do not believe that it will be necessary to resolicit stockholders' approval of the consolidation. Immaterial amendments to or waivers of the terms of the consolidation agreement will not fundamentally alter the character of the consolidation. If Geon and Hanna amend or waive the terms of the consolidation agreement and the amendments or waivers are material in the aggregate, Geon and Hanna will resolicit the approval of their stockholders. Under those circumstances, Geon and Hanna would circulate revised proxy materials to their stockholders.

SHARE OWNERSHIP

     Geon. At the close of business on the record date, directors and executive officers of Geon and their affiliates beneficially owned and were entitled to vote 994,777 shares of Geon common stock, which represented approximately 4% of the shares of Geon common stock outstanding on that date. Each of those directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the Geon common stock owned by him or her FOR adoption of the consolidation agreement and approval of the consolidation and the other transactions contemplated by the consolidation agreement at Geon's special meeting.

     At the close of business on the record date, The Geon Company Share Ownership Trust established by Geon owned and was entitled to vote 493,590 shares of Geon common stock, which represented approximately 2% of the shares of the Geon common stock outstanding on that date.

     Hanna. At the close of business on the record date, directors and executive officers of Hanna and their affiliates beneficially owned and were entitled to vote 680,588 shares of Hanna common stock, which represented approximately 1.4% of the shares of Hanna common stock outstanding on that date. Each of those directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the Hanna common stock owned by him or her FOR adoption of the consolidation agreement and approval of the consolidation and the other transactions contemplated by the consolidation agreement at Hanna's special meeting.

     At the close of business on the record date, the Associates Ownership Trust established by Hanna owned and was entitled to vote 3,202,856 shares of Hanna common stock, which represented approximately 6.6% of the shares of Hanna common stock outstanding on that date.

VOTING OF PROXIES

     Submitting Proxies. Geon and Hanna stockholders may submit their proxies by attending their respective special meeting and voting their shares in person at the meeting, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope. If a written proxy card is signed by a stockholder and returned without instructions, the shares represented by the proxy will be voted for each of the proposals presented at the Geon or Hanna special meeting, as applicable. Participants in The Geon Company's Retirement Savings Plan will receive a separate voting instruction card. Participants in Hanna's 401(k) Plan and Retirement Plan, its Capital Accumulation Plan, the DH Compounding 401(K) Plan and Hanna's Associates

Ownership Trust will receive a separate voting instruction card. A participant must sign and return his or her card to the trustee of the trust related to the plan in order to instruct the trustee on how to vote the shares held under the respective trust.

     Geon stockholders and Hanna stockholders may also submit their proxies by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are printed on the proxy cards.

     Geon and Hanna stockholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at their respective special meeting.

     Revoking Proxies. Geon and Hanna stockholders of record may revoke their proxies at any time prior to the time their proxies are voted at Geon's special meeting or Hanna's special meeting, as the case may be. Proxies may be revoked by written notice to Geon or Hanna, as applicable, by a later-dated proxy signed and returned by mail or by attending Geon's special meeting or Hanna's special meeting, as applicable, and voting in person. A participant under a plan may revoke his or her voting instruction card before the trustee votes the shares held by it by giving notice in writing to the trustee. Attendance at Geon's special meeting or Hanna's special meeting, as applicable, will not in and of itself constitute a revocation of a proxy. Geon and Hanna stockholders of record may also revoke their proxies by a later-dated proxy using the telephone voting procedures or the Internet voting procedures. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the applicable special meeting as follows:

FOR GEON STOCKHOLDERS, TO:                 FOR HANNA STOCKHOLDERS, TO:
The Geon Company                           M.A. Hanna Company
One Geon Center                            Suite 36-5000
Avon Lake, Ohio 44012-0122                 200 Public Square
Attention: Corporate Secretary             Cleveland, Ohio 44114-2304
                                           Attention: Corporate Secretary

     Stockholders who require assistance in changing or revoking a proxy should contact Morrow & Co., Inc. at the address or phone number provided in this joint proxy statement/prospectus under the caption "Questions and Answers -- Who can help answer my questions?"

     General Information. If any other matters are properly presented at either the Geon or Hanna special meeting for consideration, the persons named in the enclosed form of proxy, and acting under that proxy, will have discretion to vote or not vote on those matters in accordance with their best judgment, unless authorization to use that discretion is withheld. Neither Geon nor Hanna is aware of any matters expected to be presented at its respective special meeting other than as described in its respective notice of special meeting.

     The cost of solicitation of proxies will be paid by Geon for Geon proxies and by Hanna for Hanna proxies. In addition to solicitation by mail, the directors, officers and employees of Geon and Hanna may also solicit proxies from stockholders by telephone, telecopy, telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and Geon or Hanna, as the case may be, will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

     Geon and Hanna have each retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitations. Morrow & Co., Inc. will receive a fee of $7,500 from Geon and $10,000 from Hanna as compensation for its services and reimbursement for its related out-of-pocket expenses. Geon and Hanna have agreed to indemnify Morrow & Co., Inc. against liabilities arising out of or in connection with its engagement.

     Stockholders who submit proxy cards should not send in any stock certificates with their proxy cards. A transmittal form with instructions for the surrender of certificates representing shares of Geon common stock or Hanna common stock will be mailed by PolyOne to former Geon and Hanna stockholders shortly after the consolidation is completed. See "The Consolidation -- Exchange of Certificates," and "Agreement and Plan of Consolidation -- Conversion of Shares; Procedures for Surrender of Certificates; Fractional Shares."

                      AGREEMENT AND PLAN OF CONSOLIDATION

GENERAL

     This section of the joint proxy statement/prospectus describes the material provisions of the consolidation agreement. A copy of the consolidation agreement is attached as Annex A to this document. We encourage you to read the consolidation agreement because it is the legal document that governs the consolidation.

CLOSING; EFFECTIVE TIME

     The closing of the consolidation will take place at 10:00 a.m. no later than the second business day after satisfaction or waiver of the conditions set forth in the consolidation agreement, unless another time or date is agreed to by Geon and Hanna.

     Subject to the provisions of the consolidation agreement, as soon as practicable on or after the date of the consolidation, Geon and Hanna will file certificates of consolidation and other appropriate documents with the Secretary of State of Delaware and the Secretary of State of Ohio in accordance with the relevant provisions of Ohio law and Delaware law, respectively. The consolidation will become effective at the latest to occur of (1) the time that the Delaware certificate of consolidation is filed with the Secretary of State of the State of Delaware, (2) the time that the Ohio certificate of consolidation is filed with the Secretary of State of the State of Ohio or (3) any subsequent date or time that Geon and Hanna agree and specify in the Delaware certificate of consolidation and the Ohio certificate of consolidation.

CONSIDERATION TO BE RECEIVED IN THE CONSOLIDATION

     Conversion of Geon Common Stock. Except as described below, at the time of and by virtue of the consolidation, and without any action on the part of any stockholder of Geon, each issued and outstanding share of Geon common stock, and each share of Geon common stock held in the treasury of Geon, will be converted into the right to receive two validly issued, fully paid and nonassessable PolyOne common shares.

     Any share of Geon common stock owned by Geon or any subsidiary of Geon or Hanna (other than shares of Geon common stock acquired by employee benefit trust funds in the ordinary course and any shares of Geon common stock held in trust accounts, managed accounts or in any similar trustee or fiduciary capacity) will automatically be canceled and retired in the consolidation and will cease to exist, and no consideration will be delivered in exchange for those shares.

     Upon completion of the consolidation, all shares of Geon common stock will no longer be outstanding, will automatically be canceled and retired and will cease to exist. Each holder of shares of Geon common stock will cease to have any rights with respect to those shares, except the right to receive the PolyOne common shares.

     Conversion of Hanna Common Stock. Except as described below, at the time of and by virtue of the consolidation, and without any action on the part of any stockholder of Hanna, each issued and outstanding share of Hanna common stock, and each share of Hanna common stock held in the treasury of Hanna, will be converted into the right to receive one validly issued, fully paid and nonassessable PolyOne common share.

     Any share of Hanna common stock owned by Geon or any subsidiary of Geon or Hanna (other than shares of Hanna common stock acquired by employee benefit trust funds in the ordinary course and any shares of Hanna common stock held in trust accounts, managed accounts or in any similar trustee or fiduciary capacity) will automatically be canceled and retired in the consolidation and will cease to exist, and no consideration will be delivered in exchange for those shares.

     Upon completion of the consolidation, all shares of Hanna common stock will no longer be outstanding, will automatically be canceled and retired and will cease to exist. Each holder of shares of Hanna common stock will cease to have any rights with respect to those shares, except the right to receive the PolyOne common shares.

     Cancellation of Consolidation Corp. Common Shares. Consolidation Corp. will be a new Ohio corporation that will be formed solely to participate in the consolidation with Geon and Hanna. As a result of the consolidation, each common share of Consolidation Corp. will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange for those shares.

CONVERSION OF SHARES; PROCEDURES FOR SURRENDER OF CERTIFICATES; FRACTIONAL
SHARES

     The conversion of Geon and Hanna common stock into the right to receive PolyOne common shares will occur automatically at the effective time of the consolidation. As soon as practicable after the effective time of the consolidation, First Chicago Trust Company of New York, the exchange agent for the consolidation, will send a transmittal letter to each former stockholder of Geon and Hanna. The transmittal letter will contain instructions with respect to the surrender by Geon and Hanna stockholders of their stock certificates. YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY. The exchange agent will mail to each stockholder who properly completes and returns a letter of transmittal and surrenders his or her stock certificate formerly representing Geon common stock or Hanna common stock a certificate reflecting the whole number of PolyOne common shares issued to that stockholder in the consolidation.

     After the consolidation, each certificate that previously represented shares of Geon common stock and Hanna common stock will represent only the right to receive PolyOne common shares into which those Geon and Hanna shares were converted in the consolidation and the right to receive cash in lieu of fractional PolyOne common shares as described below.

     Holders of certificates previously representing shares of Geon common stock and Hanna common stock will not be paid dividends or distributions on the PolyOne common shares into which their Geon or Hanna shares have been converted with a record date after the consolidation, and will not be paid cash in lieu of fractional PolyOne common shares, until their certificates are surrendered to the exchange agent. When their certificates are surrendered, any unpaid dividends and any cash in lieu of fractional PolyOne common shares payable as described below will be paid without interest.

     If a transfer of ownership of Geon common stock or Hanna common stock has been made that is not registered in the records of Geon's or Hanna's transfer agent, as the case may be, a certificate representing the proper number of PolyOne common shares may be issued to a person other than the person in whose name the certificate so surrendered is registered. However, the certificate must be properly endorsed or otherwise in proper form for transfer and the person requesting a certificate issuance must either (1) pay any transfer or other taxes required by reason of the issuance of PolyOne common shares to a person other than the registered holder of that certificate or (2) establish to the satisfaction of PolyOne that those taxes have been paid or are not applicable.

     All PolyOne common shares issued upon conversion of shares of Geon common stock and Hanna common stock and any cash paid in lieu of fractional PolyOne common shares will be deemed to have been issued or paid in full satisfaction of all rights pertaining to those shares of Geon common stock or Hanna common stock, as the case may be. PolyOne, however, will still be obligated to pay any dividends or make any other distributions with a record date prior to the consolidation that have been declared or made by either Geon or Hanna on shares of Geon common stock or Hanna common stock, respectively, on or prior to the consolidation and which remain unpaid at the time of the consolidation.

     No fractional PolyOne common share will be issued to any stockholder upon surrender of certificates previously representing Geon common stock and Hanna common stock. Instead, the exchange agent will pay to each of those stockholders an amount in cash equal to the product obtained by multiplying the fractional share interest to which the holder (after taking into account all shares of Geon or Hanna common stock held at the effective time by such holder) would otherwise be entitled by the closing price for a PolyOne common share on the New York Stock Exchange Composite Transaction Tape on the first day PolyOne common shares trade after the effective time of the consolidation.

REPRESENTATIONS AND WARRANTIES

     The consolidation agreement contains mutual representations and warranties by each of Geon and Hanna relating to, among other things:

     - corporate organization, standing and power;

     - subsidiaries;

     - capitalization;

     - authorization, execution, delivery, performance and enforceability of, required consents, approvals, orders and authorizations of governmental authorities relating to, and noncontravention of agreements as a result of, the consolidation agreement;

     - documents filed by each of Geon and Hanna with the Securities and Exchange Commission and other regulatory entities, the accuracy of information contained in those documents and the absence of undisclosed liabilities of each of Geon and Hanna;

     - the accuracy of information supplied by each of Geon and Hanna in connection with this joint proxy statement/prospectus and the S-4 registration statement of which this joint proxy statement/prospectus is a part;

     - absence of material changes or events with respect to each of Geon and Hanna since December 31, 1999;

     - compliance with applicable laws and litigation;

     - absence of changes in benefit plans since December 31, 1999;

     - matters relating to the Employee Retirement Income Security Act of 1974;

     - tax matters;

     - material contracts and noncompetition agreements;

     - environmental matters;

     - intellectual property matters;

     - product liability claims;

     - required stockholder votes in connection with the consolidation;

     - satisfaction of state takeover statutes;

     - the inapplicability of Geon's and Hanna's rights plans to the consolidation;

     - ownership by Geon of Hanna common stock or ownership by Hanna of Geon common stock;

     - opinions of financial advisors; and

     - engagement of and payment of fees to brokers, investment bankers, finders and financial advisors in connection with the consolidation agreement.

COVENANTS

     Conduct of Business. Pursuant to the consolidation agreement, Geon and Hanna have each agreed that, except as permitted or contemplated by the consolidation agreement or as consented to by the other party, during the period from the date of the consolidation agreement to the effective time of the consolidation, each party will, and will cause its subsidiaries to:

     - carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations;

     - use all reasonable efforts to preserve intact their current business organizations, other than internal organizational realignments;

     - use all reasonable efforts to keep available the services of their current officers and other key employees; and

     - preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the time of the consolidation.

     The consolidation agreement provides that Geon and its subsidiaries and Hanna and its subsidiaries, without the consent of the other party, will not take any action outside of the parameters specified in the consolidation agreement relating to the following matters:

     - declaring or paying dividends or recapitalizing or redeeming its capital stock;

     - issuing, selling or encumbering any shares of capital stock or options to acquire any shares of its capital stock (except that Hanna is allowed to repurchase up to 750,000 shares of Hanna common stock prior to the consolidation);

     - incurring indebtedness;

     - satisfying claims or liabilities;

     - modifying, amending or terminating material contracts;

     - amending its organizational documents;

     - selling, leasing or encumbering its property or assets (other than the sale of Hanna's Cadillac Plastic Group);

     - making acquisitions;

     - increasing compensation, bonus or other benefits of directors, officer or employees;

     - changing accounting principles;

     - making any tax elections;

     - approving any takeover proposal from a third party;

     - taking actions related to antitakeover measures; or

     - licensing or otherwise disposing of intellectual property.

     Coordination of Dividends. Geon and Hanna will coordinate with the other regarding the declaration and payment of dividends in respect of Geon common stock and Hanna common stock and the record dates and payment dates relating to those dividends. Geon's and Hanna's intention in that regard is that no holder of Geon common stock or Hanna common stock will receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares, including PolyOne common shares that a holder receives in exchange for shares of Geon common stock or Hanna common stock in the consolidation.

     No Solicitation. The consolidation agreement provides that neither Geon nor Hanna will, and will not authorize or permit any of their officers, directors, employees or representatives to, directly or indirectly:

          (1) solicit, initiate or encourage, or take any other action designed to facilitate, any inquiries or the making of any takeover proposal (as defined below); or

          (2) participate in any discussions or negotiations regarding any takeover proposal.

     Geon and Hanna have agreed to immediately advise the other of any request for information or any takeover proposal and to keep the other informed of the status of any request for information or any takeover proposal.

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

     A "takeover proposal" is, other than the consolidation and the transactions contemplated by the consolidation agreement, any inquiry, proposal or offer from any person relating to any:

     - direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Geon or Hanna, as the case may be, and its subsidiaries, taken as a whole;

     - direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Geon or Hanna, as the case may be, and its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Geon and Hanna, as the case may be, and its subsidiaries, taken as a whole;

     - tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of any equity securities of Geon or Hanna, as the case may be, or any of their respective subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Geon or Hanna, as the case may be, and its subsidiaries taken as a whole; or

     - merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Geon or Hanna, as the case may be, or any of their respective subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Geon or Hanna, as the case may be, and its subsidiaries taken as a whole (other than, in the case of Hanna, the sale of Hanna's Cadillac Plastic Group).

     Notwithstanding these restrictions, if either board determines in good faith, after consultation with outside counsel, that in order to act in a manner consistent with its fiduciary duties to its stockholders under applicable law, Geon or Hanna, as the case may be, may, in response to a superior proposal and subject to providing written notice to the other party of its decision to take such action and compliance with its obligation to advise the other party of any request for information or of any takeover proposal:

          (1) furnish information with respect to it and its subsidiaries to any person making a superior proposal pursuant to a confidentiality agreement that is no less restrictive than the confidentiality agreement between Geon and Hanna (other than the standstill provisions contained therein); and

          (2) participate in discussions or negotiations regarding the superior proposal.

     A "superior proposal" is any proposal made by a third party to acquire, directly or indirectly, more than 66 2/3% of the combined voting power of the then outstanding shares of either Geon common stock or Hanna common stock, as the case may be, or all or substantially all the assets of Geon or Hanna and otherwise on terms that the relevant board determines in its good faith judgment, after consultation with a financial advisor of nationally recognized reputation, to be more favorable to that company's stockholders than the Geon-Hanna consolidation (after considering (1) any adjustment to the terms and conditions of the consolidation proposed by the other party in response to such takeover proposal and (2) the termination fee to be paid by the party accepting the takeover proposal) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the relevant board, is reasonably capable of being obtained by that third party.

     In addition, except as expressly permitted by the consolidation agreement, neither the Geon board nor the Hanna board, nor any committee of either board, may:

     - withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by that board or that committee of the consolidation or the consolidation agreement;

     - approve or recommend, or propose publicly to approve or recommend, any takeover proposal; or

     - cause either Geon or Hanna, as the case may be, to enter into any acquisition agreement related to any takeover proposal, including any letter of intent, agreement in principle or other similar agreement.

     Notwithstanding these restrictions, if either board determines in good faith, after consultation with outside counsel, that in light of a superior proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to its stockholders under applicable law, it may terminate the consolidation agreement in order to concurrently enter into an acquisition agreement with respect to a superior proposal. Before terminating the consolidation agreement as allowed by the preceding sentence, however,

          (1) at least three business days must have elapsed following delivery to the other party of written notice advising it that the board is prepared to accept a superior proposal, and during that three-day period, the party wishing to terminate the consolidation agreement has negotiated in good faith with the other party to make such adjustments in the terms and conditions of the consolidation as would enable the parties to proceed with the consolidation on such adjusted terms;

          (2) at the end of this three-day period, the board continues to reasonably believe that the proposed takeover proposal is a superior proposal; and

          (3) the party wishing to terminate the consolidation agreement pays the termination fee described below.

     Rights Agreements. Each party will take all further action reasonably requested in writing by the other party (including redeeming the rights immediately prior to the effective time of the consolidation or further amending the rights agreement) in order to render its rights agreement inapplicable to the consolidation and the other transactions contemplated by the consolidation agreement.

ADDITIONAL AGREEMENTS

     Regulatory Approvals. Each of Geon and Hanna agreed to (1) make the required filings under the Hart-Scott-Rodino Act with respect to the consolidation and the other transactions contemplated by the consolidation agreement within 10 days after the date of the consolidation agreement, (2) comply at the earliest practicable date with any request under the Hart-Scott-Rodino Act for additional information, documents or other materials received by the party from the Federal Trade Commission or the Department of Justice or any other governmental entity in respect of those filings or the consolidation and the other transactions contemplated by the consolidation agreement, and (3) cooperate with the other party in connection with making any filing under the Hart-Scott-Rodino Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any governmental entity under the Hart-Scott-Rodino Act with respect to the consolidation and the other transactions contemplated by the consolidation agreement.

     In furtherance of the covenants of the parties described above, each of Geon and Hanna have agreed to use their reasonable best efforts to resolve the objections, if any, that may be asserted with respect to the transactions contemplated by the consolidation agreement under any antitrust law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by the consolidation agreement as violative of any antitrust law, each of Geon and Hanna agreed to cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the consolidation agreement, including, without limitation, vigorously defending in litigation on the merits any claim asserted in any court by any party through a final and nonappealable judgment.

     If any objections are asserted with respect to the transactions contemplated by the consolidation agreement under any antitrust law or if any suit is instituted by any governmental entity or any private party challenging any of the transactions contemplated by the consolidation agreement as violative of any antitrust law, each of Geon and Hanna have agreed to use their reasonable best efforts to resolve the objections or challenge that the governmental entity or private party may have to the transactions under the antitrust law to permit consummation of the transactions contemplated by the consolidation agreement. Each of Geon and Hanna (and, to the extent required by any governmental entity, its respective subsidiaries and affiliates over which it exercises control) agreed to pursue a resolution with any governmental entity and, if acceptable to any governmental entity, enter into a settlement, undertaking, consent decree, stipulation or other agreement with the governmental entity regarding antitrust matters in connection with the transactions contemplated by the consolidation agreement. None of Geon, Hanna, Consolidation Corp. or PolyOne would be required to enter into any settlement that requires Geon, Hanna, Consolidation Corp. and/or PolyOne to sell or dispose of any significant assets of Geon and its subsidiaries, Hanna and its subsidiaries, Consolidation Corp. and/or PolyOne and its subsidiaries.

     Stock Options, Performance Shares and Restricted Stock. At the time of the consolidation, each outstanding employee and non-employee director stock option under Geon's stock plans and Hanna's stock plans will be converted into an option to purchase the number of PolyOne common shares equal to the applicable consolidation exchange ratio for that company multiplied by the number of shares of Geon common stock or Hanna common stock, as the case may be, which could have been obtained prior to the consolidation upon the exercise of that option. The converted option will have an exercise price per share equal to the exercise price for each share of Geon common stock or Hanna common stock, as the case may be, subject to the converted option divided by the applicable consolidation exchange ratio. Upon completion of the consolidation, PolyOne will assume the obligations of Geon under Geon's stock plans and Hanna under Hanna's stock plans. The other terms of each converted option, and the plans under which they were issued, will continue to apply in accordance with their terms.

     At the time of the consolidation, each outstanding award, including restricted stock, deferred stock and performance shares, under any of Geon's stock plans or Hanna's stock plans will be converted into the same instrument of PolyOne. The awards will be converted, in each case, only with those adjustments to the terms of the awards as are necessary to preserve the value inherent in the awards with no detrimental effects on the holders of the awards. PolyOne will assume the obligations of Geon and Hanna under those awards. The other terms of these awards, and the plans or agreements under which they were issued, will continue to apply in accordance with their terms.

     Geon and Hanna have agreed in the consolidation agreement that each of their respective employee incentive or benefit plans, programs and arrangements and non-employee director plans will be amended, to the extent necessary, to reflect the transactions contemplated by the consolidation agreement, including the conversion of shares of Geon common stock or Hanna common stock held or to be awarded or paid pursuant to their benefit plans, programs or arrangements into PolyOne common shares on a basis consistent with the transactions contemplated by the consolidation agreement.

     Indemnification and Insurance. PolyOne will, to the fullest extent legally permitted, indemnify each person who is now, or has been at any time prior to the date of the consolidation agreement, or who becomes prior to the consolidation, an officer, director or employee of Geon or Hanna or any of its subsidiaries against any losses, expenses, claims, damages or liabilities:

          - arising out of acts or omissions occurring at or before the effective time that are based on or arise out of the fact that that person is or was a director, officer or employee of Geon or Hanna or any of their subsidiaries or served as a fiduciary under or with respect to any employee benefit plan of Geon or Hanna; and

          - to the extent they are based on or arise out of the transactions contemplated by the consolidation agreement.

     In addition, from and after the effective time of the consolidation, directors and officers of Geon and Hanna who become directors or officers of PolyOne will be entitled to indemnification under PolyOne's articles of incorporation and regulations, as they may be amended from time to time in accordance with their terms and applicable law.

     For six years after the effective time, PolyOne will maintain directors' and officers' liability insurance covering acts or omissions occurring prior to the consolidation with respect to those persons who are currently covered by Geon's and Hanna's directors' and officers' liability insurance policy. The terms of the insurance, including coverage and amount, will be no less favorable than those of the policies of Geon and Hanna in effect on the date of the consolidation agreement. PolyOne will not be required to pay aggregate premiums for the insurance described in this paragraph in excess of 200% of the aggregate premiums paid by Geon and Hanna in 1999. However, if the annual premiums of the insurance policy exceed that amount, PolyOne will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of PolyOne's board, for a cost up to but not exceeding that amount. In addition, for six years after the effective time, PolyOne will maintain fiduciary liability insurance policies for employees who serve or have served as fiduciaries under any benefit plan of Geon and Hanna with coverages and in amounts no less favorable than those of policies of Geon and Hanna in effect on the date of the consolidation agreement. See "Interests of Certain Persons in the Consolidation -- Indemnification."

     Fees and Expenses. Except as otherwise described below, whether or not the consolidation is completed, all fees and expenses incurred in connection with the consolidation, the consolidation agreement and the transactions contemplated by the consolidation agreement will be paid by the party incurring those fees or expenses, except that Geon and Hanna will each pay one-half of the costs of printing and filing the S-4 registration statement relating to this joint proxy statement/prospectus.

     If:

          (1) the consolidation agreement is terminated by either party in order to enter into a superior proposal;

          (2) a takeover proposal (changing the definition of that term by substituting 35% for 15% in each instance) has been made for Geon or Hanna and not publicly withdrawn prior to that party's special stockholders meeting, that party's stockholders fail to adopt the consolidation agreement, and that party terminates the consolidation agreement and enters into or consummates a takeover proposal within 18 months after termination of the consolidation agreement; or

          (3) the consolidation agreement is terminated by either party because the other party's board of directors, or any committee thereof, has withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to the terminating party, its approval or recommendation of the consolidation or the consolidation agreement, approved or recommended a takeover proposal or resolved to do any of the foregoing, the terminating party in the case of items (1) and (2), or the party whose board took such action in the case item (3), will pay the other party a fee equal to $25 million.

     If the consolidation agreement is terminated at such time that the consolidation agreement is terminable by either party (but not both parties) because the other party's representations or warranties contained in the consolidation agreement are inaccurate or because the other party has failed to perform any of its covenants or other agreements contained in the consolidation agreement, then the party whose representations or warranties are inaccurate or who has breached its covenants or other agreements contained in the consolidation agreement will promptly (but not later than two business days after receipt of notice from the other party) pay to the other party an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the consolidation or the other transactions contemplated by the consolidation agreement) not to exceed $2 million in the aggregate. If the consolidation agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and will, in addition to its out-of-pocket expenses (which will be paid as specified above and will not be limited to $2 million), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

     Affiliates. Each of Geon and Hanna has agreed to provide to the other party not less than 45 days prior to the effective time a list of names and addresses of each person who, in the reasonable judgment of Geon or Hanna, as the case may be, is an affiliate within the meaning of Rule 145 under the Securities Act of 1933. Geon and Hanna have also agreed to deliver to each other not less than 30 days prior to the effective time an affiliate letter in the form attached as an exhibit to the consolidation agreement, executed by each of their affiliates. PolyOne will be entitled to place legends on the certificates evidencing the PolyOne common shares to be received by Geon's and Hanna's affiliates and to issue appropriate stop transfer instructions to the transfer agent for the PolyOne common shares, consistent with the terms of the affiliate letters. See "The Consolidation -- Restrictions on Resales of PolyOne Stock."

     New York Stock Exchange Listing. The parties agreed to use their reasonable best efforts to cause the PolyOne common shares issuable to the Geon and Hanna stockholders in the consolidation to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

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

     Stockholder Litigation. Each party agreed to give the other party reasonable opportunity to participate in the defense of any stockholder litigation against Geon or Hanna and their respective directors relating to the consolidation.

     Tax Treatment. The parties agreed to use reasonable best efforts to cause the consolidation to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code and to obtain the opinions of their respective tax advisors.

     Standstill Agreements; Confidentiality Agreements. With some exceptions, during the period from the date of the consolidation agreement through the effective time, neither Geon nor Hanna will terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party, other than:

     - the confidentiality agreement, dated March 1, 1999, entered into between Geon and Hanna, pursuant to its terms or by written agreement of Geon and Hanna;

     - confidentiality agreements under which Geon or Hanna, as the case may be, does not provide any confidential information to third parties; or

     - standstill agreements that do not relate to the equity securities of Geon or any of its subsidiaries or equity securities of Hanna or any of its subsidiaries, as the case may be.

     With some exceptions, during that period, Geon and Hanna will enforce, to the fullest extent permitted under applicable law, the provisions of each of those agreements to which it is a party, including by obtaining injunctions to prevent any violations of those agreements and to enforce specifically the terms and provisions of the agreements in any court of the United States of America or of any state having jurisdiction.

     Employee Benefit Plans; Employment Agreements. Each party will adopt amendments to its employee benefit plans reasonably requested by the other party as may be necessary in order to ensure that that party's employee benefit plans cover only employees and former employees (and their dependents and beneficiaries) of that party and its subsidiaries following the consolidation. With respect to any Geon common stock held by any Geon employee benefit plan or any Hanna common stock held by any Hanna employee benefit plan, each as of the date of the consolidation agreement or after that time Geon and Hanna, as the case may be, will take all actions necessary or appropriate (including such actions as are reasonably requested by the other party) to ensure that all participant voting procedures contained in the employee benefit plans relating to such shares, and all applicable provisions of the Employee Retirement Income Security Act of 1974, are complied with in full.

     PolyOne will honor and assume all obligations under both parties' employee benefit plans and all written employment agreements, severance agreements and other similar agreements with employees of Geon and Hanna as in effect on the date of the consolidation agreement, including without limitation, the employment agreements to be entered into between Hanna and Phillip D. Ashkettle and between Geon and Thomas A. Waltermire.

     PolyOne Corporate Office. Geon and Hanna have agreed to undertake a study to determine a new location in the Greater Cleveland, Ohio area for PolyOne's corporate offices.

     Consolidation Corp. Geon and Hanna have agreed to cause Consolidation Corp. to:

     - be duly organized,

     - issue one common share to each of Geon and Hanna,

     - duly and validly approve and take all corporate action required to be taken by the board of directors and shareholders of Consolidation Corp. under Ohio law for the consummation of the transactions contemplated by the consolidation agreement, and

     - take all necessary action so that no takeover statute is applicable to the consolidation and the other transactions contemplated by the consolidation agreement.

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

CONDITIONS TO THE CONSUMMATION OF THE CONSOLIDATION

     Geon's and Hanna's obligations to effect the consolidation are subject to the satisfaction or waiver of various conditions on or before the date on which the consolidation is to be effected. These conditions include, in addition to other customary closing conditions, the following:

     - Geon stockholders and Hanna stockholders having adopted the consolidation agreement;

     - all material governmental, regulatory, judicial or administrative consents, filings, and notices required of Geon, Hanna, and any of their subsidiaries to consummate the consolidation and the other transactions contemplated by the consolidation agreement having been obtained, made or sent, as the case may be;

     - no judgment, order, law or other rule or regulation entered, promulgated, enforced or issued by any court or other governmental or administrative body of competent jurisdiction or other legal restraint or prohibition being in effect preventing the completion of the consolidation or which otherwise is reasonably likely to have a material adverse effect on PolyOne; provided, that each of the parties have used their reasonable best efforts to prevent the entry of any restraint described above and to quickly appeal any of those restraints that may be entered;

     - the S-4 registration statement, of which this joint proxy statement/prospectus forms a part, having become effective under the Securities Act of 1933 and not being the subject of any order, or of any proceeding seeking an order, suspending the effectiveness of the registration statement;

     - PolyOne common shares issuable as contemplated by the consolidation agreement having been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

     - the waiting or similar period applicable to the completion of the consolidation under the Hart-Scott-Rodino Act or any applicable foreign antitrust laws having terminated or expired;

     - Consolidation Corp. having been duly organized and having duly and validly approved and taken all corporate action required to be taken under Ohio law for the consummation of the transactions contemplated by the consolidation agreement;

     - the representations and warranties made by the other party in the consolidation agreement being true on the date of the consolidation agreement and being true on the effective date as if they were made on that date, unless they were originally stated to be true as of a specified earlier date, in which case they must still have been true on that date, unless their failure to be true would not have, individually or in the aggregate, a material adverse effect on the other party;

     - the other party having performed in all material respects all obligations required to be performed by it under the consolidation agreement on or before the date of the consolidation;

     - Geon and Hanna having received from their respective legal counsel an opinion to the effect that the consolidation will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, that Geon, Hanna, Consolidation Corp. and PolyOne will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code, that none of Geon, Hanna, Consolidation Corp. or PolyOne will recognize any gain or loss for United States federal income tax purposes as a result of the effectiveness of the consolidation, and that no stockholder of Geon or Hanna will recognize any gain or loss for U.S. federal income tax purposes as a result of exchanging shares of Geon common stock or Hanna common stock, as the case may be, for PolyOne common shares upon the effectiveness of the consolidation. Geon and Hanna have received these opinions from their respective legal counsel. (see "The Consolidation -- Material Federal Income Tax Consequences"); and

     - at any time after the date of the consolidation agreement no material adverse change having occurred relating to the other party; provided that this condition shall no longer be applicable following stockholder approval.

     "Material adverse change" and "material adverse effect" mean, when used in connection with either party, (1) any change, effect, event, occurrence or state of facts that, after considering any insurance coverage and any

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

reserves provided for in that party's financial statements, is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of that party and its subsidiaries taken as a whole, other than any change, effect, event or occurrence (A) relating to the economy or securities markets of the United States or any other region in general or (B) resulting from entering into the consolidation agreement or the consummation of the transactions contemplated by that agreement or the announcement of the consolidation, or (2) any change, effect, event, occurrence or state of facts that could reasonably be expected to materially impair or delay the ability of that party to perform its obligations under the consolidation agreement, and the terms "material" and "materially" have correlative meanings.

TERMINATION, AMENDMENT AND WAIVER

     The consolidation agreement may be terminated at any time prior to the completion of the consolidation:

     - by mutual written consent of Geon and Hanna;

     - by either Geon or Hanna;

          (1) if the consolidation has not been completed by November 30, 2000, except that the right to terminate the consolidation agreement will not be available to any party whose failure to perform any of its obligations under the consolidation agreement results in the failure of the consolidation to be completed by November 30, 2000;

          (2) if the adoption by Geon stockholders of the consolidation agreement has not been obtained at Geon's special meeting;

          (3) if the adoption by Hanna stockholders of the consolidation agreement has not been obtained at Hanna's special meeting; or

          (4) if any judgment, order, law or other rule or regulation of any court or other governmental or administrative body that prevents the completion of the consolidation or which otherwise is reasonably likely to have a material adverse effect on PolyOne is in effect and has become final and nonappealable, except that the party seeking to terminate the consolidation agreement must have used reasonable best efforts to prevent and remove it;

     - by Hanna, if any representation or warranty of Geon is inaccurate or Geon breaches or fails to perform in any material respect any of its covenants or other agreements contained in the consolidation agreement, which inaccuracy, breach or failure to perform would give rise to a material adverse change relating to Geon and is not cured within 30 days after written notice of the inaccuracy, breach or failure or is incapable of being cured by Geon;

     - by Hanna, if the Hanna board has entered into an agreement relating to a superior proposal or Hanna has completed a superior proposal (as defined), except that Hanna must have first complied with all of the requirements set forth in the consolidation agreement, including payment of the $25 million termination fee to Geon;

     - by Hanna if (1) the board of directors of Geon or any of its committees has withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to Hanna, its approval or recommendation of the consolidation or the consolidation agreement, or approved or recommended any takeover proposal or (2) the board of directors of Geon has resolved to take those actions specified in the previous sentence;

     - by Geon, if any representation or warranty of Hanna is inaccurate or Hanna breaches or fails to perform in any material respect any of its covenants or other agreements contained in the consolidation agreement, which inaccuracy, breach or failure to perform would give rise to a material adverse change relating to Hanna and is not cured within 30 days after written notice of the inaccuracy, breach or failure or is incapable of being cured by Hanna;

     - by Geon, if the Geon board has entered into an agreement relating to a superior proposal or Geon has completed a superior proposal (as defined), except that Geon must have first complied with all of the requirements set forth in the consolidation agreement, including the payment of the $25 million termination fee to Hanna;

     - by Geon if (1) the board of directors of Hanna or any of its committees has withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to Geon, its approval or recommendation of the consolidation or the consolidation agreement, or approved or recommended any takeover proposal or (2) the board of directors of Hanna has resolved to take any action specified in the previous sentence.

     In the event of termination of the consolidation agreement by either Geon or Hanna, the consolidation agreement will become void and have no effect, without any liability or obligation on the part of Geon or Hanna, other than:

     - in connection with any brokerage or advisory fees of any kind incurred by either Geon or Hanna;

     - the obligation of Geon and Hanna to keep all nonpublic information connected with the consolidation confidential; and

     - the agreement between Geon and Hanna to each pay their own fees and pay one-half of the costs of the S-4 registration statement relating to this joint proxy statement/prospectus, which provisions will survive the termination of the consolidation agreement.

     Nothing in the consolidation agreement, however, will relieve Geon or Hanna from any liability for any willful and material breach by that party of any of its representation, warranties, covenants or agreements set forth in the consolidation agreement.

     Amendment. The consolidation agreement may be amended by Geon and Hanna at any time before or after the adoption of the consolidation agreement by the Geon and Hanna stockholders, except that, after those approvals, Geon and Hanna may not make any amendment that by law requires further approval by either Geon or Hanna without the further approval of those stockholders. The consolidation agreement may not be amended except by an instrument in writing signed on behalf of both Geon and Hanna. See "The Special Meetings -- Resolicitation."

     Extension; Waiver. At any time prior to the consolidation, Geon or Hanna may:

     - extend the time for the performance of any of the obligations or other acts of the other party;

     - waive any inaccuracies in the representations and warranties of the other party contained in the consolidation agreement or in any document delivered pursuant to the consolidation agreement; or

     - except for the prohibitions described in the first sentence of the immediately preceding paragraph, waive compliance by the other party of the agreements or conditions contained in the consolidation agreement.

     Any agreement on the part of Geon or Hanna to any extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of that party. The failure of Geon or Hanna to assert any of its rights under the consolidation agreement or otherwise will not constitute a waiver of those rights. See "The Special Meetings -- Resolicitation."

               INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION

     In considering the recommendation of the boards of directors of Geon and Hanna with respect to the consolidation, Geon and Hanna stockholders should be aware that certain members of Geon's and Hanna's executive management and members of their respective boards of directors may have interests in the consolidation that are in addition to their interests as Geon stockholders or Hanna stockholders generally. Certain executive officers and directors of each of Geon and Hanna will serve as executive officers and directors of the resulting company following the consolidation.

     In addition, completion of the consolidation will constitute a change in control of Geon and Hanna for purposes of determining the entitlement of certain of their respective executive officers to severance and other benefits. Thomas A. Waltermire and Phillip D. Ashkettle will enter into agreements that will provide employment and severance benefits from PolyOne following the consolidation.

     The Geon board and the Hanna board were aware of these interests and considered them, among other matters, in approving the consolidation agreement and the transactions contemplated by the agreement.

INTERESTS OF GEON BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     Thomas A. Waltermire's Employment Arrangement. In connection with the consolidation, Geon and Mr. Waltermire intend to enter into an employment agreement effective on the date of the consolidation. At the time the consolidation agreement was signed, Geon and Mr. Waltermire tentatively agreed to the terms set forth in this summary regarding his employment with PolyOne. Mr. Waltermire's employment agreement will be for the term beginning upon the completion of the consolidation and ending on December 31, 2004. Mr. Waltermire will be a member of PolyOne's board of directors and will serve as PolyOne's President and Chief Operating Officer through December 31, 2001, after which time he also will become PolyOne's Chief Executive Officer. Following the 2004 annual meeting of PolyOne shareholders, Mr. Waltermire will also become Chairman of the PolyOne board. Mr. Waltermire will assume each of these positions earlier if Mr. Ashkettle ceases to hold that position for any reason.

     Mr. Waltermire's initial base salary will be $575,000, subject to annual review and subject to adjustment after Mr. Ashkettle's salary has been determined. Mr. Waltermire will participate in PolyOne's annual incentive plan, which has not yet been developed. The targeted annual payout under the incentive plan will be equal to at least 75% of Mr. Waltermire's base salary with an actual payout of between 0% and 200% of the target annual payout.

     Mr. Waltermire will also participate in PolyOne's long-term incentive plan with opportunities for incentive compensation at the highest level paid to PolyOne executives.

     Under the employment agreement, Mr. Waltermire also will be entitled to participate in all PolyOne pension and welfare benefit plans that are made available to senior level executives, including medical, disability, pension, vacation and expense reimbursement plans and policies, as well as other executive benefits. Mr. Waltermire will be entitled to reimbursement for legal fees that he incurred in connection with the negotiation and preparation of his employment agreement.

     The PolyOne board may terminate Mr. Waltermire's employment with or without cause, only upon the affirmative vote of three-quarters of all of the nonemployee members of the whole board. If Mr. Waltermire is terminated by PolyOne without "cause" (as defined) or if Mr. Waltermire terminates his employment for "good reason" (as defined), in each case, prior to the earlier of January 1, 2005, or the date on which he becomes Chairman of the PolyOne board, he will be entitled to a severance package consisting of:

     - His base salary through the actual termination date.

     - A lump sum payment equal to three times the sum of his base salary plus the relevant annual incentive compensation (as defined). If the termination occurs prior to December 31, 2001, the multiplier would be increased from three to three plus X/12, where X is the number of full or partial months from the date of termination to December 31, 2001.

     - Special credit and payout under his supplemental executive retirement plan.

     - Pro rata payout of annual incentive compensation based on the target for the year of termination.

     - Immediate vesting and payment of awards under long-term incentive plans.

     - Settlement of deferred compensation arrangements, if any.

     - Removal of all restrictions on restricted stock.

     - Continued participation in health and welfare benefit arrangements until the later of December 31, 2004, or the third anniversary of the date of his termination of employment, or a lump sum cash payment equal to the cash equivalent of such benefits on an after-tax basis.

     - Continuation of all fringe benefits until the later of December 31, 2004, or the third anniversary of the date of his termination of employment.

     If Mr. Waltermire is terminated by PolyOne for cause or if Mr. Waltermire terminates his employment without good reason, he will be entitled to a severance package consisting of:

     - His base salary through the actual termination date.

     - A lump sum payment of the balance of all fully earned but unpaid awards.

     - Settlement of deferred compensation arrangements, if any.

     - All other accrued but unpaid amounts that may be payable under the terms of any other existing arrangement.

     If Mr. Waltermire dies or becomes disabled during the term of his employment agreement, he will be entitled to the following:

     - His base salary through the date of his death or disability.

     - His annual incentive compensation for the year of his termination of employment, calculated at the target rate but on a pro rata basis to reflect the portion of the year during which he worked.

     - All restrictions on his restricted stock will lapse.

     - Payment for unused vacation time.

     - A lump sum payment for the balance of all fully earned but unpaid awards.

     - Settlement of any deferred compensation arrangement, or any other arrangement, in accordance with their terms.

     In the event that any payment made to Mr. Waltermire under his employment agreement is subject to excise tax under Section 4999 of the Internal Revenue Code, a gross-up payment will be made to place him in the same net-after-tax position as would have been the case if no excise tax were imposed. Mr. Waltermire would also be entitled to reasonable legal fees incurred to enforce his rights under the employment agreement following any termination of employment other than a termination by PolyOne for cause or a termination by Mr. Waltermire without good reason. The employment agreement would also provide that Mr. Waltermire will be subject to certain non-compete, non-solicitation and non-disclosure covenants.


     Geon and Mr. Waltermire are currently negotiating the final terms of his employment agreement.


     Change of Control Triggers. Geon's executive officers and/or directors participate in several benefit plans pursuant to which their rights to certain benefits under the plans may vest upon a "change of control" (as that term is defined in each plan). The contemplated consolidation falls within the definition of "change of control" under Geon's plans discussed in this section. The primary effects of the change of control on the participating Geon officers under the plans is summarized below.

     - Under Geon's incentive stock plans described under this heading, the approval by stockholders of the consolidation will have the following effects:

        - All previously unexercisable stock appreciation rights and stock options (except for the challenge grant stock appreciation rights discussed below) will become fully exercisable.

        - All restrictions on restricted stock and other stock-based awards will lapse.

        - Each optionee will be entitled, for a period of 60 days after the change of control, to surrender his option in consideration for a cash payment equal to the "spread" between the exercise price and the "fair market value" of each share of stock covered by the option.

     - Time-vested options and performance shares issued under Geon's incentive stock plans will be treated as described above. However, challenge grant stock appreciation rights, or SARs, will become exercisable only if the change of control price (as defined in the incentive stock plan) exceeds one of the threshold prices specified in the grant agreement, and then only to the extent provided with respect to that threshold price.

     - Following the change of control, board members who participate in Geon's Deferred Compensation Plan for Non-Employee Directors will automatically begin to receive the payment of their accounts.

     - Under Geon's Senior Executive Management Incentive Plan, upon the change of control, Geon will be required, within five days, to make an "Interim Payment" in cash to participants, in an amount equal to a pro-rated portion of the greater of (1) the participant's last full-year Management Incentive Plan payment or (2) the participant's level of incentive opportunity in effect prior to the change of control for the calendar year in which the change of control occurs, assuming that all Performance Targets (as defined) were achieved at the maximum performance level. Additionally, restrictions on restricted stock issued under the plan will lapse upon the change of control.

     - Geon also is a party to change of control agreements with some of its officers under which the consolidation will commence a "Period of Employment" (as defined in the change of control agreements). This "Period of Employment" provision essentially locks in each participant's salary and benefits during the period, which in most cases will be at least 24 months and could last as long as 48 months. If the 50/50 split between the Geon members and the Hanna members of PolyOne's post-transaction board is maintained for at least two years after the consolidation with no changes in personnel among the former Geon directors on PolyOne's post-transaction board, the Period of Employment would be 48 months following the consolidation. Whether and which benefits provided under the change of control agreements would actually have to be paid will depend on whether the respective participants are actually or constructively terminated by PolyOne following the consolidation under circumstances that would entitle them to be paid. In general, an executive terminated under circumstances entitling him to payment under the change of control agreement will be entitled to three years of base salary and bonus and other fringe benefits for a comparable period. If any payment made to an officer under a change of control agreement is subject to excise tax under Section 4999 of the Internal Revenue Code, Geon will make a gross-up payment to put the officer in the same net-after-tax position that he or she would have been in if the excise tax were not imposed. See "Geon Executive
       Compensation -- Management Continuity Agreements."

     The table below presents the amounts payable to Geon's executive officers and directors under the plans, agreements and arrangements described above following a change of control, assuming that each of the triggering events described above is triggered.

                                        SHARES                      STOCK
                                        UNDER                      OPTIONS                    CASH UNDER
                                      LONG-TERM     CASH UNDER   SUBJECT TO                     CHANGE
         NAME OF EXECUTIVE            INCENTIVE     INCENTIVE    ACCELERATED   RESTRICTED     OF CONTROL
        OFFICER OR DIRECTOR           PLANS (1)     PLANS (2)    VESTING (3)   STOCK (4)    AGREEMENTS (5)
        -------------------          ------------   ----------   -----------   ----------   --------------
Thomas A. Waltermire...............     15,686       $460,000      134,964       36,345       $6,926,000
W. David Wilson....................      7,470        143,000       64,268        7,331        2,819,000
Donald P. Knechtges................      7,470        133,000       64,268        7,522        3,146,000
V. Lance Mitchell..................      7,470        141,000       64,268        7,456        2,364,000
Gregory L. Rutman..................      7,470        129,000       64,268        6,780        3,076,000
Diane J. Davie.....................      6,000        121,000       50,000        4,722        2,015,000
Dennis A. Cocco....................      3,478         68,000        9,974        2,400          545,000
Kenneth M. Smith...................      5,124         79,000       14,696        3,231          393,000
Denis L. Belzile...................      3,278         94,000        9,401        2,924          433,000
Gregory P. Smith...................      4,787         52,000       13,730        2,999          341,000
Jean M. Miklosko...................      2,695         31,000        7,728        1,491          231,000
James Baker........................         --             --        2,500           --               --
Gale Duff-Bloom....................         --             --        2,500           --               --
J. Douglas Campbell................         --             --        2,500           --               --
D. Larry Moore.....................         --             --        2,500           --               --

                                        SHARES                      STOCK
                                        UNDER                      OPTIONS                    CASH UNDER
                                      LONG-TERM     CASH UNDER   SUBJECT TO                     CHANGE
         NAME OF EXECUTIVE            INCENTIVE     INCENTIVE    ACCELERATED   RESTRICTED     OF CONTROL
        OFFICER OR DIRECTOR           PLANS (1)     PLANS (2)    VESTING (3)   STOCK (4)    AGREEMENTS (5)
        -------------------          ------------   ----------   -----------   ----------   --------------
R. Geoffrey P. Styles..............         --             --        2,500           --               --
Farah M. Walters...................         --             --        2,500           --               --

---------------

(1) Represents performance shares granted under Geon's Long-Term Incentive Plan which become issuable upon a change of control.

(2) Represents "Interim Payments" made to participants in Geon's Management Incentive Plan and Senior Management Incentive Plan following a change of control, assuming an August 31, 2000 change of control date.

(3) Represents unvested options which will vest upon a change of control, assuming an August 31, 2000 change of control date.

(4) Represents restricted stock which will become unrestricted upon a change of control, assuming an August 31, 2000 change of control date.

(5) Represents the estimated payments that would be made in the case of an employee's actual or constructive termination following a change of control. Geon does not expect to make any payments to Messrs. Waltermire, Wilson, Knechtges, Mitchell, Rutman, Cocco, Belzile, or K. Smith or Ms. Davie because each of them has been appointed to an executive position with PolyOne, effective following the consummation of the consolidation.

INTERESTS OF HANNA BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     Phillip D. Ashkettle's Employment Agreement. In connection with the consolidation, Hanna and Mr. Ashkettle intend to enter into an amendment to his existing employment agreement that will take effect only upon completion of the consolidation. At the time the consolidation agreement was signed, Hanna and Mr. Ashkettle tentatively agreed to the following terms regarding his employment with PolyOne:

     - Mr. Ashkettle will serve as Chief Executive Officer of PolyOne through December 31, 2001, and will serve as Chairman of PolyOne through the annual shareholders' meeting in 2004. PolyOne will employ Mr. Ashkettle as an executive consultant until he reaches age 60 in July 2005.

     - PolyOne will pay Mr. Ashkettle an initial base salary of at least $650,000 per year while he is Chairman and Chief Executive Officer. This salary may be increased, but not decreased, when reviewed by PolyOne's Compensation Committee. After Mr. Ashkettle retires as Chief Executive Officer, he will receive $500,000 per year, but no incentive compensation, while he serves as Chairman of the board of PolyOne and $250,000 per year while he is an executive consultant to PolyOne.

     - Mr. Ashkettle will participate in PolyOne's long-term incentive plan while Chief Executive Officer and he will continue to "build credit for time worked" while he performs as Chairman of PolyOne. However, he will not be eligible for any new awards once he resigns as Chief Executive Officer of PolyOne.

     - Mr. Ashkettle will be entitled to receive reimbursement for country club initiation fees and assessments upon attaining age 60.

     - Mr. Ashkettle may be entitled to reimbursement up to $500,000 for any capital loss on the sale of his residence for a specified period after he resigns as Chief Executive Officer of PolyOne.

     - Subject to limitations, Mr. Ashkettle will receive a payment of $3,000,000 at the time he resigns as Chief Executive Officer of PolyOne in consideration of his early departure from PolyOne. If Mr. Ashkettle's resignation as Chief Executive Officer of PolyOne is delayed, this amount will be reduced by certain amounts that Mr. Ashkettle receives as a result of the delay.

     - PolyOne will grant Mr. Ashkettle an option to purchase 250,000 PolyOne common shares during his term as Chairman or Chief Executive Officer.

     - Mr. Ashkettle has agreed that the consolidation will not trigger a "change in control" as that term is defined in Mr. Ashkettle's June 14, 1999, change in control employment agreement.

     Hanna and Mr. Ashkettle are currently negotiating the final terms of the amendment to Mr. Ashkettle's employment agreement.

     Change of Control Triggers. Hanna's officers and directors participate in several benefit plans and agreements pursuant to which their rights to certain benefits under those plans and agreements are affected by a "change of control" (as defined in each plan or agreement). The consolidation will result in the occurrence of a change of control under the plans and agreements described below. The primary effects of a change of control under these plans and agreements on the affected Hanna officers and directors is summarized below.

     Change of Control Employment Agreements. Hanna has in place existing change of control employment agreements with ten key employees. These agreements become operative upon a change of control of Hanna. For this purpose, a change of control will occur upon the consummation of the consolidation.

     The agreements provide that the employees will remain employed by Hanna in their customary positions beginning upon the occurrence of a change of control
(1) for an initial term of three years which, unless otherwise elected by Hanna or the employee, is automatically extended for an additional one-year period on the first anniversary of the change of control and each anniversary after that time or (2) until the employee's death or attainment of age 65, if sooner. During this employment period the employee will receive a base salary at least equal to the annual rate in effect at the time of the change of control, plus any increases that may be awarded, and a bonus under Hanna's bonus plan at least equal to the average of the annual bonuses (in some cases, the highest bonus) paid to him under the plan during the three years preceding the change of control. In addition, during this employment period the employee will be entitled to participate in all of Hanna's benefit programs in which he was participating at the time of the change of control.

     If the employee's employment is terminated for any reason other than death, disability, retirement or cause (as defined in the agreement) during the employment term, the employee is entitled to receive a payment equal to the present value of the sum of the salary and bonus due to the employee for the remainder of his employment term (in some cases 18 months if longer). The employee is also entitled to a payment equal to the present value of his benefits under Hanna's welfare benefit plans for the remainder of his employment term (or 18 months if longer) and an amount equal to the present value of the incremental benefits to which the employee would have been entitled under certain Hanna retirement plans if he had been employed during the three-year period following the employee's termination of employment, or, in some cases, benefits under Hanna's welfare benefit plans for the remainder of his employment term and service credit under Hanna retirement plans as if he had been employed during the remainder of the employment term.

     The employee is also entitled to legal fees in some instances. In the event of a change of control, Hanna is required to transfer amounts to a rabbi trust to fund the payments due under certain of the agreements. If any payment made to an employee is subject to the excise tax under Section 4999 of the Internal Revenue Code, a gross-up payment will be made to place the employee in the same net-after-tax position as would have been the case if the Section 4999 excise tax were not imposed. Hanna is entitled to offset against amounts due to the employee any compensation payments made to the employee by another employer under certain conditions.

     Stock Options, Restricted Stock and Performance Shares. All previously unexercised stock options granted under Hanna's Long-Term Incentive Plan become fully exercisable upon the occurrence of a change of control. For this purpose, the consolidation will result in a change of control. Hanna has also awarded restricted stock and performance shares under its Long-Term Incentive Plan; these awards do not contain change of control provisions. Under the terms of the plan and award agreements, each outstanding Hanna stock option, restricted stock award and performance share award will be converted automatically at the effective time into a corresponding award of PolyOne common shares, on terms adjusted as necessary to preserve the value inherent in the awards. See "The Consolidation -- Treatment of Options."

     Other Plans and Agreements Containing Change of Control Provisions. Hanna's executives participate in several other benefit plans and agreements under which their rights to some benefits under those plans and agreements are affected by a "change of control" (as that term is defined in each plan or agreement).

     - Some executives are entitled to defer compensation under Hanna's Voluntary Non-Qualified Deferred Compensation Plan. During the one-year period following the occurrence of a change of control, the covered executives may elect to receive a lump sum distribution under the plan. The consolidation will result in a change of control under these agreements.

     - Hanna has also entered into deferred compensation agreements (with a related split-dollar life insurance component) and supplemental death benefit agreements with certain executives. These agreements provide that upon a change of control, (1) the rights of the covered executives will continue in full force and effect so long as the executive continues to pay certain required premiums and (2) the agreements cannot be unilaterally amended or terminated by Hanna. The consolidation will result in a change of control under these agreements.

     - Some executives are entitled to retirement benefits under Hanna's Supplemental Retirement Benefit Plan. Within 30 days after the occurrence of a "potential change of control," Hanna is required to establish and fund a rabbi trust to provide for the payment of benefits under the plan. The execution of the consolidation agreement resulted in a potential change of control for this purpose. In addition, upon the occurrence of a change of control, the covered executives may elect to receive a lump sum distribution equal to their benefits under the plan, reduced by ten percent of their benefits (which will be forfeited). The consummation of the consolidation would result in the occurrence of a change of control under the plan.

     The table below presents the amounts payable to Hanna's executive officers and directors under the plans, agreements and arrangements described above following a change in control, assuming each of the triggering events described above is triggered.

                            SHARES UNDER    STOCK OPTIONS                                      CASH UNDER
                             LONG-TERM       SUBJECT TO                       DEFERRED           CHANGE
    NAME OF EXECUTIVE        INCENTIVE       ACCELERATED     RESTRICTED     COMPENSATION       OF CONTROL
   OFFICER OR DIRECTOR       PLANS (1)       VESTING (2)     STOCK (3)     AGREEMENTS (4)    AGREEMENTS (5)
   -------------------      ------------    -------------    ----------    --------------    --------------
Phillip D. Ashkettle......     26,928          520,833            --         $      --         $2,028,100
Lani L. Beach.............      1,903           57,983            85           937,500            685,800
Michael S. Duffey.........      2,502           83,223           371           937,500            844,900
Peter B. Eckle............      1,093           51,004            --                --            613,600
Robert A. Garda...........         --           15,000            --                --                 --
Jeffrey R. Gwinnell.......      1,964           49,445         4,000                              781,000
Garth W. Henry............      3,066           92,429         1,114         1,276,100          1,014,700
David H. Hoag.............         --           15,000            --                --                 --
David Baker Lewis.........         --            7,500            --                --                 --
Thomas E. Lindsey.........      1,630           17,640           364           649,700            552,300
John S. Pyke Jr...........      2,341           69,279            --         1,656,700            768,400
Michael L. Rademacher.....        724           19,524         4,000                --            516,300
Christopher R. Sachs......      1,206           13,044           187                --            518,500

---------------

(1) Represents performance shares granted under Hanna's Long-Term Incentive Plan which become issuable based upon actions taken by the Compensation Committee of its Board of Directors.

(2) Represents unvested options which will vest upon a change of control.

(3) Represents restricted shares which will become unrestricted based upon actions taken by the Compensation Committee of Hanna's Board of Directors.

(4) Represents total amounts that will be paid commencing at age 62.

(5) Represents the after tax payments that would be made in the case of an employee's termination following a change in control. Hanna does not expect to make any payments to Messrs. Ashkettle, Eckle and Rademacher because each of them has been appointed to an executive position with PolyOne, effective following the consummation of the consolidation. Mr. Henry has been appointed to an executive position with PolyOne, however, Hanna and Mr. Henry have agreed that, under certain circumstances, he would receive a change in control payment.

INDEMNIFICATION

     Geon and Hanna have agreed that after the effective time of the consolidation, PolyOne will indemnify, to the fullest extent not prohibited by law, all officers, directors and employees of Geon and Hanna and their respective subsidiaries against losses, expenses (including reasonable attorney's fees), claims or damages arising out of actions or omissions occurring at or prior to the effective time that are based on or arise out of the fact that such person is or was an officer, director or employee of Geon or Hanna or their respective subsidiaries. In addition, from and after the effective time of the consolidation, the directors and officers of Geon and Hanna who become directors and officers of PolyOne will be entitled to indemnification under PolyOne's amended and restated articles of incorporation and regulations. The parties have agreed to cause PolyOne to maintain officer and director insurance for persons currently covered by either Geon's or Hanna's directors' and officers' liability insurance policy for a period of six years from the consummation of the consolidation.

     At the effective time of the consolidation, the articles and regulations attached to the consolidation agreement would become the articles and regulations of PolyOne. Some of the officers and directors of Geon and Hanna have indemnification rights and other rights under the regulations. See "Directors and Executive Officers of PolyOne after the Consolidation."

LONG-TERM INCENTIVE PLAN

     Geon and Hanna intend to implement a long-term incentive plan for PolyOne senior management. The equity based awards under the plan will be based on targeted earnings plan achievements, capture of profit improvements and shareholder returns.

POLYONE 2000 STOCK INCENTIVE PLAN

     Officers, employees and non-employee directors of PolyOne selected by its Compensation and Organization Committee will be eligible to receive awards under the PolyOne 2000 Stock Incentive Plan. It is not possible to determine specific awards that may be made in the future under the plan. See "PolyOne 2000 Stock Incentive Plan."

      DIRECTORS AND EXECUTIVE OFFICERS OF POLYONE AFTER THE CONSOLIDATION

BOARD OF DIRECTORS

     At the effective time of the consolidation, PolyOne's board of directors will consist of Mr. Ashkettle, Mr. Waltermire and ten outside directors selected equally from the current boards of Geon and Hanna.

     The PolyOne directors will be:

    CONTINUING GEON DIRECTORS                         CONTINUING HANNA DIRECTORS
    -------------------------                        ----------------------------
    James K. Baker                                   Phillip D. Ashkettle
    Gale Duff-Bloom                                  Wayne R. Embry
    J. Douglas Campbell                              Robert A. Garda
    D. Larry Moore                                   Gordon D. Harnett
    Thomas A. Waltermire                             David H. Hoag
    Farah M. Walters                                 Marvin L. Mann

     Under the provisions of PolyOne's regulations, either the board or the shareholders may change the size of the board to no fewer than six or more than 18 directors; provided, however, that through the date of the annual shareholders meeting in 2004 each increase or decrease in the size of the board would be by a multiple of two. Additionally, the board would only be able to change the size of the board by two-thirds vote of the whole board (i.e., the number of directors that PolyOne would have when there are no board vacancies) and the shareholders would only be able to change the size of the board by the affirmative vote of shareholders holding three-fourths of the voting power of PolyOne represented at the meeting or if the proposed change was recommended by two-thirds of the whole board, by the affirmative vote of shareholders holding at least a majority of the voting power of PolyOne represented at the meeting.

MANAGEMENT

     Geon and Hanna have agreed that Phillip D. Ashkettle will be Chairman of PolyOne's board through the 2004 annual shareholders meeting. On the date that Mr. Ashkettle ceases to be the Chairman, which will be no later than the date of the 2004 annual shareholders meeting, Thomas A. Waltermire will become the Chairman of PolyOne's board. If the board establishes an Executive Committee, Mr. Ashkettle and Mr. Waltermire would each serve on the committee and the Chairman of the board would also serve as the Chairman of the Executive Committee.

     Additionally, at the effective time of the consolidation, (1) Mr. Ashkettle will become Chief Executive Officer of PolyOne and, subject to his earlier death, retirement, resignation or removal pursuant to the terms of the regulations, would serve in this capacity until December 31, 2001, and (2) Mr. Waltermire will become President and Chief Operating Officer and, subject to his earlier death, retirement, resignation or removal pursuant to the terms of the regulations, will serve in this capacity until December 31, 2001. If Mr. Ashkettle ceases to be Chief Executive Officer at any time prior to December 31, 2001, and Mr. Waltermire is then serving as President and Chief Operating Officer, Mr. Waltermire automatically will become the Chief Executive Officer.

     Effective January 1, 2002, or earlier if Mr. Ashkettle ceases to be Chief Executive Officer, Mr. Waltermire will become the Chief Executive Officer of PolyOne and will hold that position through the 2004 annual shareholders meeting and after that time until his successor is elected, subject to Mr. Waltermire's earlier death, retirement, resignation or removal pursuant to the terms of PolyOne's regulations.

     The duties, authorities, responsibilities and reporting relationships of Mr. Ashkettle and Mr. Waltermire during these periods will be as described in their employment agreements. See "Interests of Certain Persons in the Consolidation -- Interests of Geon Board of Directors and Executive Officers," and "-- Interests of Hanna Board of Directors and Executive Officers." Through the date of the 2004 annual shareholders meeting, the board will be prohibited from removing either Mr. Ashkettle or Mr. Waltermire from any position held pursuant to his employment agreement except by the affirmative vote of three-fourths of the whole board (excluding any board members who are also officers of PolyOne).

     On June 5, 2000, Geon and Hanna announced the additional appointments to PolyOne's senior management team as set forth below. The appointments will take effect upon the closing of the consolidation.

                NAME                                         POLYONE POSITION
                ----                                         ----------------
Denis L. Belzile.....................  Vice President
Dennis A. Cocco......................  Vice President
Diane J. Davie.......................  Vice President
Peter B. Eckle.......................  Vice President
Garth W. Henry.......................  Vice President
Glenn E. Higby.......................  Director - Quality, Environment and Safety
Donald J. Knechtges..................  Vice President
V. Lance Mitchell....................  Vice President
John E. Quinn........................  Vice President
Michael L. Rademacher................  Vice President
Gregory L. Rutman....................  Vice President, Secretary and Assistant Treasurer
Kenneth M. Smith.....................  Vice President
W. David Wilson......................  Vice President and Chief Financial Officer

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     Geon common stock is listed on the New York Stock Exchange and traded under the symbol "GON." Hanna common stock is listed on the New York Stock Exchange and traded under "MAH." The table set forth below includes, for the periods indicated, (1) the high and low sales prices per share of Geon common stock and Hanna common stock, in each case as reported on the New York Stock Exchange Composite Transaction Tape, and (2) the cash dividends declared per share of Geon common stock and Hanna common stock.

                                          GEON COMMON STOCK               HANNA COMMON STOCK
                                    -----------------------------    -----------------------------
                                      MARKET PRICE                     MARKET PRICE
                                    ----------------      CASH       ----------------      CASH
                                     HIGH      LOW      DIVIDENDS     HIGH      LOW      DIVIDENDS
                                    ------    ------    ---------    ------    ------    ---------
1998
  First Quarter...................  $23.50    $19.94      $.125      $25.56    $19.75     $.1125
  Second Quarter..................   24.63     19.25       .125       24.69     17.88      .1125
  Third Quarter...................   26.00     17.44       .125       18.25      9.75      .1125
  Fourth Quarter..................   24.25     16.25       .125       15.94     10.56      .1200

1999
  First Quarter...................  $25.88    $21.56      $.125      $13.13    $10.31     $.1200
  Second Quarter..................   37.00     22.94       .125       17.31     12.38      .1200
  Third Quarter...................   35.75     25.00       .125       16.81     10.50      .1200
  Fourth Quarter..................   33.50     24.69       .125       11.75      9.13      .1250

2000
  First Quarter...................  $34.50    $17.06      $.125      $12.31    $ 9.75     $.1250
  Second Quarter..................   26.00     17.38       .125       13.94      8.81      .1250
  Third Quarter
     (through July 24, 2000)......   19.38     16.13         --        9.88      7.94         --

     On May 5, 2000, the last trading day prior to the public announcement of the consolidation, the closing price per share of Geon common stock quoted on the New York Stock Exchange Composite Transaction Tape was $24.00 and the closing price per share of Hanna common stock reported on the NYSE Composite Transaction Tape was $11.81. On July 24, 2000, a recent trading day prior to the date of this document, the closing price per share of Geon common stock reported on the NYSE Composite Transaction Tape was $ 16.81 and the closing price per share of Hanna common stock reported on the NYSE Composite Transaction Tape was $ 8.44. WE URGE STOCKHOLDERS TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE CONSOLIDATION.

     As of July 17, 2000, there were approximately 3,500 holders of record of Geon common stock and approximately 4,300 holders of record of Hanna common stock.

     Prior to the effective time, Geon and Hanna have agreed to coordinate regarding the declaration and payment of dividends on Geon common stock and Hanna common stock and the record dates and payment dates relating to such dividends.

                         INFORMATION ABOUT THE PARTIES

THE GEON COMPANY

     Geon is a leading North American-based performance polymer products and services company that produces compounds, specialty vinyl resins and formulations, engineered calendered film, and other value-added products and services. Geon is a leader in delivering value to customers through its strengths in polymer technology, manufacturing and supply chain processes, information technology, environmental and safety performance, overall quality and operational excellence. Over the past two years, the Company's strategy has shifted away from commodity PVC resin production, focusing on performance polymer products and related services. Geon has accomplished this transformation through a series of acquisitions and joint ventures, including the formation of OxyVinyls, LP (OxyVinyls) to which Geon contributed its PVC resin manufacturing assets, Geon's partnership with Occidental Chemical Corporation (OxyChem), and the acquisition of O'Sullivan Corporation and five formulator businesses in 1998 and 1999.

     Geon has 30 manufacturing plants in the United States, Canada, England and Australia. Geon also participates in joint ventures with operations in the United States, Canada, Australia, England, Singapore and Colombia. Geon operates in two business segments: Performance Polymers and Services, and Resin and Intermediates, employs more than 3,100 people and had revenues of over $1.2 billion in 1999.

M.A. HANNA COMPANY

     Hanna is a leading international specialty polymers company having over 60 facilities located through-out the world, 1999 revenues in excess of $2.3 billion and employees numbering over 7,000 located in more than 25 countries.

     Hanna conducts is operations through business segments in rubber processing, plastic processing, and distribution. Through its rubber processing businesses, Hanna engages in the custom compounding of rubber materials to the specifications of manufacturers of rubber products and produces rubber colorants and additives for the rubber industry as a whole. Through its plastic processing businesses, Hanna engages in the custom compounding of plastic materials to the specifications of manufacturers of molded plastic products, manufactures custom formulated colorants for customers in the plastic industry and produces specialty colorants and additives for the automobile, vinyl building products, textile, wire and cable and other industries. Through its distribution business, Hanna distributes thermoplastic resins for major resin producers and engages in the worldwide distribution of engineered plastic sheet, rod, tube and film products to industrial and retail customers as well as cutting and machining plastic products to customers' specifications.

     On May 11, 2000, Hanna signed a definitive agreement to sell substantially all of the assets of its wholly owned subsidiary, Cadillac Plastic Group, Inc., to General Electric Company. The terms of the transaction were not disclosed. Cadillac Plastic Group, with operations in North America, Asia, the United Kingdom and the Netherlands, promotes, markets and distributes plastic engineered shapes and is also involved in the fabrication and conversion of plastic products. Cadillac Plastic Group's Richmond Aircraft Products business and its interests in three joint ventures with Rohm GmbH & Co. were not included in the sale to General Electric but strategic alternatives are being considered for these assets. The businesses to be sold to General Electric had 1999 sales of $378 million, representing 16% of Hanna's total revenues, and employed approximately 1,100 of Hanna's associates.

     On July 19, 2000, Hanna signed a definitive agreement to sell its Richmond Aircraft Products unit to UMECO plc. The unit distributes films, bagging materials and structural foam materials that are used primarily in the manufacture of parts for the aerospace industry. Richmond Aircraft had 1999 revenues of approximately $27 million, representing approximately 1% of Hanna's total revenues, and employed approximately 25 of Hanna's associates.

CONSOLIDATION CORP.

     Consolidation Corp. was formed as an Ohio corporation for the sole purpose of completing the consolidation and incorporating the resulting corporation in Ohio. Prior to the consolidation, Consolidation Corp. will not have conducted any operations. Geon and Hanna each own 50% of Consolidation Corp.'s outstanding capital stock. The principal executive offices of Consolidation Corp. are located at One Geon Center, Avon Lake, Ohio 44012. Its phone number is (440) 930-1000.

POLYONE CORPORATION


     As a result of the consolidation, PolyOne will be formed by operation of law at the effective time and will be the resulting corporation. PolyOne will be an Ohio corporation with articles in the form attached as Annex E to this document and regulations in the form attached as Annex F to this document.



                      DESCRIPTION OF POLYONE CAPITAL STOCK


     At the effective time, the authorized capital stock of PolyOne will consist of: (a) 400,000,000 common shares, and (b) 40,000,000 preferred shares. The holders of common shares of PolyOne will be entitled to receive dividends as may be declared from time to time by the board of PolyOne out of funds legally available for those dividends. The holders of PolyOne common shares will be entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of PolyOne common shares will be entitled to receive, upon any liquidation of PolyOne, all remaining assets available for distribution to shareholders after satisfaction of PolyOne's liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. The outstanding common shares of PolyOne to be issued in the consolidation will be fully paid and nonassessable. The holders of PolyOne common shares will have no preemptive, conversion or redemption rights. See "Comparison of Rights of Holders of Geon and Hanna Common Stock and PolyOne Common Shares."

               COMPARISON OF RIGHTS OF HOLDERS OF GEON AND HANNA
                     COMMON STOCK AND POLYONE COMMON SHARES

     Upon the consummation of the consolidation, stockholders of Geon, a Delaware corporation and Hanna, a Delaware corporation, will become shareholders of PolyOne, an Ohio corporation. Differences between the laws of Delaware and those of Ohio, and among the Geon and Hanna certificates and by-laws, and the PolyOne articles and regulations, and the existence of certain other documents setting forth additional stockholders' rights, will result in several changes in the rights of stockholders of Geon and Hanna when the consolidation is completed. A summary of the material changes is set forth below. The identification of specific differences is not meant to indicate that other differences do not exist. Consequently, we urge you to read the Geon and Hanna certificates and by-laws and the PolyOne articles and regulations.


     A copy of the Geon Certificate is included as an exhibit to the Annual Report on Form 10-K filed by Geon with the Commission on March 27, 1997, and a copy of the Geon by-laws is included as an exhibit to the Form 10-Q filed by Geon with the Commission on August 9, 1996, as amended by an exhibit to the Quarterly Report on Form 10-Q filed by Geon with the Commission on August 16, 1999. A copy of the Hanna certificate is included as an exhibit to the Annual Report on Form 10-K filed by Hanna with the Commission on March 24, 1997, and a copy of the Hanna by-laws is included as an exhibit to the Current Report on Form 8-K filed by Hanna with the Commission on November 10, 1997. Copies of the PolyOne articles and regulations are included as annexes to this document.


BUSINESS COMBINATIONS

     Generally, under Ohio law, the approval by the affirmative vote of holders of two-thirds of the voting power of a corporation entitled to vote on the matter is required for mergers, consolidations, majority share acquisitions, combinations involving the issuance of shares with one-sixth or more of the voting power of the corporation, and any transfers of all or substantially all of the assets of a corporation unless the articles of incorporation of the corporation specify a different proportion (which cannot be less than a majority). The PolyOne articles do not contain any provision that alters the effect of Ohio law in this regard.

     Under Delaware law, the approval by the affirmative vote of holders of a majority of the voting power of a corporation entitled to vote is required for mergers, consolidations and transfers of all or substantially all of the assets of the corporation. Neither the Geon certificate nor the Hanna certificate contain any provision to alter the effect of the Delaware Law in this regard. But see "-- State Takeover Legislation."

APPRAISAL RIGHTS

     Under Ohio law, dissenting shareholders are entitled to appraisal rights in connection with the transfer of all or substantially all of the assets of a corporation and in connection with certain amendments to a corporation's articles of incorporation. Shareholders of an Ohio corporation are also entitled to appraisal rights if the corporation is merged or consolidated into a surviving or new entity or if the corporation becomes the surviving corporation in a merger with another Ohio corporation and in connection therewith the surviving corporation issues shares having one-sixth or more of its voting power to shareholders of the corporation which is being merged into it.

     Under Delaware Law, generally, stockholders of a Delaware corporation are entitled to appraisal rights in the event of a merger into or consolidation with another corporation or entity. However, appraisal rights are not available to holders of (1) shares listed on a national securities exchange, designated as a national market system security on the Nasdaq National Market or held of record by more than 2,000 stockholders or (2) shares of a surviving corporation of a merger if the merger did not require the approval of the stockholders of such corporation, unless, in either case, the holders of such stock are required pursuant to the terms of the merger to accept anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation which are also listed on a national securities exchange, designated as national market securities on the Nasdaq National Market or held of record by more than 2,000 holders, or (c) cash in lieu of fractional shares of such stock. A Delaware corporation may provide in its certificate of incorporation that appraisal rights are available as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, or the sale of all or substantially all of the corporation's assets. Neither Geon stockholders nor Hanna stockholders have any appraisal rights in connection with the consolidation because they are receiving stock of PolyOne, which will be listed on the New York Stock Exchange.

STATE TAKEOVER LEGISLATION

     Transactions Involving Interested Shareholders. Section 1704.02 of Ohio law prohibits any Chapter 1704 transaction (as defined below) for a period of three years from the date on which a shareholder first becomes an interested shareholder unless the directors of the corporation approved the transaction prior to the shareholder becoming an interested shareholder or approved the transaction pursuant to which the shareholder became an interested shareholder. A "Chapter 1704 transaction" is defined in Ohio law to include a variety of transactions such as mergers, consolidations, combinations or majority share acquisitions between an Ohio corporation and an "interested shareholder" or an affiliate of an interested shareholder. An interested shareholder is defined generally as any person who, directly or indirectly, beneficially owns 10% or more of the outstanding voting stock of the corporation. After the three-year period, a Chapter 1704 transaction is prohibited unless certain fair price provisions are complied with, the directors of the corporation approved the purchase of shares which made the shareholder an interested shareholder, or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation or such other percentage set forth in the articles of incorporation of the corporation provided that a majority of the disinterested shareholders approve the transaction.

     Control Share Acquisitions. Section 1701.831 of Ohio law generally prohibits transactions pursuant to which a person obtains one-fifth or more but less than one-third of all the voting power of a corporation, one-third or more but less than a majority of all of the voting power of a corporation, or a majority or more of all the voting power of a corporation (a "control share acquisition"), unless the shareholders approve the transaction at a special meeting, at which a quorum is present, by both the affirmative vote of a majority of the voting power of the corporation and by the affirmative vote of a majority of the voting power of the corporation excluding the voting power of interested shares. A corporation can provide in its articles of incorporation or regulations that Section 1701.831 does not apply to control share acquisitions of its shares. Neither the PolyOne articles nor its regulations contain any provisions to alter the effect of 1701.831 of Ohio law.

     Business Combinations with Interested Stockholders. Under Delaware law, a corporation is prohibited from engaging in any business combination (as defined below) with an interested stockholder or any entity if the transaction is caused by the interested stockholder for a period of three years from the date on which the stockholder first becomes an interested stockholder unless (1) the directors approved such transaction prior to the stockholder becoming an interested stockholder or approved the purchase pursuant to which the stockholder became an interested stockholder or (2) upon the consummation of the transaction pursuant to which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation. Delaware law defines the term "business combination" to include transactions such as mergers, consolidations or transfers of 10% or more of the assets of the corporation and defines the term "interested stockholder" generally as any person who, directly or indirectly, beneficially owns 15% or more of the outstanding voting stock of the corporation or was the owner of 15% or more of the outstanding voting stock of the corporation at any time during the three-year period immediately prior to the date in question. A corporation can expressly elect not to be governed by the business combination statute in its certificate of incorporation or by-laws. Neither the Hanna certificate nor by-laws contain any provision to alter the effect of Delaware law in this regard.

     The Geon certificate requires an affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, to affect a business combination with a substantial stockholder. An 80% vote shall not be required where all the conditions of one of the following have been satisfied: (1) the business combination was recommended by a majority of the disinterested directors present at a meeting of the board at which a quorum is present, or (2) the amount of cash and value of other consideration to be received by Geon Common Stockholders is at least equal to the higher of (A) the highest per share price paid by the substantial stockholder within the two years prior to the first public announcement of the terms of the proposed combination, or (B) the fair market value per share of common stock on the date of the announcement of the business combination or the date on which the substantial stockholder became a substantial stockholder. A substantial stockholder is generally a stockholder who has in the aggregate 20% or more of the voting power of the corporation, or is an affiliate or assignee or has otherwise succeeded to any shares which were, within the two years prior to the business combination, beneficially owned by a substantial stockholder. For purposes of this section, a business combination is:

     - a merger or consolidation with a substantial stockholder, or another corporation which is, or after the merger would be, an affiliate or associate of a substantial stockholder;

     - any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any substantial stockholder or affiliate of a substantial stockholder involving assets or securities of the corporation or any subsidiary having a value of $5,000,000 or more;

     - the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any substantial stockholder or his affiliate; or

     - any reclassification of securities or recapitalization of the corporation, or any merger of consolidation of the corporation with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of any stock of any subsidiary that is beneficially owned by any substantial stockholder or his affiliate.

AMENDMENTS TO CERTIFICATES OR ARTICLES OF INCORPORATION

     Under Ohio law, an amendment to the articles of incorporation requires the affirmative vote of two-thirds of the voting power of a corporation unless a greater or lesser percentage (which cannot be less than a majority) is specified in the corporation's articles of incorporation. The PolyOne articles do not contain any provisions to alter the effect of Ohio law in this regard.

     Under Delaware law, to amend a corporation's certificate of incorporation, the directors of the corporation and a majority of the voting power of the corporation must approve the amendment. The Hanna certificate does not contain any provisions to alter the effect of Delaware law in this regard. The Geon certificate also does not alter the effect of Delaware law in this regard, except that an affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with Article Sixth (relating to business combinations with substantial stockholders) of the Geon certificate. An 80% vote shall not be required for any amendment, repeal or adoption recommended by a majority of disinterested directors of the board.

AMENDMENTS TO BY-LAWS AND REGULATIONS

     Under Ohio law, the power to adopt, alter and repeal the regulations of a corporation is vested in the shareholders. These actions can be taken by the affirmative vote of a majority of the voting power of the corporation at a meeting held for that purpose, or without a meeting upon written consent of two-thirds of the voting power, unless the articles of incorporation or regulations provide for a greater percentage. The PolyOne regulations may be adopted, altered or repealed by the affirmative vote of (1) two-thirds of the stock entitled to vote at a regular or special meeting of the stockholders if there is included in the notice of the meeting the proposed amendment or repeal of the regulations, or (2) by the written consent of stockholders holding two-thirds of the voting power of PolyOne. The articles or regulations may specify a lesser percentage (not to be less than a majority). Notwithstanding the previous sentence, some provisions of the PolyOne regulations may not be modified, amended or repealed while they remain in effect, pursuant to their terms, unless adopted by the affirmative vote of stockholders exercising three-quarters of the voting power of PolyOne.

     Under Delaware law, the power to adopt, alter and repeal the by-laws is vested in the stockholders unless the certificate of incorporation vests such power in the directors. Vesting this power in the directors does not divest the stockholders of power to adopt, alter or repeal the by-laws. The Hanna by-laws may be amended or repealed by the affirmative vote of (1) two-thirds of the stock entitled to vote at a regular or special meeting of the stockholders if there is included in the notice of the meeting the proposed amendment or repeal of the by-law, or (2) a majority of the Hanna board at any regular or special meeting if notice of the proposed amendment or repeal is included in the notice of the meeting. The Geon by-laws may be amended or repealed by the affirmative vote of (1) a majority of the stock entitled to vote at a regular or special meeting of the stockholders if there is included in the notice of the meeting, or waiver of notice, the proposed amendment or repeal of the by-law, unless all the holders entitled to vote are present at the meeting, or (2) a majority of the entire Geon board at any regular or special meeting if notice of the proposed amendment or repeal is included in the notice of the meeting, the waiver of notice, or if every director is present at the meeting.

STOCKHOLDER ACTION

     Under Ohio law, unless a corporation's articles of incorporation or regulations prohibit the taking of action without a meeting, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting with the affirmative vote in a writing setting forth the action signed by all shareholders who would be entitled to notice of a meeting. The PolyOne articles and the PolyOne regulations do not prohibit the taking of action by the shareholders without a meeting.

     Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, any action to be taken or which can be taken at a meeting of stockholders may be taken without a meeting if a consent in writing setting forth the action is signed by all of the stockholders having the minimum number of votes necessary to authorize such action at a meeting. The Hanna certificate and by-laws do not prohibit the taking of action by the stockholders without a meeting. The Geon certificate and by-laws permit the taking of action by the stockholders without a meeting, and without notice or vote, if prior to taking action, a written consent setting forth the action is signed by the holders of record of all shares of stock issued and outstanding and entitled to vote.

SPECIAL STOCKHOLDER MEETINGS

     Ohio law provides that a special meeting of shareholders may be called by the chairman of the board, the president, the directors at a meeting, or a majority of the directors without a meeting, persons holding 25% or more of the shares entitled to vote at the special meeting (unless the articles of incorporation or regulations specify a greater or lesser percentage but not more than a majority) or those other officers or persons specified in the articles of incorporation or regulations. The PolyOne regulations provide that a special meeting of the stockholders may be called only by (1) the Chairman of the board of directors, (2) the secretary within 10 calendar days after receipt of the written request of a majority of PolyOne directors that the corporation would have if there were no vacancies on the board, (3) the President or (4) any person or persons holding not less than 50% of the shares entitled to vote at the meeting. Special meetings of holders of the outstanding preferred stock, if any, may be called in the manner and for the purposes provided in the resolution or resolutions providing for the issuance of the preferred stock.

     Delaware law provides that a special meeting of stockholders may be called by the board of directors or by those persons specified in the certificate of incorporation or bylaws. The Hanna by-laws provide that a special meeting of the stockholders may be called only by (1) the chairman of the board of directors, or (2) the secretary within 10 calendar days after receipt of the written request of a majority of Hanna directors that the corporation would have if there were no vacancies on the board. Special meetings of holders of the outstanding preferred stock, if any, may be called in the manner and for the purposes provided in the resolution or resolutions providing for the issuance of the preferred stock. The Geon by-laws provide that a special meeting of the stockholders may be called by the board of directors or by the Chief Executive Officer at such times and at such place either within or without the State of Delaware.

CUMULATIVE VOTING

     Under Ohio law, unless otherwise provided in a corporation's articles of incorporation, each shareholder is entitled to cumulate such shareholder's votes in the election of directors if the shareholder gives notice to the corporation. The PolyOne articles prohibit cumulative voting by shareholders.

     Delaware law permits the certificate of incorporation of a corporation to provide that in all elections of directors each stockholder is entitled to cumulate such stockholder's votes. Neither the Geon certificate nor the Hanna certificate provides for cumulative voting.

NUMBER AND ELECTION OF DIRECTORS

     Under Ohio law, the number of directors of a corporation may not be less than three (unless the corporation has less than three shareholders). Ohio law permits the articles of incorporation or regulations of a corporation to contain provisions classifying the directors into two or three classes consisting of not less than three directors in each class (unless the corporation has less than three directors in which event less than three directors may be in each class). The term of each class need not be the same but no term for any class may exceed three years. The PolyOne regulations fix the number of directors at no fewer than six and no greater than 18, provided that through the date of the annual meeting of the shareholders in 2004, each increase or decrease is in multiples of two. Subject to the above restrictions, the number of directors may be increased or decreased by an affirmative vote of two-thirds of the entire board, or generally, by an affirmative vote of the shareholders exercising three-quarters of the voting power of the corporation. Neither the PolyOne articles or regulations provide for classified directors.

     Delaware law provides that a corporation may have one or more directors and permits the certificate of incorporation or bylaws to contain provisions classifying the directors into two or three classes. Under Delaware law, there is no minimum number of directors that must be in each class. The Hanna by-laws provide that the Hanna board shall consist of the number of directors so designated only by (1) a majority of the whole board, or (2) the affirmative vote of the holders of at least 80% of the voting stock of the corporation, voting together as a single class. These provisions are subject to the rights, if any, of any series of preferred stock to elect additional directors under circumstances specified in the preferred stock designation. The Geon by-laws provide that the Geon board shall consist of not less than three and no more than 21 directors, as determined by the board from time to time. The number of directors may be changed by the affirmative vote of the whole board or of at least a majority of the holders of record of the shares of stock of the corporation, issued and outstanding and entitled to vote. No decrease in the number of board members shall decrease the term of a board member.

REMOVAL OF DIRECTORS

     Ohio law provides that if shareholders do not have the right to vote cumulatively, the shareholders may remove any or all directors without cause by the affirmative vote of a majority of the voting power, unless the articles of incorporation or regulations require a vote greater than a majority or provide that no director may be removed from office at all. In the event of such removal, the shareholders may elect a new director at the same meeting for the unexpired term of the director removed. Failure to elect a new director is deemed to create a vacancy. Neither the PolyOne articles nor the PolyOne regulations contain any provisions to alter the effect of Ohio law in this regard.

     Delaware law provides that any or all directors may be removed with or without cause by the affirmative vote of a majority of the voting power entitled to elect directors unless the board of directors is classified, in which case a director may only be removed for cause, provided that the certificate of incorporation does not provide otherwise. Neither the Geon certificate nor the Geon by-laws contain provisions to alter the effect of Delaware law in this regard. Neither the Hanna certificate nor the Hanna by-laws contain provisions to alter the effect of Delaware law in this regard.

VACANCIES

     Under Ohio law, unless the articles of incorporation or regulations provide otherwise, the remaining directors (even if less than a majority of the authorized number of directors) may by the affirmative vote of a majority of the remaining directors fill any vacancy on the board of directors for the unexpired term. A vacancy exists if the shareholders do not elect the number of authorized directors or if the shareholders increase the number of directors and fail at the meeting at which the number of directors was increased to elect additional directors. The PolyOne regulations provide that subject to the rights, if any, of the holders of any series of preferred shares to elect additional directors under circumstances specified in the preferred share designation, newly created directorships created as a result of an increase in the number of directors or a vacancy shall be filled by an election, at any time through the 2002 annual meeting date, solely by an affirmative vote of a majority of the remaining directors, or the single remaining director, even if the number of the directors does not constitute a quorum.

     Delaware law permits a majority of the remaining directors to fill any vacancy resulting from an increase in the authorized number of directors elected by all the stockholders voting as a single class. If the holders of any class of shares are entitled by the certificate of incorporation to elect one or more directors, any vacancies of directors elected by the class shall be filled by the affirmative vote of a majority of the remaining directors elected by the class. The Hanna by-laws provide that subject to the rights, if any, of the holders of any series of preferred shares to elect additional directors under circumstances specified in the preferred share designation, newly created directorships created as a result of an increase in the number of directors or a vacancy shall be filled by an election, at any time through the 2002 annual meeting date, solely by an affirmative vote of a majority of the remaining directors, even if the number of such directors does not constitute a quorum, or by a sole remaining director. The Geon by-laws provide that whenever any vacancy shall have occurred in the board by reason other than removal of a director by the stockholders with or without cause, it shall be filled by a majority vote of the remaining directors, even though less than a quorum.

LIABILITY AND INDEMNIFICATION OF DIRECTORS

     Ohio law provides, with certain limited exceptions, that a director may be held liable in damages for his acts or omissions as a director only if it is proved by clear and convincing evidence that he undertook the act or omission with deliberate intent to cause injury to the corporation or with reckless disregard for its best interests.

     Under Ohio law, Ohio corporations may indemnify directors from liability if the director acted in good faith and in a manner reasonably believed by the director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which the action was brought determines such person is fairly and reasonably entitled to indemnification or (2) if liability asserted against the person concerns certain unlawful distributions. The indemnification provisions of Ohio law require indemnification of a director who has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director of the corporation. The indemnification authorized by Ohio law is not exclusive and is in addition to any other rights granted to directors under the articles of incorporation or regulations of the corporation or to any agreement between the directors and the corporation.

     The PolyOne articles provide for the indemnification of directors of PolyOne to the maximum extent permitted by Ohio law, and as may be limited by the regulations. The regulations provide that PolyOne (1) shall indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened, or completed action, whether civil, criminal, or administrative (other than actions by or in the right of PolyOne) by reason of the fact that he or she is or was a director or officer of PolyOne, and (2) may indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened, or completed action, whether civil, criminal, or administrative (other than actions by or in the right of PolyOne) by reason of the fact that he or she is or was an employee or agent of PolyOne, or was acting on PolyOne's request as an employee, agent, officer, or director of another corporation, partnership, trust, or other enterprise, as long as that person acted in good faith. PolyOne shall also indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened, or completed action or suit by or in the right of PolyOne to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of PolyOne, and PolyOne may indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened, or completed action or suit by or in the right of PolyOne to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of PolyOne, or was acting on PolyOne's request as an employee, agent, officer, or director of another corporation, partnership, trust, or other enterprise, as long as that person acted in good faith and in manner he or she reasonably believed was in the best interest of PolyOne. However, no indemnity is available in respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable for negligence or misconduct on the performance of his or her duties to PolyOne, unless and only to the extent that a court of common pleas, or another court in which the suit was brought, determines that in view of the circumstances surrounding the case, that person is fairly and reasonably entitled to indemnity.

     Under Delaware law, Delaware corporations may indemnify directors from liability if the director acted in good faith and in a manner reasonably believed by the director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which the action was brought determines the person is fairly and reasonably entitled to indemnification. The indemnification provisions of Delaware law require indemnification of a director who has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director of the corporation. The indemnification authorized by Delaware law is not exclusive and is in addition to any other rights granted to directors under the certificate of incorporation or by-laws of the corporation or to any agreement between the directors and the corporation.

     The Hanna certificate provides that no director of Hanna shall be personally liable to Hanna or its stockholders for or with respect to any acts or omissions in the performance of his or her duties to Hanna. Each person who serves, agreed to serve, or has served as a director or officer of Hanna, or each such person who at the request of the Hanna board or an officer of Hanna served as an employee or agent of Hanna, or as an agent, employee, director, or officer of another corporation, partnership, trust, or other enterprise shall be indemnified by Hanna to the full extent allowable by Delaware law. Notwithstanding the general indemnification provision, Hanna reserves the right to contract with any person for greater, or different, indemnity protection.

     The Geon by-laws provide that Geon (1) shall indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened, or completed action, whether civil, criminal, or administrative (other than actions by or in the right of Geon) by reason of the fact that he or she is or was a director or officer of Geon, and (2) may indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened, or completed action, whether civil, criminal, or administrative (other than actions by or in the right of Geon) by reason of the fact that he or she is or was an employee or agent of Geon, or was acting on Geon's request as an employee, agent, officer, or director of another corporation, partnership, trust, or other enterprise, as long as that person acted in good faith. Geon shall also indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened, or completed action or suit by or in the right of Geon to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of Geon, and

Geon may indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened, or completed action or suit by or in the right of Geon to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of Geon, or was acting on Geon's request as an employee, agent, officer, or director of another corporation, partnership, trust, or other enterprise, as long as that person acted in good faith and in manner he or she reasonably believed was in the best interest of Geon. However, no indemnity is available in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable for negligence or misconduct on the performance of his or her duties to Geon, unless and only to the extent that a court of common pleas, or another court in which the suit was brought, determines that in view of the circumstances surrounding the case, that person is fairly and reasonably entitled to indemnity.

CONSTITUENCIES PROVISIONS

     Section 1701.59 of Ohio law permits a director, in determining what that director reasonably believes to be the best interests of the corporation, to consider, in addition to the interests of the corporation's shareholders, any of the following:

     - the interests of the corporation's employees, suppliers, creditors, and customers;

     - the economy;

     - the community and societal considerations; and

     - the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

     Delaware law contains no comparable provision to Section 1701.59 of Ohio law.

                          GEON EXECUTIVE COMPENSATION

     The following table sets forth the compensation received for the three years ended December 31, 1999, by Geon's former and current Chief Executive Officers and the persons who were at December 31, 1999, Geon's four other most highly paid executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                           ----------------------------------
                                               ANNUAL COMPENSATION                AWARDS
                                         -------------------------------   ---------------------    PAYOUTS
                                                                 OTHER                  OPTIONS/      LTIP         ALL
                                                                ANNUAL     RESTRICTED     SARS      PAYOUTS       OTHER
            NAME AND                                            COMPEN-      STOCK       (# OF       (# OF       COMPEN-
       PRINCIPAL POSITION         YEAR    SALARY    BONUS(1)   SATION(2)   AWARDS(3)    SHARES)    SHARES)(4)   SATION(5)
       ------------------         ----   --------   --------   ---------   ----------   --------   ----------   ----------
William F. Patient,               1999   $384,615   $310,000    $46,314     $    -0-    $   -0-     $   -0-      $37,397
Former Chairman of the Board      1998    623,269   500,000      53,570      253,000    105,000      10,921       61,397
and Chief Executive Officer(6)    1997    580,000   350,000      79,639          -0-     36,000         -0-       51,100
Thomas A. Waltermire,             1999    522,576   550,000      40,553          -0-        -0-         -0-       57,693
Chairman of the Board,            1998    390,192   270,000      46,360          -0-    202,446       4,100       36,372
Chief Executive Officer           1997    298,173   182,500      39,736          -0-     11,700         -0-       26,151
and President(6)
W. David Wilson                   1999    241,154   214,500      25,068          -0-        -0-         -0-       23,432
Vice President, Chief             1998    219,231   130,900      26,475          -0-     96,402       1,628       18,998
Financial Officer                 1997    177,952    91,300       5,739          -0-      4,000         -0-       16,264
Donald P. Knechtges,              1999    239,711   187,000      35,462          -0-        -0-         -0-       22,964
Senior Vice President,            1998    232,115   137,500      59,243          -0-     96,402       3,546       41,647
Technology and Business           1997    222,500   114,400      30,330          -0-      9,800         -0-       37,942
Development
V. Lance Mitchell,                1999    239,038   174,375      64,335          -0-        -0-         -0-       22,742
Vice President, General           1998    213,654   140,625      20,030          -0-     96,402       1,470       19,510
Manager, Compounds                1997    154,610    72,300       5,456          -0-      6,300         -0-       11,904
Gregory L. Rutman,                1999    229,231   176,000      33,394          -0-        -0-         -0-       21,339
Vice President, General           1998    209,423   114,400      50,810          -0-     96,402       3,093       40,022
Counsel and Secretary             1997    195,000    87,750      35,196          -0-      7,000         -0-       36,660

---------------

(1) The $310,000 payment to Mr. Patient in 1999 represents an incentive award he received in recognition of his performance in the transformation of Geon in 1999. All other amounts in this column represent the aggregate bonus payments to the named executive under Geon's Senior Executive Management Incentive Plan (the "Senior Executive MIP") or Geon's Management Incentive Plan (the "MIP") for 1999, 1998 and 1997. The Senior Executive MIP and the MIP provided that a minimum of 40% of the named executives' bonus awards, if any, under the plan would be paid in the form of restricted stock awarded under Geon's incentive stock plans. The participant may also elect to receive all or any portion of the balance in the form of restricted stock. For each $1 of the bonus amount paid in the form of restricted stock, $1.25 worth of restricted stock is awarded. The portion of the award, if any, not paid in restricted stock is paid in cash. Under the terms of the restricted stock award, the restricted stock awarded may not be transferred for the three-year period following the date of award. In the event a participant leaves the employ of Geon prior to the lapse of the restrictions (other than by reason of death, disability or retirement), the participant will forfeit up to 100% of the 25% premium received in respect of the award. The amount of cash (including payments in respect of fractional shares) and the market value and number of the shares of restricted stock received by the named executive officers, respectively, in respect of the 1999 bonus payments for each of the named executive officers is as follows: T.A. Waltermire, $13 and $549,987 (16,988 shares); W.D. Wilson, $118,019 and $97,481 (3,011 shares);
    D.P. Knechtges, $102,013 and $84,984 (2,125 shares); V.L. Mitchell, $77,509 and $96,866 (2,992 shares); and G.L. Rutman, $96,001 and $79,999 (2,471 shares). For 1998, such amounts were as follows: W.F. Patient, $9 and $499,991 (21,390 shares); T.A. Waltermire, $19 and $269,981 (11,550 shares);
    W.D. Wilson, $71,411 and $59,489 (2,545 shares); D.P. Knechtges, $74,995 and
    $62,505 (2,674 shares); V.L. Mitchell, $62,505 and $78,119 (3,342 shares);
    and G.L. Rutman, $62,414 and $51,986 (2,224 shares). For 1997, such amounts were as follows: W.F. Patient, $6 and $349,994 (14,973 shares); T.A. Waltermire, $11 and $182,489 (7,807 shares); W.D. Wilson, $49,809 and $41,491 (1,775 shares); D.P. Knechtges, $62,414 and $51,986 (2,224 shares);
    V.L. Mitchell, $49,018 and $23,283 (1,122 shares); and G.L. Rutman, $39,013 and $48,737 (2,085 shares).

(2) For 1999, amounts include tax gross-ups on personal benefits as follows:
    W.F. Patient, $19,792; T.A. Waltermire, $15,602; W.D. Wilson, $9,548; D.P.
    Knechtges, $13,065; V.L. Mitchell, $15,310; and G.L. Rutman, $12,606. For 1998, amounts include tax gross-ups on personal benefits as follows: W.F. Patient, $14,566; T.A. Waltermire, $12,591; W.D. Wilson, $8,205; D.P.
    Knechtges, $15,811; V.L. Mitchell, $6,900; and G.L. Rutman, $13,818. For 1997, amounts include tax gross-ups on personal benefits as follows: W.F. Patient, $32,909; T.A. Waltermire, $15,447; W.D. Wilson, $1,741; D.P.
    Knechtges, $12,284; V.L. Mitchell, $0; and G.L. Rutman, $9,548.

(3) In 1998, William F. Patient was awarded 11,000 shares of restricted stock and 105,000 options in lieu of participation in Geon's 1998-2000 Long-Term Incentive Plan. Except as described in footnote 1, there were no other awards of restricted stock in 1999, 1998 or 1997 to the named executive officers other than those awarded under the Senior Executive MIP or the MIP.

(4) Amounts for 1998 represent the number of shares paid out to the named executive on January 1, 1998 in respect of performance shares awarded to the named executive in 1995 under Geon's 1995-1997 Long-Term Incentive Plan. The number of shares awarded was based on Geon's achievement of performance objectives specified under the plan for the three-year period ended December 31, 1997, and are net of withholding taxes.

(5) Amounts for 1999 represent, respectively, Geon's cash contributions on behalf of the named executives to Geon's Retirement Savings Plan, amounts accrued under a benefit restoration plan providing for benefits in excess of the amounts permitted to be contributed under the Retirement Savings Plan (and amounts accrued with respect to the Senior Executive MIP and the MIP), and premium payments by Geon under a split dollar life insurance program as follows: W.F. Patient, $9,600, $27,797, and $0; T.A. Waltermire, $9,600,
    $13,364, and $0; W.D. Wilson, $9,600, $13,832, and $0; D.P. Knechtges,
    $9,600, $13,364, and $0; V.L. Mitchell, $9,600, $13,142, and $0; and G.L.
    Rutman, $9,600, $11,739, and $0. For 1998, such amounts are as follows: W.F. Patient, $9,600, $51,797, and $0; T.A. Waltermire, $9,600, $26,772, and $0;
    W.D. Wilson, $9,600, $9,398, and $0; D.P. Knechtges, $9,600, $11,071, and
    $20,976; V.L. Mitchell, $9,600, $9,910, and $0; and G.L. Rutman, $9,600,
    $7,802, and $22,620. For 1997, such amounts were as follows: W.F. Patient, $9,000, $42,100, and $0; T.A. Waltermire, $9,000, $17,151, and $0; W.D.
    Wilson, $9,500, $6,764, and $0; D.P. Knechtges, $9,000, $7,966, and $20,976;
    V.L. Mitchell, $9,500, $2,404, and $0; and G.L. Rutman, $9,500, $4,540, and
    $22,620.

(6) Mr. Patient served as Chief Executive Officer until May 1999, and as Chairman of the Board until August 1999. Mr. Waltermire began serving as Chief Executive Officer in May 1999 and as Chairman of the Board in August 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                              VALUE OF
                                                         NUMBER OF          UNEXERCISED
                                                        UNEXERCISED         IN-THE-MONEY
                                                        OPTION/SARS         OPTIONS/SARS
                                                         AT FY-END           AT FY-END
                                                       (# OF SHARES)          ($) (2)
                       SHARES ACQUIRED     VALUE      ---------------   --------------------
                         ON EXERCISE      REALIZED     EXERCISABLE/         EXERCISABLE/
        NAME            (# OF SHARES)     ($) (1)      UNEXERCISABLE       UNEXERCISABLE
        ----           ---------------   ----------   ---------------   --------------------
W. F. Patient........      44,783        $  672,591    382,516/35,000   $  4,530,075/415,625
T. A. Waltermire.....      14,075            99,267   119,091/205,295    1,491,112/2,440,015
W. D. Wilson.........       4,094            36,985     61,533/97,302      808,259/1,156,136
D. P. Knechtges......      10,000           172,500     81,901/98,801      968,469/1,175,061
V. L. Mitchell.......           0                 0     13,300/97,902      113,225/1,163,711
G. L. Rutman.........      21,772           282,814     79,001/98,501      965,919/1,171,224

---------------

(1) Represents the difference between the option exercise price and the last sale price of a share of Geon's common stock as reported on the New York Stock Exchange on the date prior to exercise.

(2) Based on the last sale price of a share of Geon common stock of $32 1/2 as reported on the New York Stock Exchange on December 31, 1999. The ultimate realization of profit, if any, on the sale of common stock underlying the option is dependent upon the market price of the shares on the date of sale.

RETIREMENT PENSIONS

     Geon has in effect a pension plan for salaried employees which provides pensions payable at retirement to each eligible employee. The plan makes available a pension which is paid from funds provided through contributions by Geon and contributions by the employee, if any, made prior to 1972. The amount of an employee's pension depends on a number of factors including Final Average Earnings ("FAE") and years of credited service to Geon. The following chart shows the annual pension amounts currently available to employees who retire with the combinations of FAE and years of credited service shown in the chart, which should be read in conjunction with the notes following the chart. As of January 1, 1989, the plan generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of covered compensation times years of pension credit up to 35 years. In addition, employees who were actively at work on December 31, 1989, may receive an additional pension credit of 4 years (up to a maximum of 24 years) of pension credit. Benefits become vested after 5 years of service.

                               PENSION PLAN TABLE

                                     YEARS OF CREDITED SERVICE
             --------------------------------------------------------------------------
  FINAL              15                    20               25         30         35
 AVERAGE     -------------------   -------------------   --------   --------   --------
 EARNINGS      (1)        (2)        (1)        (2)
 --------    --------   --------   --------   --------
$  100,000   $ 21,768   $ 27,573   $ 29,025   $ 34,830   $ 36,281   $ 43,537   $ 50,793
$  200,000     45,768     57,973     61,025     73,230     76,281     91,537    106,793
$  300,000     69,768     88,373     93,025    111,630    116,281    139,537    162,793
$  400,000     93,768    118,773    125,025    150,030    156,281    187,537    218,793
$  500,000    117,768    149,173    157,025    188,430    196,281    235,537    274,793
$  600,000    141,768    179,573    189,025    226,830    236,281    283,537    330,793
$  700,000    165,768    209,973    221,025    265,230    276,281    331,537    386,793
$  800,000    189,768    240,373    253,025    303,630    316,281    379,537    442,793
$  900,000    213,768    270,773    285,025    342,030    356,281    427,537    498,793
$1,000,000    237,768    301,173    317,025    380,430    396,281    475,537    554,793
$1,100,000    261,768    331,573    349,025    418,830    436,281    523,537    610,793
$1,200,000    285,768    361,973    381,025    457,230    476,281    571,537    666,793
$1,300,000    309,768    392,373    413,025    495,630    516,281    619,537    722,793
$1,400,000    333,768    422,773    445,025    534,030    556,281    667,537    778,793

---------------

(1) Assumes actively employed January 1, 1990 and after.

(2) Includes an additional 4 years of service applicable to pre-January 1, 1990 employees.

(3) The pension plan uses either a "final average earnings" formula or a "service credit" formula to compute the amount of an employee's pension, applying the formula which produces the higher amount. The above chart was prepared using the FAE formula, since the service credit formula would produce lower amounts than those shown. Under the FAE formula, a pension is based on the highest four consecutive calendar years of an employee's earnings. Earnings include salary, overtime pay, holiday pay, vacation pay, and certain incentive payments including annual cash bonuses, but exclude awards under long-term incentive programs and the Geon match in Geon's savings plans. As of December 31, 1999, final average earnings for the individuals named in the Summary Compensation Table were as follows: W.F. Patient -- $842,548.20; T.A. Waltermire -- $495,533.80; D.P.
    Knechtges -- $319,096.22; W.D. Wilson -- $258,219.14; G.L. Rutman --
    $279,807.73; and V.L. Mitchell -- $247,005.80.

(4) In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five year certain and continuous annuity under the pension plan and that the employee would not elect any of the available "survivor options," which would result in a lower annual pension. Pensions are not subject to any reduction for Social Security or any other offset amounts.

(5) As of December 31, 1999, the six executive officers named in the cash compensation table had the following years of credited service under the pension plan or subsidiary plans or supplemental agreements: W.F. Patient, 10 years, 2 months; T.A. Waltermire, 25 years, 6 months; W.D. Wilson, 21 years, 11 months; D.P. Knechtges, 34 years, 6 months; V.L. Mitchell, 10 years, 7 months; and G.L. Rutman, 25 years, 2 months.

(6) W. F. Patient became vested in benefits immediately and earned an additional benefit equal to 1.6 percent of his final average annual earnings for each year with Geon. These additional benefits are payable under an unfunded, non-qualified supplemental plan.

(7) Benefits shown in the chart that exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code and certain additional benefits not payable under the qualified pension plan because of certain exclusions from compensation are payable under an unfunded, non-qualified supplemental pension plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Geon's Compensation Committee is currently comprised of Gale Duff-Bloom, its Chairperson, James K. Baker, D. Larry Moore, and Farah M. Walters.

     The Committee's responsibilities include, but are not limited to, reviewing and approving executive compensation, including base salary, cash bonuses, and stock incentive awards for the Chief Executive Officer and all other executive officers of Geon, as well as oversight responsibilities for all broad-based compensation and benefit programs of Geon.

  General Compensation Philosophy. The Committee believes that the total compensation package for executive officers should be market-based and performance-oriented, tying a significant amount of compensation to short and long-term financial and strategic objectives, including increases in stockholder value. The Committee established the following guiding principles for Geon's executive compensation program:

          - A significant portion of executive officers' total compensation will depend on the Company's annual and long-term performance, including creation of stockholder value.

          - Non-cash compensation programs will be designed to provide stock-based incentives which will encourage stock ownership by executives in order to better align stockholder and executive interests.

          - Significant ownership of Geon's common stock by executive officers will be encouraged.

  Executive Compensation

     Base Salaries. In 1999, Geon established salaries based on salaries of comparable positions included in published surveys and a survey of a group of companies provided by the Committee's independent executive compensation consultant, Pearl Meyer & Partners, Inc. The survey prepared by Pearl Meyer & Partners, Inc. includes companies that generally compete with Geon for executive talent and from whom Geon may recruit future executives. This comparison group also includes companies from many different industries and therefore differs from the group of companies used in the performance graph appearing below under the heading "Geon Stock Performance." The companies used in the performance graph are generally the companies with which Geon competes for capital and may be considered useful and appropriate for comparing Geon's stock performance.

  Incentive Compensation

     Deduction Limitation on Executive Compensation. Section 162(m) of the Internal Revenue Code and the regulations promulgated under that section ("Section 162(m)") preclude a publicly-held corporation from taking a deduction for certain compensation in excess of $1 million paid or accrued with respect to certain executive officers. It is the Committee's intent that Geon's executive compensation program be designed to allow maximum possible deductibility of executive compensation paid by Geon.

     Geon's Senior Executive MIP was originally submitted to stockholders for their approval at the 1995 Annual Meeting and was submitted to stockholders for their reapproval at the 2000 Annual Meeting. The Senior Executive MIP provides for awards that are wholly contingent on the attainment of performance goals established by the Committee, eliminates the Committee's discretion to increase the amount of incentive awards, and provides for administration by a committee of outside directors. The Committee believes that the Senior Executive MIP has in the past satisfied and will continue to satisfy the Internal Revenue Service's requirements for "performance-based" compensation under Section 162(m). Under Section 162(m), performance-based compensation is not subject to the deductibility limitation imposed by current Internal Revenue Service regulations.

     Cash and Stock Incentives. The executive officers, including the Chief Executive Officer, are eligible annually to receive bonus awards, consisting of restricted stock or a combination of both restricted stock and cash, under the Senior Executive MIP, the MIP, or Geon's 1999 Incentive Stock Plan. Each year the Committee establishes performance measures to be used to determine an appropriate payout, if any, under the Senior Executive MIP and the MIP. Target awards, stated as a percentage of salary, are determined by the Committee at the beginning of the plan year, although the Committee retains the discretion to reduce the awards depending on an executive officer's (including the Chief Executive Officer) individual performance and Geon's performance in meeting established goals. The Senior Executive MIP and the MIP also establish threshold performance levels below which no incentives will be paid.

     Geon's 1999 Incentive Stock Plan includes provisions for the award of performance-based compensation that would not be subject to the deductibility limitations of Section 162(m). The Committee will continue to monitor its compensation policy, including compensation, if any, paid under the Senior Executive MIP, the MIP, and the 1999 Incentive Stock Plan, for maximum deductibility under Section 162(m).

     The performance measures used for 1999 under the Senior Executive MIP and the MIP were based on Geon's and business-units' operating income, certain non-financial performance measures, and relative total return to stockholders, as applicable to each participant. Geon's actual performance exceeded threshold levels for each of the enumerated performance measures and, on average, was approximately 118% of target. This compares favorably to 1998 performance which was approximately 88% of target.

     Under the terms of the Senior Executive MIP and the MIP, as more fully described in footnote 1 to the Summary Compensation Table, a mandatory deferral of 40% of any award under the Senior Executive MIP or the MIP to the executive officers, including the Chief Executive Officer, is made in the form of restricted stock awarded under the 1999 Stock Incentive Plan. Executive officers who receive awards under the Senior Executive MIP and the MIP may elect to receive the balance of those awards in the form of restricted stock, so that up to

100% of any award under the Senior Executive MIP or the MIP may be paid in the form of restricted stock. To the extent that any award is paid in the form of restricted stock, that payment is enhanced by a 25% premium, i.e., for every $100 otherwise payable under the Senior Executive MIP to an executive, $125 worth of restricted stock is awarded to that executive. With respect to 1999 awards to executive officers under the Senior Executive MIP and the MIP, approximately 52% of those awards were paid in the form of restricted stock.

     In 1998, the Committee granted long-term performance awards under Geon's 1998-2000 Long-Term Incentive Plan. Under the 1998-2000 Long-Term Incentive Plan, the Committee granted to executive officers incentive awards in the form of Time-Vested Options, Performance Shares and Challenge Grant Stock Appreciation Rights ("SARs"). Time-Vested Options are stock options that will vest December 31, 2003, unless accelerated based upon the stock price performance of Geon. Performance Shares are awards of common stock based upon Geon's three-year performance ending December 31, 2000, relative to targets approved by the Committee for cumulative normalized earnings per share and relative total stockholder return. These awards may be 0% to 200% of established targets. Challenge Grant SARs are SARs that will vest only upon the achievement of certain stock prices at specified times. The 1998-2000 Long-Term Incentive Plan is intended to align the interests of the executive officers with those of Geon and its stockholders and to encourage superior performance over time.

     Chief Executive Officer. Mr. Patient received an incentive award of $310,000 in recognition of his performance in the transformation of Geon in 1999 as well as the smooth transition of the leadership of Geon to Mr. Waltermire.

     Mr. Waltermire received a salary increase effective upon his becoming Chief Executive Officer in May 1999. The Committee based the increase upon its review of Mr. Waltermire's existing compensation arrangements, compensation of chief executive officers of companies comparable to Geon, and the performance of Mr. Waltermire and Geon.

     Mr. Waltermire participates in the Senior Executive MIP under similar terms and conditions as other executive officers and as described above. Based on Geon performance, including record earnings, and a review of Mr. Waltermire's individual performance, Mr. Waltermire received an award of $440,000 under the Senior Executive MIP. This award represents approximately 91% of his salary. As more fully described in footnote 1 to the Summary Compensation Table, 100% of this amount was deferred in the form of restricted stock.

                                        The Compensation Committee of the Board
                                        of Directors

                                              Gale Duff-Bloom, Chairperson
                                              James K. Baker
                                              D. Larry Moore
                                              Farah M. Walters

February 3, 2000

MANAGEMENT CONTINUITY AGREEMENTS

     Geon has entered into management continuity agreements (the "Continuity Agreements") with certain employees, including all of the executive officers named in the Summary Compensation Table. The purpose of the Continuity Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a "change of control" of Geon. The Continuity Agreements do not provide any assurance of continued employment unless there is a change of control. The Continuity Agreements generally provide for a two-year period of employment commencing upon a change of control, which generally is deemed to have occurred if: (1) any person becomes the beneficial owner of 20% or more of the combined voting power of Geon's outstanding securities (subject to certain exceptions), (2) there is a change in the majority of the Board of Directors of Geon, (3) certain corporate reorganizations occur where the existing stockholders do not retain more than 60% of the common stock and combined voting power of the outstanding voting securities of the surviving entity or (4) there is stockholder approval of a complete liquidation or dissolution of Geon. The consolidation will result in a change of control.

     The Continuity Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change of control and with the same benefits and level of compensation, including average annual increases. If the individual's employment is terminated by Geon or its successor for reasons other than "cause" or is terminated voluntarily by the individual for "good reason" (in each case as defined in the Continuity Agreements), generally the individual would be entitled to receive:
(1) compensation for a period of up to three years, commencing at the individual's base salary rate in effect at the time of the termination and including average annual increases thereafter, (2) the continuation of all employee benefits and perquisites and (3) a lump sum equal to the total of (A) up to three times the individual's annualized incentive compensation, which shall be equal to the greater of that paid with respect to the calendar year prior to termination or the "target incentive amount" (as defined in the Continuity Agreements) for the year of the change of control or the year of termination and (B) up to three times the "calculated market value" of the "restricted stock" and "performance stock" awarded to the individual in Geon's most recent "plan cycle" (in each case as defined in the Continuity Agreements). The Continuity Agreements also provide for a tax gross-up for any excise tax due under the Internal Revenue Code for any payments or distributions made under the agreements.

GEON STOCK PERFORMANCE

     Following is a graph which compares the five-year cumulative return from investing $100 on December 31, 1994, in each of shares of the common stock of Geon, the S&P 500 index, and the S&P Chemicals index, with dividends assumed to be reinvested when received. The S&P Chemicals index includes a broad range of chemical manufacturers. Because of the relationship of Geon's business within the chemical industry, it is felt that comparison with this broader index is also appropriate.

             COMPARISON OF CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
                     DECEMBER 30, 1994 TO DECEMBER 31, 1999
[GRAPH]

                                                         S&P 500                  S&P CHEMICALS             THE GEON COMPANY
                                                         -------                  -------------             ----------------
12/30/94                                                 100.00                      100.00                      100.00
12/29/95                                                 137.54                      130.53                       90.75
12/31/96                                                 169.09                      169.52                       74.65
12/31/97                                                 225.48                      209.31                       90.99
12/31/98                                                 289.93                      195.85                       91.71
12/31/99                                                 350.93                      232.45                      131.94

COMPENSATION OF DIRECTORS

     Geon pays directors unaffiliated with Geon an annual retainer of $25,000, quarterly in arrears, and annually grants to directors unrestricted stock under its 1999 Incentive Stock Plan equal to $15,000. Geon grants the stock quarterly and determines the number of shares to be granted by dividing the dollar value by the arithmetic average of the high and low stock price on the last trading day of each quarter. Geon also pays fees of $1,000 for each Board and Committee meeting attended. In addition, the Chairperson of each Committee receives a fixed annual retainer of $3,000. Geon reimburses directors for their expenses associated with each meeting attended.

     Geon grants each new director who is not an employee of Geon at the time of his or her initial election or appointment as a director an option to acquire 5,000 shares of Geon common stock. Each director receives an annual director option to acquire 1,500 shares of Geon common stock upon re-election to the Geon Board, effective as of the date of the Annual Meeting.

     Each director who is not an employee of Geon may defer payment of all or a portion of his or her compensation as a director under Geon's Non-Employee Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan"). A director may defer the compensation as cash or elect to have it converted into Geon common stock (at a rate equal to 125% of the cash compensation amount). Deferred compensation, whether in the form of cash or common stock, is held in trust for the participating directors. Interest earned on the cash amounts and dividends on the common stock accrue for the benefit of the participating directors. Geon encourages directors to defer at least 50% of their fees into common stock of Geon.

     Geon eliminated the existing director retirement program as to each unaffiliated director who was elected at the 2000 Annual Meeting of Stockholders. Geon compensated these directors for their accrued service by buying out the then current actuarial value of their retirement plan benefits of 10% of their annual retainer for each full and partial year of service. Geon paid the computed value into the Directors' Deferred Compensation Plan in Geon common stock at a rate equal to 125% of the cash compensation amount.

                          HANNA EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the chief executive officers who held office in 1999 and the four other most highly compensated executive officers, for services rendered in all capacities to Hanna and its subsidiaries for the last three years.

                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                              --------------------------                     -------------------------------------
                                                                                      AWARDS             PAYOUTS
                                                                             ------------------------   ----------
                                                                OTHER         RESTRICTED
          NAME AND                                             ANNUAL           STOCK       NUMBER OF      LTIP         ALL OTHER
     PRINCIPAL POSITION       YEAR    SALARY     BONUS     COMPENSATION(1)   AWARDS($)(2)    OPTIONS    PAYOUTS(3)   COMPENSATION(4)
     ------------------       ----   --------   --------   ---------------   ------------   ---------   ----------   ---------------
Phillip D. Ashkettle          1999   $357,083   $481,000      $343,928               0       100,000          N/A              0
  Chairman & Chief Executive  1998        N/A        N/A           N/A             N/A           N/A          N/A            N/A
  Officer (from 6/14/99)      1997        N/A        N/A           N/A             N/A           N/A          N/A            N/A
M. D. Walker                  1999   $500,000          0      $  3,446               0       100,000            0       $445,089
  Chairman & Chief Executive  1998   $115,705          0             0               0       100,000     $120,334       $460,017
  Officer (from 10/7/98 to    1997   $330,000   $215,000      $  3,446          41,715       100,000     $453,600       $246,654
  6/14/99) and Chairman from
  6/14/99 to 12/31/99)
G. W. Henry                   1999   $301,000   $180,000      $ 88,309           6,278        58,520     $ 50,251       $ 47,204
  Executive Vice President
    of                        1998   $258,333   $ 40,000      $ 74,551           3,846        42,667     $ 61,520       $ 60,412
  Worldwide Plastics          1997   $236,667   $155,000      $ 71,015           8,434        15,625     $ 91,665       $ 59,460
M. S. Duffey                  1999   $249,260   $136,000      $    286               0        55,769            0       $ 27,370
  Senior Vice President,
    Finance                   1998   $238,700   $ 25,000      $    455           2,040        34,062     $ 32,400       $ 29,261
  & Administration & CFO      1997   $213,333   $117,000      $    791           5,947        13,896     $ 64,638       $ 29,019
J. S. Pyke, Jr.               1999   $233,295   $127,500      $    525               0        43,209            0       $ 62,150
  Vice President, General     1998   $226,125   $ 27,500      $  1,419           3,846        31,929     $ 61,520       $ 80,971
  Counsel & Secretary         1997   $216,667   $117,000      $    950           9,558        13,583     $103,950       $ 82,043

---------------

(1) The column reports Hanna's reimbursement for the Medicare taxes incurred by the named officers on accrued non-qualified plan benefits. In addition, the column reports reimbursement to Mr. Ashkettle in connection with his employment by Hanna of $85,161 for club initiation fees and dues, $93,222 for legal fees and tax reimbursements on those fees and $53,292 for moving expenses and Hanna also paid relocation fees of $109,375. The column also reports reimbursement to Mr. Henry of moving expenses and payments to equalize cost-of-living and housing differences in connection with an assignment outside of his home country in the amounts of $520 in 1997 and $1,388 in 1998, and relocation fees, moving expenses and tax reimbursements on those expenses and club dues aggregating $88,240 in 1999. The aggregate amount of perquisites and personal benefits provided to the other officers did not exceed the disclosure threshhold established by the Securities and Exchange Commission.

(2) The column reports grants of restricted stock to the named individuals during the fiscal year. The value of the awards shown in the table is determined by multiplying the number of shares awarded by the closing market price for the stock on the award date. The total number of restricted shares and the value of those shares at the end of the last fiscal year, based on the year-end closing price for the stock, held by Messrs. Walker, Henry, Duffey, and Pyke were 3,999/$43,739, 1,528/$16,713, 785/$8,586, and
    1,121/$12,261, respectively. Restricted shares are issued at the same time payouts are made under Hanna's 1988 Long-Term Incentive Plan ("LTIP") equal in value to 25% of the value of the Hanna common stock component of the LTIP payout; neither the restricted shares nor the other shares issued at the same time may be transferred for four years, at which time the restrictions lapse. The named officers receive dividends on their restricted shares at the same time and frequency as all stockholders.

(3) Payout in cash and market value of Hanna common stock paid under Hanna's LTIP in the year following the three-year performance period ending December 31, 1998, 1997, and 1996.

(4) The column reports matching contributions made by Hanna under the Hanna 401(k) and Retirement Plan of $43,749, $29,121, $22,982, and $21,743 for
    Messrs. Walker, Henry, Duffey, and Pyke, respectively, and the dollar value of split dollar life insurance premiums paid in the amounts of $38,261, $18,083, $4,388, and $40,407 for Messrs. Walker, Henry, Duffey, and Pyke, respectively. This column also reports distributions to Mr. Walker of $312,983 from the non-qualified retirement plan and $50,096 from the Voluntary Non-Qualified Deferred Compensation Plan.

     Hanna's Voluntary Non-Qualified Deferred Compensation Plan, approved by stockholders in 1995, provides that executives whose total annual cash compensation exceeds $150,000 may elect to defer up to 25% of his or her salary and up to 100% of his or her short-term compensation and to allocate the deferral to a cash account ("Cash Account") or an account maintained in shares of Hanna common stock (the "Stock Account"). Balances in the Cash Account earn interest quarterly at a rate equal to 125% of the Moody's Corporate Bond Yield Index. As cash dividends are declared on Hanna common stock, the executive's Stock Account is credited with additional shares of Hanna common stock equivalent to cash dividends paid on the balance of shares in the Stock Account. All deferrals to the Stock Account are "matched" by a 25% premium in the form of additional shares of Hanna common stock. When the executive retires, dies or becomes disabled, the full balance in the Cash Account and Stock Account is distributed to the executive, and if employment terminates for any other reason, a partial distribution will be made. Mr. Pyke has elected to participate in the Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZED VALUE AT
                                                                                 ANNUAL RATES OF STOCK PRICE
                                         INDIVIDUAL GRANTS                       APPRECIATION FOR OPTION TERM
                       ------------------------------------------------------    ----------------------------
                                       PERCENT OF       OPTION     EXPIRATION
                         OPTIONS      TOTAL OPTIONS    EXERCISE     DATE OF
        NAME           GRANTED(#)        GRANTED        PRICE        OPTION           5%             10%
        ----           -----------    -------------    --------    ----------    ------------    ------------
P. D. Ashkettle......    100,000          11.45%       $15.9375     06/14/09      $1,002,301      $2,540,027
M. D. Walker.........    100,000          11.45%       $11.3125     03/02/09      $  711,437      $1,802,921
G. W. Henry..........     58,520           6.70%       $10.6250     12/01/09      $  391,031      $  990,949
M. S. Duffey.........     55,769           6.39%       $10.6250     12/01/09      $  372,649      $  944,365
J. S. Pyke, Jr.......     43,209           4.95%       $10.6250     12/01/09      $  288,723      $  731,680

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                        VALUE OF UNEXERCISED
                                                                     NUMBER OF              IN-THE-MONEY
                                                                UNEXERCISED OPTIONS          OPTIONS AT
                                                               AT FISCAL YEAR-END(#)      FISCAL YEAR-END
                              SHARES ACQUIRED      VALUE         EXERCISABLE (E)/         EXERCISABLE (E)/
            NAME                ON EXERCISE       REALIZED       UNEXERCISABLE (U)       UNEXERCISABLE (U)
            ----              ---------------    ----------    ---------------------    --------------------
P. D. Ashkettle.............          --         $       --                --(E)              $    --(E)
                                                                      100,000(U)              $    --(U)
M. D. Walker................          --         $       --           697,072(E)              $58,984(E)
                                                                      166,666(U)              $    --(U)
G. W. Henry.................       6,750         $62,232.98            92,136(E)              $ 7,078(E)
                                                                       92,429(U)              $18,288(U)
M. S. Duffey................          --         $       --            61,055(E)              $    --(E)
                                                                       83,223(U)              $17,428(U)
J. S. Pyke, Jr..............      12,375         $41,680.24            89,297(E)              $ 9,437(E)
                                                                       69,279(U)              $13,503(U)

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                         PERFORMANCE               ESTIMATED FUTURE PAYOUTS UNDER
                                          OR OTHER                  NON-STOCK PRICE BASED PLANS
                                           PERIOD       ----------------------------------------------------
                         NUMBER OF          UNTIL       THRESHOLD NUMBER    TARGET NUMBER     MAXIMUM NUMBER
                        PERFORMANCE      MATURATION      OF PERFORMANCE     OF PERFORMANCE    OF PERFORMANCE
        NAME           SHARE UNITS(#)     OR PAYOUT      SHARE UNITS(#)     SHARE UNITS(#)    SHARE UNITS(#)
        ----           --------------    -----------    ----------------    --------------    --------------
P. D. Ashkettle......     111,074          3 years           55,537            111,074           222,148
M. D. Walker.........          --                                --                 --                --
G. W. Henry..........       6,912          3 years            3,456              6,912            13,824
M. S. Duffey.........       5,681          3 years            2,841              5,681            11,362
J. S. Pyke, Jr.......       5,274          3 years            2,637              5,274            10,548

     The number of Performance Shares shown in the table above represent performance shares granted pursuant to Hanna's 1988 Long-Term Incentive Plan as amended. Performance Shares represent the right to receive payments under the plan at the end of the three-year performance period commencing January 1, 2000. The number of performance shares earned by the named officers at the end of the three-year cycle will be determined by the Compensation and Organization Committee and will be based on achievement against earnings per share growth and return on shareholder equity measures. If the EPS and ROSE targets are met, the target number of performance shares will be paid out. If the results exceed target performance, the number of performance shares paid will range between the target number and the maximum number of performance shares shown in the above table. If, on the other hand, results are less than target performance, the number of performance shares paid will range between the target number and the threshold number of performance shares. If performance after the three-year performance period fails to reach threshold levels, no performance shares will be paid to any of the named officers. Payments will be determined based on the market value of Hanna common stock at the end of the performance period at which time a portion of the award will be paid in shares of Hanna common stock and a portion in cash.

DEFINED BENEFIT RETIREMENT PLANS

     The Salaried Employees Retirement Income Plan ("SERIP") is a non-contributory pension plan covering all officers employed by Hanna prior to January 1, 1999 and certain other salaried employees of Hanna. Effective December 31, 1998 SERIP was closed to new participants, benefit accruals ceased and the benefits of the participants were frozen. Upon reaching the normal retirement date (age 65), each participant in SERIP generally is entitled to receive monthly for life a basic benefit equal to the greater of (1) the participant's highest average monthly compensation (including bonuses and overtime) for 60 consecutive months out of the final 120 months of his or her employment or (2) 1/12th of the average of his or her annual compensation (including bonuses and overtime) during any five annual periods in which he or she received the highest compensation included within the final ten annual periods of his or her employment prior to January 1, 1999, which is then multiplied by 2% for the first 20 years of credited service and 1% for the next 20 years of credited service. In addition, benefits are provided for early retirement and to surviving spouses.

     Hanna has adopted an excess benefits plan to pay retirement benefits which but for limitations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code would have been paid under SERIP and will continue to accrue non-qualified benefits for the executive officers for up to a 5-year period in connection with the freezing of SERIP. These benefits will be paid out of the general funds of Hanna or trust funds established for this purpose.

     The following table shows estimated annual benefits payable upon retirement to participants in specified remuneration and years-of-service classifications under Hanna's above-mentioned two pension plans for salaried employees. Benefits payable under the qualified pension plan are not subject to any deduction for Social Security benefits.

 AVERAGE ANNUAL
  COMPENSATION                  YEARS OF SERVICE AT AGE 65
FOR LAST 5 YEARS   ----------------------------------------------------
 OF EMPLOYMENT     15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
----------------   --------   --------   --------   --------   --------
   $  300,000      $ 90,000   $120,000   $135,000   $150,000   $165,000
      500,000       150,000    200,000    225,000    250,000    275,000
      700,000       210,000    280,000    315,000    350,000    385,000
      900,000       270,000    360,000    405,000    450,000    495,000
    1,100,000       330,000    440,000    495,000    550,000    605,000

     The credited years of service for retirement benefits for Messrs. Duffey, Henry, Pyke and Walker are 5, 24, 31 and 23, respectively.

BOARD COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Hanna's executive compensation program is structured and administered to drive and incent a level of performance necessary to achieve Hanna's vision, support Hanna's internal culture and operating environment and reinforce its human resource management values. The objectives of the executive compensation program are to:

     - Establish a pay-for-performance philosophy and policy that places a meaningful portion of each executive's compensation at risk with the stockholders, commensurate with the executive's ability to impact bottom line results;

     - Motivate and incent executives to achieve a level of performance consistent with Hanna's strategic business objectives and reward them for their achievement;

     - Provide total compensation opportunities which are market competitive, are subject to associated downside risk and offer significant upside opportunities based on performance, thus enabling Hanna to compete for and retain outstanding, talented and highly motivated executives who are vital to Hanna's long-term success;

     - Align the interests of executives with the long-term interest of stockholders through incentive-award opportunities that are linked to the long-term performance of Hanna and that result in ownership of Hanna common stock; and

     - Retain the skills that are critical to the future success of the Company.

     Hanna's executive compensation program is comprised of three principal components: base salary; annual incentive compensation; and long-term incentive compensation. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives (including stock-based awards), and less on salary; this approach may result in variability in the executive's actual total cash compensation level from year to year if there are variations in Hanna's performance.

     The executive total compensation program is designed to be competitive with the total compensation programs of a broad base of industrial companies with annual sales levels comparable to Hanna. In order to assess competitive total compensation programs and establish total compensation opportunities for Hanna executives, the Committee receives the advice of an independent compensation consultant and utilizes data contained in independent compensation surveys such as the Watson Wyatt Data Services' Top Management Report, the Towers Perrin Compensation Data Bank (Cash Compensation and Long-Term Incentive Plan Surveys), the Conference Board's report on Top Executive Compensation and Hewitt's Project 777 Executive Compensation Study.

     Hanna's total compensation program is structured to provide total compensation opportunities that are commensurate with Hanna's ability to demonstrate consistently outstanding performance. In order to drive and

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

reward for a consistent high level of performance, Hanna's total compensation systems are designed to deliver a total compensation opportunity that is above average. Hanna targets executive total compensation opportunities for its executives' outstanding performance at the 65th percentile of total compensation opportunities afforded to executives performing similar responsibilities in competitive companies. On the other hand, the total compensation systems are also designed to be responsive in the event Hanna's actual performance falls below expectations vis-a-vis the annual operating plan and/or industry comparisons.

     Base Salaries. Hanna targets its executives' base salaries to the median, or 50th percentile, of base salaries reported in the published surveys referenced above by comparable companies.

     The Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is furnished with data on the current total compensation and total compensation history of each executive officer, current survey data for comparable positions at comparable industrial companies and individual performance appraisal ratings by the Chief Executive Officer for each executive officer except himself. At the meeting the Committee reviews all available data and considers adjustments; in 1999 it made selective adjustments in executive officers' salaries.

     Annual Incentive Compensation for 1999. Because Hanna did not fully achieve its earnings plan for 1999, the Committee approved payments at 80% of target to the executive officers based on Hanna's performance. The Committee also approved individual awards for certain executive officers which reflected the executive's performance for the year.

     1999 Long-Term Incentive Plan Awards. Under Hanna's stockholder-approved Long-Term Incentive Plan, the Committee grants stock options and long-term incentive plan performance units ("LTIP Units") in the form of Performance Shares annually to cover a three-year performance period. Awards are based on a pay grade level formula which takes into account relevant long-term award data as reported by a broad base of industrial companies in the Towers Perrin Compensation Data Bank Long-Term Incentive Plan Survey.

     In December 1999 the Committee made grants of non-qualified stock options at a purchase price equal to 100% of the fair market value of Hanna common stock on the grant date and awards of LTIP Units in the form of Performance Shares for a three-year performance period beginning on January 1, 2000. The Committee will establish target performance measures to be attained for the performance period, with threshold and maximum achievement levels.

     1999 Long-Term Incentive Plan Payments. The Committee applied the compound annual earnings per share growth and three-year average return on stockholders' equity performance measures established for the three-year performance period ending December 31, 1998 against actual performance and determined that the performance was below threshholds, so that executive officers were not entitled to a payout of LTIP Units for that performance period, but that certain business unit participants had earned payouts for that period. The Committee elected to make a portion of the payment to each business unit participant entitled to a payout in cash and a portion in shares of Hanna common stock, and awarded each participant shares of restricted Hanna common stock equal in value to 25% of the common stock portion of the payment. The terms of the restricted stock require the participant to hold the restricted stock and the stock issued in partial payment of the LTIP Unit award for four years, at which time the restrictions lapse.

     Chief Executive Officers' Compensation. Mr. M. D. Walker served as Chief Executive Officer until June 14, 1999, when Mr. Phillip D. Ashkettle was elected his successor. Mr. Walker's base pay was not increased in 1999 and he did not receive any incentive compensation for 1999. The Committee awarded Mr. Walker a non-qualified stock option to purchase 100,000 shares of common stock at the closing price on March 2, 1999.

     Mr. Walker has agreed to provide consulting services to Hanna through June 30, 2002 and in that connection Hanna provides an off-site office and administrative support.

     Mr. Ashkettle was recruited to join Hanna as President and Chief Executive Officer. In connection with the negotiations to employ Mr. Ashkettle, Hanna obtained advice from independent consultants and advisors with respect to the development of a total compensation opportunity for Mr. Ashkettle. Mr. Ashkettle's base salary and incentive compensation and the size of his stock option grants were determined based on competitive practices

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

among (1) companies of similar size in the specialty chemicals industry, (2) the need to employ an experienced chief executive officer from the specialty chemicals industry and (3) the need to replace certain compensation which Mr. Ashkettle forfeited upon resigning from his previous employer. Apart from base salary and the replacement compensation and benefits, Mr. Ashkettle's compensation is tied to the performance of Hanna and Hanna's common stock price during his tenure and Mr. Ashkettle's contributions to the growth and profitability of Hanna.

     Mr. Ashkettle's base salary for 1999 reflects payment at the minimum rate agreed in his Employment Agreement. His annual incentive compensation award for 1999 was determined by the Compensation and Organization Committee based in part on the assumption that Mr. Ashkettle would have earned an annual incentive compensation award at target at his previous employer for service with that employer and in part on Hanna's 1999 performance measured against its earnings plan, similar to the other executive officers.

     Pursuant to the terms of his Employment Agreement and in accordance with Hanna's Long-Term Incentive Plan, Mr. Ashkettle was granted on June 14, 1999 a non-qualified stock option to purchase 100,000 shares of Hanna's common stock and 40,613 LTIP Units in the form of Performance Shares for the performance period 1999-2001, which are subject to the same option terms and conditions applicable to other participants in the Long-Term Incentive Plan and the same target performance measures established for the other executive officers for the same performance period. In addition, Hanna also granted Mr. Ashkettle on June 14, 1999 a sign-on non-qualified stock option to purchase 531,250 shares of Hanna's common stock at the closing price on that date of $15.9375 per share. On December 1, 1999 Mr. Ashkettle was granted a non-qualified stock option to purchase 100,000 shares of Hanna's common stock, and 70,461 LTIP Units in the form of Performance Shares for the performance period 2000-2002, in connection with the annual grants to all participants under Hanna's prior plan. As part of his Employment Agreement, Hanna will provide Mr. Ashkettle with certain other compensation and benefits to replace forfeited compensation and benefits, as more fully described in the section below entitled "Employment Agreements."

     Stock Ownership Guidelines. Stock ownership guidelines have been established for participants in Hanna's Long-Term Incentive Plan which encourages them to acquire a guideline value of Hanna common stock. The guidelines are expressed as a multiple of base salary. The multiples range from three times base salary for the Chief Executive Officer to .5 times base salary for the non-officer, key manager participants in the Plan. Under the policy there will be no penalty for failure to achieve the expected levels of ownership but if a participant does not hold the guideline value of Hanna common stock at the end of a three-year period, up to one-half of his or her annual incentive compensation award will be paid in shares of Hanna common stock until the expected stock ownership value is achieved. The Committee monitors attainment of the guidelines.

     Deductibility of Executive Compensation. Internal Revenue Code Section 162(m) and regulations thereunder respecting the non-deductibility of certain executive compensation payments in excess of $1 million did not affect the deductibility of Hanna compensation payments in 1999 and are not expected to affect materially the deductibility of compensation payments in 2000. In connection with the agreements negotiated when he joined Hanna, Mr. Ashkettle agreed to defer certain elements of his compensation. The deferred compensation will be paid to Mr. Ashkettle after retirement, at which time the deductibility of such compensation will not be subject to Section 162(m).

                                                Compensation and Organization
                                                Committee
                                                       M. L. Mann, Chair
                                                       C. A. Cartwright
                                                       W. R. Embry
                                                       J. T. Eyton
                                                       R. W. Pogue

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

EMPLOYMENT AGREEMENTS

     On June 14, 1999, Hanna entered into an employment agreement with Mr. Phillip D. Ashkettle by which Hanna agreed to employ Mr. Ashkettle for a period of three years, initially as President and Chief Executive Officer. The term of the employment agreement automatically extends for one-year periods on each anniversary of June 14, 1999 unless either Hanna or Mr. Ashkettle gives notice otherwise.

     Under the terms of the agreement, Mr. Ashkettle is entitled to an annual base salary of at least $650,000. Hanna agreed to review Mr. Ashkettle's annual base salary beginning in the fall of 2000 and adjust his salary in accordance with Hanna's administrative practices for its executive officers.

     The agreement also provided that Mr. Ashkettle would be entitled to annual incentive compensation based on Mr. Ashkettle's attainment of targets for performance and contributions to the success of Hanna as determined by Hanna's Compensation and Organization Committee. These awards would be at least 85% of his base salary, with a potential payout range from 0% to 200% of the target.

     To compensate Mr. Ashkettle for the loss of certain payments and benefits which he forfeited by terminating employment with his previous employer, Hanna agreed to pay him $1,500,000 in February of each of 2000 and 2001. These payments are required to be made one-half in cash and one-half in shares of Hanna's common stock. Mr. Ashkettle agreed to defer receipt of these payments until his retirement. The timing of these payments, however, would accelerate upon a change of control (as defined in the agreement) of Hanna. In addition to other consideration, in lieu of having these payments accelerate upon completion of the consolidation, Mr. Ashkettle's current employment agreement will be amended as described in "Interests of Certain Persons in the Consolidation -- Interests of Hanna Board of Directors and Executive Officers; Phillip D. Ashkettle's Employment Agreement."

     Hanna also entered into a supplemental retirement agreement with Mr. Ashkettle, replacing a similar agreement with his prior employer. Under the terms of the agreement, Mr. Ashkettle is entitled to receive annual payments of $526,000 for life commencing on Mr. Ashkettle's retirement from Hanna if he retires on or after December 31, 2005. Under certain circumstances, Mr. Ashkettle could receive those annual payments even if he retires before December 31, 2005. If Mr. Ashkettle dies after attaining age 55 but before the supplemental retirement benefit commences, Mr. Ashkettle's wife will receive a survivor benefit commencing on January 1, 2006 for her life. The timing of these payments, however, would accelerate upon a change of control (as defined in the agreement) of Hanna. In addition to other consideration, in lieu of having these payments accelerate upon completion of the consolidation, Mr. Ashkettle's current employment agreement will be amended as described in "Interests of Certain Persons in the Consolidation -- Interests of Hanna Board of Directors and Executive Officers; Phillip D. Ashkettle's Employment Agreement."

     Hanna also entered into a nonqualified deferred compensation agreement with Mr. Ashkettle under which he is entitled to defer portions of his compensation. Compensation deferred under the agreement will be distributable upon a change in control. The consummation of the consolidation would be a change in control.

     In the event Mr. Ashkettle is terminated by Hanna without cause, he will generally be entitled to a severance payment equal to the base salary and annual incentive compensation payments at target for the balance of his employment period, his stock options will become fully vested and exercisable and he will be entitled to receive payment for his performance shares as earned, prorated for his service during the relevant performance period. Hanna will also provide the supplemental retirement payments described above.

     Mr. Ashkettle also entered into a change in control agreement.

     Hanna has entered into amended and restated employment agreements with certain executive officers, including the named executive officers, which become operative only upon a "change in control" of Hanna, as defined in the agreements. See "Interests of Certain Persons in the Consolidation -- Interests of Hanna Board of Directors and Executive Officers."

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

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Compensation and Organization Committee interlocks or insider participation.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
                  AMONG M.A. HANNA COMPANY, THE S&P 500 INDEX
                    AND THE S&P CHEMICALS (SPECIALTY) INDEX
[GRAPH]

                                                S&P CHEMICALS (SPECIALTY)            S&P 500               M.A. HANNA COMPANY
                                                -------------------------            -------               ------------------
12/94                                                    100.00                      100.00                      100.00
12/95                                                    131.00                      138.00                      120.00
12/96                                                    135.00                      169.00                      144.00
12/97                                                    167.00                      226.00                      169.00
12/98                                                    142.00                      290.00                       85.00
12/99                                                    157.00                      351.00                       78.00

---------------

* $100 Invested on 12/31/94 in stock or index. Including reinvestment of dividends. Fiscal year ending December 31.

     This performance graph assumes that the value of the investment in Hanna and each index was $100 on December 31, 1994 and that all dividends were reinvested.

DIRECTORS' COMPENSATION

     Directors who are not full-time employees of Hanna are compensated for their services by payment of a quarterly retainer fee of $6,750 and a fee of $1,300 for each Board meeting attended. They also receive a fee of $1,100 for each committee meeting attended when the meeting occurs on the same day as a Board meeting and $1,500 when the meeting occurs on a day when no Board meeting is held; Chairs of Board committees are paid an additional quarterly retainer fee of $750. Executive Committee members who are not full-time employees of Hanna are paid an additional quarterly retainer fee of $1,250. Directors who are also full-time employees of Hanna are not compensated for their services as directors and members of Board committees.

     Under the Directors' Deferred Fee Plan, which was approved by stockholders, non-employee directors are required to defer a minimum of 25% of their quarterly Board retainer fee into a Deferred Benefit Account

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

maintained in Units, which are accounting units equal in value to one share of Hanna common stock. Directors may also elect to defer the balance of his or her retainer fees and meeting fees to the Units account or a cash account. The Units account is credited with additional units equal in value to cash dividends paid on the common stock equivalent to the balance of units in the Unit account and the cash account is credited with interest equal to interest payable on 1-year U.S. Treasury bills. Each Deferred Benefit Account maintained in Units is credited after the end of each year with additional units equal in value to 25% of the value of the units credited to each Deferred Benefit Account during the year. The Deferred Benefits Accounts are paid to Directors at the termination of their service or, at the director's election, at his or her death.

     One-time grants of options to purchase shares of Hanna's common stock were granted in 1991 to all non-employee directors then in office and thereafter to non-employee directors at the time of their election to the Board at an option price equal to the closing sale price of the common stock on the New York Stock Exchange on the date of grant. The amount of shares subject to the one-time grant, adjusted for stock splits, is currently 22,500. One-third of the grant becomes exercisable after the director has served for one year from the date of grant, an additional one-third after two years and the balance after three years of service.

     A non-qualified retirement plan for non-employee Directors was terminated effective May 1, 1997, and no further benefits will accrue under the plan from that date for incumbent or future Directors. Each Director then in office who would have been entitled to receive a benefit under the terminated plan received an amount of restricted common stock of Hanna equal to the net present value on May 1, 1997 of the benefit he or she would have received under the terminated plan, and the restrictions shall lapse upon the Director's termination of service.

     Effective May 1, 1998 the non-employee Directors' compensation includes an annual award of $15,650 in the form of restricted Hanna Company common stock, valued at 100% of the market value of common stock on May 1. In general, the restricted shares vest only if the Director serves at least five years on the Board, with payment on the Director's retirement from the Board. If the Director's service is terminated for actions opposed to the best interests of Hanna, the restricted shares will be forfeited. This compensation in restricted shares is intended to confirm the mutuality of interest among all stockholders, including the Directors, and maintain director compensation at competitive levels which may be adjusted as appropriate.

                 POLYONE CORPORATION 2000 STOCK INCENTIVE PLAN

     Geon and Hanna desire to establish a stock incentive plan for PolyOne to align the interests of PolyOne executives with the long-term interests of PolyOne shareholders through incentive-award opportunities that are linked to the long-term performance of PolyOne and that result in the executives' ownership of PolyOne common shares. In order to foster PolyOne's ability to attract, retain and motivate officers, employees (or individuals who have agreed to become employees) and Non-Employee Directors, the Geon and Hanna boards have approved the stock incentive plan and recommend that the plan be submitted to their respective stockholders for approval at the special meetings.

     A summary description of the plan is set forth below. A full text of the plan is annexed to this joint proxy statement/prospectus as Annex D. Capitalized words in the summary have the same meaning as the defined terms in the plan in Annex D, unless the context dictates otherwise. We urge you to read the plan in its entirety because it is the legal document that governs the terms of awards to be granted pursuant to the plan.

SUMMARY OF THE PLAN

     Plan Limits. The maximum number of common shares that may be issued or transferred (1) upon exercise of Option Rights or Appreciation Rights, (2) in payment of Performance Units or Performance Shares that have been earned, (3) as Restricted Shares and released from the substantial risk of forfeiture, (4) as Deferred Shares, (5) as awards to Non-Employee Directors, (6) in payment of other share-based awards granted under the Plan or, (7) in payment of dividend equivalents paid with respect to awards made under the Plan, may not exceed, in the aggregate, 4,500,000 common shares, which may be shares of original issuance, treasury shares, or shares from the Associates Ownership Trust or The Geon Company Share Ownership Trust, or a combination of those shares.

These limits are subject to adjustments as provided in the plan for stock splits, stock dividends, recapitalizations and other similar events.

     Upon the payment of any option price by the transfer to PolyOne of common shares or upon satisfaction of tax withholding obligations or any other payment made or benefit realized under the plan by the transfer or relinquishment of common shares, there shall be deemed to have been issued or transferred only the net number of shares actually issued or transferred by PolyOne. Upon the payment in cash of a benefit provided by any award under the plan, any common shares that were covered by the award shall again be available for issuance or transfer under the plan.

     The number of shares actually issued or transferred by PolyOne upon exercise of Incentive Stock Options will not exceed 3,000,000; no participant may be granted Option Rights and Appreciation Rights for more than 250,000 common shares during any calendar year and no participant will be granted Option Rights and Appreciation Rights in the aggregate for more than 1,000,000 common shares during any consecutive five years; the number of Performance Shares that may be paid out under the plan, and the number of Restricted Shares, Deferred Shares and common shares awarded with respect to other share-based awards, shall not exceed, in the aggregate, 1,000,000 (excluding all awards of Restricted Shares to Non-Employee Directors). The limitations contained in this paragraph are all subject to adjustment as provided in the plan.

     Notwithstanding any other provision of the Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares, Performance Units or Restricted Stock specifying Management Objectives having an aggregate maximum value as of their respective dates of grant in excess of $2,500,000. Moreover, in no event shall any Participant earn dividend equivalents in any one calendar year specifying Management Objectives having a value in excess of $250,000.

     Option Rights. Option Rights may be granted which entitle the Optionee to purchase common shares at a price not less than its fair market value on the date determined by the Committee. The option price is payable in cash, by the actual or constructive transfer of common shares owned by the Optionee not less than 6 months, Restricted Shares provided that the common shares received upon exercise of such Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as may correspond to the Restricted Shares surrendered, or any combination of these methods. Any grant of Option Rights may provide for the deferred payment of the option price on the sale through a bank or broker of some or all of the shares obtained from the exercise.

     Option Rights granted under the plan may be Option Rights that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or Option Rights that are not intended to so qualify or combinations thereof. Except in the case of incentive stock options, the Committee may provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the option price.

     No Option Rights may be exercised more than 10 years from the date of grant. Each grant to an employee must specify the period of continuous employment that is necessary before the Option Rights become exercisable and may provide for the earlier exercisability of the Option Rights in the event of retirement or death or disability of the participant. Any grant of Option Rights may specify Management Objectives (as described below) that must be achieved as a condition to exercise the rights.

     Appreciation Rights. Appreciation Rights provide to participants an alternative means of realizing the benefits of Option Rights. They represent the right to receive from PolyOne an amount, determined by the Committee and expressed as a percentage not exceeding 100%, of the difference between the base price established for the Rights and the market value of the common shares on the date the rights are exercised. Appreciation Rights can be tandem (i.e., granted with Option Rights to provide an alternative to exercise of the Option Rights) or freestanding. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the spread is positive, and the related Option Right must be surrendered for cancellation. Free-standing Appreciation Rights must have a base price per Right that is not less than the fair market value of the common shares on the date of grant, must specify the period of continuous employment that is necessary before the Appreciation Rights become exercisable (except that they may provide for the earlier exercise of the Appreciation Rights in the event of retirement or death or disability of the participant) and may not be exercisable more than 10 years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by PolyOne on exercise of an Appreciation Right may be paid in cash, in common shares or in any combination of cash or shares, and may either grant to the recipient or retain in the Committee the right to elect among those alternatives. Any grant of Appreciation Rights may provide for the payment of dividend equivalents in the form of cash or common shares paid on a current, deferred or contingent basis. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to the exercise the rights.

     Performance Units and Performance Shares. A Performance Unit is the equivalent of $1.00 and a Performance Share is the equivalent of 1 common share. The participant to whom a Performance Unit or Performance Share is granted will be given one or more Management Objectives to meet within a specified period of not less 3 years (the "Performance Period"). The specified Performance Period may be subject to earlier termination in the event of retirement or death or disability of the participant. A minimum level of acceptable achievement will also be established by the Committee. If by the end of the Performance Period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the Performance Units or Performance Shares. If the participant has not achieved the Management Objectives, but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the Performance Units or Performance Shares in accordance with a predetermined formula. To the extent earned, the Performance Units or Performance Shares will be paid to the participant at the time and in the manner determined by the Committee in cash, common shares or any combination of cash and common shares. The grant may provide for the payment of dividend equivalents in cash or in common shares on a current, deferred or contingent basis.

     Restricted Shares. Restricted Shares constitute an immediate transfer of ownership to the recipient in consideration of the performance of services. The participant has dividend and voting rights on these shares. Restricted Shares must be subject to a "substantial risk of forfeiture" of the shares, within the meaning of Section 83 of the Internal Revenue Code, for a period of at least three years to be determined by the Committee on the date of the grant. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in the manner prescribed by the Committee on the date of grant for the period during which these forfeiture provisions are to continue. The Committee may provide for the earlier termination of the forfeiture provisions in the event of retirement or death or disability of the participant.

     Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to the shares. Any of these grants must also specify in respect of specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

     Deferred Shares. Deferred Shares constitute an agreement to issue shares to the recipient in the future in consideration of the performance of services, but subject to the fulfillment of those conditions that the Committee may specify. The participant has no right to transfer any rights under his or her award and no right to vote the Deferred Shares. The Committee must fix a deferral period of at least one year at the time of grant, and may provide for the earlier termination of the deferral period in the event of retirement or death or disability of the participant. The Committee may authorize the payment of dividend equivalents on the Deferred Shares, in cash or in common shares, on a current, deferred or contingent basis.

     Other Awards. Other awards may be granted that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common shares. In addition, cash awards, as an element of or supplement to any other award granted under this plan, may also be granted. Common shares may also be granted as a bonus or in lieu of obligations of PolyOne or a subsidiary to pay cash or deliver other property under the plan or under other plans or compensatory arrangements.

     Management Objectives. The plan requires that the Committee establish "Management Objectives" for purposes of Performance Units and Performance Shares. When so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and dividend equivalents may also specify Management Objectives. Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within PolyOne or a subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Committee likely to become, a "covered employee" within the meaning of 162(m)(3) of the Internal Revenue Code shall be limited to specified levels of growth in one or more of the following: revenues, earnings before operations, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders earnings before or after interest, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of PolyOne, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable. Additionally, even in the case of a covered employee, a Management Objective can be modified if the modification would not result in PolyOne's loss of the otherwise available exemption of the award under Section 162(m).

     Awards to Non-Employee Directors. Non-Employee Directors may from time to time be granted Option Rights and may be awarded Restricted Shares. Each grant of Option Rights will be made on the same terms and conditions as described above except that the plan stipulates that the Option Rights will vest equally over three years with accelerated vesting in the event of termination of service, other than by death or disability, as to the Option Rights that would be vested on a date which is six months and a day after the termination of service. Grants of Restricted Shares will be made consistent with the provisions described above.

     Eligibility. Officers and employees (including individuals who have received offers to become employees) of PolyOne and its subsidiaries, as determined by the Committee, may be selected to receive benefits under the plan. In addition, Non-Employee Directors of PolyOne will be eligible for grants of Option Rights and Restricted Shares as described above under the heading "Awards to Non-Employee Directors."

     Transferability. The Committee, in its sole discretion, may provide for transferability of particular awards under the plan. Otherwise, Option Rights and other derivative securities awarded under the plan will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the plan may provide that any common shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

     Adjustments. The number of shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares and Deferred Shares and the prices per share applicable thereto, are subject to adjustment in certain situations as provided in the plan.

     Foreign Employees. The Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by PolyOne or any subsidiary outside the United States as the Committee may deem necessary or appropriate to accommodate differences in local law, tax policy or custom.

     Administration. The board of directors, as constituted from time to time, or a committee or subcommittee of the board, will administer and interpret the plan. The board of directors may take any action under the plan that would otherwise be the responsibility of the Committee and all references in this summary of the plan to the Committee shall be deemed to be references to the board of directors.

     Amendments and Other Matters. The plan may be amended by the Committee so long as any amendment that must be approved by the shareholders of PolyOne in order to comply with applicable law or the rules of the New York Stock Exchange is not effective until the approval has been obtained.

     The Committee may not, without the further approval of the shareholders of PolyOne, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be cancelled and replaced with awards having a lower option price without further approval of the shareholders of PolyOne. The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred award at any time if a participant is not in compliance with the agreement or document evidencing the award and the plan or if the participant engages in any "detrimental activity", which is defined in Section 16 of the plan to include generally any conduct or an act which is determined to be injurious, detrimental or prejudicial to any interest of PolyOne.

     The Committee may permit participants to elect to defer the issuance of common shares or the settlement of awards in cash under the plan. The Committee also may provide that deferral settlements include payment or crediting of interest on the deferred amounts or the payment or crediting of dividend equivalents where the deferral amounts are denominated in common shares.

     Plan Benefits. Currently, it is not possible to determine specific amounts that may be awarded in the future under the plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of some of the Federal income tax consequences of transactions under the plan based on the Internal Revenue Code, as presently in effect. This summary is not intended to be complete and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

     Non-qualified Stock Options. In general, (1) no income will be recognized by an Optionee at the time a non-qualified Option Right is granted; (2) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the Optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an Optionee upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the shares on the exercise date over the option price will be included in the Optionee's income for purposes of the alternative minimum tax. If common shares are issued to the Optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of the grant or within one year after the transfer of such shares to the Optionee, then upon sale of the shares, any amount realized in excess of the option price will be taxed to the Optionee as a capital gain and any loss sustained will be a capital loss.

     If common shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the Optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the Optionee generally will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

     Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a freestanding Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

     Performance Units and Performance Shares. No income generally will be recognized upon the grant of Performance Units or Performance Shares. Upon payment in respect of the earn-out of Performance Units or

Performance Shares, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

     Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by an amount, if any, paid by the participant for the Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code ("Restrictions"). However, a participant who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of receipt of the shares will have taxable ordinary income on the date of receipt of the shares equal to the excess of the fair market value of the shares (determined without regard to the Restrictions) over the purchase price, if any, of the Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

     Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that the shares are transferred to the participant under the award (reduced by any amount paid by the participant for the Deferred Shares), and the capital gain/loss holding period for the shares will also commence on the date that the shares are transferred to the participant.

TAX CONSEQUENCES TO POLYONE OR SUBSIDIARY

     To the extent that a participant recognizes ordinary income in the circumstances described above, PolyOne or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the amount recognized as income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

VOTE REQUIRED TO APPROVE THE PLAN

     A favorable vote of the majority of votes cast on the matter by each of the Geon stockholders and the Hanna stockholders is necessary for approval of the plan.

     Each of the Geon Board and the Hanna Board unanimously recommends a vote FOR the approval of the PolyOne 2000 Stock Incentive Plan.

                                 LEGAL MATTERS

     The validity of the common shares of PolyOne to be issued in connection with the consolidation will be passed upon for PolyOne by Thompson Hine & Flory LLP, Cleveland, Ohio. Certain legal matters regarding the U.S. federal income tax consequences of the consolidation will be passed upon for Hanna by Jones Day Reavis & Pogue, Cleveland, Ohio, and for Geon by Thompson Hine & Flory LLP, Cleveland, Ohio.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited Geon's consolidated financial statements and financial schedule included or incorporated by reference in Geon's Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their reports, which are incorporated by reference in this document which, as to the year 1999 is based in part on the report of other auditors. Geon's financial statements and schedule are incorporated by reference in reliance upon such reports, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited Consolidation Corp.'s balance sheet at June 30, 2000, as set forth in their report. We've included those financial statements in this document in reliance on their report, given on their authority as experts in accounting and auditing.

     The financial statements and financial statement schedule incorporated in this joint proxy statement/ prospectus by reference to the Annual Report of Form 10-K of Hanna for the year ended December 31, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

     The financial statements of OxyVinyls, LP included in Geon's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this document have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, and are incorporated in reliance upon the authority of that firm as experts in accounting and auditing in giving said report.

     The financial statements of the OxyChem Transferred Businesses included in Geon's Current Report on Form 8-K dated May 13, 1999, and incorporated by reference in this document have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, and are incorporated in reliance upon the authority of that firm as experts in accounting and auditing in giving said report.

     The financial statements of O'Sullivan Corporation included in Geon's Current Report on Form 8-K/A dated September 20, 1999, and incorporated by reference in this document have been audited by Yount, Hyde & Barbour, P.C., independent auditors, as indicated in their report, and are incorporated in reliance upon the authority of that firm as experts in accounting and auditing in giving said report.

                             SHAREHOLDER PROPOSALS

     Shareholders of PolyOne may submit proposals to be considered for shareholder action at the 2001 annual meeting of shareholders if they do so in accordance with applicable regulations of the Securities and Exchange Commission. Any of these proposals must be received by the Secretary of PolyOne no later than November 15, 2000, in order to be considered for inclusion in PolyOne's 2001 annual meeting proxy materials. If a shareholder desires to bring business before the 2001 annual meeting of shareholders that is not a proposal submitted to PolyOne for inclusion in PolyOne's proxy statement, notice must be received by the Secretary of PolyOne on or before the later of the 90th day before the day of the 2001 annual meeting or 10 days after public announcement of the 2001 annual meeting.

     Geon and Hanna will hold their 2001 annual meetings of stockholders only if the consolidation is not completed before the time of the meetings. In the event that these meetings are held, any proposals of stockholders intended to be presented at the 2001 annual meetings of stockholders must be received by the Secretary of Geon and the Secretary of Hanna no later than November 15, 2000, and November 24, 2000, respectively, in order to be considered for inclusion in the proxy materials relating to those meetings.

                                 OTHER MATTERS

     As of the date of this joint proxy statement/prospectus, the Geon board and the Hanna board know of no matters that will be presented for consideration at the Geon special meeting or the Hanna special meeting, respectively, other than as described in this joint proxy statement/prospectus. If any other matters do properly come before either special meeting or any adjournments or postponements of those special meetings and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any of those other matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Geon and Hanna.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Representatives of Ernst & Young LLP will be present at the Geon special meeting and representatives of PricewaterhouseCoopers LLP will be present at the Hanna special meeting. In each case, those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

     Geon and Hanna file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information the companies file at the Securities and Exchange Commission's public reference rooms maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Securities and Exchange Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and in the Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of this information may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Geon and Hanna filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

     Geon and Hanna have filed with the Securities and Exchange Commission an S-4 registration statement with respect to the PolyOne common shares to be issued to holders of Geon and Hanna common stock under the consolidation agreement. This joint proxy statement/prospectus constitutes the prospectus of PolyOne that is filed as part of the registration statement. Other parts of the registration statement are omitted from this joint proxy statement/prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. Copies of the registration statement, including exhibits, may be inspected, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Securities and Exchange Commission at prescribed rates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE CONSOLIDATION. NEITHER GEON NOR HANNA HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, AND THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows the companies to "incorporate by reference" information into this joint proxy statement/prospectus. This means that Geon and Hanna can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

     This joint proxy statement/prospectus incorporates by reference the documents listed below that Geon and Hanna have previously filed with the Commission. These documents contain important information about Geon and Hanna and their respective financial conditions.

GEON'S FILINGS WITH THE COMMISSION                              PERIOD/FILING DATE
Current Report on Form 8-K..................................    Filed May 13, 1999
Current Report on Form 8-K/A................................    Filed September 20, 1999
Annual Report on Form 10-K..................................    Year ended December 31, 1999
Quarterly Report on Form 10-Q...............................    Quarter ended March 31, 2000
Current Report on Form 8-K..................................    Filed April 7, 2000
Current Report on Form 8-K..................................    Filed April 20, 2000
Current Report on Form 8-K..................................    Filed April 27, 2000
Current Report on Form 8-K..................................    Filed May 9, 2000
Current Report on Form 8-K..................................    Filed May 9, 2000
Current Report on Form 8-K..................................    Filed June 6, 2000
Current Report on Form 8-K..................................    Filed June 20, 2000
Current Report on Form 8-K..................................    Filed July 10, 2000
Current Report on Form 8-K..................................    Filed July 21, 2000
Current Report on Form 8-K..................................    Filed July 26, 2000

HANNA'S FILINGS WITH THE COMMISSION                             PERIOD/FILING DATE
Annual Report on Form 10-K..................................    Year ended December 31, 1999
Quarterly Report on Form 10-Q...............................    Quarter ended March 31, 2000
Current Report on Form 8-K..................................    Filed May 9, 2000
Current Report on Form 8-K..................................    Filed May 11, 2000
Current Report on Form 8-K..................................    Filed July 26, 2000

     You may already have received some of the documents incorporated by reference, but you may obtain any of them from Geon, Hanna or the Securities Exchange Commission. We are also incorporating by reference any additional documents that we file with the Securities Exchange Commission between the date of this document and the date of the Geon and Hanna special meetings. Any statements contained in this document or in a document incorporated or deemed to be incorporated by reference is modified or superseded for the purposes of this document to the extent that a statement contained in this document or in any subsequently filed document that is or is deemed to be incorporated by reference in this document modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

     Documents incorporated by reference are available from Geon and Hanna without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference in this document. You may obtain documents incorporated by reference by writing or calling:

The Geon Company                            M.A. Hanna Company
One Geon Center                             Suite 36-5000
Avon Lake, Ohio 44012-0122                  200 Public Square
(440) 930-1000                              Cleveland, Ohio 44114-2304
Attention: Gregory L. Rutman, Esq.          (216) 589-4000
                                            Attention: John S. Pyke, Jr., Esq.


     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM GEON OR HANNA, PLEASE DO SO BY AUGUST 21, 2000 TO RECEIVE THEM BEFORE THE SPECIAL MEETINGS. GEON AND HANNA WILL SEND THE REQUESTED DOCUMENTS BY FIRST-CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIVING ANY TIMELY REQUEST.

     This joint proxy statement/prospectus is being furnished to:

          (1) Geon stockholders in connection with the solicitation of proxies by the Geon Board for use at Geon's special meeting. Each copy of this joint proxy statement/prospectus mailed to Geon stockholders is accompanied by a form of proxy for use at Geon's special meeting. This joint proxy statement/prospectus also serves as a prospectus for holders of Geon common stock in connection with the PolyOne common shares to be issued upon completion of the consolidation.

          (2) Hanna stockholders in connection with the solicitation of proxies by the Hanna Board for use at Hanna's special meeting. Each copy of this joint proxy statement/prospectus mailed to Hanna stockholders is accompanied by a form of proxy for use at Hanna's special meeting. This joint proxy statement/ prospectus also serves as a prospectus for holders of Hanna common stock in connection with the PolyOne common shares to be issued upon completion of the consolidation.

     Geon has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Geon, and Hanna has supplied all such information relating to Hanna.

                           FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus (including information included or incorporated by reference in this document) contains forward-looking statements within the meaning of Section 21E of the Securities Act of 1934, including, without limitation, statements concerning the completion of the consolidation and plans, objectives, future operations and business of the combined company. Forward-looking statements often begin with or include the phrases "we believe," "we expect," or words of similar meaning. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, our expectations may not prove to be correct. Important factors that could cause actual results to differ materially from the expectations reflected in our forward-looking statements, include, among others:

     - the risk that Geon and Hanna businesses will not be integrated successfully;

     - inability to achieve or delays in achieving savings related to consolidation and restructuring programs;

     - unanticipated delays in achieving or inability to achieve cost reduction and employee productivity goals;

     - costs related to the consolidation;

     - inability to obtain or meet conditions imposed for regulatory approvals for the consolidation;

     - fluctuations in raw material prices and supply, in particular fluctuations outside the normal range of industry cycles;

     - the effect on our foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses, and other political, economic and regulatory risks; and

     - the risk that our analyses of these factors and their risks could be incorrect or that the strategies developed to address them could be unsuccessful.

     See "Where You Can Find More Information."

             UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

     The following unaudited condensed combined pro forma financial statements (the pro forma financial statements) and explanatory notes have been prepared to give effect to the consolidation. The consolidation is being accounted for as a purchase business combination as defined by Accounting Principles Board Opinion No. 16. Geon is the acquiring enterprise for purposes of accounting for the consolidation. At the time of the closing of the consolidation, the holders of shares of common stock outstanding of Geon will receive a larger portion of the voting interest in PolyOne. Additionally, common share repurchases before closing by Hanna under its existing board-authorized share repurchase program will further increase the former Geon common stockholders voting interest in PolyOne.

     In accordance with Article 11 of Regulation S-X under the Securities Act, an unaudited condensed combined pro forma balance sheet (the pro forma balance sheet) as of March 31, 2000 and unaudited condensed combined pro forma statements of income (the pro forma statements of income) for the three months ended March 31, 2000 and the year ended December 31, 1999, have been prepared to reflect the acquisition of Hanna by Geon and the formation of PolyOne. For both the pro forma balance sheet and all periods included in the pro forma statements of income, the average number of common and common equivalent shares gives effect to the exchange ratio of one share of Geon for two shares of PolyOne and one share of the Hanna for one share of PolyOne.

     The following unaudited condensed combined pro forma financial statements have been prepared based upon the historical financial statements of Geon and Hanna. Additionally, the pro forma financial statements reflect certain balance sheet and statement of income reclassifications made to conform Geon's and Hanna's presentations to the PolyOne's presentation. The condensed combined pro forma financial statements should be read in conjunction with (a) the historical consolidated financial statements of Geon as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, and the unaudited condensed consolidated financial statements as of March 31, 2000 and for the three month periods ended March 31, 2000 and 1999; and (b) the historical consolidated financial statements of Hanna as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, and the unaudited consolidated financial statements as of March 31, 2000, and for the three month periods ended March 31, 2000 and 1999.

     The pro forma balance sheet was prepared by combining the historical unaudited consolidated balance sheet data as of March 31, 2000 for Geon and the historical unaudited consolidated balance sheet data as of March 31, 2000 for Hanna, adjusted to reflect the intended sale of Hanna's Cadillac Plastic Group ("Cadillac"). Cadillac is reported as a component of Hanna's distribution segment, which also includes Hanna's resin distribution business with 1999 and first quarter 2000 revenues of approximately $483 million and $129 million, respectively. In connection with the intended sale of Cadillac, which is expected to close in the third quarter of 2000, Hanna expects to write off $49.2 million of goodwill and other intangibles. If the intended sale were not consummated, Hanna would seek additional acquirors for the Cadillac business. The pro forma balance sheet reflects the historical unaudited financial position of Geon and Hanna, adjusted to present the consolidation as if it had occurred at March 31, 2000.

     The pro forma statements of income have been prepared utilizing the historical consolidated income statement data for both Geon and Hanna assuming the consolidation had occurred on January 1, 1999. The pro forma statements of income have been adjusted to present the significant transactions and acquisitions of Geon during 1999 and the divestitures to be made by Hanna during 2000 as if they had occurred on January 1, 1999. The pro forma statements of income for the year ended December 31, 1999 has been prepared by combining the historical consolidated statements of income data of Geon and of Hanna for the year ended December 31, 1999. The pro forma statement of income for the three month period ended March 31, 2000 has been prepared by combining the historical consolidated unaudited statement of income data of Geon and Hanna for the three month period ended March 31, 2000.

     In addition to giving effect to the consolidation, the pro forma financial statements reflect the financial results of prior transactions, as determined to be significant by management of Geon and which are not included for the entire period in the historical December 31, 1999 consolidated statement of income of Geon, in accordance with Article 3 of Regulation S-X. For Geon, the significant transactions include the transactions that

Geon completed with Occidental Chemical Corporation ("OxyChem"), which are referred to collectively as the OxyChem Transactions, which consist of the formation of OxyVinyls LP, the acquisition by Geon of OxyChem's Burlington, New Jersey PVC engineered film and pellet compound plant and its Pasadena, Texas specialty pellet compound business and the formation of PVC Powder Blends LP (collectively referred to as "Acquired Businesses") and the acquisition of the O'Sullivan Corporation ("O'Sullivan"). The pro forma statement of income for the year ended December 31, 1999 includes the effects of the OxyChem Transactions and the results of operations of O'Sullivan as if the transactions had been consummated on January 1, 1999. In addition, the pro forma statements of income reflect the effects of Hanna's intended sale of its Cadillac business as of January 1, 1999, the net estimated proceeds of which were assumed to be used to repay a portion of Hanna's long-term debt.

     The pro forma financial statements should be read in conjunction with the historical financial statements of Geon and Hanna which are incorporated by reference into this document.

     The pro forma financial statements are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the consolidation and the purchase and sale transactions described above had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position. The pro forma financial statements do not include any adjustments related to any restructuring charges, profit improvements, potential costs savings or one-time charges which may result from the consolidation or the final result of final valuations of inventories, property, plant and equipment, investments in equity affiliates, intangible assets, debt and employee benefit obligations. Geon and Hanna are currently developing plans to integrate the operations of the companies, which may involve costs including severance and other charges, which may be material. The anticipated PolyOne profit improvements generated by these actions of at least $50 million annually are expected to be fully realized by 2002. Profit improvements are expected in the following areas -- market growth opportunities; improved materials purchasing; improved efficiencies in operations and distribution and reduced overhead costs. Integration teams will be formed to develop detailed implementation programs and the related costs of implementation which have not been determined. The pro forma financial statements include an adjustment related to Hanna's intended sale of Cadillac. Hanna is currently in the process of sale negotiations and the final sale proceeds estimated in this document may change based on finalization of these negotiations. If the final sales proceeds are different than that assumed in the pro forma financial statements, goodwill, long-term debt, interest expense, goodwill amortization and tax expense would change.

     Upon closing of the consolidation, PolyOne will undertake a process to determine the fair value at the date of acquisition of the tangible and intangible assets acquired and liabilities assumed of Hanna. PolyOne expects that the process of determining the fair value of most assets and liabilities will be substantially completed by January 2001, subject to the finalization of any restructuring plans relating to Hanna that are developed in connection with the consolidation, and any contingencies which are identified which may require future adjustment to arrive at a final purchase price allocation. As a result of this process, Geon and Hanna anticipate that the amount initially classified as PolyOne's "costs in excess of net tangible assets acquired and other intangible assets" in the pro forma financial statements, which for purposes of the pro forma income statement is being amortized over a 35-year period, will be reclassified to the tangible and identified intangible assets acquired, based on their estimated fair values at the date of acquisition. These tangible and identified intangible assets will be depreciated and amortized over their estimated useful lives. The excess of the purchase price over the fair value of the tangible and the identified intangible assets acquired will be classified as goodwill which will be amortized over a 35-year period. As a result, the actual amount of depreciation and amortization expense may be materially different from that presented in the pro forma income statements. Any changes in the sales proceeds received for Cadillac and the costs of any Hanna related restructuring plans, which management may commit to in connection with the consolidation will be included in the determination of the purchase price and the amount of resulting goodwill. Costs associated with implementing profit improvement programs initiated subsequent to the consummation of the consolidation will be charged to PolyOne's earnings.

     The consolidation has not been consummated as of the date of the preparation of these pro forma financial statements and there can be no assurances that the consolidation will be consummated in the future.

                                    POLYONE

              UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

                               AT MARCH 31, 2000

                                                                      UNAUDITED
                                    ------------------------------------------------------------------------------
                                                     HANNA
                                                   (CADILLAC)      CONSOLIDATION        POLYONE         POLYONE
                                       GEON         ADJUSTED      RECLASSIFICATION     PRO FORMA       COMBINED
                                    HISTORICAL   PRO FORMA (12)     ADJUSTMENTS       ADJUSTMENTS    PRO FORMA (1)
                                    ----------   --------------   ----------------   -------------   -------------
                                                                (DOLLARS IN MILLIONS)
ASSETS
Current Assets
  Cash and cash equivalents.......   $   40.4       $   34.6          $    --           $    --        $   75.0
  Accounts receivable.............      142.0          325.3                                              467.3
  Inventories.....................      169.5          187.9                                8.5(2)        365.9
  Deferred income tax assets......       27.8                            23.0(3)           (3.3)(10)       47.5
  Other current assets............        6.1           41.4            (23.0)(3)                          24.5
                                     --------       --------          -------           -------        --------
          Total Current Assets....      385.8          589.2               --               5.2           980.2
  Property, plant and equipment,
     net..........................      342.5          318.4                               90.0(4)        750.9
  Investment in equity
     affiliates...................      273.8          123.8           (104.3)(3)                         293.3
  Costs in excess of net tangible
     assets acquired and other
     intangible assets............      176.0          381.5                              317.6(6)        493.6
                                                                                         (381.5)(7)
  Deferred charges and other non-
     current assets...............       18.8                           104.3(3)           10.5(5)        133.6
                                     --------       --------          -------           -------        --------
  TOTAL ASSETS....................   $1,196.9       $1,412.9          $    --           $  41.8        $2,651.6
                                     ========       ========          =======           =======        ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current Liabilities
  Short-term bank debt............   $  256.1       $    3.5          $    --           $    --        $  259.6
  Accounts payable................      140.5          340.6           (119.0)(3)          12.5(8)        374.6
  Accrued expenses................       57.6                           119.0(3)                          176.6
  Current portion of long-term
     debt.........................        0.4            3.8                                                4.2
                                     --------       --------          -------           -------        --------
          Total Current
            Liabilities...........      454.6          347.9               --              12.5           815.0
  Long-term debt..................      130.7          324.2                              (11.9)(9)       443.0
  Deferred income tax
     liabilities..................      115.1                             5.1(3)           24.3(10)       144.5
  Post retirement benefits other
     than pensions................       83.7                            78.8(3)          (26.2)(5)       136.3
  Other non-current liabilities,
     including pensions...........       60.8          205.4           (118.8)(3)                         147.4
  Minority interests in
     consolidated subsidiaries....        6.2                            34.9(3)                           41.1
                                     --------       --------          -------           -------        --------
          Total Liabilities.......      851.1          877.5               --              (1.3)        1,727.3
                                     --------       --------          -------           -------        --------
  Total Shareholders' Equity......      345.8          535.4               --              43.1(11)       924.3
                                     --------       --------          -------           -------        --------
  TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY.........   $1,196.9       $1,412.9          $    --           $  41.8        $2,651.6
                                     ========       ========          =======           =======        ========

    The accompanying notes are an integral part of these pro forma financial statements.

                                    POLYONE

            UNAUDITED CONDENSED COMBINED PRO FORMA INCOME STATEMENT

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                                                    UNAUDITED
                               ------------------------------------------------------------------------------------
                                                HANNA
                                              (CADILLAC)      CONSOLIDATION           POLYONE            POLYONE
                                  GEON         ADJUSTED      RECLASSIFICATION        PRO FORMA          COMBINED
                               HISTORICAL   PRO FORMA (19)     ADJUSTMENTS          ADJUSTMENTS       PRO FORMA (1)
                               ----------   --------------   ----------------       -----------       -------------
                                                         (DOLLARS AND SHARES IN MILLIONS)
Net sales....................    $345.5         $510.7            $  --                $ --              $856.2
Operating costs and expenses:
     Cost of sales...........     300.8          421.8             (7.8)(3)                               714.8
     Selling and
       administrative........      24.2           60.1             (4.0)(3)            (0.2)(13)           80.1
     Depreciation and
       amortization..........       9.5            3.3             11.8(3)              1.1(14)            24.6
                                                                                        2.3(15)
                                                                                       (3.4)(16)
     (Income) loss from
       equity affiliates.....     (18.7)                                                                  (18.7)
                                 ------         ------            -----                ----              ------
Total operating costs and
  expenses...................     315.8          485.2               --                (0.2)              800.8
                                 ------         ------            -----                ----              ------
Operating income.............      29.7           25.5                                  0.2                55.4
Interest expense.............      (7.0)          (5.8)                                (0.2)(17)          (13.0)
Other net....................      (0.1)          (0.9)                                                    (1.0)
                                 ------         ------            -----                ----              ------
Income before income taxes...      22.6           18.8               --                 0.0                41.4
                                 ------         ------            -----                ----              ------
Income tax expense...........      (8.8)          (7.4)                                 0.4(18)           (15.8)
                                 ------         ------            -----                ----              ------
Net income...................    $ 13.8         $ 11.4            $  --                $0.4              $ 25.6
                                 ======         ======            =====                ====              ======
Pro Forma Earnings per Share
  Data:
     Number of shares issued
       and outstanding (20):
       Basic.................      23.5           44.9                                                     91.9
       Diluted...............      24.2           45.0                                                     93.4
     Earnings per share (20):
       Basic.................    $  0.59        $  0.25                                                  $  0.28
       Diluted...............    $  0.57        $  0.25                                                  $  0.27

    The accompanying notes are an integral part of these pro forma financial statements.

                                    POLYONE

            UNAUDITED CONDENSED COMBINED PRO FORMA INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                    UNAUDITED
                                 --------------------------------------------------------------------------------
                                                      HANNA
                                      GEON          (CADILLAC)      CONSOLIDATION       POLYONE        POLYONE
                                    ADJUSTED         ADJUSTED      RECLASSIFICATION    PRO FORMA      COMBINED
                                 PRO FORMA (21)   PRO FORMA (22)     ADJUSTMENTS      ADJUSTMENTS   PRO FORMA (1)
                                 --------------   --------------   ----------------   -----------   -------------
                                                 (DOLLARS AND SHARES IN MILLIONS)
Net sales......................     $1,264.9         $1,899.0           $   --          $   --        $3,163.9
Operating costs and expenses:
       Cost of sales...........      1,047.5         $1,562.4            (30.3)(3)                     2,579.6
       Selling and
          administrative.......         92.3            225.4            (15.6)(3)        (0.9)(13)      301.2
       Depreciation and
          amortization.........         40.0             13.5             45.9(3)          4.5(14)        99.6
                                                                                           9.1(15)
                                                                                         (13.4)(16)
       Employee separation and
          plant phase-out......          0.5                                                               0.5
       (Income) loss from
          equity affiliates....        (11.0)                                                            (11.0)
                                    --------         --------           ------          ------        --------
Total operating costs and
  expenses.....................      1,169.3          1,801.3               --            (0.7)        2,969.9
                                    --------         --------           ------          ------        --------
Operating income...............         95.6             97.7                              0.7           194.0
Interest expense...............        (22.9)           (22.2)                            (1.0)(17)      (46.1)
Other, net.....................         (1.5)             0.7                                             (0.8)
                                    --------         --------           ------          ------        --------
Income before income taxes and
  cumulative effect of change
  in accounting for start-up
  costs........................         71.2             76.2               --            (0.3)          147.1
Income tax expense.............        (29.1)           (35.5)                             1.8(18)       (62.8)
                                    --------         --------           ------          ------        --------
Income before cumulative effect
  of a change in accounting
  principle....................     $   42.1         $   40.7           $   --          $  1.5        $   84.3
                                    ========         ========           ======          ======        ========
Pro Forma Earnings per Share
  Data:
  Number of shares issued and
     outstanding (20):
       Basic...................         23.3             44.6                                             91.2
       Diluted.................         24.3             44.7                                             93.3
  Earnings per share (20):
       Basic...................     $   1.81         $   0.91                                         $    .92
       Diluted.................     $   1.73         $   0.91                                         $    .90

    The accompanying notes are an integral part of these pro forma financial statements.

      NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN MILLIONS)

 (1) The unaudited pro forma financial statements do not give effect to any restructuring costs, nor any potential cost savings or other profit improvements that could result from the consolidation. PolyOne is in the process of developing its plan to integrate the operations of Geon and Hanna, which may include certain exit costs. As a result of this plan and to the extent this plan does not qualify for purchase accounting treatment, a charge, which may be material but which cannot now be quantified, is expected to be recognized in the period in which such a restructuring occurs. PolyOne will undertake a study to determine the allocation of the total purchase price to the various tangible and intangible assets acquired and the liabilities assumed. These pro forma financial statements reflect a preliminary allocation of purchase price which is subject to change based on finalization of the fair value of the tangible and intangible assets acquired and liabilities assumed as of the acquisition date. The preliminary estimated fair value of the assets acquired and the liabilities assumed in the consolidation are as follows:

         Tangible assets acquired at fair value                     $1,137.1
         Costs in excess of the net tangible assets of the
           acquired business                                           317.6
         Acquisition costs                                              (7.3)
         Liabilities assumed                                          (868.9)
                                                                    --------
         Total purchase price - see note 11                         $  578.5
                                                                    ========

     These pro forma financial statements are not necessarily indicative of the operating results or financial position that would have occurred had the consolidation been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

 (2) Represents the preliminary adjustment to record inventories at estimated fair values as required by the purchase method of accounting.

 (3) To reflect certain balance sheet and statement of income reclassifications made to conform Geon's and Hanna's presentations to PolyOne's presentation.

 (4) Represents the preliminary net adjustment to property, plant and equipment based on estimated fair values as required by the purchase method of accounting.

 (5) Reflects preliminary adjustment to record pension assets and post retirement obligations at estimated fair value by eliminating any unrecognized gains and any related amortization recorded in the results of operations as required by the purchase method of accounting.

 (6) Reflects the preliminary estimated adjustment for the costs in excess of the net tangible assets of the acquired business at estimated fair value. PolyOne will undertake a study to determine the allocation of the total purchase price to the various assets acquired and liabilities assumed in order to allocate the total purchase price to the various intangible assets, if any, acquired. Management believes, on a preliminary basis, there may be intangible assets, such as organized workforce, brand names and patents and technology, among others which will be evaluated. Any excess not attributable to intangible assets will be reflected as goodwill. The sensitivity of the valuations regarding the above can be significant. Accordingly, PolyOne intends to continue to evaluate the assets acquired and liabilities assumed and, as a result, the allocation of the purchase price among the tangible and intangible assets is subject to change.

 (7) Represents the elimination of the historical goodwill from Hanna.

 (8) Represents the accrual of estimated costs directly related to the consolidation including investment banking, legal, accounting and other.

 (9) Represents the reduction in long-term debt based on preliminary estimated fair values under the purchase method of accounting.

(10) Represents deferred income taxes at a tax rate of 39.0% resulting from financial reporting and tax reporting basis difference in assets acquired and liabilities assumed in the consolidation.

    NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS --
                                   CONTINUED
                             (DOLLARS IN MILLIONS)

(11) Reflects the conversion of all outstanding Geon common stock into PolyOne common shares at a conversion ratio of one share of Geon common stock for two common shares of PolyOne. Also reflects the conversion of Hanna common stock into PolyOne common shares at a conversion ratio of one share of Hanna common stock into one common share of PolyOne. Additionally, this adjustment reflects the adjustment to shareholders' equity for the purchase price which was calculated by multiplying Hanna's outstanding shares of common stock of 48,479,000 at May 8, 2000, and Geon's average price per share of common stock of $23.43, by a conversion ratio of .50 which represents an average market price per share based on two days before, day of, and two days after announcement of the consolidation for an aggregate value of $567.9. This valuation also assumes Hanna's stock options vest at time of consolidation and are converted using the same ratio as for the outstanding common shares and applying a Black Scholes valuation model resulting in an aggregate value of $10.6.

(12) This adjustment relates to Hanna's intended sale of Cadillac. Hanna is currently in the process of sales negotiations and the final sale proceeds estimated in these financials may change based upon finalization of those negotiations. The balance sheet at March 31, 2000 for Hanna (Cadillac) Adjusted Pro Forma was calculated as follows:

                                                                            HANNA
                                                            --------------------------------------
                                                                           CADILLAC      ADJUSTED
                                                            HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                            ----------    -----------    ---------
ASSETS
Current Assets
  Cash and cash equivalents...............................   $   34.6       $    --      $   34.6
  Accounts receivable.....................................      397.4         (72.1)(a)     325.3
  Inventories.............................................      249.0         (61.1)(a)     187.9
  Other...................................................       44.3          (2.9)(a)      41.4
                                                             --------       -------      --------
          Total Current Assets............................      725.3        (136.1)        589.2
  Property, plant and equipment, net......................      331.9         (13.5)(a)     318.4
Other Assets
     Goodwill and other intangibles.......................      430.7         (49.2)(a)     381.5
     Investments and other................................      129.2          (6.5)(a)     123.8
                                                                                1.1(a)
                                                             --------       -------      --------
TOTAL ASSETS..............................................   $1,617.1       $(204.2)     $1,412.9
                                                             ========       =======      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable...........................................   $    3.5       $    --      $    3.5
  Accounts payable and accrued liabilities................      395.4         (54.8)(a)     340.6
  Current portion of long-term debt.......................        3.8            --           3.8
                                                             --------       -------      --------
          Total Current Liabilities.......................      402.7         (54.8)        347.9
  Other Liabilities.......................................      208.0          (2.6)(a)     205.4
  Long term debt..........................................      454.1        (129.9)(b)     324.2
  Total Stockholders' Equity..............................      552.3        (147.9)(a)     535.4
                                                                              131.0(c)
                                                             --------       -------      --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................   $1,617.1       $(204.2)     $1,412.9
                                                             ========       =======      ========

     (a) Represents the historical costs of assets that will be sold and liabilities that will be assumed in connection with the sale of Cadillac to General Electric, UMECO plc, and others, taken from the books and records of the Cadillac business. The remaining assets and liabilities, consisting primarily of cash, accruals for income taxes and post retirement benefits, are reflected in the Adjusted Pro Forma amounts.

    NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS --
                                   CONTINUED
                             (DOLLARS IN MILLIONS)

         The Cadillac business, which is reported as a component of Hanna's distribution segment, is intended to be sold prior to completion of the consolidation.

     (b) Represents the assumed paydown of the revolving credit facility of Hanna with proceeds from the sale of Cadillac.

     (c) Represents the estimated cash proceeds from the sale of Cadillac less estimated closing costs and taxes paid.

(13) Represents the adjustment for Hanna to record pension and post retirement benefit expense based upon preliminary estimated fair value actuarial valuations as required by the purchase method of accounting.

(14) Represents the preliminary incremental depreciation expense due to the preliminary estimated fair value adjustment of the acquired property, plant and equipment of Hanna under the purchase method of accounting calculated utilizing the straight line method using 15 and 40 years for machinery and equipment and buildings, respectively.

(15) Represents the adjustment to recognize amortization of costs in excess of net tangible assets of acquired business over 35 years utilizing the straight line method.

(16) Reflects the effect of the elimination of Hanna's historical goodwill amortization.

(17) Represents the debt discount amortization as a result of the preliminary estimated fair value adjustments to long-term debt. This discount is being amortized over the remaining life of the debt using the effective interest method.

(18) Represents the adjustment to record the income tax effect of pro forma adjustments excluding amortization of costs in excess of net tangible assets acquired utilizing a tax rate of 39% that would be applicable to the pro forma adjustments.

(19) This adjustment relates to Hanna's intended sale of Cadillac. Hanna is currently in the process of sales negotiations and the final sale proceeds estimated herein may change based upon finalization of those negotiations. For the quarter ended March 31, 2000 the Hanna (Cadillac) Adjusted Pro Forma statement of income was calculated as follows:

                                                                             HANNA
                                                             --------------------------------------
                                                                            CADILLAC      ADJUSTED
                                                             HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                             ----------    -----------    ---------
Net Sales..................................................    $612.7        $(102.0)(a)   $510.7
Costs and expenses:
  Cost of sales............................................     504.2          (82.4)(a)    421.8
  Selling and administrative...............................      79.1          (19.2)(a)     60.1
                                                                                 0.2(b)
  Interest on debt.........................................       8.1           (0.5)(a)      5.8
                                                                                (1.8)(c)
  Amortization of intangibles..............................       3.8           (0.5)(a)      3.3
  Other -- net.............................................       0.3            0.6(a)       0.9
                                                               ------        -------       ------
Total operating costs and expenses.........................     595.5         (103.6)       491.9
                                                               ------        -------       ------
Income before income taxes.................................      17.2            1.6         18.8
Income tax expense.........................................      (7.0)           (.4)        (7.4)
                                                               ------        -------       ------
Net Income.................................................    $ 10.2        $   1.2       $ 11.4
                                                               ======        =======       ======

     (a) Represents the elimination of the historical operating results taken from the books and records of the Cadillac business for the quarter ended March 31, 2000. The Cadillac business is a stand alone business and has its own corporate staffs including finance, information technology and human resources. Accordingly, corporate costs are not allocated to the Cadillac business. The Cadillac business, which is

    NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS --
                                   CONTINUED
                             (DOLLARS IN MILLIONS)

         reported as a component of Hanna's distribution segment, is intended to be sold prior to the completion of the consolidation.

     (b) Represents the historical other post retirement benefits expense included in the operating results as discussed in (a). These liabilities will be retained by Hanna.

     (c) Represents the estimated reduction in interest expense associated with the estimated reduction in debt resulting from the net cash received from the sale of Cadillac.

(20) Pro forma per share data are based on the number of Geon common and common equivalent shares that would have been outstanding had the consolidation occurred on the date presented.

(21) For the year ended December 31, 1999 for Geon:

                                                                                GEON
                                   ----------------------------------------------------------------------------------------------
                                                                            PRO FORMA                      PRO FORMA
                                                                           ADJUSTMENTS                    ADJUSTMENTS
                                                  DEDUCT         ADD         FOR THE                        FOR THE
                                                 GEON PVC      ACQUIRED      OXYCHEM       HISTORICAL     O'SULLIVAN    ADJUSTED
                                   HISTORICAL   BUSINESS(A)   BUSINESSES   TRANSACTIONS   O'SULLIVAN(J)   ACQUISITION   PRO FORMA
                                   ----------   -----------   ----------   ------------   -------------   -----------   ---------
Sales............................   $1,261.2      $186.8        $56.8         $42.7(b)        $91.0         $    --     $1,264.9
Operating costs and expenses:
  Cost of sales..................    1,037.9       164.2         55.3          42.7(b)         74.7              --      1,047.5(r)
                                                                                3.0(c)
                                                                               (1.9)(d)
  Selling and administrative.....       88.4         7.9          2.2           3.1(c)          8.7            (2.2)(k)     92.3
  Depreciation and
    amortization.................       44.4         9.1           --            --             3.1             0.6(l)      40.0
                                                                                                                0.9(m)
                                                                                                                0.1(n)
  Employee separation and plant
    phase-out....................        0.5          --           --            --              --              --          0.5
  Income (loss) from equity
    affiliates...................       (9.7)         --           --          (1.3)(e)          --                        (11.0)
                                    --------      ------        -----         -----           -----         -------     --------
Total operating costs and
  expenses.......................    1,161.5       181.2         57.5          45.6            86.5            (0.6)     1,169.3
                                    --------      ------        -----         -----           -----         -------     --------
Operating income.................       99.7         5.6         (0.7)         (2.9)            4.5             0.6         95.6
Interest expense.................      (17.7)                                   1.7(f)           --            (6.3)(o)    (22.9)
                                                                               (0.6)(g)
Interest income..................        2.1                                                    0.8            (0.8)(p)      2.1
Other expense, net...............       (3.6)                    (0.2)          0.2(d)          0.1                         (3.6)
                                                                               (0.1)(h)
Gain on formation of joint
  ventures, net of formation
  costs..........................       93.5                                                     --           (93.5)(t)
                                    --------      ------        -----         -----           -----         -------     --------
Income before income taxes and
  cumulative effect of change in
  accounting.....................      174.0         5.6         (0.9)         (1.7)            5.4          (100.0)        71.2
Income tax expense...............      (67.8)       (2.2)         0.4           0.6(i)         (3.3)           38.8(q)     (29.1)
                                    --------      ------        -----         -----           -----         -------     --------
Income before cumulative effect
  of a change in accounting
  (s)............................   $  106.2      $  3.4        $(0.5)        $(1.1)          $ 2.1         $ (61.2)    $   42.1
                                    ========      ======        =====         =====           =====         =======     ========

     (a) Reflects the elimination of the historical operating results of the Geon PVC business for the four months ended April 30, 1999 included in the historical operating results of Geon for the year ended December 31, 1999.

    NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS --
                                   CONTINUED
                             (DOLLARS IN MILLIONS)

     (b) To reverse the historical elimination in consolidation of revenue and cost of sales related to the sale of PVC and VCM from the Geon PVC business to the other operations of Geon.
     (c) Represents overhead and selling, general and administrative expenses historically allocated to the Geon PVC business that were not transferred to OxyVinyls.
     (d) Reflects the reversal of costs associated with obligations and assets of the Acquired Businesses which were not transferred to Geon and adjusts PVC resin costs to the OxyVinyls PVC supply contract with OxyChem as follows (the pro forma adjustments for the year ended December 31, 1999 reflect the adjustments relating to the operating results for the four month period ended April 30, 1999.):

Adjust PVC resin costs to the supply contract (represents an adjustment to OxyChem's historical transfer prices to
  reflect the pricing terms of its PVC supply contract with
  OxyVinyls) (classified as cost of goods sold)                 $ 1.9
Reverse OxyChem's allocation of the discount from the sale
  of receivables pursuant to a receivables sales agreement
  which was terminated and total trade receivables from
  customers transferred to PVC Powder Blends LP and Geon
  (classified as other expense)                                   0.2
                                                                -----
Total                                                           $ 2.1
                                                                =====

     (e) To reflect the sum of Geon's 24% share of the pro forma OxyVinyls (earnings) loss for the period and the amortization of the difference between the carrying value of Geon's investment in and its underlying equity in OxyVinyls. The pro forma adjustments for the year ended December 31, 1999 reflect the adjustments relating to the operating results for the four month period ended April 30, 1999. Such (earnings) loss is computed as follows:

Pre-tax (income) loss contributed by:
  Geon PVC business                                             $(5.6)
  OxyChem PVC business                                            1.1
  Pro forma adjustments of OxyVinyls                              1.4
                                                                -----
          Total pre-tax (earnings) loss                         $(3.1)
  Geon's ownership in OxyVinyls                                    24%
                                                                -----
  Geon's share of the OxyVinyls' (earnings) losses               (0.7)
  Amortization of the difference between Geon's investment
     in and underlying equity in OxyVinyls                       (0.6)
                                                                -----
  Geon's pro forma equity (earnings) losses from OxyVinyls      $(1.3)
                                                                =====

OxyVinyls' Pro Forma adjustments are comprised of the
  following items:
  Adjust PVC and VCM pricing to supply contracts represents
     adjustments to the historical PVC and VCM pricing of
     the Geon PVC business and the OxyChem PVC business to
     reflect the pricing terms of the PVC and VCM supply
     contracts between OxyVinyls and the parent companies.      $ 3.9
  Reverse interest expense on debt and the cost of accounts
     receivable sales agreement not contributed to OxyVinyls     (1.9)
  Interest on OxyVinyls debt (represents OxyVinyls' interest expense relating to the $104 million paid to Geon and
     to finance initial working capital requirements)             2.0
  Adjust depreciation on assets contributed by Geon that
     were written up to fair values and to reflect OxyVinyls
     depreciation methods and useful lives                       (2.6)
                                                                -----
  Total                                                         $ 1.4
                                                                =====

    NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS --
                                   CONTINUED
                             (DOLLARS IN MILLIONS)

     (f) Reflects the reduction in interest expense associated with the $78 million reduction in debt resulting from the cash received from OxyVinyls in conjunction with the formation of OxyVinyls at an estimated short-term borrowing rate of 6.5%. A 25 basis point increase or decrease in the estimated borrowing rate would change pro forma interest expense by less than $0.1.

     (g) Includes incremental interest expense based on the $27 paid to OxyChem for the acquisition of the PVC engineered flexible vinyl film and specialty pellet compound business at an estimated borrowing rate of 6.5%. A 25 basis point increase or decrease in the estimated borrowing rate would change pro forma interest expense by less than $0.1.

     (h) Represents the minority interest related to OxyChem's 10% interest in Powder Blends.

     (i) To record the tax effect of the pro forma adjustments utilizing a tax rate of 39%.

     (j) Reflects the historical operating results of O'Sullivan for the period January 1, 1999 through the date of the acquisition by Geon on July 7, 1999.

     (k) Represents acquisition related transaction costs incurred by O'Sullivan prior to its acquisition by Geon.

     (l) Represents incremental depreciation expense due to the write-up of the acquired property, plant and equipment of O'Sullivan to fair value under the purchase method of accounting.

     (m) Represents the incremental amortization due to the application of purchase accounting in the O'Sullivan acquisition resulting from the excess of the purchase price paid over net assets acquired. Goodwill is being amortized over 35 years.

     (n) Represents the incremental amortization expense due to the write-up of the acquired workforce intangible assets of O'Sullivan to fair value under the purchase method of accounting. The workforce intangible asset is being amortized over 20 years.

     (o) Includes incremental interest expense based on the imputed funding required to effect the acquisition of O'Sullivan at an estimated borrowing rate of 8.00%. A 25 basis point increase or decrease in the estimated borrowing rate would change pro forma interest expense by $0.2.

     (p) To reflect the reduction of interest income resulting from the application of O'Sullivan's cash against the initial amount borrowed by Geon to effect the O'Sullivan acquisition.

     (q) To record the tax effect of the pro forma adjustments using a tax rate of 39%, exclusive of those items which are not deductible for income tax purposes.

     (r) Includes the one-time incremental cost of sales of $3.2 due to the write-up of inventory for businesses acquired under the purchase method of accounting.

     (s) Excludes the cumulative effect of change in method of accounting for start-up costs.

     (t) Reflects the elimination of the one-time gain resulting from the formation of the OxyChem Transactions.

(22) This adjustment relates to Hanna's intended sale of Cadillac. Hanna is currently in the process of sales negotiations and the final sale proceeds estimated in these financials may change based upon finalization of

    NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS --
                                   CONTINUED
                             (DOLLARS IN MILLIONS)

     those negotiations. For the year ended December 31, 1999, Hanna (Cadillac) adjusted pro forma statement of income was calculated as follows:

                                                                    HANNA
                                                    -------------------------------------
                                                                                 HANNA
                                                                               (CADILLAC)
                                                                  CADILLAC      ADJUSTED
                                                    HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                    ----------   -----------   ----------
Net sales.........................................   $2,304.6    $   (405.6)(a)  $1,899.0
Costs and expenses:
  Cost of goods sold..............................    1,886.0        (323.6)(a)   1,562.4
  Selling and administrative......................      305.3         (80.4)(a)     225.4
                                                                        0.5(b)
  Interest on debt................................       31.7          (2.1)(a)      22.2
                                                                       (7.4)(c)
  Amortization of intangibles.....................       15.3          (1.8)(a)      13.5
  Other -- net....................................       (2.3)          1.6(a)      (0.7)
                                                     --------    ----------     --------
Total operating costs and expenses................    2,236.0        (413.2)     1,822.8
                                                     --------    ----------     --------
Income before income taxes........................       68.6           7.6         76.2
Income tax expense................................      (33.2)         (2.3)       (35.5)
                                                     --------    ----------     --------
Net income........................................   $   35.4    $      5.3     $   40.7
                                                     ========    ==========     ========

---------------

     (a) Represents the elimination of the historical operating results taken from the books and records of the Cadillac business, which is reported as a component of Hanna's distribution segment, for the year ended December 31, 1999. The Cadillac business is a stand alone business and has its own corporate staffs including finance, information technology and human resources. Accordingly, corporate costs are not allocated to the Cadillac business. The Cadillac business is intended to be sold prior to the completion of the consolidation.
     (b) Represents the historical other post retirement benefits expense included in the operating results as discussed in (a). These liabilities will be retained by Hanna.
     (c) Represents the reduction in interest expense associated with the reduction in debt resulting from the cash received from the sale of Cadillac.

                         REPORT OF INDEPENDENT AUDITORS

To Consolidation Corp.

     We have audited the accompanying balance sheet of Consolidation Corp. as of June 30, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Consolidation Corp. at June 30, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
July 24, 2000

                              CONSOLIDATION CORP.
                                 BALANCE SHEET
                                 JUNE 30, 2000

Total assets................................................  $    0
                                                              ======
Stockholders' equity:
  Common stock (no par value; 200 shares authorized and zero outstanding, 200 shares subscribed)....................  $  200
  Receivable from The Geon Company..........................    (100)
  Receivable from M.A. Hanna Company........................    (100)
                                                              ------
Total stockholders' equity..................................  $    0
                                                              ======

                            See accompanying notes.

                              CONSOLIDATION CORP.
                             NOTES TO BALANCE SHEET
                                 JUNE 30, 2000

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

DESCRIPTION OF BUSINESS

     Consolidation Corp. was formed on June 2, 2000 for the purpose of completing the consolidation of The Geon Company (Geon) and M. A. Hanna Company (Hanna). Geon and Hanna are collectively referred to as the Predecessor Companies. The Predecessor Companies are producers and marketers of performance and specialty polymer products and services.

BASIS OF PRESENTATION

     Each of the Predecessor Companies has subscribed for 50% of Consolidation Corp.'s capital stock, such receivable has been classified as a component of stockholders' equity. Consolidation Corp. has not conducted any operations. Accordingly, statements of operations, changes in stockholders' equity and cash flows would not provide meaningful information and have been omitted.

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF CONSOLIDATION

                                 BY AND BETWEEN

                              M. A. HANNA COMPANY

                                      AND

                                THE GEON COMPANY

                            DATED AS OF MAY 7, 2000

                                       1-A

                               TABLE OF CONTENTS

Article 1. THE CONSOLIDATION................................   7-A
     Section 1.1.  The Consolidation........................   7-A
     Section 1.2.  Closing..................................   7-A
     Section 1.3.  Effective Time...........................   7-A
     Section 1.4.  Effects of the Consolidation.............   8-A
     Section 1.5.  Articles of Incorporation and
      Regulations...........................................   8-A
     Section 1.6.  Statutory Agent..........................   8-A
Article 2. EFFECT OF THE CONSOLIDATION ON THE CAPITAL STOCK
           OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
           CERTIFICATES.....................................   8-A
     Section 2.1.  Effect on Capital Stock..................   8-A
       (a)  Cancellation of Certain Stock...................   8-A
       (b)  Conversion of Hanna Common Stock................   8-A
       (c)  Conversion of Geon Common Stock.................   9-A
       (d)  Conversion of Treasury Stock....................   9-A
     Section 2.2.  Exchange of Certificates.................   9-A
       (a)  Exchange Agent..................................   9-A
       (b)  Exchange Procedures.............................   9-A
       (c)  Distributions with Respect to Unexchanged
        Shares..............................................  10-A
       (d)  No Further Ownership Rights.....................  10-A
       (e)  No Fractional Shares............................  10-A
       (f)  Termination of Exchange Fund....................  11-A
       (g)  No Liability....................................  11-A
       (h)  Investment of Exchange Fund.....................  11-A
       (i)  Lost Certificates...............................  11-A
     Section 2.3.  Certain Adjustments......................  11-A
     Section 2.4.  Further Assurances.......................  11-A
     Section 2.5.  Appraisal Rights.........................  11-A
Article 3. REPRESENTATIONS AND WARRANTIES...................  12-A
     Section 3.1.  Representations and Warranties of Geon...  12-A
       (a)  Organization, Standing and Corporate Power......  12-A
       (b)  Subsidiaries....................................  12-A
       (c)  Capital Structure...............................  12-A
       (d)  Authority; Noncontravention.....................  13-A
       (e)  Reports; Undisclosed Liabilities................  14-A
       (f)  Information Supplied............................  14-A
       (g)  Absence of Certain Changes or Events............  15-A
       (h)  Compliance with Applicable Laws; Litigation.....  15-A
       (i)  Absence of Changes in Benefit Plans.............  15-A
       (j)  ERISA Compliance................................  15-A
       (k)  Taxes...........................................  17-A
       (l)  Certain Contracts...............................  17-A
       (m) Environmental Matters............................  18-A
       (n)  Intellectual Property...........................  19-A
       (o)  Products Liability Claims.......................  19-A
       (p)  Voting Requirements.............................  19-A
       (q)  State Takeover Statutes.........................  19-A
       (r)  Rights Agreement................................  19-A
       (s)  Ownership of Hanna Capital Stock................  19-A
       (t)  Opinion of Financial Advisor....................  20-A
       (u)  Brokers.........................................  20-A
     Section 3.2.  Representations and Warranties of
      Hanna.................................................  20-A
       (a)  Organization, Standing and Corporate Power......  20-A
       (b)  Subsidiaries....................................  20-A
       (c)  Capital Structure...............................  20-A
       (d)  Authority; Noncontravention.....................  21-A

                                       2-A

       (e)  Reports; Undisclosed Liabilities................  22-A
       (f)  Information Supplied............................  22-A
       (g)  Absence of Certain Changes or Events............  23-A
       (h)  Compliance with Applicable Laws; Litigation.....  23-A
       (i)  Absence of Changes in Benefit Plans.............  23-A
       (j)  ERISA Compliance................................  23-A
       (k)  Taxes...........................................  25-A
       (l)  Certain Contracts...............................  25-A
       (m) Environmental Matters............................  25-A
       (n)  Intellectual Property...........................  26-A
       (o)  Products Liability Claims.......................  26-A
       (p)  Voting Requirements.............................  26-A
       (q)  State Takeover Statutes.........................  26-A
       (r)  Rights Agreement................................  26-A
       (s)  Ownership of Geon Capital Stock.................  27-A
       (t)  Opinion of Financial Advisor....................  27-A
       (u)  Brokers.........................................  27-A
Article 4. COVENANTS RELATING TO CONDUCT OF BUSINESS........  27-A
     Section 4.1.  Conduct of Business......................  27-A
       (a)  Conduct of Business by Geon.....................  27-A
       (b)  Conduct of Business by Hanna....................  29-A
       (c)  Coordination of Dividends.......................  31-A
       (d)  Other Actions...................................  31-A
       (e)  Advice of Changes...............................  31-A
       (f)  Control of Other Party's Business...............  31-A
     Section 4.2.  No Solicitation by Geon..................  31-A
     Section 4.3.  No Solicitation by Hanna.................  33-A
     Section 4.4.  Rights Agreements........................  34-A
Article 5. ADDITIONAL AGREEMENTS............................  35-A
     Section 5.1.  Preparation of the Form S-4 and the Joint
      Proxy Statement; Stockholders Meetings................  35-A
     Section 5.2.  Letters of Geon's Accountants............  36-A
     Section 5.3.  Letters of Hanna's Accountants...........  36-A
     Section 5.4.  Access to Information; Confidentiality...  36-A
     Section 5.5.  Reasonable Best Efforts; Cooperation.....  36-A
     Section 5.6.  Stock Options, Restricted Stock and
      Employment Agreements.................................  38-A
     Section 5.7.  Indemnification..........................  39-A
     Section 5.8.  Fees and Expenses........................  40-A
     Section 5.9.  Public Announcements.....................  41-A
     Section 5.10. Affiliates...............................  41-A
     Section 5.11. NYSE Listing.............................  42-A
     Section 5.12. Stockholder Litigation...................  42-A
     Section 5.13. Tax Treatment............................  42-A
     Section 5.14. Standstill Agreements; Confidentiality
      Agreements............................................  42-A
     Section 5.15. Employee Benefit Plans; Employment
      Agreements............................................  42-A
     Section 5.16. Resulting Corporation Corporate Office...  43-A
     Section 5.17. Post-Consolidation Board of Directors and
      Officers..............................................  43-A
     Section 5.18. Section 16(b)............................  43-A
     Section 5.19. Consolidation Corp.......................  43-A
Article 6. CONDITIONS PRECEDENT.............................  43-A
     Section 6.1.  Conditions to Each Party's Obligation to
      Effect the Consolidation..............................  43-A
       (a)  Stockholder Approvals...........................  43-A
       (b)  Governmental and Regulatory Approvals...........  44-A
       (c)  No Injunctions or Restraints....................  44-A
       (d)  Form S-4........................................  44-A
       (e)  NYSE Listing....................................  44-A
       (f)  HSR Act.........................................  44-A

                                       3-A

       (g)  Consolidation Corp..............................  44-A
     Section 6.2.  Conditions to Obligations of Hanna.......  44-A
       (a)  Representations and Warranties..................  44-A
       (b)  Performance of Obligations of Geon..............  44-A
       (c)  Tax Opinion.....................................  44-A
       (d)  No Material Adverse Change......................  45-A
     Section 6.3.  Conditions to Obligations of Geon........  45-A
       (a)  Representations and Warranties..................  45-A
       (b)  Performance of Obligations of Hanna.............  45-A
       (c)  Tax Opinion.....................................  45-A
       (d)  No Material Adverse Change......................  45-A
     Section 6.4.  Frustration of Closing Conditions........  45-A
Article 7. TERMINATION, AMENDMENT AND WAIVER................  45-A
     Section 7.1.  Termination..............................  45-A
     Section 7.2.  Effect of Termination....................  46-A
     Section 7.3.  Amendment................................  46-A
     Section 7.4.  Extension; Waiver........................  46-A
     Section 7.5.  Procedure for Termination, Amendment,
      Extension or Waiver...................................  47-A
Article 8. GENERAL PROVISIONS...............................  47-A
     Section 8.1.  Nonsurvival of Representations and
      Warranties............................................  47-A
     Section 8.2.  Notices..................................  47-A
     Section 8.3.  Definitions..............................  47-A
     Section 8.4.  Interpretation...........................  48-A
     Section 8.5.  Counterparts.............................  48-A
     Section 8.6.  Entire Agreement: No Third-Party
      Beneficiaries.........................................  48-A
     Section 8.7.  Governing Law............................  48-A
     Section 8.8.  Assignment...............................  49-A
     Section 8.9.  Consent to Jurisdiction..................  49-A
     Section 8.10. Headings.................................  49-A
     Section 8.11. Severability.............................  49-A

Geon Disclosure Schedules
Schedule 3.1(c)      Summary of Outstanding Options and Awards
Schedule 3.1(c)(iv)  Stock Plans
Schedule 3.1(d)      Authority, Noncontravention
Schedule 3.1(i)      Changes in Benefit Plans
Schedule 3.1(j)      ERISA Compliance
Schedule 3.1(l)      Non Competition Undertakings
Schedule 3.1(l)      Agreements in Excess of $100 Million
Schedule 3.1(m)      Environmental

Hanna Disclosure Schedules
Schedule 3.2(c)      Summary of Outstanding Options and Awards
Schedule 3.2(c)(iv)  Stock Plans
Schedule 3.2(d)      Authority; Noncontravention
Schedule 3.2(l)      Certain Contracts
Schedule 4.1(b)      Conduct of Business

                                       4-A

                             TABLE OF DEFINED TERMS

                            TERM                               SECTION
                            ----                               -------
Adjusted Option.............................................       5.6(a)
Adjustment Event............................................          2.3
Affiliate...................................................       8.3(a)
Antitrust Law...............................................       5.5(f)
Certificates................................................       2.2(b)
Cleanup.....................................................   3.1(m)(iv)
Closing.....................................................          1.2
Closing Date................................................          1.2
Code........................................................     Recitals
Confidentiality Agreement...................................          5.4
Consolidation...............................................     Recitals
Consolidation Consideration.................................       2.1(c)
Consolidation Corp..........................................     Recitals
Control.....................................................       8.3(a)
Delaware Certificate of Consolidation.......................          1.3
DGCL........................................................          1.1
Effective Time..............................................          1.3
Environmental Claim.........................................    3.1(m)(v)
Environmental Laws..........................................   3.1(m)(vi)
ERISA.......................................................    3.1(j)(i)
ERISA Affiliate.............................................  3.1(j)(iii)
Exchange Act................................................       3.1(d)
Exchange Agent..............................................       2.2(a)
Exchange Fund...............................................       2.2(a)
Foreign Antitrust Laws......................................       3.1(d)
Form S-4....................................................    3.1(f)(i)
Geon........................................................     Recitals
Geon Acquisition Agreement..................................       4.2(b)
Geon Adjusted Option........................................       5.6(a)
Geon Authorized Preferred Stock.............................       3.1(c)
Geon Award..................................................       3.1(c)
Geon Benefit Plans..........................................       3.1(i)
Geon Common Stock...........................................     Recitals
Geon Consolidation Consideration............................       2.1(c)
Geon Disclosure Schedule....................................          3.1
Geon Employee Stock Options.................................       3.1(c)
Geon Exchange Ratio.........................................       2.1(c)
Geon Filed SEC Documents....................................          3.1
Geon Intellectual Property..................................       3.1(n)
Geon Measurement Date.......................................       3.1(c)
Geon Permits................................................       3.1(h)
Geon Rights Agreement.......................................       3.1(r)
Geon SEC Documents..........................................       3.1(e)
Geon Stock Plans............................................       3.1(c)
Geon Stockholder Approval...................................       3.1(p)
Geon Stockholders Meeting...................................       5.1(b)
Geon Superior Proposal......................................       4.2(b)
Geon Takeover Proposal......................................       4.2(a)
Geon Termination Fee........................................       5.8(b)
Governmental Entity.........................................       3.1(d)
Hanna.......................................................     Recitals
Hanna Acquisition Agreement.................................       4.3(b)

                                       5-A

                            TERM                               SECTION
                            ----                               -------
Hanna Adjusted Option.......................................       5.6(a)
Hanna Authorized Preferred Stock............................       3.2(c)
Hanna Award.................................................       3.2(c)
Hanna Benefit Plans.........................................       3.2(i)
Hanna Common Stock..........................................     Recitals
Hanna Consolidation Consideration...........................       2.1(b)
Hanna Disclosure Schedule...................................          3.2
Hanna Employee Stock Options................................       3.2(c)
Hanna Exchange Ratio........................................       2.1(b)
Hanna Filed SEC Documents...................................          3.2
Hanna Intellectual Property.................................       3.2(n)
Hanna Measurement Date......................................       3.2(c)
Hanna Permits...............................................       3.2(h)
Hanna Rights Agreement......................................       3.2(r)
Hanna SEC Documents.........................................       3.2(e)
Hanna Stock Plans...........................................       3.2(c)
Hanna Stockholder Approval..................................       3.2(p)
Hanna Stockholder Meeting...................................       5.1(c)
Hanna Superior Proposal.....................................       4.3(b)
Hanna Takeover Proposal.....................................       4.3(a)
Hanna Termination Fee.......................................       5.8(c)
Hazardous Materials.........................................  3.1(m)(vii)
HSR Act.....................................................       3.1(d)
Indemnified Liabilities.....................................       5.7(a)
Indemnified Party(ies)......................................       5.7(a)
IRS.........................................................   3.1(j)(ii)
Joint Proxy Statement.......................................       3.1(d)
Knowledge...................................................       8.3(b)
Liens.......................................................       3.1(b)
Material Adverse Change.....................................       8.3(c)
Material Adverse Effect.....................................       8.3(c)
Material Contract...........................................       8.3(d)
Material(ly)................................................       8.3(c)
NYSE........................................................   2.2(e)(ii)
OGCL........................................................          1.1
Ohio Certificate of Consolidation...........................          1.3
Out-of-Pocket Expenses......................................       5.8(d)
Person......................................................       8.3(e)
Release..................................................... 3.1(m)(viii)
Restraints..................................................       6.1(c)
Resulting Corporation.......................................          1.1
Resulting Corporation Shares................................       2.1(b)
SEC.........................................................       3.1(b)
Securities Act..............................................       3.1(d)
Settlement..................................................       5.5(g)
Subsidiary..................................................       8.3(f)
Takeover Statute............................................       3.1(q)
Tax Certificates............................................       5.5(c)
Taxes.......................................................    3.1(k)(v)

                                       6-A

                      AGREEMENT AND PLAN OF CONSOLIDATION

     AGREEMENT AND PLAN OF CONSOLIDATION (this "Agreement"), dated as of May 7, 2000, by and between M. A. Hanna Company, a Delaware corporation ("Hanna"), and The Geon Company, a Delaware corporation ("Geon").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Hanna and Geon have approved the consolidation of Hanna, Geon and a corporation to be formed under the laws of the State of Ohio ("Consolidation Corp."), upon the terms and subject to the conditions set forth in this Agreement (the "Consolidation"), whereby (i) each issued and outstanding share of common stock, par value $1.00 per share, of Hanna ("Hanna Common Stock"), other than any shares of Hanna Common Stock owned by Geon or any direct or indirect subsidiary of Hanna or Geon, will be converted into the right to receive the Hanna Consolidation Consideration, (ii) each issued and outstanding share of common stock, par value $0.10 per share, of Geon ("Geon Common Stock"), other than any shares of Geon Common Stock owned by Hanna or any direct or indirect subsidiary of Hanna or Geon, will be converted into the right to receive the Geon Consolidation Consideration and (iii) each issued and outstanding common share of Consolidation Corp. will be canceled;

     WHEREAS, the respective Boards of Directors of Geon and Hanna have each determined that the Consolidation and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals; and

     WHEREAS, for federal income tax purposes, it is intended that the Consolidation qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1.

                               THE CONSOLIDATION

     Section 1.1. THE CONSOLIDATION. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and Ohio General Corporation Law (the "OGCL"), Hanna, Geon and Consolidation Corp. will consolidate into a new Ohio corporation (the "Resulting Corporation") at the Effective Time and the separate corporate existence of Hanna, Geon and Consolidation Corp. will thereupon cease.

     Section 1.2. CLOSING. The closing of the Consolidation (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article 6, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 or such other location as the parties hereto shall agree to in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     Section 1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a Certificate of Consolidation (the "Delaware Certificate of Consolidation") in such form as is required by and executed in accordance with the relevant provisions of the DGCL, (ii) file a Certificate of Consolidation (the "Ohio Certificate of Consolidation") in such form as is required by and executed in accordance with the relevant provisions of the OGCL and (iii) make all other filings or recordings required under the DGCL and OGCL. The Consolidation will become effective at the latest to occur of (i) such time as the Delaware Certificate of Consolidation is duly filed with the Secretary of State of the State of Delaware, (ii) such time as the Ohio Certificate of Consolidation is duly filed with the

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Secretary of State of the State of Ohio or (iii) at such subsequent date or time as Geon and Hanna agree and specify in the Delaware Certificate of Consolidation and the Ohio Certificate of Consolidation (the date and time the Consolidation becomes effective being the "Effective Time").

     Section 1.4. EFFECTS OF THE CONSOLIDATION. The Consolidation will have the effects set forth in the DGCL and OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Geon, Hanna and Consolidation Corp. will vest in the Resulting Corporation, and all debts, liabilities and duties of Geon, Hanna and Consolidation Corp. will become the debts, liabilities and duties of the Resulting Corporation.

     Section 1.5. ARTICLES OF INCORPORATION AND REGULATIONS. The articles of incorporation of the Resulting Corporation will be in substantially the form set forth as Exhibit A attached hereto, until thereafter further changed or amended as provided therein or by applicable law. The regulations of the Resulting Corporation will be in substantially the form set forth as Exhibit B attached hereto, until thereafter further changed or amended as provided by the certificate of incorporation, the regulations or applicable law.

     Section 1.6. STATUTORY AGENT. The statutory agent upon whom any process, notice or demand against Hanna, Geon, Consolidation Corp. or the Resulting Corporation may be served will be the statutory agent set forth in articles of incorporation attached hereto as Exhibit A.

                                   ARTICLE 2.

                EFFECT OF THE CONSOLIDATION ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     Section 2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Consolidation and without any action on the part of the holder of any shares of capital stock of Hanna, Geon or Consolidation Corp.:

          (a) Cancellation of Certain Stock. Each share of Hanna Common Stock that is owned by Geon or any direct or indirect subsidiary of Hanna or Geon (other than shares of Hanna Common Stock acquired by employee benefit trust funds in the ordinary course and any shares of Hanna Common Stock held in trust accounts, managed accounts or in any similar trustee or fiduciary capacity) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. Each share of Geon Common Stock that is owned by Hanna or any direct or indirect subsidiary of Hanna or Geon (other than shares of Geon Common Stock acquired by employee benefit trust funds in the ordinary course and any shares of Geon Common Stock held in trust accounts, managed accounts or in any similar trustee or fiduciary capacity) will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. Each common share of Consolidation Corp. will automatically be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

          (b) Conversion of Hanna Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Hanna Common Stock (other than shares to be canceled in accordance with Section 2.1(a) or converted in accordance with
     Section 2.1(d)) will be converted into the right to receive one (the "Hanna Exchange Ratio") fully paid and nonassessable common share ("Resulting Corporation Shares") of the Resulting Corporation (the "Hanna Consolidation Consideration"). As of the Effective Time, all such shares of Hanna Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares of Hanna Common Stock will cease to have any rights with respect thereto, except the right to receive the Hanna Consolidation Consideration and any cash in lieu of fractional Resulting Corporation Shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

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          (c) Conversion of Geon Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Geon Common Stock (other than shares to be canceled in accordance with Section 2.1(a) or converted in accordance with
     Section 2.1(d)) will be converted into the right to receive two (the "Geon Exchange Ratio") fully paid and nonassessable Resulting Corporation Shares (the "Geon Consolidation Consideration," and together with the Hanna Consolidation Consideration, the "Consolidation Consideration"). As of the Effective Time, all such shares of Geon Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares of Geon Common Stock will cease to have any rights with respect thereto, except the right to receive the Geon Consolidation Consideration and any cash in lieu of fractional Resulting Corporation Shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

          (d) Conversion of Treasury Stock. Subject to the last sentence of this
     Section 2.1(d), each share of Hanna Common Stock held in the treasury of Hanna will be converted into one fully paid and nonassessable Resulting Corporation Share and each share of Geon Common Stock held in the treasury of Geon will be converted into two Resulting Corporation Shares. As of the Effective Time, all such shares of Hanna Common Stock and Geon Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist. No fractional Resulting Corporation Shares will be issued upon conversion of such treasury stock and any such fractional interests will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

     Section 2.2.  EXCHANGE OF CERTIFICATES.

          (a) Exchange Agent. First Chicago Trust Company of New York or such other national bank or trust company as shall be designated by Geon and Hanna prior to the Effective Time (the "Exchange Agent"), will act as agent of the Resulting Corporation for purposes of, among other things, mailing and receiving transmittal letters and distributing certificates for Resulting Corporation Shares, and cash in lieu of fractional Resulting Corporation Shares, to Hanna stockholders and Geon stockholders. As of the Effective Time, the Resulting Corporation shall enter into an agreement with the Exchange Agent that will provide that the Resulting Corporation shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Hanna Common Stock and Geon Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing Resulting Corporation Shares (such Resulting Corporation Shares, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional Resulting Corporation Shares being hereinafter referred to as the "Exchange Fund") issuable pursuant to
     Section 2.1 in exchange for outstanding shares of Hanna Common Stock and Geon Common Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Hanna Common Stock or Geon Common Stock (the "Certificates") whose shares were converted into the right to receive the Consolidation Consideration pursuant to Section 2.1(b) or (c), (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as Geon and Hanna may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Consolidation Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole Resulting Corporation Shares that such holder has the right to receive pursuant to the provisions of this Article 2, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional Resulting Corporation Share in accordance with
     Section 2.2(e), and the Certificate so surrendered will be canceled. A certificate representing the proper number of Resulting Corporation Shares may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is

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     properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of Resulting Corporation Shares to a person other than the registered holder of such Certificate or establishes to the satisfaction of the Resulting Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Consolidation Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article 2, certain dividends or other distributions, if any, in accordance with Section 2.2(c) and cash in lieu of any fractional Resulting Corporation Share in accordance with Section 2.2(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article 2.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Resulting Corporation Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to Resulting Corporation Shares represented thereby, and, in the case of Certificates, no cash payment in lieu of fractional shares will be paid to any such holder pursuant to
     Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional Resulting Corporation Shares will be paid by the Resulting Corporation to the Exchange Agent and will be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article 2. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there will be paid to the holder of the certificate representing whole Resulting Corporation Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Resulting Corporation Shares and, in the case of Certificates, the amount of any cash payable in lieu of a fractional Resulting Corporation Share to which such holder is entitled pursuant to
     Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Resulting Corporation Shares.

          (d) No Further Ownership Rights. All Resulting Corporation Shares issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.2(e)) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Hanna Common Stock or Geon Common Stock theretofore represented by such Certificates, subject, however, to Geon's or Hanna's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Hanna or Geon on such shares of Hanna Common Stock or Geon Common Stock which remain unpaid at the Effective Time, and there will be no further registration of transfers on the stock transfer books of the Resulting Corporation of the shares of Hanna Common Stock or Geon Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Resulting Corporation or the Exchange Agent for any reason, they will be canceled and exchanged as provided in this Article 2, except as otherwise provided by law.

          (e) No Fractional Shares.

             (i) No certificates or scrip representing fractional Resulting Corporation Shares will be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Resulting Corporation will relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Resulting Corporation.

             (ii) Each holder of Hanna Common Stock or Geon Common Stock entitled to receive a fractional Resulting Corporation Share will receive in lieu thereof an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Hanna Common Stock or Geon Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a Resulting Corporation Share as reported on the New York Stock Exchange, Inc. ("NYSE") Composite

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        Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the first day Resulting Corporation Shares trade after the Effective Time.

             (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates subject to and in accordance with the terms of Section 2.2(c).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time will be delivered to the Resulting Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 will thereafter look only to the Resulting Corporation for payment of their claim for Consolidation Consideration, any dividends or distributions with respect to Resulting Corporation Shares and any cash in lieu of fractional Resulting Corporation Shares.

          (g) No Liability. Neither the Resulting Corporation nor the Exchange Agent will be liable to any person in respect of any Resulting Corporation Shares, any dividends or distributions with respect thereto, any cash in lieu of fractional Resulting Corporation Shares or any cash from the Exchange Fund, in each case, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Resulting Corporation, on a daily basis. Any interest and other income resulting from such investments will be paid to the Resulting Corporation.

          (i) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Resulting Corporation, the posting by such person of a bond in such reasonable amount as the Resulting Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Consolidation Consideration and, if applicable, any dividends and distributions on shares of Geon Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case, due to such person pursuant to this Agreement.

     Section 2.3. CERTAIN ADJUSTMENTS. If after the date hereof and on or prior to the Effective Time the outstanding shares of Geon Common Stock or Hanna Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event occurs (any such action, an "Adjustment Event"), the Geon Exchange Ratio or Hanna Exchange Ratio, as the case may be, will be adjusted accordingly to provide to the holders of Geon Common Stock or Hanna Common Stock, as the case may be, the same economic effect and percentage ownership of Resulting Corporation Shares as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

     Section 2.4. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Resulting Corporation will be authorized to execute and deliver, in the name and on behalf of Hanna, Geon and Consolidation Corp., any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Hanna, Geon and Consolidation Corp., any other actions and things to vest, perfect or confirm of record or otherwise in the Resulting Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Resulting Corporation as a result of, or in connection with, the Consolidation.

     Section 2.5. APPRAISAL RIGHTS. In accordance with Section 262 of the DGCL, no appraisal rights are available to the holders of shares of Hanna Common Stock or Geon Common Stock in connection with the Consolidation.

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                                   ARTICLE 3.

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1. REPRESENTATIONS AND WARRANTIES OF GEON. Except as disclosed in the Geon SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Geon Filed SEC Documents") or as set forth on the appropriate section of the Disclosure Schedule delivered by Geon to Hanna prior to the execution of this Agreement (the "Geon Disclosure Schedule"), Geon hereby represents and warrants to Hanna as follows:

          (a) Organization, Standing and Corporate Power. Each of Geon and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Geon. Each of Geon and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Geon. Geon has made available to Hanna prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, each as amended to date.

          (b) Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")) of Geon (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by Geon, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and
     (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on Geon.

          (c) Capital Structure. The authorized capital stock of Geon consists of (i) 100,000,000 shares of Geon Common Stock and (ii) 10,000,000 shares of preferred stock, without par value ("Geon Authorized Preferred Stock"). At the close of business on May 5, 2000 (the "Geon Measurement Date"): (i) 24,332,625 shares of Geon Common Stock were issued and outstanding; (ii) 3.642,823 shares of Geon Common Stock were held by Geon in its treasury;
     (iii) no shares of Geon Authorized Preferred Stock were issued or outstanding; and (iv) 4,925,956 shares of Geon Common Stock were reserved for issuance pursuant to the plans as set forth in Section 3.1(c)(iv) of the Geon Disclosure Schedule (collectively, the "Geon Stock Plans"), of which 4,208,856 shares are subject to outstanding employee stock options or other rights to purchase or receive Geon Common Stock granted under the Geon Stock Plans (collectively, the "Geon Employee Stock Options"). All outstanding shares of capital stock of Geon are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (i) as set forth in this Section 3.1(c), (ii) for changes since the Geon Measurement Date resulting from the issuance of shares of Geon Common Stock pursuant to the Geon Employee Stock Options, (iii) for outstanding rights issued pursuant to the Geon Rights Agreement, and (iv) as permitted by Section 4.1(a)(ii), (x) there are not issued, reserved for issuance or outstanding
     (A) any shares of capital stock or other voting securities of Geon, (B) any securities of Geon convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Geon or (C) any warrants, calls, options or other rights to acquire from Geon or any Geon subsidiary, and no obligation of Geon or any Geon subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Geon and (y) there are no outstanding obligations of Geon or any Geon subsidiary to repurchase, redeem or otherwise acquire any such securities or, other than agreements entered into with

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     respect to the Geon Stock Plans in effect as of the close of business on the Geon Measurement Date, to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Section 3.1(c) of the Geon Disclosure Schedule provides a summary of the number of Geon Employee Stock Options and each award (including restricted stock, deferred stock and performance shares) outstanding under the Geon Stock Plans (each, a "Geon Award") as of the close of business on the Geon Measurement Date. Neither Geon nor any Geon subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of Geon or any Geon subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Geon subsidiary, (B) warrants, calls, options or other rights to acquire from Geon or any Geon subsidiary, and no obligation of Geon or any Geon subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Geon subsidiary or (C) obligations of Geon or any Geon subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Geon subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d) Authority; Noncontravention. Geon has all requisite corporate power and authority to enter into this Agreement and, subject to the Geon Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Geon and the consummation by Geon of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Geon, subject to the Geon Stockholder Approval. This Agreement has been duly executed and delivered by Geon and, assuming the due authorization, execution and delivery by Hanna, constitutes a legal, valid and binding obligation of Geon, enforceable against Geon in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Geon or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Geon or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Geon or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Geon or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect on Geon. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by Geon or any of its subsidiaries in connection with the execution and delivery of this Agreement by Geon or the consummation by Geon of the transactions contemplated hereby, except for: (1) the filing with the SEC of (A) a proxy statement relating to the Geon Stockholders Meeting (such proxy statement, together with the proxy statement relating to the Hanna Stockholders Meeting, in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under
     Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing with and declaration of the effectiveness by the SEC of the Form S-4, (3) the filing of the Delaware Certificate of Consolidation with the Secretary of State of the State of Delaware and the Ohio Certificate of Consolidation with the Secretary of State of Ohio and appropriate documents with the relevant authorities of other states in which Geon is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws;

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     (4) such filings with and approvals of the NYSE to permit Resulting
     Corporation Shares that are to be issued in the Consolidation and under the Hanna Stock Plans and Geon Stock Plans to be listed on the NYSE; (5) the filing of a premerger notification and report form by Geon under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"); (6) such filings, consents, approvals, orders or authorizations required to be made or obtained pursuant to the laws of any non-U.S. jurisdiction relating to antitrust matters or competition ("Foreign Antitrust Laws"); (7) the filing with the Pension Benefit Guaranty Corporation of any notice required under Section 4043 of ERISA; and (8) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on Geon.

          (e) Reports; Undisclosed Liabilities. Geon has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1997 (the "Geon SEC Documents"). As of their respective dates, the Geon SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Geon SEC Documents, and none of the Geon SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Geon SEC Document has been revised or superseded by a later filed Geon Filed SEC Document, none of the Geon SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Geon included in the Geon SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Geon and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of Geon and its consolidated subsidiaries for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in the ordinary course of business consistent with past practice or (C) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Geon nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Geon.

          (f) Information Supplied. None of the information supplied or to be supplied by Geon specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of Resulting Corporation Shares in the Consolidation (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Geon's stockholders or at the time of the Geon Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by Geon with respect to statements made or incorporated by reference therein based on information supplied by Hanna specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

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          (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1999, Geon and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Geon Filed SEC Document, and there has not been, (1) any material adverse effect on Geon or (2) any action taken that if taken after the date of this Agreement would be or result in a violation of Section 4.1(a).

          (h) Compliance with Applicable Laws; Litigation. Geon, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the businesses of Geon and its subsidiaries (collectively, the "Geon Permits"), except where the failure to have any such Geon Permits individually or in the aggregate would not have a material adverse effect on Geon. Geon and its subsidiaries are in compliance with the terms of the Geon Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Geon. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Geon or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Geon, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

          (i) Absence of Changes in Benefit Plans. Since December 31, 1999, there has not been any adoption or amendment in any material respect by Geon or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension (within the meaning of Section 3(2) of ERISA), profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity-based, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life, severance, welfare (within the meaning of Section 3(1) of ERISA) or other plan, arrangement or understanding providing benefits to any current or former employee, officer, consultant or director of Geon or any of its subsidiaries (collectively, the "Geon Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Geon Benefit Plans, or any change in the manner in which contributions to any Geon Benefit Plans are made or the basis on which such contributions are determined.

          (j) ERISA Compliance.

             (i) With respect to the Geon Benefit Plans, no event has occurred and, to the knowledge of Geon, there exists no condition or set of circumstances, in connection with which Geon or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on Geon under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

             (ii) Each Geon Benefit Plan has been administered in accordance with its terms, all applicable laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Geon Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon. Geon, its subsidiaries and all the Geon Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon. Each Geon Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") that it is so qualified. To the knowledge of Geon, no event has occurred since the date of any determination letter from the IRS that is reasonably likely to affect adversely the qualified status of any such Geon Benefit Plan, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon, and to the knowledge of Geon, all contributions to, and payments from, such Geon Benefit Plans that are required to be made in accordance with such

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        plans, ERISA or the Code have been timely made other than any failures that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

             (iii) Except to the extent any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon, (x) neither Geon nor any trade or business, whether or not incorporated (an "ERISA Affiliate") of Geon, which together with Geon would be deemed to be a single employer within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to Geon or any ERISA Affiliate of Geon of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Geon Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of Geon, there are not any facts or circumstances that would materially change the funded status of any Geon Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Geon Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA and no liability has been incurred by Geon and its ERISA Affiliates under such a plan, except for any such liability that would not reasonably be expected to have a material adverse effect on Geon.

             (iv) Neither Geon nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Geon or any of its subsidiaries and no collective bargaining agreement is being negotiated by Geon or any of its subsidiaries, in each case that is material to Geon and its subsidiaries taken as a whole. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Geon or any of its subsidiaries pending or, to the knowledge of Geon, threatened which may interfere with the respective business activities of Geon or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon. As of the date of this Agreement, (x) to the knowledge of Geon, none of Geon, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Geon or any of its subsidiaries, and (y) there is no charge or complaint against Geon or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

             (v) No Geon Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to Geon and its subsidiaries taken as a whole.

             (vi) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
        (A) entitle any current or former employee, officer or director of Geon or any ERISA Affiliate of Geon to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or
        (C) constitute a "change of control" under any Geon Benefit Plan.

             (vii) With respect to each Geon Benefit Plan: (x) no actions, suits, claims or disputes are pending or, to the knowledge of Geon, threatened, other than claims for benefits made in accordance with the terms of such Geon Benefit Plan, except for such actions, suits, claims or disputes that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon; (y) no audits are pending with any governmental or regulatory agency and to the knowledge of Geon there are no facts which could give rise to any liability in the event of such an audit that either individually or in the aggregate would have a material adverse effect on Geon; and (z) to the knowledge of Geon, all reports and returns required to be filed with any governmental agency or distributed to any participant in any Geon Benefit Plan have been so duly

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        filed or distributed other than any failure to file or distribute such reports or returns that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

             (viii) Geon has not incurred any liability under Code Section 4975, and no fact exists which could result in a liability to Geon under Code
        Section 4975 that would reasonably be expected to have a material adverse effect on Geon.

          (k) Taxes.

             (i) Each of Geon and its subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and all such returns and reports are complete and correct in all material respects, except to the extent that such failures to file, to have extensions granted that remain in effect or to be materially complete or correct individually or in the aggregate would not have a material adverse effect on Geon. Geon and each of its subsidiaries has paid (or Geon has paid on its behalf) all taxes shown as due on such returns and reports. Except as would not have a material adverse effect on Geon, the most recent financial statements contained in the Geon Filed SEC Documents reflect, and the financial statements contained in the Geon SEC Documents filed after the date of this Agreement will reflect, an adequate reserve for all taxes due and owing by Geon and its subsidiaries for all taxable periods and portions thereof through the dates of such financial statements that remain unpaid as of those dates, which reserve was, and will be, computed in a manner consistent with Geon's past practice.

             (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Geon or any of its subsidiaries that have not been paid or adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Geon.

             (iii) Neither Geon nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Consolidation from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

             (iv) To the knowledge of Geon, no stockholder of Geon has entered into any plan or arrangement or taken any action with respect to Resulting Corporation Shares that such stockholder will receive upon completion of the Consolidation which would cause such stockholder to fail to satisfy the continuity of interest requirement applicable to a
        Section 368(a)(1)(A) reorganization.

             (v) As used in this Agreement, "taxes" include all (x) federal, state, local or foreign net and gross income, alternative or add-on minimum, environmental, gross receipts, ad valorem, value added, goods and services, capital stock, profits, license, single business, employment, severance, stamp, unemployment, customs, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other fiscal levies or similar governmental duties, charges, fees, levies or assessments including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and
        (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

          (l) Certain Contracts. Except as permitted pursuant to Section 4.1(a), neither Geon nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions but excluding commercial paper) providing for payment or repayment in excess of $100.0 million, (ii) any material contract or (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of Geon and its subsidiaries, taken as a whole, or, after the Effective Time, the business of Hanna and its subsidiaries, taken as a whole, is or would be conducted.

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          (m) Environmental Matters.

             (i) Prior to the date of this Agreement, neither Geon nor any of its subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that Geon or any of its subsidiaries is not in compliance with applicable Environmental Laws, other than those instances of noncompliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

             (ii) There is no Environmental Claim pending or, to the knowledge of Geon, threatened, against Geon or any of its subsidiaries or, to the knowledge of Geon, against any person whose liability for any Environmental Claim Geon or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those Environmental Claims that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

             (iii) There are no present or, to the knowledge of Geon, past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material at any property, that could reasonably be expected to result in liability under any Environmental Law against Geon or any of its subsidiaries or, to the knowledge of Geon, for any person whose liability for any Environmental Claim Geon or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those liabilities that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

             (iv) As used herein, the term "Cleanup" means all actions required to (w) cleanup, remove, treat, manage or remediate Hazardous Materials in the indoor or outdoor environment; (x) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment;
        (y) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (z) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

             (v) As used herein, the term "Environmental Claim" means any written claim, action, cause of action, investigation or written notice by any person alleging potential liability or responsibility (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (x) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by Geon or any of its subsidiaries or Hanna or any of its subsidiaries, as the case may be, or
        (y) circumstances forming the basis of any violation of any Environmental Law.

             (vi) As used herein, the term "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Release of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

             (vii) As used herein, the term "Hazardous Materials" means all substances defined as Hazardous Substances, Hazardous Waste, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. sec. 300.5, or defined as such by, or regulated as such under, any Environmental Law, including all matters adversely affecting air, ground, ground water and/or environmental quality or safety, including, without limitation, petroleum, petroleum-derived products, underground storage tanks and asbestos.

             (viii) As used herein, the term "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment

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        (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property (including the abatement or discarding of barrels or other containers containing Hazardous Materials), including the movement of Hazardous Materials through, on or in the air, soil, surface water, ground water or property.

          (n) Intellectual Property. Geon and its subsidiaries own or have a binding, enforceable right to use all material letters patent, patent applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by Geon and its subsidiaries (the "Geon Intellectual Property"). To the knowledge of Geon, neither the conduct of Geon's or any of its subsidiaries' business nor any of the products sold or services provided by Geon or any of its subsidiaries in connection therewith (other than those infringements or violations of rights which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon) infringes upon or is inconsistent with the intellectual property rights of any other person. To the knowledge of Geon, neither the conduct of any other person's business, nor the nature of any of the products it sells or services it provides, infringes upon or is inconsistent with any Geon Intellectual Property, other than those infringements or violations of rights which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Geon.

          (o) Products Liability Claims. There are no product liability claims or causes of action pending or, to the knowledge of Geon, threatened alleging personal injury or property damage from products or materials sold by Geon or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Geon.

          (p) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Geon Common Stock at the Geon Stockholders Meeting is the only vote of the holders of any class or series of Geon's capital stock necessary to adopt this Agreement and approve the Consolidation and the other transactions contemplated hereby (the "Geon Stockholder Approval"). The Board of Directors of Geon has duly and validly approved and taken all corporate action required to be taken by the Geon Board of Directors for the consummation of the transactions contemplated by this Agreement and, as of the date of this Agreement, has recommended that Geon's stockholders adopt this Agreement and approve the Consolidation and the other transactions contemplated hereby.

          (q) State Takeover Statutes. The Geon Board of Directors has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") (including the interested stockholder provisions codified in Section 203 of the DGCL) or any applicable anti-takeover provision in Geon's certificate of incorporation or by-laws is applicable to the Consolidation and the other transactions contemplated by this Agreement. To the knowledge of Geon, no other state takeover statute is applicable to the Consolidation or the other transactions contemplated by this Agreement.

          (r) Rights Agreement. The Rights Agreement, dated as of May 28, 1993, by and between Geon and The Bank of New York, as rights agent, (the "Geon Rights Agreement") has been amended to (i) render the Geon Rights Agreement inapplicable to the Consolidation and the other transactions contemplated by this Agreement and (ii) ensure that (x) none of Consolidation Corp., Hanna or its wholly owned subsidiaries is an Acquiring Person (as defined in the Geon Rights Agreement), (y) a Distribution Date, a Triggering Event or a Stock Acquisition Date (as such terms are defined in the Geon Rights Agreement) does not occur solely by reason of the execution of this Agreement, the consummation of the Consolidation, or the consummation of the other transactions contemplated by this Agreement and (z) it will expire or otherwise terminate immediately prior to the Effective Time.

          (s) Ownership of Hanna Capital Stock. Except for shares owned by the Geon Benefit Plans or shares held or managed for the account of another person or as to which Geon is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither Geon nor, to its knowledge without independent investigation, any of its affiliates (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for
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     the purpose of acquiring, holding, voting or disposing of, in each case, more than 1% of the outstanding shares of capital stock of Hanna.

          (t) Opinion of Financial Advisor. The Board of Directors of Geon has received the opinion of McDonald Investments Inc., dated the date of this Agreement, to the effect that, as of such date, the Geon Exchange Ratio for the conversion of Geon Common Stock into Resulting Corporation Shares pursuant to the Consolidation is fair from a financial point of view to holders of shares of Geon Common Stock, a signed copy of which opinion will be made available to Hanna promptly after the date hereof.

          (u) Brokers. Except for McDonald Investments Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Geon.

     Section 3.2. REPRESENTATIONS AND WARRANTIES OF HANNA. Except as disclosed in the Hanna SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Hanna Filed SEC Documents") or as set forth on the appropriate section of the Disclosure Schedule delivered by Hanna to Geon prior to the execution of this Agreement (the "Hanna Disclosure Schedule"), Hanna hereby represents and warrants to Geon as follows:

          (a) Organization, Standing and Corporate Power. Each of Hanna and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Hanna. Each of Hanna and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Hanna. Hanna has made available to Geon prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, each as amended to date.

          (b) Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of Hanna (i) have been validly issued and are fully paid and nonassessable, (ii) are owned directly or indirectly by Hanna, free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except in the case of clauses (ii) and (iii) for any Liens or restrictions that would not have a material adverse effect on Hanna.

          (c) Capital Structure. The authorized capital stock of Hanna consists of (i) 100,000,000 shares of Hanna Common Stock and (ii) 5,000,000 shares of Cumulative Series A Preferred Stock, without par value ("Hanna Authorized Preferred Stock"). At the close of business on May 5, 2000 (the "Hanna Measurement Date"): (i) 66,212,836 shares of Hanna Common Stock were issued and outstanding; (ii) 17,733,532 shares of Hanna Common Stock in the aggregate were held by Hanna in its treasury; (iii) no shares of Hanna Preferred Stock were issued and outstanding; and (iv) 3,998,995 shares of Hanna Common Stock were reserved for issuance pursuant to the plans set forth in Section 3.2(c)(iv) of the Hanna Disclosure Schedule (collectively, the "Hanna Stock Plans"), of which 3,998,995 shares are subject to outstanding employee stock options or other rights to purchase or receive Hanna Common Stock granted under the Hanna Stock Plans (collectively, "Hanna Employee Stock Options"). All outstanding shares of capital stock of Hanna are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (i) as set forth in this Section 3.2(c), (ii) for changes since the Hanna Measurement Date resulting from the issuance of shares of Hanna Common Stock pursuant to the Hanna Employee Stock

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     Options, (iii) with respect to the Associates Ownership Trust, (iv) for outstanding rights issued pursuant to the Hanna Rights Agreement, and (v) as permitted by Section 4.1(b)(ii), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Hanna, (B) any securities of Hanna convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Hanna or (C) any warrants, calls, options or other rights to acquire from Hanna or any Hanna subsidiary, and no obligation of Hanna or any Hanna subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Hanna and (y) there are no outstanding obligations of Hanna or any Hanna subsidiary to repurchase, redeem or otherwise acquire any such securities or, other than agreements entered into with respect to the Hanna Stock Plans in effect as of the close of business on the Hanna Measurement Date, to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Hanna nor any Hanna subsidiary is a party to any voting agreement with respect to the voting of any such securities. Section 3.2(c) of the Hanna Disclosure Schedule provides a summary of the number of Hanna Employee Stock Options and each award (including restricted stock, deferred stock and performance shares) outstanding under the Hanna Stock Plans (each, an "Hanna Award") as of the close of business on the Hanna Measurement Date. There are no outstanding (A) securities of Hanna or any Hanna subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Hanna subsidiary, (B) warrants, calls, options or other rights to acquire from Hanna or any Hanna subsidiary, and no obligation of Hanna or any Hanna subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Hanna subsidiary or (C) obligations of Hanna or any Hanna subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Hanna subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d) Authority; Noncontravention. Hanna has all requisite corporate power and authority to enter into this Agreement and, subject to the Hanna Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Hanna and the consummation by Hanna of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Hanna, subject to the Hanna Stockholder Approval. This Agreement has been duly executed and delivered by Hanna and, assuming the due authorization, execution and delivery by Geon, constitutes a legal, valid and binding obligation of Hanna, enforceable against Hanna in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Hanna or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Hanna or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Hanna or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Hanna or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a material adverse effect on Hanna. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Hanna or any of its subsidiaries in connection with the execution and delivery of this Agreement by Hanna or the consummation by Hanna of the transactions contemplated hereby, except for: (1) the filing with the SEC of (A) the Joint Proxy Statement relating to the Hanna Stockholders Meeting and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing and declaration of effectiveness by the SEC of the Form S-4, (3) the filing of the

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     Delaware Certificate of Consolidation with the Secretary of State of the
     State of Delaware and the Ohio Certificate of Consolidation with the Secretary of State of the State of Ohio and appropriate documents with the relevant authorities of other states in which Hanna is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings and approvals of the NYSE to permit Resulting Corporation Shares that are to be issued in the Consolidation and under the Hanna Stock Plans and Geon Stock Plans to be listed on the NYSE, (5) the filing of a premerger notification and report form by Hanna under the HSR Act; (6) such filing, consents, approvals, orders or authorizations required to be made or obtained pursuant to Foreign Antitrust Laws; (7) the filing under the Pension Benefit Guaranty Corporation of any notice required under ERISA
     Section 4043; and (8) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on Hanna.

          (e) Reports; Undisclosed Liabilities. Hanna has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1997 (the "Hanna SEC Documents"). As of their respective dates, the Hanna SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Hanna SEC Documents, and none of the Hanna SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Hanna SEC Document has been revised or superseded by a later filed Hanna Filed SEC Document, none of the Hanna SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Hanna included in the Hanna SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Hanna and its consolidated subsidiaries as of the dates thereof and the consolidated statements of income, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in the ordinary course of business consistent with past practices or (C) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Hanna nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Hanna.

          (f) Information Supplied. None of the information supplied or to be supplied by Hanna specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Hanna's stockholders or at the time of the Hanna Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by Hanna with respect to statements made or incorporated by reference therein based on information supplied by Geon specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

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          (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1999, Hanna and its subsidiaries have conducted their business only in the ordinary course or as disclosed in any Hanna Filed SEC Document, and there has not been (1) any material adverse effect on Hanna or (2) any action taken that if taken after the date of the Agreement would be or result in a violation of Section 4.1(b).

          (h) Compliance with Applicable Laws; Litigation. Hanna, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the businesses of Hanna and its subsidiaries (collectively, the "Hanna Permits") except where the failure to have any such Hanna Permits individually or in the aggregate would not have a material adverse effect on Hanna. Hanna and its subsidiaries are in compliance with the terms of the Hanna Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Hanna. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Hanna or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Hanna, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

          (i) Absence of Changes in Benefit Plans. Since December 31, 1999, there has not been any adoption or amendment in any material respect by Hanna or any of its subsidiaries of any collective bargaining agreement or any material bonus, pension (within the meaning of Section 3(2) of ERISA), profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, equity-based, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life, severance, welfare (within the meaning of Section 3(1) of ERISA) or other plan, arrangement or understanding providing benefits to any current or former employee, officer, consultant or director of Hanna or any of its subsidiaries (collectively, the "Hanna Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Hanna Benefit Plans, or any change in the manner in which contributions to any Hanna Benefit Plans are made or the basis on which such contributions are determined.

          (j) ERISA Compliance.

             (i) With respect to the Hanna Benefit Plans, no event has occurred and, to the knowledge of Hanna, there exists no condition or set of circumstances, in connection with which Hanna or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on Hanna under ERISA, the Code or any other applicable law.

             (ii) Each Hanna Benefit Plan has been administered in accordance with its terms, all applicable laws, including ERISA and the Code, and the terms of all applicable collective bargaining agreements, except for any failures so to administer any Hanna Benefit Plan that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna. Hanna, its subsidiaries and all the Hanna Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna. Each Hanna Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified. To the knowledge of Hanna, no event has occurred since the date of any determination letter from the IRS that is reasonably likely to affect adversely the qualified status of any such Hanna Benefit Plan, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna, and to the knowledge of Hanna, all contributions to, and payments from, such Hanna Benefit Plans that are required to be made in accordance with such plans, ERISA or the Code have been timely made other than any failures that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

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             (iii) Except to the extent any of the following either individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna, (x) neither Hanna nor any ERISA Affiliate of Hanna, which together with Hanna would be deemed to be a single employer within the meaning of Section 4001(b) of ERISA, has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to Hanna or any ERISA Affiliate of Hanna of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Hanna Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of Hanna, there are not any facts or circumstances that would materially change the funded status of any Hanna Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Hanna Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA and no liability has been incurred by the Hanna and its ERISA Affiliates under such a plan, except for any such liability that would not reasonably be expected to have a material adverse effect on Geon.

             (iv) Neither Hanna nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Hanna or any of its subsidiaries and no collective bargaining agreement is being negotiated by Hanna or any of its subsidiaries, in each case that is material to Hanna and its subsidiaries taken as a whole. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Hanna or any of its subsidiaries pending or, to the knowledge of Hanna, threatened which may interfere with the respective business activities of Hanna or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna. As of the date of this Agreement, to the knowledge of Hanna, none of Hanna, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Hanna or any of its subsidiaries, and there is no charge or complaint against Hanna or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

             (v) No Hanna Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to Hanna and its subsidiaries taken as a whole.

             (vi) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
        (A) entitle any current or former employee, officer or director of Hanna or any ERISA Affiliate of Hanna to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or
        (C) constitute a "change of control" under any Hanna Benefit Plan.

             (vii) With respect to each Hanna Benefit Plan: (x) no actions, suits, claims or disputes are pending or, to the knowledge of Hanna, threatened, other than claims for benefits made in accordance with the terms of such Hanna Benefit Plan, except for such actions, suits, claims or disputes that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna; (y) no audits are pending with any governmental or regulatory agency and to the knowledge of Hanna there are no facts which could give rise to any liability in the event of such an audit that either individually or in the aggregate would have a material adverse effect on Hanna; and (z) to the knowledge of Hanna, all reports and returns required to be filed with any governmental agency or distributed to any participant in any Hanna Benefit Plan have been so duly filed or distributed other than any failure to file or distribute such reports or returns that that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

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             (viii) Hanna has not incurred any liability under Code Section
        4975, and no fact exists which could result in a liability to Hanna under Code Section 4975 that would reasonably be expected to have a material adverse effect on Hanna.

          (k) Taxes.

             (i) Each of Hanna and its subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and all such returns and reports so filed are complete and correct in all material respects, except to the extent that such failures to file, to have extensions granted that remain in effect or to be materially complete or correct individually or in the aggregate would not have a material adverse effect on Hanna. Hanna and each of its subsidiaries has paid (or Hanna has paid on its behalf) all taxes shown as due on such returns and reports. Except as would not have a material adverse effect on Hanna, the most recent financial statements contained in the Hanna Filed SEC Documents reflect, and the financial statements contained in the Hanna SEC Documents filed after the date of this Agreement will reflect, an adequate reserve for all taxes due and owing by Hanna and its subsidiaries for all taxable periods and portions thereof through the dates of such financial statements that remain unpaid as of those dates, which reserve was, and will be, computed in a manner consistent with Hanna's past practice.

             (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Hanna or any of its subsidiaries that have not been paid or adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Hanna.

             (iii) Neither Hanna nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Consolidation from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

             (iv) To the knowledge of Hanna, no stockholder of Hanna has entered into any plan or arrangement or taken any action with respect to Resulting Corporation Shares that such stockholder will receive upon completion of the Consolidation which would cause such stockholder to fail to satisfy the continuity of interest requirement applicable to a
        Section 368(a)(1)(A) reorganization.

             (v) Hanna will not be required to recognize any material amount of taxable income for United States federal income tax purposes as a result of the application of the provisions of Section 1.1502-1 et seq. of the Treasury Regulations under the Code to Hanna and its subsidiaries as a consequence of the termination of the Hanna "affiliated group," as such term is defined in Section 1504(a) of the Code, upon completion of the Consolidation.

          (l) Certain Contracts. Except as permitted pursuant to Section 4.1(b), neither Hanna nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions but excluding commercial paper) providing for payment or repayment in excess of $100.0 million, (ii) any material contract or (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of Hanna and its subsidiaries, taken as a whole, or, after the Effective Time, the business of Geon and its subsidiaries, taken as a whole, is or would be conducted.

          (m) Environmental Matters.

             (i) Prior to the date of this Agreement, neither Hanna nor any of its subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that Hanna or any of its subsidiaries is not in compliance with applicable Environmental Laws, other than those instances of noncompliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

             (ii) There is no Environmental Claim pending or, to the knowledge of Hanna, threatened, against Hanna or any of its subsidiaries or, to the knowledge of Hanna, against any person whose
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        liability for any Environmental Claim Hanna or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those Environmental Claims that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

             (iii) There are no present or, to the knowledge of Hanna, past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material at any property, that could reasonably be expected to result in liability under any Environmental Law for Hanna or any of its subsidiaries or, to the knowledge of Hanna, for any person whose liability for any Environmental Claim Hanna or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, other than those liabilities that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

          (n) Intellectual Property. Hanna and its subsidiaries own or have a binding, enforceable right to use all material letters patent, patent applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications, both domestic and foreign, presently owned, possessed, used or held by Hanna and its subsidiaries (the "Hanna Intellectual Property"). To the knowledge of Hanna, neither the conduct of Hanna's or any of its subsidiaries' business nor any of the products sold or services provided by Hanna or any of its subsidiaries in connection therewith (other than those infringements or violations of rights which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna) infringes upon or is inconsistent with the intellectual property rights of any other person. To the knowledge of Hanna, neither the conduct of any other person's business, nor the nature of any of the products it sells or services it provides, infringes upon or is inconsistent with any Hanna Intellectual Property, other than those infringements or violations of rights which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Hanna.

          (o) Products Liability Claims. There are no product liability claims or causes of action pending or, to the knowledge of Hanna, threatened alleging personal injury or property damage from products or materials sold by Hanna or its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Hanna.

          (p) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Hanna Common Stock at the Hanna Stockholders Meeting is the only vote of the holders of any class or series of Hanna's capital stock necessary to adopt this Agreement and approve the Consolidation and the other transactions contemplated hereby (the "Hanna Stockholder Approval"). The Board of Directors of Hanna has duly and validly approved and taken all corporate action required to be taken by the Hanna Board of Directors for the consummation of the transactions contemplated by this Agreement and, as of the date of this Agreement, has recommended that Hanna's stockholders adopt this Agreement and approve the Consolidation and the other transactions contemplated hereby.

          (q) State Takeover Statutes. The Board of Directors of Hanna has taken all necessary action so that no Takeover Statute (including the interested stockholder provisions codified in Section 203 of the DGCL) or any applicable anti-takeover provision in the Hanna's certificate of incorporation or by-laws is applicable to the Consolidation and the other transactions contemplated by this Agreement. To the knowledge of Hanna, no other state takeover statute is applicable to the Consolidation or the other transactions contemplated by this Agreement.

          (r) Rights Agreement. The Rights Agreement, dated as of December 4, 1991, by and between Hanna and First Chicago Trust Company of New York (f/k/a Ameritrust Company National Association), as rights agent (the "Hanna Rights Agreement"), has been amended to (i) render the Hanna Rights Agreement inapplicable to the Consolidation and the other transactions contemplated by this Agreement and (ii) ensure that (x) none of Consolidation Corp., Geon or its wholly owned subsidiaries is an Acquiring Person (as defined in the Hanna Rights Agreement), (y) a Distribution Date, a Triggering

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     Event or a Share Acquisition Date (as such terms are defined in the Hanna
     Rights Agreement) does not occur solely by reason of the execution of this Agreement, the consummation of the Consolidation, or the consummation of the other transactions contemplated by this Agreement and (z) it will expire or otherwise terminate immediately prior to the Effective Time.

          (s) Ownership of Geon Capital Stock. Except for shares owned by Hanna Benefit Plans or shares held or managed for the account of another person or as to which Hanna is required to act as a fiduciary or in a similar capacity, as of the date hereof, neither Hanna nor, to its knowledge without independent investigation, any of its affiliates (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, more than 1% of the outstanding shares of capital stock of Geon.

          (t) Opinion of Financial Advisor. The Board of Directors of Hanna has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Hanna Exchange Ratio for the conversion of Hanna Common Stock into Resulting Corporation Shares pursuant to the Consolidation is fair from a financial point of view to holders of shares of Hanna Common Stock, a signed copy of which opinion will be made available to Geon promptly after the date hereof.

          (u) Brokers. Except for Salomon Smith Barney Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Hanna.

                                   ARTICLE 4.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1.  CONDUCT OF BUSINESS.

          (a) Conduct of Business by Geon. Except as set forth in Section 4.1(a) of the Geon Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Hanna, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Geon shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations (other than internal organizational realignments), use all reasonable best efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Geon shall not, and shall not permit any of its subsidiaries to:

             (i) (x) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Geon to its parent, or by a subsidiary that is partially owned by Geon or any of its subsidiaries if Geon or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends with respect to the Geon Common Stock, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of the Geon Common Stock upon the exercise of the Geon Employee Stock Options under the Geon Stock Plans or in connection with other awards under the Geon Stock Plans, in each case, outstanding as of the Geon Measurement Date and in accordance with their present terms or issued pursuant to Section 4.1(a)(ii) or (z) except pursuant to agreements entered into with respect to the Geon Stock Plans that are in effect as of the close of business on the Geon

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        Measurement Date, purchase, redeem or otherwise acquire any shares of capital stock of Geon or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

             (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than (x) the issuance of shares of Geon Common Stock permitted by Section 4.1(a)(vii) and (y) the issuance of Geon Common Stock or options to purchase shares of Geon Common Stock upon the exercise of Geon Employee Stock Options or in connection with other awards under the Geon Stock Plans outstanding as of the Geon Measurement Date and in accordance with their present terms or, after consulting with Hanna, granted after the date hereof so long as the amount of Geon Common Stock subject to Geon Employee Stock Options and/or other awards under the Geon Stock Plans granted after the Geon Measurement Date do not exceed 5,000 shares of Geon Common Stock in the aggregate;

             (iii) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) in excess of $25 million or incur short-term indebtedness other than under lines of credit existing on the date hereof;

             (iv) satisfy any claims or liabilities other than the satisfaction in the ordinary course of business consistent with past practice and in accordance with their terms or in an amount not to exceed $5 million in the aggregate;

             (v) other than in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract;

             (vi) amend its certificate of incorporation, by-laws or other comparable organizational documents, or, in the case of Geon, merge or consolidate with any person;

             (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions for which the aggregate consideration (including indebtedness directly or indirectly assumed) is not more than $25 million;

             (viii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (x) in the ordinary course of business consistent with past practice or (y) for an aggregate consideration (including indebtedness directly or indirectly assumed) in excess of $25 million;

             (ix) (A) grant any key employee of Geon or its subsidiaries any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business consistent with past practice or as required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Geon Filed SEC Documents, (B) grant any current or former director or executive officer of Geon or its subsidiaries any increase in compensation, bonus or other benefits except as required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Geon Filed SEC Documents,
        (C) grant to any such current or former director, executive officer or key employee any increase in severance or termination pay or (D) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business consistent with past practice;

             (x) except insofar as may be required by a change in generally accepted accounting principles, change the accounting methods, principles or practices of Geon that materially affect its assets, liabilities or results of operations;

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             (xi) make any tax election (including any tax election that affects any tax attributes of Geon) that individually or in the aggregate would reasonably be expected to have a material adverse effect on Geon or settle or compromise any material income tax liability;

             (xii) except as provided in Section 4.2 (A) amend, modify or waive any provision of the Geon Rights Agreement or take any action to redeem the rights issued thereunder or render the rights issued thereunder inapplicable to a transaction or (B) approve a Geon Takeover Proposal, other than the Consolidation and the other transactions contemplated by this Agreement, for purposes of Section 203 of the DGCL or any applicable anti-takeover provision in Geon's certificate of incorporation or by-laws, other than to permit another transaction that the Board of Directors of Geon has determined is a Geon Superior Proposal;

             (xiii) license (other than pursuant to agreements outstanding as of the date hereof), transfer or otherwise dispose of, or permit to lapse, any rights in the material Geon Intellectual Property described in the Geon Filed SEC Documents; or

             (xiv) authorize, or commit or agree to take, any of the foregoing actions;

     provided, however, that the limitations set forth in this Section 4.1(a) (other than clause (vi)) shall not apply to any transaction to which the only parties are Geon and any wholly owned subsidiary or subsidiaries of Geon.

          (b) Conduct of Business by Hanna. Except as set forth in Section 4.1(b) of the Hanna Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Geon, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Hanna shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable best efforts to preserve intact their current business organizations (other than internal organizational realignments), use all reasonable best efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Hanna shall not, and shall not permit any of its subsidiaries to:

             (i) (x) other than dividends and distributions by a direct or indirect wholly owned subsidiary of Hanna to its parent, or by a subsidiary that is partially owned by Hanna or any of its subsidiaries if Hanna or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly cash dividends with respect to the Hanna Common Stock, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Hanna Common Stock upon the exercise of the Hanna Employee Stock Options under the Hanna Stock Plans or in connection with other awards under the Hanna Stock Plans, in each case, outstanding as of the Hanna Measurement Date, and in accordance with their present terms or issued pursuant to Section 4.1(b)(ii) or (z) except pursuant to agreements entered into with respect to the Hanna Stock Plans that are in effect as of the close of business on the Hanna Measurement Date, purchase, redeem or otherwise acquire any shares of capital stock of Hanna or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

             (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of Hanna Common Stock or the options to purchase shares of Hanna Common Stock upon the exercise of the Hanna Employee Stock Options or in connection with other awards under the

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        Hanna Stock Plans outstanding as of the Hanna Measurement Date and in accordance with their present terms or, after consulting with Geon, granted after the date hereof so long as the amount of Hanna Common Stock subject to the Hanna Employee Stock Options and/or other awards under the Hanna Stock Plans granted after the Hanna Measurement Date do not exceed 5,000 shares of Hanna Common Stock in the aggregate;

             (iii) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) in excess of $25 million or incur short-term indebtedness other than under lines of credit existing on the date hereof;

             (iv) satisfy any claims or liabilities other than the satisfaction in the ordinary course of business consistent with past practice and in accordance with their terms or in an amount not to exceed $5 million in the aggregate;

             (v) other than in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract;

             (vi) amend its certificate of incorporation, by-laws or other comparable organizational documents, or in the case of the Hanna, merge or consolidate with any person;

             (vii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, except for such acquisitions for which the aggregate consideration (including indebtedness directly or indirectly assumed) is less than $25 million;

             (viii) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than (x) in the ordinary course of business consistent with past practice or (y) for an aggregate consideration (including indebtedness directly or indirectly assumed) in excess of $25 million;

             (ix) (A) grant any key employee of Hanna or its subsidiaries any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business consistent with past practice or as required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Hanna Filed SEC Documents, (B) grant any current or former director or executive of Hanna or its subsidiaries any increase in compensation, bonus or other benefits except as required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Hanna Filed SEC Documents, (C) grant to any such current or former director, executive officer or key employee any increase in severance or termination pay, or (D) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business consistent with past practice;

             (x) except insofar as may be required by a change in generally accepted accounting principles, change the accounting methods, principles or practices of Hanna that materially affect its assets, liabilities or results of operations;

             (xi) make any tax election (including any tax election that affects any tax attributes of Hanna) that individually or in the aggregate would reasonably be expected to have a material adverse effect on Hanna or settle or compromise any material income tax liability;

             (xii) except as provided in Section 4.3, (A) amend, modify or waive any provision of the Hanna Rights Agreement or take any action to redeem the rights issued thereunder or render the rights issued thereunder inapplicable to a transaction or (B) approve an Hanna Takeover Proposal, other than the Consolidation and the other transactions contemplated by this Agreement, for purposes of Section 203 of the DGCL or any applicable anti-takeover provision in the Hanna's certificate of incorporation or by-laws, other than to permit another transaction that the Board of Directors of Hanna has determined is a Hanna Superior Proposal;

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             (xiii) license (other than pursuant to agreements outstanding as of the date hereof), transfer or otherwise dispose of, or permit to lapse, any rights in the material Hanna Intellectual Property described in Hanna Filed SEC Documents; or

             (xiv) authorize, or commit or agree to take, any of the foregoing actions;

     provided, however, that the limitations set forth in this Section 4.1(b) (other than clause (vi)) shall not apply to any transaction to which the only parties are Hanna and any wholly owned subsidiary or subsidiaries of Hanna.

          (c) Coordination of Dividends. Each of Hanna and Geon shall coordinate with the other regarding the declaration and payment of dividends in respect of the Hanna Common Stock and the Geon Common Stock and the record dates and payment dates relating thereto, it being the intention of Hanna and Geon that any holder of Geon Common Stock or Hanna Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of the Geon Common Stock and/or shares of Hanna Common Stock, including Resulting Corporation Shares that a holder receives in exchange for shares of Hanna Common Stock or Geon Common Stock pursuant to the Consolidation.

          (d) Other Actions. Except as required by law, Geon and Hanna shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would reasonably be expected to result in any of the conditions to the Consolidation set forth in Article 6 not being satisfied.

          (e) Advice of Changes. Geon and Hanna shall promptly advise the other party orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen, would reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 6 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

          (f) Control of Other Party's Business. Nothing contained in this Agreement gives Hanna, directly or indirectly, the right to control or direct Geon's operations prior to the Effective Time. Nothing contained in this Agreement gives Geon, directly or indirectly, the right to control or direct Hanna's operations prior to the Effective Time. Prior to the Effective Time, each of Hanna and Geon shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

     Section 4.2.  NO SOLICITATION BY GEON.

          (a) Geon shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Geon Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Geon Takeover Proposal; provided, however, that, if at any time, the Board of Directors of Geon determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Geon's stockholders under applicable law, Geon may, in response to a Geon Superior Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.2(a) and subject to providing prior written notice of its decision to take such action to Hanna and compliance with Section 4.2(c), (x) furnish information with respect to Geon and its subsidiaries to any person making a Geon Superior Proposal pursuant to a customary confidentiality agreement (as determined by Geon after consultation with its outside counsel) that is no less restrictive than the Confidentiality Agreement (other than the standstill provisions contained therein) and (y) participate in discussions or negotiations regarding such Geon Superior Proposal. For purposes of this Agreement, "Geon Takeover Proposal" means any inquiry, proposal or offer from any person relating to

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     any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Geon and its subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Geon or of 15% or more of any class of equity securities of any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Geon and its subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Geon or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Geon and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Geon or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Geon and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

          (b) Except as expressly permitted by this Section 4.2 or Section 5.1, neither the Board of Directors of Geon nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Hanna, the approval or recommendation by such Board of Directors or such committee of this Agreement, the Consolidation or the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Geon Takeover Proposal or (iii) cause Geon to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Geon Acquisition Agreement") related to any Geon Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Geon determines in good faith, after consultation with outside counsel, that in light of a Geon Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Geon's stockholders under applicable law, the Board of Directors of Geon may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Geon Acquisition Agreement with respect to a Geon Superior Proposal; provided, however, that Geon may not terminate this Agreement pursuant to this Section 4.2(b) unless and until (i) three business days have elapsed following the delivery to Hanna of a written notice of such determination by the Board of Directors of Geon and (x) Geon has delivered to Hanna the written notice required by Section 4.2(c) below and (y) during such three business day period, Geon otherwise cooperates with Hanna with respect to the Geon Takeover Proposal that constitutes a Geon Superior Proposal with the intent of enabling Hanna to engage in good faith negotiations to make such adjustments in the terms and conditions of the Consolidation as would enable Hanna to proceed with the Consolidation on such adjusted terms, (ii) at the end of such three business day period the Board of Directors of Geon continues reasonably to believe that the Geon Takeover Proposal constitutes a Geon Superior Proposal and (iii) Geon pays the Geon Termination Fee as provided in Section 5.8. For purposes of this Agreement, a "Geon Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 66 2/3% of the combined voting power of the shares of Geon Common Stock then outstanding or all or substantially all the assets of Geon and otherwise on terms which the Board of Directors of Geon determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Geon's stockholders than the Consolidation (after considering (1) any adjustment to the terms and conditions of the Consolidation proposal by Hanna in response to a Geon Takeover Proposal and (2) the Geon Termination
     Fee) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Geon, is reasonably capable of being obtained by such third party.

          (c) In addition to the obligations of Geon set forth in paragraphs (a) and (b) of this Section 4.2, Geon shall immediately advise Hanna orally and in writing of any request for information or of any Geon Takeover Proposal, the material terms and conditions of such request or Geon Takeover Proposal and the identity of the person making such request or Geon Takeover Proposal. Geon will keep Hanna reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Geon Takeover Proposal.

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          (d) Nothing contained in this Section 4.2 shall prohibit Geon from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Geon's stockholders if, in the good faith judgment of the Board of Directors of Geon, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as expressly permitted by paragraph (b) of this Section 4.2 in connection with a Geon Superior Proposal, neither Geon nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Consolidation or the transactions contemplated hereby, or approve or recommend, or propose publicly to approve or recommend, a Geon Takeover Proposal.

     Section 4.3.  NO SOLICITATION BY HANNA.

          (a) Hanna shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Hanna Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Hanna Takeover Proposal; provided, however, that, if at any time, the Board of Directors of Hanna determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Hanna's stockholders under applicable law, Hanna may, in response to an Hanna Superior Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.3(a) and subject to providing prior written notice of its decision to take such action to Geon and compliance with Section 4.3(c), (x) furnish information with respect to Hanna and its subsidiaries to any person making an Hanna Superior Proposal pursuant to a customary confidentiality agreement (as determined by Hanna after consultation with its outside counsel) that is no less restrictive than the Confidentiality Agreement (other than the standstill provisions contained therein) and (y) participate in discussions or negotiations regarding such Hanna Superior Proposal. For purposes of this Agreement, "Hanna Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Hanna and its subsidiaries, taken as a whole,
     (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Hanna or of 15% or more of any class of equity securities of any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Hanna and its subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Hanna or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Hanna and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Hanna or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Hanna and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

          (b) Except as expressly permitted by this Section 4.3 or Section 5.1, neither the Board of Directors of Hanna nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Geon, the approval or recommendation by such Board of Directors or such committee of this Agreement, the Consolidation or the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Hanna Takeover Proposal or (iii) cause Hanna to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Hanna Acquisition Agreement") related to any Hanna Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Hanna determines in good faith, after consultation with outside counsel, that in light of an Hanna Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Hanna's stockholders under applicable law, the Board of Directors of Hanna may (subject to this and the

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     following sentences) terminate this Agreement in order to concurrently enter into such Hanna Acquisition Agreement with respect to an Hanna Superior Proposal; provided, however, that Hanna may not terminate this Agreement pursuant to this Section 4.3(b) unless and until (i) three business days have elapsed following the delivery to Geon of a written notice of such determination by the Board of Directors of Hanna and (x) the Hanna has delivered to Geon the written notice required by Section 4.3(c) below and (y) during such three business day period, Hanna otherwise cooperates with Geon with respect to the Hanna Takeover Proposal that constitutes an Hanna Superior Proposal with the intent of enabling Geon to engage in good faith negotiations to make such adjustments in the terms and conditions of the Consolidation as would enable Geon to proceed with the Consolidation on such adjusted terms, (ii) at the end of such three business day period the Board of Directors of Hanna continues reasonably to believe that the Hanna Takeover Proposal constitutes an Hanna Superior Proposal and (iii) Hanna pays the Hanna Termination Fee as provided in
     Section 5.8. For purposes of this Agreement, an "Hanna Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 66 2/3% of the combined voting power of the shares of Hanna Common Stock then outstanding or all or substantially all the assets of Hanna and otherwise on terms which the Board of Directors of Hanna determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Hanna's stockholders than the Consolidation (after considering (1) any adjustment to the terms and conditions of the Consolidation proposed by Geon in response to an Hanna Takeover Proposal and (2) the Hanna Termination Fee) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Hanna, is reasonably capable of being obtained by such third party.

          (c) In addition to the obligations of Hanna set forth in paragraphs
     (a) and (b) of this Section 4.3, Hanna shall immediately advise Geon orally and in writing of any request for information or of any Hanna Takeover Proposal, the material terms and conditions of such request or Hanna Takeover Proposal and the identity of the person making such request or Hanna Takeover Proposal. Hanna will keep Geon reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Hanna Takeover Proposal.

          (d) Nothing contained in this Section 4.3 shall prohibit Hanna from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Hanna's stockholders if, in the good faith judgment of the Board of Directors of Hanna, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as expressly permitted by paragraph (b) of this Section 4.3 in connection with an Hanna Superior Proposal, neither Hanna nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Consolidation or the transactions contemplated hereby, or approve or recommend, or propose publicly to approve or recommend, an Hanna Takeover Proposal.

     Section 4.4. RIGHTS AGREEMENTS. The Geon Board of Directors will take all further action (in addition to that referred to in Section 3.1(r) hereof) reasonably requested in writing by Hanna (including redeeming the Rights (as defined in the Geon Rights Agreement) immediately prior to the Effective Time or further amending the Geon Rights Agreement) in order to render the Geon Rights Agreement inapplicable to the Consolidation and the other transactions contemplated hereby to the extent provided herein and in the Geon Rights Agreement. The Hanna Board of Directors will take all further action (in addition to that referred to in Section 3.2(r) hereof) reasonably requested in writing by Geon (including redeeming the Rights (as defined in the Hanna Rights Agreement) immediately prior to the Effective Time or further amending the Hanna Rights Agreement) in order to render the Hanna Rights Agreement inapplicable to the Consolidation and the other transactions contemplated hereby to the extent provided herein and in the Hanna Rights Agreement.

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                                   ARTICLE 5.

                             ADDITIONAL AGREEMENTS

     Section 5.1. PREPARATION OF THE FORM S-4 AND THE JOINT PROXY STATEMENT; STOCKHOLDERS MEETINGS.

          (a) As soon as practicable following the date of this Agreement, Geon and Hanna shall prepare and file with the SEC the Joint Proxy Statement and the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Geon and Hanna shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Geon will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to Geon's stockholders, and Hanna will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to Hanna's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Except as required by applicable law, (i) Hanna shall cause the Joint Proxy Statement to contain the recommendation of the Hanna Board of Directors that the stockholders of Hanna adopt this Agreement and the Consolidation and the transactions contemplated hereby and (ii) Geon shall cause the Joint Proxy Statement to contain the recommendation of the Geon Board of Directors that the stockholders of Geon adopt this Agreement and the Consolidation and the transactions contemplated hereby. Geon and Hanna shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Resulting Corporation Shares in the Consolidation and each party shall furnish all information concerning itself and the holders of its common stock as may be reasonably requested by the other party in connection with any such action. No filing of, or amendment or supplement to, the Joint Proxy Statement or the Form S-4 will be made by Hanna or Geon without providing the other party the opportunity to review and comment thereon. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Resulting Corporation Shares issuable in connection with the Consolidation for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Geon or Hanna, or any of their respective affiliates, officers or directors, should be discovered by Geon or Hanna which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Geon and Hanna.

          (b) Geon shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Geon Stockholders Meeting") for the purpose of obtaining the Geon Stockholder Approval. Without limiting the generality of the foregoing, but subject to its rights pursuant to Section 4.2 and Section 7.1(g), Geon agrees that its obligations pursuant to the first sentence of this Section 5.1(b) will not be affected by the commencement, public proposal, public disclosure or communication to Geon of any Geon Takeover Proposal.

          (c) Hanna shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Hanna Stockholders Meeting") for the purpose of obtaining the Hanna Stockholder Approval. Without limiting the generality of the foregoing but subject to its rights pursuant to Section 4.3 and
     Section 7.1(d), Hanna agrees that its obligations pursuant to the first sentence of this Section 5.1(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Hanna of any Hanna Takeover Proposal.

          (d) Hanna and Geon will use all reasonable best efforts to hold the Geon Stockholders Meeting and the Hanna Stockholders Meeting on the same date and as soon as practicable after the date hereof.

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     Section 5.2.  LETTERS OF GEON'S ACCOUNTANTS. Geon shall use reasonable best efforts to cause to be delivered to Hanna two letters from Geon's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Hanna, in form and substance reasonably satisfactory to Hanna and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     Section 5.3. LETTERS OF HANNA'S ACCOUNTANTS. Hanna shall use reasonable best efforts to cause to be delivered to Geon two letters from Hanna's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Geon, in form and substance reasonably satisfactory to Geon and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     Section 5.4. ACCESS TO INFORMATION; CONFIDENTIALITY. To the extent permitted by applicable law and subject to the Agreement dated March 1, 1999, between Hanna and Geon (the "Confidentiality Agreement"), each of Geon and Hanna shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Geon and Hanna shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Any review pursuant to this Section 5.4 shall be for the purposes of confirming the accuracy of any representation or warranty contained in this Agreement given by Hanna to Geon, or by Geon to Hanna, and facilitating transition planning. Each of Geon and Hanna will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

     Section 5.5.  REASONABLE BEST EFFORTS; COOPERATION.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Consolidation and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.5(a) will limit or affect actions permitted to be taken pursuant to Sections 4.2 and 4.3.

          (b) In connection with and without limiting the foregoing, Geon and Hanna shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Consolidation, this Agreement or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Consolidation, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Consolidation and the other transactions contemplated hereby may be consummated as promptly as

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     practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Consolidation and the other transactions contemplated by this Agreement.

          (c) Each of Hanna and Geon shall cooperate with each other in obtaining opinions of Jones, Day, Reavis & Pogue, counsel to Hanna, and Thompson Hine & Flory LLP, counsel to Geon, dated as of the Closing Date, to the effect that the Consolidation will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In connection therewith, each of Hanna and Geon shall deliver to Jones, Day, Reavis & Pogue and Thompson Hine & Flory LLP customary representation letters in form and substance reasonably satisfactory to such counsel (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

          (d) Each of Hanna and Geon shall consult and cooperate with the other with respect to significant developments in its business and shall give reasonable consideration to the other's views with respect thereto.

          (e) Each of Hanna and Geon shall (i) make the filings required of such party under the HSR Act with respect to the Consolidation and the other transactions contemplated by this Agreement within ten days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Consolidation and the other transactions contemplated by this Agreement, and (iii) cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority under the HSR Act with respect to the Consolidation and the other transactions contemplated by this Agreement.

          (f) In furtherance and not in limitation of the covenants of the parties contained in Section 5.5(e), each of Hanna and Geon shall use its reasonable best efforts to resolve such objections if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Hanna and Geon shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including, without limitation, vigorously defending in litigation on the merits any claim asserted in any court by any party through a final and nonappealable judgment. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (g) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any government authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of Hanna and Geon shall use its reasonable best efforts to resolve such objections or challenge as such governmental authority or private party may have to such transactions under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Hanna and Geon (and, to the extent required by any governmental authority, its respective subsidiaries and affiliates over which it exercises control) shall be required to pursue a resolution with any governmental authority and, if acceptable to any governmental authority, enter into a settlement, undertaking, consent decree, stipulation or other agreement with such governmental authority regarding antitrust matters in connection with the transactions contemplated by this Agreement (each, a

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     "Settlement"). Notwithstanding anything else contained in this Agreement, none of Hanna, Geon, the Consolidation Corp. or the Resulting Corporation shall be required to enter into any Settlement that requires Hanna, Geon, the Consolidation Corp. and/or the Resulting Corporation to sell or dispose of any significant assets of Hanna and its subsidiaries, Geon and its subsidiaries, the Consolidation Corp. and/or the Resulting Corporation and its subsidiaries.

     Section 5.6.  STOCK OPTIONS, RESTRICTED STOCK AND EMPLOYMENT AGREEMENTS.

          (a) As of the Effective Time, (i) each outstanding Hanna Employee Stock Option will be converted into an option (an "Hanna Adjusted Option") to purchase the number of Resulting Corporation Shares equal to the number of shares of Hanna Common Stock subject to such Hanna Employee Stock Option immediately prior to the Effective Time multiplied by the Hanna Exchange Ratio (rounded to the nearest whole number of Resulting Corporation Shares), at an exercise price per share equal to the exercise price for each such share of Hanna Common Stock subject to such option divided by the Hanna Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to Hanna shall be deemed to refer to the Resulting Corporation, where appropriate, (ii) each outstanding Geon Employee Stock Option will be converted into an option (a "Geon Adjusted Option," and together with the Hanna Adjusted Options, an "Adjusted Option" or the "Adjusted Options") to purchase the number of Resulting Corporation Shares equal to the number of shares of Geon Common Stock subject to such Geon Employee Stock Option immediately prior to the Effective Time multiplied by the Geon Exchange Ratio (rounded to the nearest whole number of Resulting Corporation Shares), at an exercise price per share equal to the exercise price for each such share of Geon Common Stock subject to such option divided by the Geon Exchange Ratio (rounded down to the nearest whole cent), and all references in each such option to Geon shall be deemed to refer to the Resulting Corporation, where appropriate, and (iii) the Resulting Corporation shall assume the obligations of Hanna under the Hanna Stock Plans and Geon under the Geon Stock Plans. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding Hanna Employee Stock Option or Geon Employee Stock Option, as the case may be, was granted. Notwithstanding the foregoing, with respect to each Hanna Employee Stock Option or Geon Employee Stock Option that is an incentive stock option (within the meaning of Section 422(b) of the Code), no adjustment shall be made that would be a modification (within the meaning of Section 424(h) of the Code) to such option.

          (b) To the extent that there are any outstanding Hanna Awards or Geon Awards at the Effective Time, then, as of the Effective Time, (i) each such Hanna Award or Geon Award shall be converted into the same instrument of the Resulting Corporation, in each case with such adjustments (and no other adjustments) to the terms of such Hanna Awards or Geon Awards, as the case may be, as are necessary to preserve the value inherent in such Hanna Awards or Geon Awards with no detrimental effects on the holder thereof and
     (ii) the Resulting Corporation shall assume the obligations of Hanna under the Hanna Awards and Geon under the Geon Awards. The other terms of each Hanna Award and Geon Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms.

          (c) Geon and Hanna agree that each of the Geon Stock Plans and Hanna Stock Plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of the Hanna Common Stock and Geon Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into Resulting Corporation Shares on a basis consistent with the transactions contemplated by this Agreement. Geon and Hanna agree to submit the amendments to the Hanna Stock Plans or the Geon Stock Plans to their respective stockholders, if such submission is determined to be necessary by counsel to Geon or Hanna after consultation with one another; provided, however, that such approval shall not be a condition to the consummation of the Consolidation.

          (d) The Resulting Corporation shall (i) reserve for issuance the number of Resulting Corporation Shares that will become subject to the benefit plans, programs and arrangements referred to in this

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     Section 5.6 and (ii) issue or cause to be issued the appropriate number of
     Resulting Corporation Shares pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. As soon as practicable after the Effective Time, the Resulting Corporation shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of Resulting Corporation Shares necessary to fulfill the Resulting Corporation's obligations under this Section 5.6. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options, the Hanna Awards or the Geon Awards remain outstanding.

          (e) As soon as practicable after the Effective Time, the Resulting Corporation shall deliver to the holders of the Hanna Employee Stock Options, Hanna Awards, Geon Employee Stock Options and Geon Awards appropriate notices setting forth such holders' rights pursuant to the Hanna Stock Plans or Geon Stock Plans, as the case may be, and the agreements evidencing the grants of such Hanna Employee Stock Options, Hanna Awards, Geon Employee Stock Options and Geon Awards and that such Hanna Employee Stock Options, Hanna Awards, Geon Employee Stock Options and Geon Awards and the related agreements shall be assumed by the Resulting Corporation and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Consolidation).

     Section 5.7.  INDEMNIFICATION.

          (a) From and after the Effective Time, the Resulting Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of Geon or any of its subsidiaries or Hanna or any of its subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of Geon or any of its subsidiaries or Hanna or any of its subsidiaries or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by Geon or any of its subsidiaries or Hanna or any of its subsidiaries ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Resulting Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Resulting Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) the Resulting Corporation will cooperate in the defense of such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to the Resulting Corporation and the Indemnified Party; provided, however, that the Resulting Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Resulting Corporation shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. In addition, from and after the Effective Time, directors and officers of Geon or Hanna who become directors or officers of the Resulting Corporation will be entitled to indemnification under the Resulting Corporation's articles of incorporation and regulations, as the same may be amended from time to time in accordance with their terms and applicable law.

          (b) In the event that the Resulting Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such

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     consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Resulting Corporation assume the obligations set forth in this Section 5.7.

          (c) For six years after the Effective Time, the Resulting Corporation shall maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by Geon's and Hanna's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of the policies of Geon and Hanna in effect on the date hereof; provided, however, that in no event shall the Resulting Corporation be required to pay aggregate premiums for insurance under this Section 5.7(c) in excess of 200% of the aggregate premiums paid by Geon and Hanna in 1999 for such purpose; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Resulting Corporation shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Resulting Corporation, for a cost up to but not exceeding such amount. In addition, for six years after the Effective Time, the Resulting Corporation shall maintain in effect fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any employee benefit plans described in Section 5.7(a) with coverages and in amounts no less favorable than those of the policies of Geon and Hanna in effect on the date hereof.

          (d) The provisions of this Section 5.7 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     Section 5.8.  FEES AND EXPENSES.

          (a) Except as provided in this Section 5.8, all fees and expenses incurred in connection with the Consolidation, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Consolidation is consummated, except that each of Hanna and Geon shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees).

          (b) If (i) this Agreement is terminated by Geon pursuant to Section 7.1(g), then, immediately prior to such termination, Geon shall pay Hanna a fee equal to $25 million (the "Geon Termination Fee"), payable by wire transfer of same day funds, (ii)(x) a Geon Takeover Proposal shall have been made known to Geon or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Geon Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Geon Stockholders Meeting, (y) thereafter, this Agreement is terminated by either Geon or Hanna pursuant to Section 7.1(b)(ii), and (z) within 18 months of such termination Geon or any of its subsidiaries enters into any Geon Acquisition Agreement or consummates any Geon Takeover Proposal (for the purposes of the foregoing proviso the terms "Geon Acquisition Agreement" and "Geon Takeover Proposal" shall have the meanings assigned to such terms in Section 4.2 except that the references to "15%" in the definition of "Geon Takeover Proposal" in Section 4.2(a) shall be deemed to be references to "35%" and "Geon Takeover Proposal" shall only be deemed to refer to a transaction involving Geon, or with respect to assets (including the shares of any subsidiary) Geon and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), then Geon shall pay Hanna the Geon Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of a Geon Acquisition Agreement or the consummation of a Geon Takeover Proposal, or (iii) this Agreement is terminated by Hanna pursuant to Section 7.1(e), then Geon shall pay Hanna the Geon Termination Fee, payable by wire transfer of same day funds, no later than two days after such termination. Geon acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Hanna would not enter into this Agreement.

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          (c) If (i) this Agreement is terminated by Hanna pursuant to Section
     7.1(d), then, immediately prior to such termination, Hanna shall pay Geon a fee equal to $25 million (the "Hanna Termination Fee"), payable by wire transfer of same day funds, (ii) (x) an Hanna Takeover Proposal shall have been made known to Hanna or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an Hanna Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Hanna Stockholders Meeting, (y) thereafter, this Agreement is terminated by either Geon or Hanna pursuant to Section 7.1(b)(iii), and (z) within 18 months of such termination Hanna or any of its subsidiaries enters into any Hanna Acquisition Agreement or consummates any Hanna Takeover Proposal (for the purposes of the foregoing proviso the terms "Hanna Acquisition Agreement" and "Hanna Takeover Proposal" shall have the meanings assigned to such terms in Section 4.3 except that the references to "15%" in the definition of "Hanna Takeover Proposal" in Section 4.3(a) shall be deemed to be references to "35%" and "Hanna Takeover Proposal" shall only be deemed to refer to a transaction involving Hanna, or with respect to assets (including the shares of any subsidiary) Hanna and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), then Hanna shall pay Geon the Hanna Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of an Hanna Acquisition Agreement or the consummation of an Hanna Takeover Proposal, or (iii) this Agreement is terminated by Geon pursuant to Section 7.1(h), then Hanna shall pay Geon the Hanna Termination Fee, payable by wire transfer of same day funds, no later than two days after such termination. Hanna acknowledges that the agreements contained in this Section 5.8(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Geon would not enter into this Agreement.

          (d) If this Agreement is terminated at such time that this Agreement is terminable pursuant to either (but not both) of Section 7.1(c) or
     Section 7.1(f), then the party whose representations or warranties are inaccurate or who has breached its covenants or other agreements contained in this Agreement shall promptly (but not later than two business days after receipt of notice from the other party) pay to the other party an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the Consolidation or the other transactions contemplated by this Agreement) not to exceed $2 million in the aggregate ("Out-of-Pocket Expenses"); provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its Out-of-Pocket Expenses (which shall be paid as specified above and shall not be limited to $2 million), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

     Section 5.9. PUBLIC ANNOUNCEMENTS. Hanna and Geon will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Consolidation, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     Section 5.10. AFFILIATES. Not less than 45 days prior to the Effective Time, each party shall deliver to the other party a list of names and addresses of each person who, in such party's reasonable judgment, is an affiliate (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act) of such party. Each party shall provide the other party such information and documents as such other party shall reasonably request for purposes of reviewing such list. Each party shall deliver or cause to be delivered to the other party, not later than 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 5.10, executed by each of the affiliates of such party identified in the foregoing list. The Resulting Corporation shall be entitled to place legends as specified in such affiliate letters on the certificates

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evidencing any of Resulting Corporation Shares to be received by the affiliates of Hanna and Geon pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Resulting Corporation Shares, consistent with the terms of such letters.

     Section 5.11. NYSE LISTING. The parties shall use their reasonable best efforts to cause Resulting Corporation Shares issuable to Hanna's and Geon's stockholders as contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

     Section 5.12. STOCKHOLDER LITIGATION. Each of Geon and Hanna shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Geon or Hanna, as applicable, and its directors relating to the transactions contemplated by this Agreement.

     Section 5.13. TAX TREATMENT. Each of Hanna and Geon shall use reasonable best efforts to cause the Consolidation to qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c), including, without limitation, forbearing from taking any action that would cause the Consolidation not to qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

     Section 5.14. STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. Except as provided in Section 4.2 or 4.3, during the period from the date of this Agreement through the Effective Time, neither Geon nor Hanna shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party, other than (a) the Confidentiality Agreement, pursuant to its terms or by written agreement of the parties thereto (b) confidentiality agreements under which Geon or Hanna, as the case may be, does not provide any confidential information to third parties or (c) standstill agreements that do not relate to the equity securities of Geon or any of its subsidiaries or Hanna or any of its subsidiaries, as the case may be. Except as provided in Section 4.2 or 4.3, during such period, Geon or Hanna, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

     Section 5.15.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS.

          (a) Geon shall adopt such amendments to the Geon Benefit Plans as reasonably requested by Hanna as may be necessary in order to ensure that the Geon Benefit Plans cover only employees and former employees (and their dependents and beneficiaries) of Geon and Geon subsidiaries following the Effective Time. With respect to any Geon Common Stock held by any Geon Benefit Plan as of the date of this Agreement or thereafter, Geon shall take all actions necessary or appropriate (including such actions as are reasonably requested by Hanna) to ensure that all participant voting procedures contained in the Geon Benefit Plans relating to such shares, and all applicable provisions of ERISA, are complied with in full.

          (b) Hanna shall adopt such amendments to the Hanna Benefit Plans as reasonably requested by Geon as may be necessary in order to ensure that the Hanna Benefit Plans cover only employees and former employees (and their dependents and beneficiaries) of Hanna and Hanna subsidiaries following the Effective Time. With respect to any Hanna Common Stock held by any Hanna Benefit Plan as of the date of this Agreement or thereafter, Hanna shall take all actions necessary or appropriate (including such actions as are reasonably requested by Geon) to ensure that all participant voting procedures contained in the Hanna Benefit Plans relating to such shares, and all applicable provisions of ERISA, are complied with in full.

          (c) The Resulting Corporation shall honor and assume all obligations under Hanna Benefit Plans, Geon Benefit Plans and all written employment agreements, severance agreements and other similar agreements with employees of Hanna and Geon as in effect on the date of this Agreement, including without limitation, the employment agreements entered into between Hanna and Phillip D. Ashkettle and between Geon and Thomas A. Waltermire.

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          (d) Within the time period permitted under ERISA Section 4043, Geon shall file with the Pension Benefit Guaranty Corporation any notice that is required under ERISA Section 4043 with respect to each Geon Benefit Plan, and Hanna shall file with the Pension Benefit Guaranty Corporation any notice that is required under ERISA Section 4043 with respect to each Hanna Benefit Plan.

     Section 5.16. RESULTING CORPORATION CORPORATE OFFICE. Promptly after the date hereof, Hanna and Geon will undertake a study to determine a new location for the Resulting Corporation's corporate offices for its senior executive officers.

     Section 5.17.  POST-CONSOLIDATION BOARD OF DIRECTORS AND OFFICERS.

          (a) As of the Effective Time, the persons serving on the Board of Directors of the Resulting Corporation will be Phillip D. Ashkettle, James
     K. Baker, Gale Duff-Bloom, J. Douglas Campbell, Wayne R. Embry, Robert A. Garda, Gordon D. Harnett, David M. Hoag, Marvin L. Mann, D. Larry Moore, Thomas A. Waltermire and Farah M. Walters, and such persons will hold office until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Resulting Corporation's regulations set forth as Exhibit B hereto. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of the Resulting Corporation after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead.

          (b) As of the Effective Time, the Chairman and Chief Executive Officer of the Resulting Corporation will be Phillip D. Ashkettle, the President and Chief Operating Officer of the Resulting Corporation will be Thomas A. Waltermire,and the senior officers of the Resulting Corporation will be those individuals recommended to the Board of Directors of the Resulting Corporation by the Chairman and Chief Executive Officer and the President and Chief Operating Officer of the Resulting Corporation, and such persons will hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Resulting Corporation's regulations set forth as Exhibit B hereto.

     Section 5.18. SECTION 16(B). (a) Hanna and Geon shall take all such steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of Hanna or Geon (including derivative securities) or acquisitions of the Resulting Corporation equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Hanna or Geon or (b) at the Effective Time, will become a director or officer of the Resulting Corporation, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     Section 5.19. CONSOLIDATION CORP. Promptly after the date of this Agreement, Hanna and Geon shall cause Consolidation Corp. to (i) be duly organized, (ii) issue one common share to each of Geon and Hanna in exchange for payment of the par value thereof, or, if such common shares do not have a par value, for $1 per common share, which payment Hanna and Geon shall timely make to Consolidation Corp., (iii) duly and validly approve and take all corporate action required to be taken by the Board of Directors and shareholders of Consolidation Corp. under the OGCL for the consummation of the transactions contemplated by this Agreement and (iv) take all necessary action so that no Takeover Statute is applicable to the Consolidation and the other transactions contemplated by this Agreement.

                                   ARTICLE 6.

                              CONDITIONS PRECEDENT

     Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CONSOLIDATION. The respective obligation of each party to effect the Consolidation is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals. Each of the Geon Stockholder Approval and the Hanna Stockholder Approval shall have been obtained.

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          (b) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of Geon, Hanna or any of their subsidiaries or Consolidation Corp. to consummate the Consolidation and the other transactions contemplated hereby, the failure of which to be obtained or taken is reasonably expected to have a material adverse effect on the Resulting Corporation, shall have been obtained in form and substance reasonably satisfactory to each of Hanna and Geon.

          (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Consolidation or (ii) which otherwise is reasonably likely to have a material adverse effect on the Resulting Corporation; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) NYSE Listing. Resulting Corporation Shares issuable to Hanna's and Geon's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) HSR Act. The waiting or similar period (including any extension thereof) applicable to the consummation of the Consolidation under the HSR Act, and any Foreign Antitrust Law shall have expired or been terminated.

          (g) Consolidation Corp. Consolidation Corp. shall have been duly organized and shall have duly and validly approved and taken all corporate action required to be taken by the Board of Directors and shareholders of Consolidation Corp. under the OGCL for the consummation of the transactions contemplated by this Agreement.

     Section 6.2. CONDITIONS TO OBLIGATIONS OF HANNA. The obligation of Hanna to effect the Consolidation is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Geon set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on Geon.

          (b) Performance of Obligations of Geon. Geon shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Tax Opinion. Hanna shall have received from Jones, Day, Reavis & Pogue, counsel to Hanna, an opinion dated as of the Closing Date, to the effect that the Consolidation will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, that Hanna, Geon, Consolidation Corp. and the Resulting Corporation will each be a party to such reorganization within the meaning of Section 368(b) of the Code, that none of Hanna, Geon, Consolidation Corp. or the Resulting Corporation will recognize any gain or loss for United States federal income tax purposes as a result of the effectiveness of the Consolidation, and that no stockholder of Hanna will recognize any gain or loss for United States federal income tax purposes as a result of exchanging his shares of Hanna Common Stock for Resulting Corporation Shares (excluding any fractional Resulting Corporation Share converted upon the Consolidation into cash) upon the effectiveness of the Consolidation. In rendering such opinion, counsel for Hanna may require delivery of, and rely upon, the Tax Certificates.

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          (d) No Material Adverse Change. At any time after the date of this
     Agreement there shall not have occurred any material adverse change relating to Geon; provided, however, that this condition shall no longer be applicable following the Hanna Stockholder Approval.

     Section 6.3. CONDITIONS TO OBLIGATIONS OF GEON. The obligation of Geon to effect the Consolidation is further subject to satisfaction or waiver of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Hanna set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not have, individually or in the aggregate, a material adverse effect on Hanna.

          (b) Performance of Obligations of Hanna. Hanna shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Tax Opinion. Geon shall have received from Thompson Hine & Flory LLP counsel to Geon, an opinion dated as of the Closing Date, to the effect that the Consolidation will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, that Hanna, Geon, Consolidation Corp. and the Resulting Corporation will each be a party to such reorganization within the meaning of Section 368(b) of the Code, and that none of Geon, Hanna, Consolidation Corp. or the Resulting Corporation will recognize any gain or loss for United States federal income tax purposes as a result of the effectiveness of the Consolidation, and that no stockholder of Geon will recognize any gain or loss for United States federal income tax purposes as a result of exchanging his shares of Geon Common Stock for Resulting Corporation Shares (excluding any fractional Resulting Corporation Share converted upon the Consolidation into cash) upon the effectiveness of the Consolidation. In rendering such opinion, counsel for Geon may require delivery of, and rely upon, the Tax Certificates.

          (d) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Hanna; provided, however, that this condition shall no longer be applicable following the Geon Stockholder Approval.

     Section 6.4. FRUSTRATION OF CLOSING CONDITIONS. Neither Hanna nor Geon may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Consolidation and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.5.

                                   ARTICLE 7.

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Geon Stockholder Approval or the Hanna Stockholder Approval:

          (a) by mutual written consent of Hanna and Geon;

          (b) by either Hanna or Geon:

             (i) if the Consolidation shall not have been consummated by November 30, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Consolidation to be consummated by such time;

             (ii) if the Geon Stockholder Approval shall not have been obtained at a Geon Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof,

             (iii) if the Hanna Stockholder Approval shall not have been obtained at an Hanna Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, or
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             (iv) if any Restraint having any of the effects set forth in
        Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

          (c) by Hanna, if any representations or warranty of Geon shall be inaccurate or Geon shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, breach or failure to perform would give rise to a material adverse change relating to Geon and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Geon;

          (d) by Hanna in accordance with Section 4.3(b); provided, however, that, in order for the termination of this Agreement pursuant to this
     Section 7.1(d) to be deemed effective, Hanna shall have complied with all provisions contained in Section 4.3, including the notice provisions therein, and the applicable requirements, including the payment of the Hanna Termination Fee, of Section 5.8;

          (e) by Hanna if (i) the Board of Directors of Geon or any committee thereof shall have withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to Hanna, its approval or recommendation of the Consolidation or this Agreement, or approved or recommended any Geon Takeover Proposal or (ii) the Board of Directors of Geon shall have resolved to do any of the foregoing;

          (f) by Geon, if any representation or warranty of Hanna shall be inaccurate or Hanna shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, breach or failure to perform would give rise to a material adverse change relating to Hanna and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Hanna;

          (g) by Geon in accordance with Section 4.2(b); provided, however, that, in order for the termination of this Agreement pursuant to this
     Section 7.1(g) to be deemed effective, Geon shall have complied with all provisions of Section 4.2, including the notice provisions therein, and the applicable requirements, including the payment of the Geon Termination Fee, of Section 5.8; or

          (h) by Geon if (i) the Board of Directors of Hanna or any committee thereof shall have withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to Geon, its approval or recommendation of the Consolidation or this Agreement, or approved or recommended any Hanna Takeover Proposal or (ii) the Board of Directors of Hanna shall have resolved to do any of the foregoing.

     Section 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Geon or Hanna as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Hanna or Geon, other than the provisions of Section 3.1(u), Section 3.2(u), the last sentence of Section 5.4, Section 5.8, Section 5.9, this Section 7.2 and Article 8, which provisions will survive such termination; provided, however, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 7.3. AMENDMENT. This Agreement may be amended by the parties at any time before or after the Geon Stockholder Approval or the Hanna Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Geon or Hanna without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     Section 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part

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of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1 shall, in order to be effective, require, in the case of Hanna or Geon, action by its Board of Directors or, with respect to any amendment to this Agreement, action by its Board of Directors or any duly authorized committee of its Board of Directors to the extent permitted by law.

                                   ARTICLE 8.

                               GENERAL PROVISIONS

     Section 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 8.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)    if to Hanna, to:  M. A. Hanna Company
                         Suite 36-5000
                         200 Public Square
                         Cleveland, Ohio 44114-2305
                         Telecopy No.: (216) 589-4034
                         Attention: General Counsel

       with a copy to:   Jones, Day, Reavis & Pogue
                         North Point
                         901 Lakeside Avenue
                         Cleveland, Ohio 44114
                         Telecopy No.: (216) 579-0212
                         Attention: Lyle G. Ganske, Esquire

(b)    if to Geon, to:   The Geon Company
                         One Geon Center
                         Avon Lake, Ohio 44012-0122
                         Telecopy No.: (440) 930-1002
                         Attention: Chief Legal Officer

       with a copy to:   Thompson Hine & Flory LLP
                         1900 Key Center
                         127 Public Square
                         Cleveland, Ohio 44114
                         Telecopy No.: (216) 566-5800
                         Attention: Thomas A. Aldrich, Esquire

     Section 8.3.  DEFINITIONS. For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise;

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          (b) "knowledge" of any person which is not an individual means the knowledge of one or more of such person's directors or executive officers;

          (c) "material adverse change" or "material adverse effect" means, when used in connection with any person, (i) any change, effect, event, occurrence or state of facts that, after considering any insurance coverage and any reserves provided for in such person's financial statements, is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than any change, effect, event or occurrence (A) relating to the economy or securities markets of the United States or any other region in general or (B) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (ii) any change, effect, event, occurrence or state of facts that could reasonably be expected to materially impair or delay the ability of such party to perform its obligations under this Agreement, and the terms "material" and "materially" have correlative meanings;

          (d) "material contract" has the meaning set forth in Item 601(b)(10) of Regulation S-K of the SEC

          (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (f) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and, in the case of Geon, also means each of the joint ventures listed on Section 8.3(f) of the Geon Disclosure Schedule.

     Section 8.4. INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     Section 8.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     Section 8.6. ENTIRE AGREEMENT: NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article 2, Section 5.6 and Section 5.7, are not intended to confer upon any person other than the parties any rights or remedies.

     Section 8.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MATTER SET FORTH IN

                                      48-A

THIS AGREEMENT THAT RELATES TO ACTIONS TO BE TAKEN UNDER THE DGCL, SUCH MATTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE DGCL.

     Section 8.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 8.9. CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Ohio or any Ohio state court, in either case located in the Northern District of Ohio, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Ohio or an Ohio state court, in either case located in the Northern District of Ohio.

     Section 8.10. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                 * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Consolidation to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          THE GEON COMPANY

                                          By: /s/ Thomas A. Waltermire
                                            ------------------------------------
                                              Name: Thomas A. Waltermire
                                              Title:  Chairman, Chief Executive
                                                         Officer and President

                                          M. A. HANNA COMPANY

                                          By: /s/ Phillip D. Ashkettle
                                            ------------------------------------
                                              Name: Phillip D. Ashkettle
                                              Title:  Chairman, Chief Executive
                                                         Officer and President

                                      49-A

                                                                         ANNEX B

                                  May 7, 2000

Board of Directors
The Geon Company
One Geon Center
Avon Lake, Ohio 44012-0122

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of The Geon Company ("Geon") of the Geon Exchange Ratio (as defined below) set forth in the Agreement and Plan of Consolidation dated as of May 7, 2000 (the "Agreement") by and between Geon and M.A. Hanna Company ("Hanna").

     Under the terms of the Agreement, and subject to the conditions set forth therein, Geon, Hanna, and a corporation to be formed under the laws of the State of Ohio (the "Consolidation Corp.") will consolidate (the "Consolidation") into a new Ohio corporation (the "Resulting Corporation") and the separate corporate existence of Geon, Hanna and Consolidation Corp. will cease. At the effective time of the Consolidation, each share of Hanna's Common Stock, $1.00 par value (the "Hanna Common Stock"), issued and outstanding immediately prior to the effective time (other than certain shares owned by Geon or any direct or indirect subsidiary of Hanna or Geon) will be converted into the right to receive one Common Share of the Resulting Corporation. Each share of Geon's Common Stock, $.10 par value (the "Geon Common Stock"), issued and outstanding immediately prior to the effective time (other than certain shares owned by Geon or any direct or indirect subsidiary of Hanna or Geon) will be converted into the right to receive two Common Shares of the Resulting Corporation (the "Geon Exchange Ratio").

     McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) a draft of the Agreement, including the exhibits and schedules thereto; (ii) certain publicly available information concerning Geon, including the Annual Reports on Form 10-K of Geon for each of the years in the five year period ended December 31, 1999; (iii) certain publicly available information concerning Hanna, including the Annual Reports on Form 10-K of Hanna for each of the years in the five year period ended December 31, 1999; (iv) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of Geon and Hanna furnished to us by the managements of the respective companies for purposes of our analysis; (v) certain publicly available information concerning the trading of, and the trading market for, the Geon Common Stock and the Hanna Common Stock; (vi) certain publicly available information with respect to certain other companies that we believe to be comparable to Geon or to Hanna and the trading markets for certain of such other companies' securities; and (vii) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of Geon and Hanna to discuss the business and prospects of Geon and Hanna, as well as other matters we believe relevant to our inquiry.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of Geon and Hanna contained in the Agreement.

                                       1-B

Board of Directors
May 7, 2000
Page 2

We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the managements of Geon and Hanna as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections, including without limitation projected cost savings and operating synergies from Consolidation, reflect the best currently available estimates and judgments of such respective managements of Geon and Hanna. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of either Geon or Hanna nor have we been furnished with any such evaluation or appraisal. We have also assumed that the conditions to the Consolidation as set forth in the Agreement would be satisfied, that the Consolidation would be consummated on a timely basis in the manner contemplated by the Agreement, and that the Consolidation would be treated as a tax-free reorganization for federal income tax purposes.

     It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date, including the value of the Resulting Corporation's Common Shares at the time of issuance or afterward. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Geon Exchange Ratio and does not address Geon's underlying business decision to effect the Consolidation or any other terms of the Agreement. We were not engaged to assist Geon in assessing any alternative transaction or to solicit indications of interest from other parties concerning any such transaction.

     We have acted as financial advisor to Geon in connection with the Consolidation and will receive from Geon a fee for our services, contingent upon the consummation of the Consolidation, as well Geon's agreement to indemnify us under certain circumstances. We will also receive a fee for rendering this opinion.

     In the ordinary course of our business, we may actively trade securities of both Geon and Hanna our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this opinion is directed to the Board of Directors and senior management of Geon and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Our opinion does not constitute a recommendation to any stockholder of Geon as to how such stockholder should vote at the stockholders' meeting held in connection with the Consolidation.

     Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Geon Exchange Ratio is fair, from a financial point of view, to the stockholders of Geon.

                                          Very truly yours,

                                          /s/ McDONALD INVESTMENTS INC.

                                          McDONALD INVESTMENTS INC.

                                       2-B

                                                                         ANNEX C

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

May 7, 2000

The Board of Directors
M.A. Hanna Company
200 Public Square
Suite 36-5000
Cleveland, Ohio 44114-2304

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of M.A. Hanna Company ("Hanna") of the Hanna Exchange Ratio (defined below) provided for in the Agreement and Plan of Consolidation, dated as of May 7, 2000 (the "Agreement"), by and between Hanna and The Geon Company ("Geon"). As more fully described in the Agreement,
(i) Hanna, Geon and a corporation to be formed ("Consolidation Corp.") will consolidate into a newly formed corporation ("Newco" and, such consolidation, the "Consolidation") pursuant to which (i) each outstanding share of the common stock, par value $1.00 per share, of Hanna ("Hanna Common Stock") will be converted into the right to receive one (the "Hanna Exchange Ratio") common share of Newco ("Newco Common Shares") and (ii) each outstanding share of the common stock, par value $0.10 per share, of Geon will be converted into two Newco Common Shares.

     In arriving at our opinion, we reviewed the Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Hanna and certain senior officers and other representatives and advisors of Geon concerning the businesses, operations and prospects of Hanna and Geon. We examined certain publicly available business and financial information relating to Hanna and Geon as well as certain financial forecasts and other information and data for Hanna and Geon which were provided to or otherwise discussed with us by the respective managements of Hanna and Geon, including information relating to certain strategic implications and operational benefits anticipated to result from the Consolidation. We reviewed the financial terms of the Consolidation as set forth in the Agreement in relation to, among other things: current and historical market prices and trading volumes of Hanna Common Stock and Geon Common Stock; the financial condition and historical and projected earnings and other operating data of Hanna and Geon; and the capitalization of Hanna and Geon. We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Consolidation and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Hanna and Geon. We also evaluated the potential pro forma financial impact of the Consolidation on Newco. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Hanna and Geon that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Hanna and Geon as to the future financial performance of Hanna and Geon and the strategic implications and operational benefits anticipated to result from the Consolidation. We also have assumed, with your consent, that the Consolidation will be treated as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of Hanna and Geon. We are not expressing any opinion as to what the value of Newco Common Shares actually will be when issued pursuant to the Consolidation or the price at which Newco Common Shares will trade subsequent to the Consolidation. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Hanna or Geon

                                       1-C

The Board of Directors
M.A. Hanna Company
May 7, 2000
Page 2

nor have we made any physical inspection of the properties or assets of Hanna or Geon. In connection with our opinion, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of Hanna. We express no view as to, and our opinion does not address, the relative merits of the Consolidation as compared to any alternative business strategies that might exist for Hanna or the effect of any other transaction in which Hanna might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     Salomon Smith Barney Inc. has acted as financial advisor to Hanna in connection with the proposed Consolidation and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Consolidation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Hanna and Geon for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Hanna, Geon and their respective affiliates.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Hanna in its evaluation of the proposed Consolidation, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Consolidation.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Hanna Exchange Ratio is fair, from a financial point of view, to the holders of Hanna Common Stock.

Very truly yours,

/s/ SALOMON SMITH BARNEY INC.

SALOMON SMITH BARNEY INC.

                                       2-C

                                                                         ANNEX D

                 POLYONE CORPORATION 2000 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of this Plan is to attract, retain and motivate Directors, officers and employees of PolyOne Corporation (the "Company") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance and contribution.

     2. Definitions. As used in this Plan,

     "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

     "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Committee described in Section 17 of the Plan.

     "Common Shares" means the Common Shares, par value $0.10, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

     "Covered Employee" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision).

     "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale of Restricted Shares or Deferred Shares shall become effective.

     "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

     "Deferred Shares" means an award made pursuant to Section 8 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

     "Director" means a member of the Board of Directors of the Company.

     "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Deferred Shares or awards to Non-Employee Directors. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

     "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

     "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

     "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares or, when so determined by the Committee, Option Rights, Appreciation Rights and Restricted Shares pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives

                                       1-D
applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria: revenues, earnings from operations, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to shareholders earnings before or after interest, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Management Objectives may be stated as a combination of the listed factors.

     If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 12 of this Plan) render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under
Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

     "Market Value per Share" means, as of any particular date, the fair market value of the Common Shares as determined by the Committee.

     "Non-Employee Director" means a Director who is not an employee of the Company or any Subsidiary.

     "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

     "Option Price" means the purchase price payable on exercise of an Option Right.

     "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

     "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time any employee of the Company or any of its Subsidiaries (including an executive officer), a Non-Employee Director or a person who has been offered employment by the Company or a Subsidiary, provided that such prospective employee may not receive any payment or exercise the right relating to any award until such person has commenced employment with the Company or a Subsidiary.

     "Performance Period" means, in respect of a Performance Unit or Performance Share, a period of time established pursuant to Section 6 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

     "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.

     "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6 of this Plan.

     "Plan" means this PolyOne Corporation 2000 Stock Incentive Plan, as originally adopted by M.A. Hanna Company and The Geon Company, and as amended and restated from time to time, and as the same may be further amended.

     "Restricted Shares" means Common Shares granted or sold pursuant to Section 7 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

                                       2-D

     "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

     "Subsidiary" means a corporation, company or other entity which is designated by the Committee and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

     "Tandem Appreciation Right" means an Appreciation Right granted pursuant to
Section 5 of this Plan that is granted in tandem with an Option Right.

     "Voting Power" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

     3. Shares Available Under the Plan. (a) Subject to adjustment as provided in Section 3(b) and Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Units or Performance Shares that have been earned, (v) as awards to Non-Employee Directors, (vi) in payment of awards granted under Section 10 of the Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 4,500,000 Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance, treasury shares, shares from the Associates Ownership Trust, shares from The Geon Company Share Ownership Trust or a combination of the foregoing.

     (b) The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available in Section 3(a) above or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award. Common Shares subject to an award that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant will again be available for awards, and Common Shares withheld in payment of the exercise price or taxes relating to an award and Common Shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute Common Shares not delivered to the Participant and shall be deemed to again be available for awards under the Plan. This Section 3(b) shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

     (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 3,000,000 Common Shares; (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 250,000 Common Shares during any calendar year and no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 1,000,000 Common Shares during any consecutive 5 years; and (iii) the number of Performance Shares that may be granted and paid out under this Plan, and the number of Restricted Shares, Deferred Shares and Common Shares awarded under Section 10 of the Plan (after taking forfeitures into account and excluding all awards of Restricted Shares to Non-Employee Directors pursuant to Section 9 of this Plan) shall not exceed, in the aggregate, 1,000,000.

     (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares, Performance Units or Restricted Shares specifying Management Objectives having an aggregate maximum value as of their respective Dates of Grant in excess

                                       3-D
of $2,500,000. Moreover, in no event shall any Participant earn dividend equivalents in any one calendar year specifying Management Objectives having a value in excess of $250,000.

     4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each grant shall specify the number of shares of Common Stock to which it pertains, subject to adjustments as provided in Section 12 of this Plan.

     (b) Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

     (c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee not less than 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

     (d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered; provided, however, that such risks of forfeiture or restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

     (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

     (f) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Committee.

     (g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

     (h) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

     (i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

     (j) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

     (k) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

     (l) No Option Right shall be exercisable more than 10 years from the Date of Grant.

     (m) Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

                                       4-D

     (n) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

     5. Appreciation Rights. (a) The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

     (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

          (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

          (iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

          (iv) Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, identify any related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

          (v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

     (c) Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

     (d) Regarding Free-Standing Appreciation Rights only:

          (i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant;

          (ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

          (iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

     6. Performance Units and Performance Shares. The Committee may also authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a) Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where
                                       5-D
     such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          (b) The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than 3 years) commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

          (c) Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

          (d) Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (e) Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

          (f) Unless otherwise determined by the Committee at the time of the award or thereafter, if a Participant's employment has terminated because of death, disability or retirement at or after normal retirement age (or earlier with the consent of the Committee) under a retirement plan of the Company or a Subsidiary prior to the end of the Performance Period, the extent to which an Performance Unit or Performance Share shall be deemed to have been earned, as calculated at the end of the Performance Period, shall be determined as if such Participant's employment had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of days such Participant was employed during the Performance Period and the denominator of which is the total number of days in the Performance Period. If a Participant's employment terminates for any reason other than as described in the preceding sentence, the Eligible Employee shall be deemed not to have earned the Performance Unit or Performance Share unless the Committee determines otherwise in its sole discretion (in which event the extent to which the Performance Unit or Performance Share shall be deemed to have been earned shall not exceed the amount determined pursuant to the preceding sentence).

          (g) Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

          (h) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

     7. Restricted Shares. The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                                       6-D

          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

          (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than 3 years to be determined by the Committee at the Date of Grant.

          (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

          (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

          (g) Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

     8. Deferred Shares. The Committee may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

          (a) Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (c) Each such grant or sale shall be subject to a Deferral Period of not less than 1 year, as determined by the Committee at the Date of Grant.

          (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

          (e) Each grant or sale of Deferred Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

     9. Awards to Non-Employee Directors. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights and may also authorize the grant or sale of Restricted Shares to Non-Employee Directors.

                                       7-D

     (a) Each grant of Option Rights awarded pursuant to this Section 9 shall be upon terms and conditions consistent with Section 4 of this Plan and shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Each grant shall specify an Option Price per share, which shall not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan shall expire not more than 10 years from the Date of Grant and shall be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Committee, such Option Rights shall be subject to the following additional terms and conditions:

          (i) Each grant shall specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

          (ii) Each such Option Right shall become exercisable to the extent of one-third of the number of shares covered thereby 1 year after the Date of Grant and to the extent of an additional one-third of such shares after each of the next two successive years thereafter.

          (iii) In the event of the termination of service on the Board of Directors of the Company by the holder of any such Option Rights, other than by reason of disability or death, the then outstanding Option Rights of such holder may be exercised to the extent that they would be exercisable on the date that is six months and one day after the date of such termination and shall expire six months and one day after such termination, or on their stated expiration date, whichever occurs first.

          (iv) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within 1 year after such death or disability, but in no event after the expiration date of the term of such Option Rights.

          (v) If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board of Directors of the Company, any Option Rights held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

          (vi) Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares then owned by the optionee for at least six months, or in a combination of cash and such Common Shares.

     (b) Each grant or sale of Restricted Shares pursuant to this Section 9 shall be upon terms and conditions consistent with Section 7 of this Plan.

     10. Other Awards. (a)The Committee is authorized, subject to limitations under applicable law, to grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee shall determine.

     (b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of the Plan.

     (c) The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property
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

under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

     11. Transferability. (a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

     (b) The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 7 of this Plan, shall be subject to further restrictions on transfer.

     12. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares, Deferred Shares and share-based awards described in
Section 10 of the Plan granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

     13. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     14. Withholding Taxes. The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state and local and foreign taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

     15. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without
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thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     16. Cancellation and Rescission of Awards. (a) Unless the Evidence of Award specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred award at any time if the Participant is not in compliance with all applicable provisions of the agreement evidencing the award and the Plan, or if the Participant engages in any "Detrimental Activity." For purposes of this Section 16, "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is competitive with the business of the Company, or which organization or business, or the rendering of service to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) activity that results in termination of the Participant's employment for cause; (iii) a violation of the Company's Code of Conduct; (iv) the Participant being convicted of, or entering a guilty plea, with respect to a crime, whether or not connected with the Company; or (v) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company. For purposes of this Section 16, "Detrimental Activity" shall also include (x) the making of any statement that would cause the Company or its current or former Directors, officers, agents or shareholders embarrassment or humiliation or otherwise cause or contribute to such persons being held in disrepute by the Company's employees, suppliers, customers or the general public or (y) any attempt, directly or indirectly, to solicit or induce any employee, customer or supplier of the Company or its affiliates to terminate its employment, patronage or other association with the Company.

     (b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraph (a) of this Section 16 prior to, or during the 6 months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within 2 years thereafter. In the event of any such rescission, the Participant shall pay the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed by the Participant to the Company.

     17. Administration of the Plan. (a) This Plan shall be administered by one or more Committees (or subcommittees thereof) consisting of not less than two Directors appointed by the Board of Directors of the Company. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The Board of Directors of the Company may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board of Directors of the Company. The foregoing notwithstanding, the Board of Directors of the Company shall perform the functions of the Committee for purposes of granting awards under the Plan to Non-Employee Directors, provided, however, that authority with respect to other aspects of awards granted to Non-Employee Directors shall not be exclusive to the Board of Directors of the Company.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Units, Performance Shares or any awards granted under Section 10 of the Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

     18. Amendments and Other Matters. (a) The Board of Directors of the Company may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be

                                      10-D
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approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. No such amendment shall (i) increase the maximum number of shares specified in Paragraph 3 of the Plan (except that adjustments authorized by Paragraph 11 of this Plan shall not be limited by this provision) or (ii) permit the granting of Option Rights or Appreciation Rights with exercise or grant prices lower than 100% of the Market Value per Share on the date of the Award. Presentation of this Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Board of Directors may amend this Plan to eliminate provisions which are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

     (b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 18(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

     (c) The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

     (d) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

     (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Units or Performance Shares which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 7 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Units or Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate. In addition, the Committee may waive any other limitation or requirement under any award described in the preceding sentence, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement. With respect to any Participant the Committee may, in its sole discretion, accelerate the time at which any Option Right or Appreciation Right may be exercised or the time when a Performance Unit or Performance Share shall be deemed to have been fully earned or the time when a substantial risk of forfeiture or prohibition on transfer of Restricted Shares shall lapse or the time when a Deferral Period shall end in connection with a change in control of the Company. In addition, the Committee may, in its sole discretion, modify any Option Right or Appreciation Right to extend the period following termination of a Participant's employment or service to the Company or any Subsidiary during which such award will remain outstanding and be exercisable, provided that no such extension shall result in any award being exercisable more than ten years after the Date of Grant.

     (f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the

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Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

     (h) This Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.

     (i) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

     (j) This Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

     (k) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (l) Notwithstanding any other provision of the Plan to the contrary, a Participant's rights and the Committee's continuing authority with respect to any award shall be limited to the extent necessary to ensure that any Option Right or other award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the Date of Grant or the date performance conditions are satisfied under APB 25 shall not become subject to "variable" accounting solely due to the existence of such rights or authority, unless the Committee specifically determines that the award shall remain outstanding despite such "variable" accounting.

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                                                                         ANNEX E

                           ARTICLES OF INCORPORATION
                                       OF
                              POLYONE CORPORATION

     FIRST: The name of the Corporation is: PolyOne Corporation.

     SECOND: The place in the State of Ohio where the principal office of the Corporation shall be located is in the City of Cleveland, County of Cuyahoga.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under the General Corporation Law of the State of Ohio as from time to time in effect.

     FOURTH: The total authorized capital stock of the Corporation shall be four hundred forty million (440,000,000) shares consisting of four hundred million (400,000,000) common shares, par value $.01 per share (the "Common Shares"), and forty million (40,000,000) preferred shares, par value $.01 per share (the "Series Preferred Shares").

     The preferences, relative, participating, optional or other special rights, qualifications, limitations, restrictions, voting powers and privileges of each class of the Corporation's capital stock shall be as follows:

                                I. COMMON SHARES

     (a) Issuance. Common Shares may be issued from time to time in such amounts and for such purposes as shall be determined by the Board of Directors of the Corporation.

     (b) Voting Rights. Except as otherwise required by law and the provisions of these Articles of Incorporation and except as provided by the resolution or resolutions of the Board of Directors creating or amending any series of the Series Preferred Shares, the holders of the Common Shares of the Corporation possess full voting power for the election of directors and for all other purposes.

     (c) Dividends. Subject to the requirements of law, these Articles of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of Directors creating or modifying any series of the Series Preferred Shares, the holders of Common Shares shall, after payment in full of all dividends to which holders of the Series Preferred Shares shall be entitled, be entitled to receive such dividends as and when the same may be declared from time to time by the Board of Directors of the Corporation out of funds legally available therefor.

     (d) Liquidation. Subject to the requirements of law, these Articles of Incorporation, as amended from time to time, and the resolution or resolutions of the Board of Directors creating or modifying any series of the Series Preferred Shares, the holders of the Common Shares shall, in the event of any liquidation, dissolution or other winding up of the Corporation, whether voluntary or involuntary, and after all holders of the Series Preferred Shares shall have been paid in full the amounts to which they respectively shall be entitled, be entitled to receive all the remaining assets of the Corporation of whatever kind, such assets to be distributed pro rata to the holders of the Common Shares.

                          II. SERIES PREFERRED SHARES

     (a) Issuance. The Series Preferred Shares may be issued in one or more series as shall from time to time be created and authorized to be issued by the Board of Directors as hereinafter provided.

     (b) Authority of the Board of Directors. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted to amend these Articles of Incorporation to provide for the issuance of any series of the Series Preferred Shares and to determine, to the extent not otherwise provided by law, the designations, powers, preferences and relative, participating, optional and other special
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

rights, if any, of the shares of each series of the Series Preferred Shares, and the qualifications, limitations and restrictions thereof, including (but without limiting the generality of the foregoing) any of the following:

          (i) the number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive name and serial designation thereof;

          (ii) the annual dividend rate or rates and the date on which the first dividend on shares of such series shall be payable and all subsequent dividend payment dates;

          (iii) whether dividends are to be cumulative or non-cumulative, the participating or other special rights, if any, with respect to the payment of dividends and the date from which dividends on all shares of such series issued prior to the record date for the first dividend shall be cumulative (such dividends shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law);

          (iv) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund (which terms as used in this clause shall include any fund or provisions for the periodic purchase or retirement of shares), and a different redemption price or scale of redemption prices applicable to any other redemption;

          (v) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation thereof;

          (vi) the terms, if any, upon which shares of such series shall be convertible into, or exchangeable for, or shall have rights to purchase or other privileges to acquire shares of any other class or of any other series of the same or any other class, including the price or prices or the rate or rates of conversion, exchange, purchase or acquisition and the terms of adjustment, if any;

          (vii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption, or other acquisition of, the Common Shares or any other series or class of stock of the Corporation ranking junior to the shares of such series, either as to dividends or upon liquidation;

          (viii) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional shares of any class (including additional shares of such series of the Series Preferred Shares) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

          (ix) the voting rights of any such series, if any, which may be full, limited, or denied.

     FIFTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Code of Regulations. Election of Directors need not be by written ballot unless the Code of Regulations of the Corporation shall so provide.

     SIXTH:

     (a) A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Ohio, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification nor repeal of this paragraph (a) of this Article SIXTH nor any amendment to the General Corporation Law of the State of Ohio that does not have retroactive

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

application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

     (b) The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Code of Regulations of the Corporation. Neither the modification nor repeal of paragraph (b) of this Article SIXTH nor any amendment to the General Corporation Law of the State of Ohio that does not have retroactive application shall limit the right of Directors and Officers hereunder to indemnification with respect to any act or omission occurring prior to such modification, amendment or repeal.

     SEVENTH: Except as may be otherwise provided in any designation of the terms of Series Preferred Shares, Shareholders of the Corporation shall not have the right to vote cumulatively in the election of Directors.

     EIGHTH: Except as may be otherwise provided in any designation of the terms of Series Preferred Shares, Shareholders of the Corporation shall not have the pre-emptive right, by reason of their status as Shareholders, to purchase securities offered or sold by the Corporation.

     NINTH: The Corporation, by action of its Board of Directors, and without action by its Shareholders, may, from time to time, purchase its own shares of any class in accordance with the provisions of the General Corporation Law of the State of Ohio; and such purchase may be made either in the open market, or at public or private sales, in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such price as the Board of Directors shall, from time to time, determine.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon Shareholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in these Articles of Incorporation, the affirmative vote of the holders of at least three-quarters of the voting power of the Corporation, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Article FIFTH, Article SEVENTH, Article EIGHTH, Article NINTH, or this Article TENTH; provided, however, that this Article TENTH shall not alter the voting entitlement of shares that, by virtue of any Preferred Share Designation, are expressly entitled to vote on any amendment to these Articles of Incorporation.

     ELEVENTH: Any and every statute of the State of Ohio hereafter enacted, whereby the rights, powers or privileges of corporations or of the Shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the Shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every Shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation in the office of the Secretary of State of Ohio.

     TWELFTH: The Corporation hereby appoints CT Corporation System to be its statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the Corporation may be served. The complete address of the agent is: 1300 East 9th St., Cleveland, Ohio 44114.

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

                                                                         ANNEX F

                              POLYONE CORPORATION
                                  REGULATIONS

           (EFFECTIVE AS OF THE EFFECTIVE DATE OF THE CONSOLIDATION)

                             SHAREHOLDERS' MEETINGS

     1. Time and Place of Meetings. All meetings of the Shareholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Ohio, as may be designated by the Board or, in the absence of such designation, by the Chairman, the President, or the Secretary, and stated in the notice of the meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the Shareholders.

     2. Annual Meeting. An annual meeting of the Shareholders will be held at such date and time as may be designated from time to time by the Board, at which the Shareholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Regulation 8.

     3. Special Meetings. (a) Special meetings of the Shareholders may be called only by (i) the Chairman, (ii) the President, (iii) the Secretary within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies (the "Whole Board") or (iv) any person or persons who hold not less than 50% of all the shares entitled to be voted at such meeting. Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Shares, if any, may be called in the manner and for the purposes provided in the resolution or resolutions providing for the issuance of such Preferred Shares (collectively, a "Preferred Share Designation").

     (b) Upon written request by any person or persons entitled to call a meeting of Shareholders delivered in person or by registered mail to the Chairman, the President or the Secretary, such Officer shall forthwith cause notice of the meeting to be given to the Shareholders entitled to notice of such meeting in accordance with Regulation 4. If such notice shall not be given within 60 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner provided in Regulation 4.

     4. Notice of Meetings. Except as otherwise provided by law, written notice of every meeting of Shareholders, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 7 nor more than 60 calendar days before the date of the meeting to each Shareholder of record entitled to vote at such meeting. If such notice is mailed, it shall be addressed to the Shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

     5. Inspectors. The Board shall appoint one or more inspectors of election to act at each meeting of Shareholders and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the presiding Officer of the meeting shall appoint one or more substitute inspectors.

     6. Quorum. Except as otherwise provided by law or in a Preferred Share Designation, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by
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

proxy, will constitute a quorum at all meetings of the Shareholders for the transaction of business thereat. If, however, a quorum is not present or represented at any meeting of Shareholders, the holders of a majority of the voting shares represented at such meeting will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

     7. Voting. Except as otherwise provided by law, by the Articles of Incorporation, or in a Preferred Share Designation, each Shareholder will be entitled at every meeting of the Shareholders to one vote for each share having voting power standing in the name of such Shareholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy. A Shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon election of any Director shall be by ballot. The vote upon any other question brought before the meeting of Shareholders may be by voice vote, unless otherwise required by the Articles of Incorporation or the Regulations or unless the Chairman or the holders of a majority of the outstanding shares of all classes entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, and which has actually been voted, will be the act of the Shareholders, except in the election of Directors or as otherwise provided in these Regulations, the Articles of Incorporation, a Preferred Share Designation, or by law. An abstention shall not represent a vote cast.

     8. Order of Business. (a) The Chairman, or such other Officer of the Corporation designated by a majority of the Whole Board, will call meetings of the Shareholders to order and will act as the presiding Officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding Officer of the meeting of the Shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than Shareholders of the Corporation or their duly appointed proxies) who may attend any such Shareholders' meeting, by ascertaining whether any Shareholder or his or her proxy may be excluded from any meeting of the Shareholders based upon any determination by the presiding Officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the Shareholders.

     (b) At an annual meeting of the Shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Regulation 4, (ii) otherwise properly brought before the meeting by the presiding Officer or by or at the direction of a majority of the Whole Board, or
(iii) otherwise properly requested to be brought before the meeting by a Shareholder of the Corporation in accordance with Regulation 8(c).

     (c) For business to be properly requested by a Shareholder to be brought before an annual meeting, the Shareholder must (i) be a Shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these Regulations, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a Shareholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of Shareholders; provided, however, that in the case of
(1) the Corporation's 2001 annual meeting of Shareholders and (2) any subsequent annual meeting where the date of the annual meeting is delayed by more than 60 days calendar days after the anniversary of the preceding year's annual meeting, then, in each such case, notice by the Shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. A Shareholder's notice to the Secretary must set forth as to each matter the Shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business
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

desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the Shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the Shareholders proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such Shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Regulation 8(c), a Shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 8(c). For purposes of this Regulation 8(c) and Regulation 12, "public announcement" means disclosure in a press release reported by the Dow Jones News Service or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to Shareholders. Nothing in this Regulation 8(c) will be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     (d) At a special meeting of Shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Regulation 4 or (ii) otherwise properly brought before the meeting by the presiding Officer or by or at the direction of a majority of the Whole Board.

     (e) The determination of whether any business sought to be brought before any annual or special meeting of the Shareholders is properly brought before such meeting in accordance with this Regulation 8 will be made by the presiding Officer of such meeting. If the presiding Officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

                                   DIRECTORS

     9. Function. The business and affairs of the Corporation will be managed under the direction of its Board.

     10. Number, Election and Terms of Directors. (a) At the effective time of the merger of M.A. Hanna Company ("Hanna") into The Geon Company ("Geon") (the "Effective Time"), the number of Directors of the Corporation shall be twelve.

     (b) The Board or the Shareholders may from time to time, in the manner set forth below in this Section 10(b), fix or change the size of the Board to a total number of no fewer than six Directors and no more than 18 Directors; provided that, through the date of the Corporation's annual meeting of Shareholders in 2004 (the "2004 Annual Meeting Date"), each increase or decrease in the size of the Board shall be by two or a multiple of two. The Board may, subject to the limitations contained in the immediately preceding sentence regarding the number of Directors and the requirement that any increase or decrease in the number of Directors be effected by a multiple of two, fix or change the number of Directors by the affirmative vote of two-thirds of the Whole Board. The Shareholders may, subject to the limitations contained in the first sentence of this paragraph regarding the number of Directors and the requirement that any increase or decrease in the number of Directors be effected by a multiple of two, fix or change the number of Directors at a meeting of the Shareholders called for the purpose of electing Directors (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation represented at the meeting and entitled to elect Directors or (ii) if the proposed change in the number of Directors is recommended by two-thirds of the Whole Board, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation represented at the meeting and entitled to elect Directors. No reduction in the number of Directors shall of itself have the effect of shortening the term of any incumbent Director. If the Board increases the number of Directors, it may fill the vacancy or
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

vacancies created by the increase in the number of Directors for the respective unexpired terms in accordance with the provisions of Regulation 13. If the Shareholders increase the number of Directors and fail to fill the vacancy or vacancies created thereby, the Board may fill such vacancy or vacancies for the respective unexpired terms in accordance with the provisions of Regulation 13.

     (c) Directors shall hold office until their successors are chosen and qualified, or until their earlier death, retirement, resignation, or removal.

     (d) The foregoing provisions of this Regulation 10 are subject to the provisions of any Preferred Share Designation to the contrary that may be adopted with the approval of three-quarters of the Whole Board.

     11. Chairman of the Board, Chairman of the Executive Committee, and Chairmen of Other Committees.

          (a) In General. Except as provided below in this Regulation 11, the Board may from time to time select from its members one or more individuals to serve as Chairman of the Board, Chairman of the Executive Committee (if the Board appoints an Executive Committee), and Chairman of any of the other committees of the Board. Except as provided in Regulation 11(b) and 11(c), the positions of Chairman of the Board, Chairman of the Executive Committee, and Chairman of any other committee of the Board are not Officer positions (and the Corporation shall have no Officer position known as Chairman of the Board), but are strictly Director positions, the sole authority and responsibility of which is to preside at meetings of the Shareholders, the Board, or the applicable committee, as the case may be. The Chairman of the Board shall, if present, preside at meetings of the Board and at meetings of the Shareholders. In the absence of the Chairman of the Board, the President shall preside at such meetings.

          (b) Chairman of the Board Through 2004 Annual Meeting Date. It is intended that Phillip D. Ashkettle ("Ashkettle") shall be Chairman of the Board through the 2004 Annual Meeting Date or his earlier failure to continue to be a Director of the Corporation, whether as a result of his death, resignation, removal, or failure to be re-elected at the expiration of his term as Director. On the 2004 Annual Meeting Date, Ashkettle shall cease to be Chairman of the Board, unless he shall have earlier ceased to hold that position. It is intended that Thomas A. Waltermire ("Waltermire") shall become Chairman of the Board on the date (which in no event shall be later than the 2004 Annual Meeting Date) on which Ashkettle ceases to be Chairman of the Board, subject, in all cases, to Waltermire's earlier failure to continue to be a Director of the Corporation, whether as a result of his death, resignation, removal, or failure to be re-elected at the expiration of his term as Director. If, for any reason, Ashkettle ceases to hold the position of Chairman of the Board at any time before the 2004 Annual Meeting Date, it is intended that Waltermire shall immediately assume the position of Chairman of the Board, provided that he is then a Director. So long as Waltermire remains a Director of the Corporation and has not assumed the position of Chairman of the Board, no individual (other than Waltermire or any other person designated by him) shall be designated vice chairman or deputy chairman (or any other position or title of similar import) of the Board.

          (c) Chairman of the Executive Committee. If the Board establishes an Executive Committee in accordance with Regulation 20, it is intended that
     (i) each of Ashkettle and Waltermire shall be a member of the Executive Committee as long as he is a member of the Board; (ii) the Chairman of the Board shall also be Chairman of the Executive Committee; and (iii) through the 2004 Annual Meeting Date, so long as Waltermire remains a Director but is not Chairman of the Board, no individual (other than Waltermire or any other person designated by him) shall be designated as vice chairman or deputy chairman (or any other position or title of similar import) of the Executive Committee. The Board shall have the power at any time by the affirmative vote of at least three-quarters of the Whole Board to change the membership of, to fill all vacancies in, and to discharge the Executive Committee, with or without cause.

          (d) The provisions of Regulations 11(b) and 11(c) shall apply through the 2004 Annual Meeting Date.

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     12. Nominations. Only individuals who are nominated in accordance with the following procedures shall be eligible for election as Directors. Subject to the provisions of any Preferred Share Designation, nominations for the election of Directors may be made only:

          (a) through the date of the Corporation's annual meeting of Shareholders to be held in 2002 (the "2002 Annual Meeting Date"), by the affirmative vote of three-quarters of the Whole Board and three-quarters of the members of the Nominating Committee, if any, then in office; provided, however, that if the Nominating Committee is unable, for any reason, to approve by the requisite vote a nomination for election of a particular Director or Directors, the nomination shall be made instead by the affirmative vote of a majority of the Whole Board and three-quarters of the members of a committee to be comprised of (i) in the case of a nomination for election to fill a Director position that was held, immediately after the Effective Time, by an individual who had been a Director of M.A. Hanna Company up until the Effective Time (a "Former Hanna Director"), all of the Directors then in office who either are Former Hanna Directors or were elected to fill a Director position originally held, immediately after the Effective Time, by a Former Hanna Director, and (ii) in the case of a nomination for election to fill a Director position that was held, immediately after the Effective Time, by an individual who had been a Director of The Geon Company up until the Effective Time (a "Former Geon Director"), all of the Directors then in office who either are Former Geon Directors or were elected to fill a Director position originally held, immediately after the Effective Time, by a Former Geon Director; provided, further, that, in the case of a nomination for election to fill a Director position that resulted from an increase in the size of the Board after the Effective Time in accordance with Regulation 13, such nomination shall be made by the affirmative vote of three-quarters of the Whole Board if the Nominating Committee is unable, for any reason, to approve by the requisite vote a nomination to fill such Director position,

          (b) after the 2002 Annual Meeting Date, by the affirmative vote of two-thirds of the Whole Board, and

          (c) whether before or after the 2002 Annual Meeting Date, by any Shareholder who is a Shareholder of record at the time of giving of notice of an annual meeting of Shareholders who is entitled to vote for the election of Directors at that meeting and who complies with the procedures set forth below in the remainder of this Regulation 12.

All nominations by Shareholders must be made pursuant to timely notice in proper written form to the Secretary. To be timely, a Shareholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of Shareholders; provided, however, that in the case of (1) the Corporation's 2001 annual meeting of Shareholders and (2) any subsequent annual meeting where the date of the annual meeting is delayed by more than 60 days calendar days after the anniversary of the preceding year's annual meeting, then, in each such case, notice by the Shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, such Shareholder's notice must set forth or include (i) the name and address, as they appear on the Corporation's books, of the Shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the Shareholder giving the notice is a holder of record of shares of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of the Corporation owned beneficially and of record by the Shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the Shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder giving the notice; (v) such other information regarding each nominee proposed by the Shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the
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

proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a Shareholder's notice of nomination which pertains to the nominee. The presiding Officer of any annual meeting will, if the facts warrant, determine that a nomination was not made, in accordance with the procedures prescribed by this Regulation 12, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Regulation 12, a Shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 12.

     13. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Shares to elect additional Directors under circumstances specified in a Preferred Share Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled by election, (a) at any time through the 2002 Annual Meeting Date, as provided in paragraph (a) of Regulation 12, and (b) after the 2002 Annual Meeting Date, solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the term and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

     14. Resignation; Removal. Any Director may resign at any time by giving written notice of his or her resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice. Except as may be otherwise provided in any Preferred Stock Designation, Directors may be removed from the Board of Directors by the Shareholders only for cause. For purposes of this Regulation 14, cause for removal shall exist only if it is proved by clear and convincing evidence in a court of competent jurisdiction that a Director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation.

     15. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the Shareholders and at such other time and place either within or without the State of Ohio as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

     16. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telecopier, or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of five or more Directors. Special meetings of the Board may be held at such time and place either within or without the State of Ohio as is determined by the Board or specified in the notice of any such meeting.

     17. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as provided in these Regulations and except for actions required by these Regulations or the Articles of Incorporation to be taken by a majority or some greater proportion of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present. The provisions of this Regulation 17 notwithstanding, the Board may not approve, or take any action that would otherwise constitute, a "Change of Control" as that term is defined in Regulation 45, unless such action is approved by at least three-quarters of the Whole Board.

     18. Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may
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

be, by means of telephone or video conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

     19. Nominating Committee. This Regulation 19 shall remain in effect through the 2002 Annual Meeting Date. It is intended that through the 2002 Annual Meeting Date, the Board, by resolution adopted by the affirmative vote of at least two-thirds of the Whole Board, will designate annually as the members of the Nominating Committee of the Board (the "Nominating Committee") four individuals, two of whom shall be Former Hanna Directors (one of whom shall be Ashkettle so long as he remains a Director) and two of whom shall be Former Geon Directors (one of whom shall be Waltermire so long as he remains a Director). The Nominating Committee shall act as such for all purposes of these Regulations through the 2002 Annual Meeting, including acting in the nomination of individuals to serve as Directors as provided in Regulation 12. The Board shall have the power at any time by the affirmative vote of at least three-quarters of the Whole Board to change the membership of, to fill all vacancies in, and to discharge the Nominating Committee, with or without cause.

     20. Other Committees. The provisions of this Regulation 20 shall be subject to the provisions of Regulation 11 with respect to any Executive Committee that may be established by the Board and to the provisions of Regulation 19 with respect to the Nominating Committee through the 2002 Annual Meeting Date. Subject to those provisions, the Board may designate one or more committees, each to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all documents which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Shareholders, any action or matter expressly required by the Ohio General Corporation Law to be submitted to Shareholders for approval or (ii) adopting, amending, or repealing any Regulation of the Corporation.

     21. Compensation. The Board may establish the compensation and reimbursement policies for Directors with respect to membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Corporation or any of its subsidiaries.

     22. Bylaws. The Board may adopt bylaws, that are not inconsistent with the Articles of Incorporation or these Regulations, for the conduct of meetings and the oversight of the management of the business and affairs of the Corporation.

                                    NOTICES

     23. Generally. Except as otherwise provided by law, these Regulations or the Articles of Incorporation, whenever by law or under the provisions of these Regulations or the Articles of Incorporation notice is required to be given to any Director or Shareholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or Shareholder, at the address of such Director or Shareholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notices to Directors may also be given by overnight courier service, telephone, telecopier, or similar medium of communication or as otherwise may be permitted by these Regulations.

     24. Waivers. Whenever any notice is required to be given by law or under the provisions of these Regulations or the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons

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

entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    OFFICERS

     25. Number and Term of Office. The Corporation shall have a Chief Executive Officer, a President, a Treasurer, and a Secretary, and may have a Chief Operating Officer, one or more Vice Presidents, one or more of whom may be designated as Executive or Senior Vice Presidents or by similar titles, and such other Officers or agents, subordinate to the Chief Executive Officer and the President, with such titles as the Board may from time to time determine, each to have such authority, functions, or duties as in these Regulations provided or as the Board may from time to time determine, and, except as provided in Regulation 26, each to hold office for such term as may be prescribed by the Board and until such his or her successor shall have been chosen and shall qualify or until his or her death, retirement, resignation, or removal as provided in Regulation 30. Subject to the provisions of Regulation 26, one person may hold and perform the duties of any two or more of offices but no Officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation, or these Regulations to be executed, acknowledged, or verified by two or more Officers.

     26. Division of Responsibilities between Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer. These regulations contemplate that (a) Ashkettle will be Chairman of the Board and Chief Executive Officer of the Corporation from the Effective Time through December 31, 2001 and will remain as Chairman of the Board through the 2004 Annual Meeting Date and
(b) Waltermire will be President and Chief Operating Officer of the Corporation through December 31, 2001 and will become Chief Executive Officer of the Corporation on January 1, 2002 and will remain as President, Chief Executive Officer, and Chief Operating Officer through the 2004 Annual Meeting Date. For as long as Ashkettle and Waltermire remain in those positions, the respective duties and responsibilities of the Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer shall be as set forth in the Duties and Responsibilities Chart attached to these Regulations as Annex A and incorporated herein by this reference. No action shall be taken by the Board to modify, amend, or fail to honor the terms of the Duties and Responsibilities Chart, or of any employment agreements presently or hereafter in effect between the Corporation and Ashkettle or Waltermire, during their respective terms except on the affirmative vote of three-quarters of the Whole Board.

     27. Chief Executive Officer, President, and Chief Operating Officer Through December 31, 2001. At the Effective Time, Ashkettle shall become Chief Executive Officer of the Corporation and, subject to his earlier death, retirement, resignation, or removal pursuant to Regulation 30, Ashkettle shall remain as Chief Executive Officer through December 31, 2001. At the Effective Time, Waltermire shall become the President and Chief Operating Officer of the Corporation and, subject to his earlier death, retirement, resignation, or removal pursuant to Regulation 30, Waltermire shall remain President and Chief Operating Officer through December 31, 2001. During such portion of the period commencing at the Effective Time and ending on December 31, 2001 that Ashkettle remains as Chief Executive Officer and Waltermire remains as President and Chief Operating Officer, the duties, authorities, responsibilities, and reporting relationships of each of them shall be as provided in the Duties and Responsibilities Chart. If at any time before December 31, 2001 Ashkettle ceases for any reason to be Chief Executive Officer of the Corporation and, at that time, Waltermire is serving as President and Chief Operating Officer, Waltermire shall thereupon and without further action by the Board become Chief Executive Officer of the Corporation.

     28. Chief Executive Officer, President, and Chief Operating Officer from not later than January 1, 2002. Effective January 1, 2002 or on such earlier date, if any, on which Ashkettle ceases to be Chief Executive Officer, Waltermire shall become Chief Executive Officer of the Corporation and he shall hold that title and position through the 2004 Annual Meeting Date and thereafter until his successor is elected, subject to his

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earlier death, retirement, resignation, or removal pursuant to Regulation 30. At any time before the 2004 Annual Meeting Date during which (a) Waltermire is Chief Executive Officer, President, and Chief Operating Officer and (b)
Ashkettle is Chairman of the Board, their respective duties (Waltermire as Chief Executive Officer, President, and Chief Operating Officer and Ashkettle as Chairman of the Board), shall be as provided in the Duties and Responsibilities Chart.

     29. Authority and Duties of Officers. Subject to the provisions of Regulations 26, 27 and 28, the Officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be determined by the Board, regardless of whether such authority and duties are customarily incident to such offices.

     30. Removal. Except as provided in the last sentence of this Regulation 30, any Officer may at any time be removed, either with or without cause, by the Board or any authorized committee thereof, or, except in the case of any Officer elected by the Board or an authorized committee thereof, by any superior Officer upon whom such power may be conferred by the Board or any authorized committee thereof, in any case without prejudice to the contract rights, if any, of such Officer. Notwithstanding the foregoing, through the 2004 Annual Meeting Date, the Board shall not remove either Ashkettle or Waltermire from any position held by them as contemplated by the Duties and Responsibilities Chart except by the affirmative vote of three-quarters of the Whole Board (excluding any employees of the Corporation serving on the Board of Directors), and in any case without prejudice to the contract rights of either of them.

     31. Resignation. Any Officer may resign at any time by giving notice to the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     32. Vacancies. Except as provided in Regulation 27 with respect to a vacancy in the office of Chief Executive Officer, a vacancy in any office because of death, retirement, resignation, removal, or any other cause may be filled in the manner prescribed in these Regulations for election to such office.

     33. Compensation. Subject to the respective contractual rights of Ashkettle and Waltermire under any employment agreements presently or hereafter in effect between either of them and the Corporation, the compensation of the Chief Executive Officer, President, Chief Operating Officer, and agents of the Corporation who are also Directors of the Corporation will be fixed by the Board or a committee of the Board delegated that responsibility by the Board. The Board may fix, or delegate the power to fix, the compensation of other Officers to a committee of the Board or an Officer of the Corporation.

                                INDEMNIFICATION

     34. Actions by Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or an Officer of the Corporation and (2) except as otherwise required by Regulation 36, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, agent of, or participant in another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he

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or she reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     35. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or Officer of the Corporation, and the Corporation may indemnify any person who was or is a party or is threatened to made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee, agent of, or participant in another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     36. Successful Defense. To the extent that a person who is or was a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Regulations 34 or 35, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.


     37. Specific Authorization. To obtain indemnification under Regulations 34 through 45 (the "Indemnification Regulations"), a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Regulations 34 or 35 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Regulations 34 and 35. Such determination shall be made by (a) the Shareholders, (b) the Board by a majority vote of a quorum consisting of Disinterested Directors, or (c) (1) even if such quorum is not obtainable, if a quorum of Disinterested Directors so directs or
(2) if a Change of Control shall have occurred, by an Independent Counsel in a written opinion, which Independent Counsel shall be selected by a majority vote of a quorum of Disinterested Directors or, if a Change of Control shall have occurred, by the claimant. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.



     38. Suit Against Corporation. If a claim under the Indemnification Regulations is not paid in full by the Corporation within 30 days after a written claim pursuant to Regulation 37 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Ohio General Corporation Law or the Indemnification Regulations for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, Independent Counsel or Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Ohio General Corporation Law or the Indemnification

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Regulations, nor an actual determination by the Corporation (including its
Board, Independent Counsel or Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


     39. Corporation Bound. If a determination shall have been made pursuant to Regulation 37 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Regulation 38.



     40. Preclusion. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Regulation 38 that the procedures and presumptions of the Indemnification Regulations are not valid, binding, and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of the Indemnification Regulations.



     41. Right of Indemnity not Exclusive. The indemnification and advancement of expenses provided by the Indemnification Regulations shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Regulation, agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.



     42. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of or participant in another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Indemnification Regulations, Section 1701.13(E) of the Ohio General Corporation Law or otherwise.



     43. Invalidity of any Provisions of this Article. The invalidity or unenforceability of any provision of the Indemnification Regulations shall not affect the validity or enforceability of the remaining provisions of the Indemnification Regulations, and, to the fullest extent possible, such provisions of the Indemnification Regulations (including, without limitation, each such portion of any of the Indemnification Regulations containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.



     44. Definitions. For purposes of the Indemnification Regulations:


          (A) "Change of Control" means:

             (1) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph (1), the following acquisitions shall not be deemed to result in a Change of
        Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (3) below; provided, further, that if any Person's beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Corporation Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board (as defined below) determines in good faith that a Person has acquired beneficial ownership (within
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        the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Corporation Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Corporation Voting Securities, then no Change of Control shall have occurred as a result of such Person's acquisition; or

             (2) Individuals who, as of the Effective Time, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Time, whose election, or nomination for election by the Corporation's Shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, except that, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board; or

             (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another corporation ("Business Combination"); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (4) approval by the Shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          (B) "Disinterested Director" means a Director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

          (C) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, experienced in matters of corporation law that or who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under the Indemnification Regulations.


     45. Notice. Any notice, request, or other communication required or permitted to be given to the Corporation under the Indemnification Regulations shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail, or courier service, or certified or registered mail, postage prepaid, return receipt requested to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                                      12-F

                                     SHARES


     46. Certificates. The shares of stock of the Corporation will be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of shares represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such Officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such Officer, transfer agent, or registrar at the date of issue.



     47. Classes of Shares. The designations, preferences, and relative participating, optional or other special rights of the various classes of shares or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its shares or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.



     48. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the share certificate to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificates.



     49. Record Dates. (a) In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


     (b) In order that the Corporation may determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining Shareholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

     (c) The Corporation will be entitled to treat the person in whose name any share is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

                                      13-F

                                    GENERAL


     50. Fiscal Year. The fiscal year of the Corporation will be the calendar year or such other fiscal year as may be fixed from time to time by the Board.



     51. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Ohio". The corporate seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



     52. Reliance Upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each Officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's Officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or Officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.



     53. Amendments. Except as otherwise provided by law or by the Articles of Incorporation or these Regulations, these Regulations or any of them may be amended in any respect or repealed at any time (i) by the Shareholders at a meeting held for that purpose, provided notice of the proposed amendment or repeal be contained in the notice of the meeting, by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on the proposal or (ii) by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on the proposal. The provisions of this Regulation 53 notwithstanding, the Shareholders may not modify any of Regulations 10, 11, 12, 26, 27 and 28 while those provisions remain in effect pursuant to their terms without the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of the Corporation on the proposal or three-quarters of the Whole Board, as the case may be.


                                      14-F

                                                                         ANNEX A

                       DUTIES AND RESPONSIBILITIES CHART

                   Respective Duties and Responsibilities of
   Chairman, Chief Executive Officer, President, and Chief Operating Officer
                          following the Effective Time

FIRST STAGE: From the Effective Time through December 31, 2001, Phillip D. Ashkettle and Thomas A. Waltermire will be the two most senior executive officer of the Corporation (assuming they both remain in the employ of the Corporation through that time), and the titles, duties, and responsibilities of Chairman, Chief Executive Officer, President, and Chief Operating Officer will be divided between them, and their relationship will be, as set forth in parts I and II below:

I. Ashkettle shall be Chairman of the Board and Chief Executive Officer.


  a.   Accountable to the Board of Directors
  b.   Direct Reports
       i.    President/Chief Operating Officer (partnership role)
       ii.   Merger & Acquisition Function
       iii.  External Affairs (Industry, Political, Community)
       iv.   Corporate Secretary
       v.    Health, Safety, Environment & Quality
  c.   Principal Accountabilities
       i. Drive growth of the portfolio via acquisitions, joint ventures, and creative combinations
       ii. Operates the company "incubator" for home grown new businesses
       iii. Represents the company before key industry and public audiences
       iv.   Chairs and administers board functions
  d.   Shared Accountabilities (Shared between Ashkettle and Waltermire)
       i.    Establishment of the merger implementation process
       ii.   Represent the company with investors and analysts
       iii.  Board communications
       iv.   Recommendations re: selection of new board members
  e.   Supporting Roles (Waltermire has primary responsiblities)
       i.    Vision communication
       ii.   In company networking and communication
       iii.  Organization effectiveness, cross business team sharing
       iv.   Contacts with key customers and suppliers
       v.    Development of customer/market-focused organization


                                      15-F

II. Thomas A. Waltermire shall be President and Chief Operating Officer.


   a.   Accountable to Chief Executive Officer and to Board of Directors
   b.   Direct Reports
        i.     Business Team Leaders
        ii.    Chief Financial Officer
        iii.   General Counsel
        iv.    Chief Information Officer
        v.     Chief Technology Officer
        vi.    Chief Human Resources Officer
   c.   Principal Accountabilities
        i.     Business performance
        ii.    Financial strategy
        iii.   Accelerated organic growth
        iv.    Organizational effectiveness, cross team sharing
        v.     In-company networking and communications
        vi.    Legal, regulatory and process compliance
        vii.   Merger implementation
        viii.  E-business strategies and relationships
   d.   Shared Accountabilities (Shared between Ashkettle and Waltermire)
        i.     Establishment of the merger implementation process
        ii.    Represent the company with investors and analysts
        iii.   Board communications
        iv.    Recommendations re selection of new board members
   e.   Supporting Roles (Ashkettle has primary responsibilities)
        i.     Vice-chair of the Strategy Council
        ii.    Support the execution of the portfolio growth strategy
        iii. Represent the company before key industry and public audiences


SECOND STAGE: Pursuant to actions taken by the Board of Directors in connection with the consolidation, Waltermire will be named Chief Executive Officer effective January 1, 2002, succeeding Ashkettle in that role, and Ashkettle will continue thereafter as Chairman of the Board (with no other title) through the date of PolyOne's annual meeting of shareholders held in 2004. For so long as Waltermire is Chief Executive Officer and Ashkettle is Chairman of the Board, Ashkettle's role as Chairman will involve external contacts for the company, board leadership, and a supporting board level role in the areas for which he was previously responsible.

THIRD STAGE: Ashkettle will retire as Board Chairman and from the Board of Directors at PolyOne's annual meeting of shareholders in 2004.

                                      16-F

July 31, 2000

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders to be held at The Forum Conference and Education Center, Erie Room, 1375 E. Ninth Street, Cleveland, Ohio, at 10:00 a.m. on Tuesday, August 29, 2000.

The Notice of Special Meeting of Stockholders and the Joint Proxy
Statement/Prospectus describe the matters to be acted upon at the meeting. If we complete the consolidation, Geon stockholders will receive two common shares of PolyOne Corporation for each share of Geon common stock that they own.

Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to vote over the internet, by telephone, or by marking your choices on the attached proxy card and signing, dating, and returning it in the envelope provided. If you decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote personally by ballot.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE BOX PROVIDED ON THE PROXY
CARD.

We look forward to seeing you at the meeting.

THOMAS A. WALTERMIRE
Chairman of the Board,
Chief Executive Officer
and President


--------------------------------------------------------------------------------

                               THE GEON COMPANY

                                     PROXY

                  SPECIAL MEETING OF STOCKHOLDERS, AUGUST 29, 2000

   This Proxy is Solicited on Behalf of the Corporation's Board of Directors


     The undersigned hereby appoints Thomas A. Waltermire and Gregory L. Rutman, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of common stock of The Geon Company held of record by the undersigned on July 17, 2000, at the Special Meeting of Stockholders to be held on August 29, 2000, or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AGREEMENT AND PLAN OF CONSOLIDATION AND "FOR" THE APPROVAL OF THE POLYONE 2000 STOCK INCENTIVE PLAN. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ADOPTION OF THE AGREEMENT AND PLAN OF CONSOLIDATION AND "FOR" THE APPROVAL OF THE 2000 STOCK INCENTIVE PLAN.

                    (Continued and to be dated and signed on the reverse side.)


                                                       THE GEON COMPANY
                                                       P.O. BOX 11343
                                                       NEW YORK, N.Y. 10203-0343

--------------------------------------------------------------------------------

THE GEON COMPANY

                TELEPHONE                                      INTERNET                                         MAIL
                ---------                                      --------                                         ----
             1-800-648-2106                           http://proxy.shareholder.com/gon

    - Using any touch-tone telephone                - Go to the website address listed           - Mark, sign and date your
      call the number listed above.                   above.                                       proxy card.

    - Have your Proxy Form in hand.          OR     - Have your Proxy Form in hand.          OR  - Detach your proxy card.

    - Enter your Control Number                     - Enter your Control Number                  - Return your proxy card in the
      located in the box below.                       located in the box below.                    postage-paid envelope provided.

    - Follow the simple recorded                    - Follow the simple instructions.
      instructions.
                                                                               Your internet or telephone vote authorizes the named
                                                                               proxies to vote your shares in the same manner as if
                                                                               you marked, signed and returned your proxy card. If
                                                                               you have submitted your proxy by the Internet or
                                                                               telephone there is no need for you to mail back
                                                                               your proxy card.

                                                                                                      1-800-648-2106
                                                                                                  CALL TOLL-FREE TO VOTE

                                                                                        -------------------------------------------
                                                                                                      CONTROL NUMBER
                                                                                              FOR INTERNET/TELEPHONE VOTING
                                                                                       --------------------------------------------




  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

--------------------------------------------------------------------------------


1.  Adoption of the Agreement       FOR       AGAINST        ABSTAIN       In their discretion, the Proxies
    and Plan of Consolidation       [ ]         [ ]            [ ]         are authorized to vote upon such
                                                                           other business as may properly come
2.  Approval of the PolyOne         FOR       AGAINST        ABSTAIN       before the meeting or any
    2000 Stock Incentive Plan       [ ]         [ ]            [ ]         adjournment thereof and matters
                                                                           incident to the conduct of the meeting.


                                                                           I Will Attend     [ ]
                                                                           the Meeting


                                                                           Change of         [ ]
                                                                           Address and/or
                                                                           Comments Mark Here



                                                                                 NOTE: Please sign exactly as
                                                                                 the name appears on this card.
                                                                                 Joint owners should each sign.
                                                                                 When signing as attorney,
                                                                                 executor, administrator, trustee
                                                                                 or guardian, please give full
                                                                                 title as such. If a corporation,
                                                                                 please sign in full corporate
                                                                                 name by President or other
                                                                                 authorized officer and affix
                                                                                 corporate seal. If a
                                                                                 partnership, please sign in
                                                                                 partnership name by general
                                                                                 partner.


                                                                                 Dated:                , 2000
                                                                                      ----------------

                                                                                 --------------------------- (SEAL)
                                                                                        Signature(s)

                                                                                 --------------------------- (SEAL)
                                                                                   Signature if held jointly

            PLEASE DETACH HERE                         Votes MUST be indicated
YOU MUST DETACH THIS PORTION OF THE PROXY CARD         (x) in Black or Blue
BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE           ink                   [X]

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

July 31, 2000

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders to be held at The Forum Conference and Education Center, Erie Room, 1375 E. Ninth Street, Cleveland, Ohio, at 11:00 a.m. on Tuesday, August 29, 2000.

The Notice of Special Meeting of Stockholders and the Joint Proxy
Statement/Prospectus describe the matters to be acted upon at the meeting. If we complete the consolidation, Hanna stockholders will receive one common share of PolyOne for each share of Hanna common stock that they own.

Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to vote through the internet, by telephone, or by marking your choices on the attached proxy card and signing, dating, and returning it in the envelope provided. If you decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote personally by ballot.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE BOX PROVIDED ON THE PROXY
CARD.

We look forward to seeing you at the meeting.

PHILLIP D. ASHKETTLE
Chairman and
Chief Executive Officer



                             Detach Proxy Card Here

--------------------------------------------------------------------------------

[X]  Please mark your vote as in this example.

     This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

--------------------------------------------------------------------------------

1.  Adoption of the Agreement       FOR       AGAINST        ABSTAIN       In their discretion, the Proxies
    and Plan of Consolidation       [ ]         [ ]            [ ]         are authorized to vote upon such
                                                                           other business as may properly come
2.  Approval of the PolyOne         FOR       AGAINST        ABSTAIN       before the meeting or any
    2000 Stock Incentive Plan       [ ]         [ ]            [ ]         adjournment and matters incident to
                                                                           the conduct of the meeting.


                                                                           I will attend [ ]
                                                                           the meeting


                                                                           Change of [ ]
                                                                           Address


          The signer hereby revokes all proxies previously given by the signer to vote at the meeting or any adjournments.





                                                                                 NOTE: Please sign exactly as
                                                                                 your name appears on this card.
                                                                                 Joint owners should each sign.
                                                                                 When signing as attorney,
                                                                                 executor, administrator, trustee
                                                                                 or guardian, please give full
                                                                                 title as such. If a corporation,
                                                                                 please sign in full corporate
                                                                                 name by president or other
                                                                                 authorized officer. If a
                                                                                 partnership, please sign in
                                                                                 partnership name by general
                                                                                 partner.


                                                                                 DATE:                , 2000
                                                                                      ----------------

                                                                                 ---------------------------
                                                                                        SIGNATURE(S)



    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

--------------------------------------------------------------------------------

                              M.A. HANNA COMPANY
                       Suite 36-5000, 200 Public Square
                          Cleveland, Ohio 44114-2304

                  SPECIAL MEETING OF STOCKHOLDERS, AUGUST 29, 2000

   This Proxy is Solicited on Behalf of the Corporation's Board of Directors


     The undersigned hereby appoints Phillip D. Ashkettle and John S. Pyke, Jr., and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of M.A. Hanna Company held of record by the undersigned on July 14, 2000, at the Special Meeting of Stockholders to be held on August 29, 2000, or any adjournment of the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF CONSOLIDATION AND "FOR" THE APPROVAL OF THE POLYONE 2000 STOCK INCENTIVE PLAN. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ADOPTION OF THE AGREEMENT AND PLAN OF CONSOLIDATION AND "FOR" THE APPROVAL OF THE 2000 STOCK INCENTIVE PLAN.

                    (Continued and to be dated and signed on the reverse side.)

--------------------------------------------------------------------------------


                      VOTE BY INTERNET OR THE TELEPHONE

                           QUICK - EASY - IMMEDIATE

M.A. Hanna Company encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may not vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet.

Your Internet or telephone vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE THROUGH
THE INTERNET:          -Read the accompanying Joint Proxy Statement/Prospectus.
                       -Have your voter control number printed in the box
                        above just below the perforation available.
                       -Log on to http://www.eproxyvote.com/mah
                       -Follow the instructions and cast your vote.

                                       OR

VOTE BY PHONE:         -Read the accompanying Joint Proxy Statement/Prospectus.
                       -Have your voter control number printed in the box above
                        just below the perforation available.
                       -Using a touch-tone phone, call the toll-free number
                        1-877-779-8683.
                       -Follow the recorded instructions to cast your vote.

                                       OR

VOTE BY MAIL:          Mark, sign and date your proxy card and return it
                       in the postage-paid envelope.
                       IF YOU ARE VOTING BY TELEPHONE OR THROUGH THE INTERNET,
                       PLEASE DO NOT MAIL YOUR PROXY CARD.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     PolyOne will be an Ohio corporation. Section 1701.13 of Ohio law contains detailed provisions on indemnification of directors and officers of an Ohio corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative.

     Article Sixth of PolyOne's articles will, at the consummation of the consolidation, provide for indemnification of directors and officers. The provision provides that a director of PolyOne will not be personally liable to PolyOne or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation is not permitted under Ohio law, as that law exists or may hereafter be amended. Article Sixth provides that any director or officer will, to the fullest extent permitted by Ohio law, be indemnified except as may be otherwise provided in the PolyOne regulations.

     Regulations 34 - 46 of PolyOne's regulations will, at the consummation of the consolidation, provide for indemnification of directors and officers, in substantially the same manner as that provided by Ohio law.

     Geon and Hanna are Delaware corporations. Section 145 of Delaware law contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative.

     Article Seventh of Geon's certificate provides for indemnification of directors and officers. The provision states that a director of Geon shall not be personally liable to Geon or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law, as that law exists or may hereafter be amended. Such Article Seventh, also provides that any director or officer, shall to the fullest extent permitted by Delaware law, be indemnified, except as may be otherwise provided in the Geon's by-laws.

     Article Thirteenth of Hanna's certificate provides for indemnification of directors. The provision states that to the fullest extent permitted by Delaware law or any other applicable laws, as presently or hereafter in effect, no director shall be personally liable to Hanna or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Hanna. Article Fourteenth of Hanna's certificate provides for indemnification of each person who is or was or had agreed to become a director or officer of Hanna, or each such person who is or was serving or had agreed to serve at the request of Hanna's board or an officer of Hanna as an employee or agent of Hanna or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) to the fullest extent permitted by Delaware law or any other applicable laws.

     Following shareholder approval of a form of indemnification agreement in 1987, Hanna entered into indemnification agreements with all of its directors except Mr. Eyton and all of its executive officers to specify the extent to which indemnitees may receive indemnification under circumstances in which indemnity may not otherwise be provided under Delaware law. Under the indemnification agreement, an indemnitee will be entitled to indemnification as provided by section 145 of Delaware law and to indemnification for any amount which the indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of an act, a failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the indemnitee's position within Hanna. The indemnification agreements provide specific procedures for securing indemnification and Hanna is required to make payments in connection with any claim against the indemnitee only to the extent expressly provided by law. Hanna's by-laws do not contain a provision on indemnification.

     Article V of Geon's by-laws provides for indemnification of (1) directors, officers, and employees or agents of Geon serving at the request of the board of directors or an officer; and (2) directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, serving at the request of the board of directors or an officer of Geon, in any actions by others and in any actions by or in the right of Geon, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Geon.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


EXHIBIT NO.                        EXHIBIT DESCRIPTION
-----------                        -------------------
    2.1        Agreement and Plan of Consolidation, dated as of May 7,
               2000, by and between M.A. Hanna Company and The Geon
               Company, included as Annex A in the Joint Proxy Statement/
               Prospectus included as part of this Registration Statement.

    3.1 Form of Articles of Incorporation of PolyOne, included as Annex E to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

    3.2 Form of Regulations of PolyOne, included as Annex F to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

    4.1+ Amendment No. 1 to Rights Agreement dated May 7, 2000, by and between Geon and The Bank of New York as Rights Agent.

    4.2+ Amendment No. 1 to Rights Agreement dated as of May 7, 2000, by and between Hanna and First Chicago Trust Company of New
               York.

    5.1+ Opinion of Thompson Hine & Flory LLP as to the legality of the shares being issued.

    8.1+ Opinion of Thompson Hine & Flory LLP as to certain tax matters.

    8.2+ Opinion of Jones Day Reavis & Pogue as to certain tax matters.

   10.1 PolyOne 2000 Stock Incentive Plan, included as Annex D to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

   23.1 Consent of Ernst & Young LLP relating to the audited financial statements of Geon.

   23.2 Consent of PricewaterhouseCoopers LLP relating to the audited financial statements of Hanna.

   23.3 Consent of Arthur Andersen LLP relating to the audited financial statements of OxyVinyls, LP.

   23.4 Consent of Arthur Andersen LLP relating to the audited financial statements of OxyChem Transferred Businesses.

   23.5 Consent of Yount, Hyde & Barbour P.C. relating to the audited financial statements of O'Sullivan Corporation.

   23.6 Consent of Ernst & Young LLP relating to the audited balance sheet of Consolidation Corp.

   23.7+       Consent of Thompson Hine & Flory LLP (included in Exhibits
               5.1 and 8.1).

   23.8+       Consent of Jones Day Reavis & Pogue (included in Exhibit
               8.2).

   24.1+       Power of Attorney of Directors and Officers of Geon.

   24.2+       Power of Attorney of Directors and Officers of Hanna.

   99.1+       Consent of McDonald Investments, a KeyCorp company.

EXHIBIT NO.                        EXHIBIT DESCRIPTION
-----------                        -------------------
   99.2+       Consent of Salomon Smith Barney Inc.

---------------

+ Previously filed.

     (b) Not applicable.

     (c) The opinions of McDonald Investments, a KeyCorp company, and Salomon Smith Barney Inc., are included as Annex B and Annex C, respectively, to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

ITEM 22.  UNDERTAKINGS.

     Each undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of each of the Registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g)(1) Each undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (g)(2) Each undersigned Registrant hereby undertakes that every prospectus:
(i) that is filed pursuant to paragraph 1 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     Each undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     Each undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a consolidation, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Geon has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 28, 2000.


                                          The Geon Company
                                            (Registrant)

                                          By: /s/ GREGORY L. RUTMAN
                                            ------------------------------------
                                              Name: Gregory L. Rutman
                                              Title:  Vice President, Chief
                                                   Legal Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----
/s/ Thomas A. Waltermire*                         Chairman of the Board, President,       July 28, 2000
------------------------------------------------  Chief Executive Officer, and
Thomas A. Waltermire                              Director

/s/ W. David Wilson*                              Vice President and Chief Financial      July 28, 2000
------------------------------------------------  Officer (Principal Financial
W. David Wilson                                   Officer)

/s/ Gregory P. Smith*                             Controller (Principal Accounting        July 28, 2000
------------------------------------------------  Officer)
Gregory P. Smith

/s/ James K. Baker*                               Director                                July 28, 2000
------------------------------------------------
James K. Baker

/s/ Gale Duff-Bloom*                              Director                                July 28, 2000
------------------------------------------------
Gale Duff-Bloom

/s/ J. Douglas Campbell*                          Director                                July 28, 2000
------------------------------------------------
J. Douglas Campbell

/s/ D. Larry Moore*                               Director                                July 28, 2000
------------------------------------------------
D. Larry Moore

/s/ R. Geoffrey P. Styles*                        Director                                July 28, 2000
------------------------------------------------
R. Geoffrey P. Styles

/s/ Farah M. Walters*                             Director                                July 28, 2000
------------------------------------------------
Farah M. Walters

* By /s/ Gregory L. Rutman
------------------------------------------------
Gregory L. Rutman, attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Hanna has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 28, 2000.


                                          M.A. Hanna Company
                                            (Registrant)

                                          By: /s/ JOHN S. PYKE, JR.
                                            ------------------------------------
                                              Name: John S. Pyke, Jr.
                                              Title:  Vice President, General
                                                      Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                     TITLE                                 DATE
                   ---------                                     -----                                 ----

/s/ P. D. Ashkettle*                              Chairman, Chief Executive Officer               July 28, 2000
------------------------------------------------  (Principal Executive Officer), and
P. D. Ashkettle                                   Director

/s/ M. S. Duffey*                                 Senior Vice President Finance and               July 28, 2000
------------------------------------------------  Administration (Principal Financial
M. S. Duffey                                      Officer)

/s/ T. E. Lindsey*                                Controller (Principal Accounting                July 28, 2000
------------------------------------------------  Officer)
T. E. Lindsey

/s/ C. A. Cartwright*                             Director                                        July 28, 2000
------------------------------------------------
C. A. Cartwright

/s/ W. R. Embry*                                  Director                                        July 28, 2000
------------------------------------------------
W. R. Embry

/s/ J. T. Eyton*                                  Director                                        July 28, 2000
------------------------------------------------
J. T. Eyton

/s/ R. A. Garda*                                  Director                                        July 28, 2000
------------------------------------------------
R. A. Garda

                                                  Director                                        July 28, 2000
------------------------------------------------
G. D. Harnett

/s/ D. H. Hoag*                                   Director                                        July 28, 2000
------------------------------------------------
D. H. Hoag

                                                  Director                                        July 28, 2000
------------------------------------------------
G. D. Kirkham

                   SIGNATURE                                     TITLE                                 DATE
                   ---------                                     -----                                 ----
/s/ D. B. Lewis*                                  Director                                        July 28, 2000
------------------------------------------------
D. B. Lewis

/s/ M. L. Mann*                                   Director                                        July 28, 2000
------------------------------------------------
M. L. Mann

/s/ M. D. Walker*                                 Director                                        July 28, 2000
------------------------------------------------
M. D. Walker

*By /s/ John S. Pyke, Jr.
------------------------------------------------
John S. Pyke, Jr., attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Consolidation Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on July 28, 2000.


                                          Consolidation Corp.
                                            (Registrant)

                                          By: /s/ Gregory L. Rutman
                                            ------------------------------------
                                              Name: Gregory L. Rutman
                                              Title:  Secretary and Assistant
                                                      Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                     TITLE                        DATE
                   ---------                                     -----                        ----

/s/ Gregory L. Rutman                             Secretary, Assistant Treasurer, and     July 28, 2000
------------------------------------------------  Director
Gregory L. Rutman

/s/ John S. Pyke, Jr.                             Assistant Secretary, Assistant          July 28, 2000
------------------------------------------------  Treasurer, and Director
John S. Pyke, Jr.

/s/ W. David Wilson                               President and Treasurer                 July 28, 2000
------------------------------------------------  (Principal Executive, Financial and
W. David Wilson                                   Accounting Officer)

                                 EXHIBIT INDEX


EXHIBIT NO.                        EXHIBIT DESCRIPTION
-----------                        -------------------
    2.1        Agreement and Plan of Consolidation, dated as of May 7,
               2000, by and between M.A. Hanna Company and The Geon
               Company, included as Annex A in the Joint Proxy Statement/
               Prospectus included as part of this Registration Statement.

    3.1 Form of Articles of Incorporation of PolyOne, included as Annex E to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

    3.2 Form of Regulations of PolyOne, included as Annex F to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

    4.1+ Amendment No. 1 to Rights Agreement dated May 7, 2000, by and between Geon and The Bank of New York as Rights Agent.

    4.2+ Amendment No. 1 to Rights Agreement dated as of May 7, 2000, by and between Hanna and First Chicago Trust Company of New
               York.

    5.1+ Opinion of Thompson Hine & Flory LLP as to the legality of the shares being issued.

    8.1+ Opinion of Thompson Hine & Flory LLP as to certain tax matters.

    8.2+ Opinion of Jones Day Reavis & Pogue as to certain tax matters.

   10.1 PolyOne 2000 Stock Incentive Plan, included as Annex D to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

   23.1 Consent of Ernst & Young LLP relating to the audited financial statements of Geon.

   23.2 Consent of PricewaterhouseCoopers LLP relating to the audited financial statements of Hanna.

   23.3 Consent of Arthur Andersen LLP relating to the audited financial statements of OxyVinyls, LP.

   23.4 Consent of Arthur Andersen LLP relating to the audited financial statements of OxyChem Transferred Businesses.

   23.5 Consent of Yount, Hyde & Barbour P.C. relating to the audited financial statements of O'Sullivan Corporation.

   23.6 Consent of Ernst & Young LLP relating to the audited balance sheet of Consolidation Corp.

   23.7+       Consent of Thompson Hine & Flory LLP (included in Exhibits
               5.1 and 8.1).

   23.8+       Consent of Jones Day Reavis & Pogue (included in Exhibit
               8.2).

   24.1+       Powers of Attorney of Directors and Officers of Geon.

   24.2+       Powers of Attorney of Directors and Officers of Hanna.

   99.1+       Consent of McDonald Investments, a KeyCorp company.

   99.2+       Consent of Salomon Smith Barney Inc.


---------------
+ Previously filed.